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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE RICEX COMPANY
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUTRACEA

Dear NutraCea Stockholders:

        On April 4, 2005, NutraCea and a wholly owned subsidiary of NutraCea entered into an Agreement and Plan of Merger and Reorganization with The RiceX Company, a publicly held corporation that manufactures and distributes nutritionally dense foods and food ingredients made from stabilized rice bran. Pursuant to the merger agreement, NutraCea's wholly owned subsidiary will be merged into RiceX, and RiceX will become a wholly-owned subsidiary of NutraCea. On behalf of the board of directors of NutraCea, I am pleased to deliver to you this joint proxy statement to seek your approval of the proposed merger and related matters at a special meeting of NutraCea's stockholders.

        A special meeting of NutraCea's stockholders to consider the merger and the other proposals described below will be held on September 28, 2005 at 8:00 a.m. local time at the Sacramento Marriott Rancho Cordova, 11211 Point East Drive, Rancho Cordova, California. NutraCea stockholders are cordially invited to attend this important meeting.

        If the merger takes effect, NutraCea will issue to RiceX stockholders, in exchange for each share of RiceX common stock that is outstanding immediately before the merger, a fraction of a share of NutraCea common stock equal to the "exchange ratio." The exchange ratio will be determined based upon (i) the average trading price of NutraCea's common stock for 30 consecutive trading days ending on the second trading day before the merger and (ii) the number of shares of RiceX common stock that are either outstanding or underlying outstanding options and warrants immediately before the merger. If the exchange ratio were determined as of the date of this joint proxy statement, each RiceX stockholder would receive approximately 0.768 shares of NutraCea common stock for each of their shares of RiceX common stock. Please read the section of the joint proxy statement titled "Calculation of the Exchange Ratio" for a description of how the exchange ratio will be calculated. NutraCea will assume all options and warrants to purchase RiceX common stock that are outstanding immediately before the merger, adjusted at the same exchange ratio at which RiceX shares are converted into NutraCea shares in the merger.

        In order for NutraCea and RiceX to complete the merger, both NutraCea's and RiceX's stockholders must approve and adopt the merger agreement and the merger. In addition, as an integral part of the proposal to approve the merger, NutraCea's stockholders must also approve a proposal to amend NutraCea's Articles of Incorporation to increase the authorized number of NutraCea's common shares from 100,000,000 to 200,000,000 shares, and a proposal to amend NutraCea's Bylaws to increase the authorized number of directors from a fixed number of five to a variable range between five and nine. Both of these amendments will take effect only if the merger is consummated.

        NutraCea is also seeking approval of the NutraCea 2005 Equity Incentive Plan, which reserves for issuance to NutraCea's employees, directors and consultants an aggregate of 10,000,000 million shares of NutraCea common stock, and a proposal to grant discretionary authority to adjourn the special meeting of NutraCea's stockholders described in this joint proxy statement to a date not later than October 21, 2005 in order to enable NutraCea to solicit additional proxies in favor of each of the above proposals in connection with the merger.

        In addition, effective upon the consummation of the merger, NutraCea's board of directors will be increased from five to seven members and will initially consist of three individuals designated by NutraCea, three individuals designated by RiceX and one individual mutually designated by NutraCea and RiceX. NutraCea currently anticipates that the three NutraCea designated directors will consist of Patricia McPeak and Bradley Edson, who currently are directors or NutraCea, and one other individual to be named by NutraCea. RiceX currently anticipates that the three RiceX designated directors will consist of Steven W. Saunders, James C. Lintzenich and Edward L. McMillan, all of whom are currently directors of RiceX. NutraCea and RiceX anticipate that David Bensol, a current director of NutraCea, will serve as the mutually designated director.

        The merger agreement contains several conditions that must be satisfied before we can complete the merger. One of the conditions is that NutraCea's stockholders must approve the merger agreement and the merger. If NutraCea's stockholders fail to approve the merger and the merger agreement and RiceX's stockholders approve the merger, then NutraCea will be obligated to pay RiceX a $200,000 termination fee.

        In connection with its evaluation of the merger, NutraCea's board of directors engaged Sandgrain Securities Inc. to act as its financial advisor. Sandgrain Securities delivered its written opinion to NutraCea's board to the effect that, as of April 4, 2005, and based upon and subject to the factors and assumptions set forth in its written opinion, the terms of the merger are fair to NutraCea and its shareholders from a financial point of view. In addition, the board of directors of NutraCea unanimously has determined that the merger is fair to, and in the best interests of, NutraCea and our stockholders, and approved the merger agreement and the transactions contemplated by the merger agreement.

        After careful consideration, NutraCea's board of directors recommends that NutraCea stockholders vote "FOR" the proposal to approve the merger agreement and the merger, "FOR" the proposed amendment to NutraCea's Articles of Incorporation, "FOR" the proposed amendment to NutraCea's Bylaws, "FOR" the proposal to approve the NutraCea 2005 Equity Incentive Plan and "FOR" the proposal to grant discretionary authority to adjourn the NutraCea special meeting of stockholders.

        We encourage you to carefully read this joint proxy statement for important information about the merger, the proposed amendment to NutraCea's Articles of Incorporation, the proposed amendment to NutraCea's Bylaws and the proposal to approve the NutraCea 2005 Equity Incentive Plan. In particular, you should carefully consider the discussion in "Risk Factors" beginning on page 28.

        As the attached joint proxy statement explains, the merger agreement currently provides that it is a condition to both NutraCea's and RiceX's obligations to consummate the merger that NutraCea's stockholders approve the proposed amendments to NutraCea's Articles of Incorporation and Bylaws described above in this letter. Thus, if NutraCea's stockholders approve the merger but do not approve each of the proposed amendment to NutraCea's Articles of Incorporation and the proposed amendment to NutraCea's Bylaws, then the merger will not occur unless both NutraCea and RiceX waive this condition. Likewise, if the proposals to amend NutraCea's Articles of Incorporation and Bylaws are approved by NutraCea's stockholders but the merger is not approved, then neither the proposed amendment to NutraCea's Articles of Incorporation nor the proposed amendment to NutraCea's Bylaws will be put into effect.

        Consequently, if you wish to approve the merger, please be sure to vote "FOR" the merger, "FOR" the proposed amendment to NutraCea's Articles of Incorporation and "FOR" the proposed amendment to NutraCea's Bylaws.

        Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the NutraCea special meeting of stockholders, please take the time to vote by completing and mailing the enclosed proxy card and returning it in the pre-addressed envelope provided.

Sincerely,
/s/ PATRICIA MCPEAK Patricia McPeak Chief Executive Officer, NutraCea

Please Vote Your Proxy Today

This joint proxy statement is first being mailed to stockholders of NutraCea on or about September 6, 2005.

SPECIAL MEETING OF STOCKHOLDERS
MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

To the Stockholders of The RiceX Company:

        The board of directors of The RiceX Company ("RiceX") has approved a merger pursuant to which RiceX will be acquired by NutraCea, a publicly-traded leader in stabilized rice bran nutrient and dietary supplement research and development, pursuant to a merger agreement entered into between RiceX, NutraCea, and Red Acquisition Corp., NutraCea's wholly-owned subsidiary.

        If the merger is completed, NutraCea will issue to RiceX stockholders, in exchange for each share of RiceX common stock that is outstanding immediately prior to the merger, a fraction of a share of NutraCea common stock equal to the "exchange ratio." The "exchange ratio" will be determined based upon (i) the average trading price of NutraCea's common stock for 30 consecutive trading days ending on the second trading day prior to the merger and (ii) the number of shares of RiceX common stock that are either outstanding or underlying outstanding options and warrants immediately prior to the merger. If the exchange ratio were determined as of the date of this joint proxy statement, each RiceX stockholder would receive approximately 0.768 shares of NutraCea common stock for each of their shares of RiceX common stock. This exchange ratio assumes the termination of outstanding warrants to purchase a total of 6,030,582 shares of RiceX common stock before the effectiveness of the Merger; the actual exchange ratio may differ from this figure based on the factors listed above. Please read the section of this joint proxy statement titled "The Merger—Calculation of the Exchange Ratio" for a description of how the exchange ratio will be calculated. NutraCea will assume certain options and warrants to purchase RiceX common stock that are outstanding immediately prior to the merger, adjusted at the same exchange ratio at which RiceX shares are converted into NutraCea shares in the merger.

        In connection with its evaluation of the merger, the RiceX board of directors engaged Sanli Pastore & Hill, Inc. ("SP&H") to act as its financial advisor. SP&H delivered its written opinion to our board of directors to the effect that, as of April 4, 2005, and based upon and subject to the factors and assumptions set forth in its written opinion, the number of NutraCea shares of common stock to be received by holders of our common stock pursuant to the merger agreement is fair to such holders from a financial point of view. In addition, the special committee of the board of directors of RiceX unanimously (1) determined that the merger is fair to, and in the best interests of, RiceX and our stockholders, (2) approved and declared advisable the merger and recommended that RiceX stockholders approve the merger and vote FOR the adoption of the merger agreement, and (3) recommended to the board of directors of RiceX that it approve and declare advisable the merger and recommend it to the RiceX stockholders. Subsequent thereto, the board of directors of RiceX unanimously determined that the merger is fair to, and in the best interests of, RiceX and our stockholders, declared the merger agreement advisable and approved the merger agreement and the other transactions contemplated by the merger agreement.

        In light of the above, the board of directors of RiceX declared a special meeting of stockholders to consider and vote upon a proposal to adopt the merger agreement and approve the merger. The date, time and place of the RiceX special meeting of stockholders is as follows:

  September 28, 2005
  8:00 a.m., Pacific Standard Time
  1261 Hawk's Flight Court
  El Dorado Hills, CA 95762

        The proxy statement attached to this letter provides you with information about the special meeting of the RiceX stockholders and the proposed merger. We encourage you to read the entire proxy statement carefully.

        Your vote is very important. Whether or not you plan to attend the special meeting of stockholders, if you are a holder of RiceX common stock please take the time to vote by completing, signing, dating and mailing the enclosed proxy card to us.

/s/ TODD C. CROW Todd C. Crow Secretary and Chief Financial Officer The RiceX Company

        The proxy statement is dated August 26, 2005, and is first being mailed to stockholders of RiceX on or about September 6, 2005.

NUTRACEA

1261 Hawk's Flight Court
El Dorado Hills, CA 95762
(916) 933-7000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OF NUTRACEA
To Be Held On September 28, 2005

To the Stockholders of NutraCea:

        NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of NutraCea, a California corporation ("NutraCea"), will be held on Wednesday, September 28, 2005 at 8:00 a.m., local time, at the Sacramento Marriott Rancho Cordova, 11211 Point East Drive, Rancho Cordova, California (the "NutraCea special meeting").

        At the NutraCea special meeting, you will be asked to vote on and approve all of the following proposals:

          1.     A proposal to approve and adopt (i) the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of April 4, 2005 among NutraCea, The RiceX Company, a Delaware corporation ("RiceX"), and Red Acquisition Corporation, a Delaware corporation that is a wholly-owned subsidiary of NutraCea ("Merger Sub"), and (ii) the Merger of Merger Sub with and into RiceX to be accomplished pursuant to the terms of the Merger Agreement (the "Merger").

          2.     A proposal to approve an amendment to NutraCea's Articles of Incorporation (which is sometimes referred to in this joint proxy statement as the amendment of NutraCea's Articles of Incorporation) to increase the authorized shares of NutraCea's common stock from 100,000,000 to 200,000,000 shares.

          The proposed form amendment to the Articles of Incorporation of NutraCea is attached to this joint proxy statement as Annex B.

          3.     A proposal to approve an amendment to NutraCea's Bylaws (which is sometimes referred to in this joint proxy statement as the amendment of NutraCea's Bylaws) to increase the number of directors that may serve on NutraCea's board of directors from five to a range of five to nine directors.

          The proposed form amendment to the Bylaws of NutraCea is attached to this joint proxy statement as Annex C.

          4.     A proposal to approve the NutraCea 2005 Equity Incentive Plan.

          5.     A proposal to grant discretionary authority to adjourn the NutraCea special meeting to a date not later than October 21, 2005 in order to enable NutraCea to solicit additional proxies in favor of each of the above proposals in connection with the Merger.

          6.     A proposal to transact any other business that may properly come before the NutraCea special meeting or any adjournment or postponement of the NutraCea special meeting.

        We have described these proposals more fully in the joint proxy statement attached to this notice. Please give your careful attention to all of the information in this joint proxy statement.

        As the attached joint proxy statement explains, the Merger Agreement currently provides that it is a condition to both NutraCea's and RiceX's obligations to consummate the Merger that NutraCea's stockholders have approved the proposed amendments of NutraCea's Articles of Incorporation and Bylaws summarized above. Thus, if NutraCea's stockholders approve the Merger proposal but do not approve either the proposal to amend NutraCea's Articles of Incorporation or the proposal to amend NutraCea's Bylaws, the Merger will not occur unless these conditions are waived by both NutraCea and RiceX. Likewise, if either the proposal to amend NutraCea's Articles of Incorporation or the proposal to amend NutraCea's Bylaws is approved by NutraCea's stockholders but the Merger is not approved, then neither the proposed amendment of NutraCea's Articles of Incorporation nor the proposed amendment of NutraCea's Bylaws will be put into effect. Consequently, if you wish to approve the Merger, please be sure to vote "FOR" Proposal One regarding the Merger proposal, "FOR" Proposal Two regarding the proposed amendment of NutraCea's Articles of Incorporation and "FOR" Proposal Three regarding the proposed amendment of NutraCea's Bylaws.

        NutraCea's board of directors has fixed the close of business on August 22, 2005 as the record date for determining which NutraCea stockholders of record are entitled to receive notice of, and to vote at, the NutraCea special meeting and at any adjournment or postponement thereof. Only holders of record of shares of NutraCea common stock that are outstanding on the record date are entitled to receive notice of and to vote at the NutraCea special meeting or any adjournment or postponement of the NutraCea special meeting. Holders of NutraCea common stock are entitled to one vote for each share held as of the record date.

        Each of (i) the proposal to approve the Merger Agreement and the Merger, (ii) the proposal to amend NutraCea's Articles of Incorporation, and (iii) the proposal to amend NutraCea's Bylaws, require approval by the affirmative vote of a majority of all the outstanding shares of NutraCea common stock. The approval of a majority of the shares of NutraCea's common stock represented at the NutraCea special meeting is required to approve both (i) the proposal to approve the NutraCea 2005 Equity Incentive Plan and (ii) the adjournment proposal, so long as a quorum is present.

        These approval requirements make your vote very important. Even if you plan to attend the NutraCea special meeting in person, we request that you complete, sign, date and return the enclosed proxy or voting instruction card as soon as possible. For specific instructions on how to vote your shares, please refer to the section of the enclosed joint proxy statement entitled "The Special Meeting of NutraCea stockholders" beginning on page 38 and the instructions on the enclosed proxy card or voting instruction card.

By order of the Board of Directors

/s/ PATRICIA MCPEAK Patricia McPeak Chief Executive Officer

September 6, 2005

El Dorado Hills, California

1241 Hawk's Flight Court
El Dorado Hills, California 95762

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2005

To the Stockholders of The RiceX Company:

        A special meeting of stockholders of The RiceX Company ("RiceX"), a Delaware corporation, will be held on September 28, 2005 at 8:00 a.m., local time, at 1261 Hawk's Flight Court, El Dorado Hills, CA 95762, for the following purposes:

          1.     To consider and vote upon a proposal to adopt: (i) the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of April 4, 2005, among RiceX, NutraCea, a California corporation, and Red Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of NutraCea, pursuant to which RiceX will become a wholly owned subsidiary of NutraCea, and (ii) the merger of Red Acquisition Corp. with and into RiceX to be accomplished pursuant to the terms of the Merger Agreement (the "Merger").

          2.     To grant discretionary authority to adjourn the special meeting to a date not later than October 28, 2005 in order to enable RiceX to solicit additional proxies in favor of the above proposal in connection with the Merger.

        The board of directors of RiceX has fixed the close of business on August 22, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of RiceX's common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. At the close of business on the record date, RiceX had 36,713,274 shares of common stock outstanding and entitled to vote. Holders of RiceX's common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the Merger if they meet certain conditions. See "The Merger—Appraisal Rights" for further information.

        Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of RiceX's common stock is required to adopt the Merger Agreement. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR adoption of the Merger Agreement. If you fail to return your RiceX proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the RiceX special meeting, but will effectively be counted as a vote against adoption of the Merger Agreement. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person at that time.

By order of the Board of Directors
/s/ TODD C. CROW Todd C. Crow Secretary and Chief Financial Officer

El Dorado Hills, California
September 6, 2005

Page
QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER, THE PROPOSED AMENDMENTS OF NUTRACEA'S ARTICLES OF INCORPORATION AND BYLAWS, AND THE SPECIAL MEETINGS OF STOCKHOLDERS	1
SUMMARY	14
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION	26
Market Price Data	26
Recent Share Prices	27
Dividend Information	27
Number of Stockholders	27
RISK FACTORS	28
Risks Related to the Merger	28
Risks Related to NutraCea's Business	32
Risks Related to NutraCea's Stock	33
Risks Related to RiceX's Business	35
THE SPECIAL MEETING OF NUTRACEA STOCKHOLDERS	38
Date, Time and Place of the NutraCea Special Meeting of Stockholders	38
Purpose of the NutraCea Special Meeting of Stockholders	38
Record Date for the NutraCea Special Meeting of Stockholders; Outstanding Shares	38
Admission to the NutraCea Special Meeting of Stockholders	39
Votes Required	39
Voting of Proxies	40
Abstentions	40
Broker Non-Votes	40
Voting Shares in Person That Are Held Through Brokers	40
How to Revoke a Proxy	41
Quorum	41
Solicitation of Proxies and Expenses	41
NutraCea Board of Directors' Unanimous Recommendations	41
Voting Agreements of NutraCea Directors and Officers	42
Accountants at the NutraCea Special Meeting of Stockholders	42
THE SPECIAL MEETING OF RICEX STOCKHOLDERS	43
Date, Time and Place of the RiceX Special Meeting of Stockholders	43
Matters for Consideration	43
Recommendation of the RiceX Special Committee and the RiceX Board of Directors	43
Admission to the RiceX Special Meeting of Stockholders	43
Record Date; Shares Held by RiceX's Directors and Executive Officers	44
Voting by RiceX's Directors and Officers	44
Quorum and Vote Required	44
Voting of Proxies	45
Abstentions	45
Broker Non-Votes	45
Voting Shares in Person That Are Held in Street Name	45
Voting Procedures	45
How to Revoke a Proxy	46
Contact for Questions and Assistance in Voting	46
Solicitation of Proxies and Expenses	46

THE MERGER	47
General	47
Calculation of the Exchange Ratio	48
Financing Transaction	49
Post-Merger Ownership of the Combined Company	49
Exchange of Stock Certificates	49
Background of the Merger	50
NutraCea's Reasons for the Merger; Considerations of the NutraCea Board of Directors	54
Recommendation of the Merger by the NutraCea Board of Directors	57
Opinion of NutraCea's Financial Advisor	57
RiceX's Reasons for the Merger	61
Recommendation of the Merger by the RiceX Board of Directors	62
Opinion of RiceX's Financial Advisor	62
Interests of Certain Persons in the Merger	64
Material United States Federal Income Tax Considerations	66
Accounting Treatment of the Merger	68
Appraisal Rights	68
De-registration of RiceX Common Stock	71
California Fairness Hearing and the Merger	71
Restriction on Resales of NutraCea Common Stock; Section 16 of the Exchange Act	71
Regulatory Approval of the Merger	71
THE MERGER AGREEMENT	72
The Merger	72
The Effective Time	72
Directors and Officers of NutraCea After the Merger	72
Directors and Officers of RiceX After the Merger	72
Conversion of Shares of RiceX Common Stock in the Merger	73
RiceX's Stock Options and Warrants	73
Other Terms of Options and Warrants	73
The Exchange and Paying Agent	73
Procedures for Exchanging Stock Certificates	73
Distributions with Respect to Unexchanged Shares	74
Termination of Exchange Fund	74
Lost, Stolen or Destroyed Certificates	74
Dissenting Shares	74
Representations and Warranties	74
Conduct of Each Company's Business Before the Closing of the Merger	75
RiceX is Prohibited From Soliciting Other Offers	77
Termination of 401(k) Plan	79
Employee Benefit Plans	79
Director and Officer Indemnification	79
Takeover Statutes	79
Increase of NutraCea's Board Size	80
Conditions to Closing the Merger	80
Termination of the Merger Agreement	82
Termination Fees	84
Amendment of the Merger Agreement and Waiver of Conditions	85
OTHER AGREEMENTS	86
Voting Agreements	86
Employment Arrangements	87

DESCRIPTION OF NUTRACEA CAPITAL STOCK	88
COMPARISON OF RIGHTS OF HOLDERS OF RICEX COMMON STOCK AND NUTRACEA COMMON STOCK	89
INFORMATION REGARDING NUTRACEA	98
SHARE OWNERSHIP BY NUTRACEA'S PRINCIPAL STOCKHOLDERS, MANAGEMENT AND DIRECTORS	105
NUTRACEA'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	107
CHANGE IN NUTRACEA'S CERTIFYING ACCOUNTANT	112
CERTAIN NUTRACEA COMPENSATION INFORMATION	113
NUTRACEA'S UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS	118
INFORMATION REGARDING RICEX	126
SHARE OWNERSHIP BY RICEX'S PRINCIPAL STOCKHOLDERS, MANAGEMENT AND DIRECTORS	137
RICEX'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	139
ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO A VOTE OF NUTRACEA STOCKHOLDERS—PROPOSAL TWO	146
Increase in Authorized Common Shares	146
Vote Required; Recommendation of the NutraCea Board of Directors	147
ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO A VOTE OF NUTRACEA STOCKHOLDERS—PROPOSAL THREE	148
Increase in Authorized Number of Directors	148
Vote Required; Recommendation of the NutraCea Board of Directors	148
ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO A VOTE OF NUTRACEA STOCKHOLDERS—PROPOSAL FOUR	149
Summary of the NutraCea 2005 Equity Incentive Plan	149
Summary of Federal Income Tax Consequences	151
New Plan Benefits	153
Vote Required; Recommendation of the NutraCea Board of Directors	153
ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO A VOTE OF NUTRACEA STOCKHOLDERS—PROPOSAL FIVE	154
Vote Required; Recommendation of the NutraCea Board of Directors	154
ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO A VOTE OF RICEX STOCKHOLDERS—PROPOSAL TWO	155
Vote Required; Recommendation of the RiceX Board of Directors	155
FUTURE RICEX STOCKHOLDER PROPOSALS	156
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	156

WHERE YOU CAN FIND MORE INFORMATION	156
INDEX TO NUTRACEA'S CONSOLIDATED FINANCIAL STATEMENTS	F-1
INDEX TO THE RICEX COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS	F-40

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER, THE PROPOSED
AMENDMENTS OF NUTRACEA'S ARTICLES OF INCORPORATION AND BYLAWS
AND THE SPECIAL MEETINGS OF STOCKHOLDERS

        The following questions and answers are intended to briefly address some commonly asked questions regarding the special stockholder meetings of NutraCea and The RiceX Company, and in particular, the proposed merger and the proposed amendments of NutraCea's Articles of Incorporation and Bylaws. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this joint proxy statement, and its annexes and in the documents referred to in this joint proxy statement.

General Questions and Answers

Q:
Why am I receiving this joint proxy statement?

A:
NutraCea and The RiceX Company ("RiceX") have agreed to the terms of a merger (the "Merger") pursuant to the terms of that certain agreement and plan of merger and reorganization (the "Merger Agreement") that is described in this joint proxy statement (this "Proxy Statement"). A copy of the Merger Agreement is attached as Annex A hereto.

  To complete the Merger, NutraCea's stockholders must approve and adopt the Merger Agreement, the Merger, and the proposed amendments of NutraCea's Articles of Incorporation and Bylaws. In addition, RiceX's stockholders must approve and adopt the Merger Agreement and the Merger.

  NutraCea and RiceX will hold separate meetings of their respective stockholders to obtain these approvals. This Proxy Statement contains important information concerning the Merger, related proposals made to NutraCea's stockholders, and information about NutraCea, RiceX and the NutraCea and RiceX special stockholder meetings. The enclosed voting materials allow you to vote your shares without attending your special meeting in person.

Q:
What is the Merger?

A:
The Merger is a proposed business combination between NutraCea and RiceX where RiceX will merge with and into a wholly-owned subsidiary of NutraCea, with RiceX surviving the Merger and becoming a wholly-owned subsidiary of NutraCea immediately following the Merger.

Q:
Why is the Merger being proposed?

A:
NutraCea and RiceX believe that the Merger is in the best interests of each company and its respective stockholders and will enable the combined post-Merger company (the "Combined Company") to harness NutraCea and RiceX's complementary strengths in a manner that will afford the Combined Company greater opportunities for revenue growth and profitability. For a more complete description of the factors considered by the board of directors of NutraCea underlying the recommendation of the NutraCea board, see the section entitled "The Merger—NutraCea's Reasons for the Merger" on page 54 below, and for a more complete description of the factors considered by the special committee of the board of directors of RiceX (the "RiceX Special Committee") underlying the recommendation of the RiceX Special Committee, as well as its full board of directors, see the section entitled "The Merger—RiceX's Reasons for the Merger" on page 61 below.

Q:
What will a stockholder receive when the Merger occurs?

A:
NutraCea stockholders will not receive any consideration directly from the Merger. After the Merger, each share of NutraCea common stock and each option, warrant or other right to acquire NutraCea common stock will remain outstanding.

  RiceX stockholders will receive, for each share of RiceX common stock they hold, a fraction of a share of NutraCea common stock equal to the exchange ratio (the "Exchange Ratio"). The Exchange Ratio will be determined based upon (i) the average of the last trading prices of NutraCea's common stock for each of the 30 consecutive trading days ending on the second trading day prior to the Merger and (ii) the number of shares of RiceX common stock that are either outstanding or underlying outstanding options and warrants immediately prior to the Merger. See the section entitled "The Merger—Calculation of the Exchange Ratio" for more information.

Q:
Are there any financing requirements before the Merger can occur?

A:
Yes. The Merger Agreement requires that NutraCea satisfy three financial conditions prior to the Merger taking effect: NutraCea must have (i) at least $2,500,000 in cash, (ii) satisfied the $2.4 million principal plus accrued interest obligation that it incurred in December 2004 in a secured note and warrant financing, and (iii) no debt outstanding other than trade payables incurred in the ordinary course of business and legal and investment banking fees incurred in connection with the Merger. In order to satisfy these conditions, NutraCea anticipates that it will need to raise at least $5,000,000 from the sale of its capital stock. This issuance of NutraCea's capital stock is referred to hereinafter as the "Financing Transaction." Based upon NutraCea's closing common stock price on August 25, 2005 of $1.25, NutraCea anticipates that it will need to issue at least approximately 4 million shares of common stock in the Financing Transaction. However, NutraCea anticipates that it will need to issue in the Financing Transaction capital stock at a price that is discounted to the trading price of its common stock and/or warrants to purchase capital stock. The actual impact of the Financing Transaction on the capitalization of the Combined Company would change if NutraCea issues discounted capital stock or warrants or if NutraCea raises more or less than $5,000,000. For further information, see the section entitled "The Merger—Financing Transaction" below.

Q:
Are there any stockholders already committed to voting in favor of the Merger?

A:
Yes. Directors and officers of RiceX who collectively own approximately 18% of the shares of RiceX common stock outstanding on April 4, 2005, have agreed to vote their shares of RiceX common stock in favor of the proposal to approve the Merger Agreement and the Merger. In addition, directors and officers of NutraCea, who collectively own approximately 21% of the shares of NutraCea common stock outstanding on April 4, 2005, have agreed to vote their shares of NutraCea common stock in favor of the Merger Agreement and the Merger.

  For a more complete description of these voting arrangements, see the sections entitled "Other Agreements—Voting Agreements; RiceX Voting Agreements" on page 86 below, and "Other Agreements—Voting Agreements; NutraCea Voting Agreements" on page 86 below.

Q:
Are there risks I should consider in deciding whether to vote for the Merger and the other related proposals?

A:
Yes. You should carefully review the section entitled "Risk Factors" beginning on page 28 below.

Q:
What happens if the stockholders do not approve the Merger?

A:
Pursuant to the terms of the Merger Agreement, if either NutraCea's or RiceX's stockholders do not approve the Merger at their respective stockholder meetings and the other company's stockholders do approve the Merger, then the non-approving company will pay to the approving company a termination fee equal to $200,000. In addition, if the Merger is not approved, the proposals to amend NutraCea's Articles of Incorporation and Bylaws will not be put into effect, even if these proposals are approved by NutraCea's stockholders.

Q:
What happens if NutraCea's stockholders do not approve either the proposed amendment of NutraCea's Articles of Incorporation or the proposed amendment of NutraCea's Bylaws?

A:
It is a condition to both NutraCea's and RiceX's obligation to consummate the Merger that NutraCea's stockholders approve the proposed amendments to each of NutraCea's Articles of Incorporation and NutraCea's Bylaws. Thus, if NutraCea's stockholders do not approve both the amendment of NutraCea's Articles of Incorporation and the amendment of NutraCea's Bylaws, unless this condition is waived by both NutraCea and RiceX, the Merger will not occur.

Q:
What should I do if I receive more than one set of voting materials?

A:
Please complete, sign, date and return each proxy card and voting instruction card that you receive. You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If your shares are held in more than one name, you will receive more than one proxy or voting instruction card. In addition, if you are a stockholder of both NutraCea and RiceX, please sign, date and return each proxy and voting instruction card you receive, whether from NutraCea or RiceX.

Q:
What do I need to do now?

A:
Please carefully review this Proxy Statement and vote the proxy card or voting instruction card you receive as soon as possible so that your shares may be represented at the applicable special meeting of stockholders. Your proxy card and/or voting instruction card must be received on or prior to, for the NutraCea special meeting of stockholders, September 26, 2005, and for the RiceX special meeting of stockholders, September 26, 2005, in order for your shares to be voted at the special meeting of your respective company's stockholders.

Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible. In addition to obtaining stockholder approvals, all other closing conditions set forth in the Merger Agreement must be satisfied or waived. NutraCea and RiceX anticipate that the closing of the Merger will occur in the fourth calendar quarter of 2005, but we cannot predict the exact timing.

Q:
Who will be the members of the boards of directors of NutraCea and RiceX if the Merger becomes effective?

A:
After the Merger, the board of directors of NutraCea and RiceX will initially consist of three individuals designated by NutraCea, three individuals designated by RiceX and one individual mutually designated by both NutraCea and RiceX. NutraCea currently anticipates that the three NutraCea designated directors will consist of Patricia McPeak and Bradley Edson, who are current directors or NutraCea, and one other individual to be named later by NutraCea. RiceX currently anticipates that the three RiceX designated directors will consist of Steven W. Saunders, James C. Lintzenich and Edward L. McMillan, all of whom are current directors of RiceX. NutraCea and RiceX currently anticipate that David Bensol, a current director of NutraCea, will serve as the mutually designated director.

Q:
How can I find out whether the Merger proposals were approved by the stockholders of NutraCea and RiceX?

A:
NutraCea and RiceX each intend to issue a press release promptly after each meeting is held announcing the voting results for the proposals to be submitted at their respective special stockholder meetings.

Questions and Answers for NutraCea Stockholders

Q:
When and where is the NutraCea special meeting of stockholders?

A:
The NutraCea special meeting of stockholders will take place on September 28, 2005, at 8:00 a.m., local time, at the Sacramento Marriott Rancho Cordova, 11211 Point East Drive, Rancho Cordova, California.

Q:
How can I attend the NutraCea special meeting of stockholders?

A:
You are entitled to attend the NutraCea special meeting of stockholders only if you were a NutraCea stockholder as of the close of business on August 22, 2005, the record date for the NutraCea special meeting, or you hold a valid proxy for the special meeting. You should be prepared to present valid, government-issued photo identification for admittance. In addition, if you are a record holder, your name will be verified against the list of record holders on the record date prior to being admitted to the meeting. If you are not a record holder, but hold shares through a broker or nominee (i.e., in "street name"), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to August 22 2005, or other similar evidence of ownership. If you do not provide valid, government-issued photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the NutraCea special meeting of stockholders.

Q:
What matters are NutraCea's stockholders being asked to approve at the NutraCea special meeting of stockholders?

A:
NutraCea stockholders are being asked to vote "FOR" the following five matters at the NutraCea special meeting of stockholders:

•
approval of the Merger Agreement and the Merger of NutraCea's wholly-owned subsidiary into RiceX pursuant to the Merger Agreement;

•
approval of the proposed amendment of NutraCea's Articles of Incorporation, which would be put into effect only if the Merger is approved and becomes effective, and which would increase the number of authorized shares of NutraCea's common stock from 100,000,000 to 200,000,000 shares;

•
approval of the proposed amendment of NutraCea's Bylaws, which would be put into effect only if the Merger is approved and becomes effective, and which would increase the authorized number of directors from a fixed number of five to a range of between five and nine;

•
approval of the adoption of the NutraCea 2005 Equity Incentive Plan, which would reserve for issuance to NutraCea's employees, directors and consultants 10,000,000 shares of NutraCea's common stock; and

•
approval of a proposal to grant discretionary authority to adjourn the NutraCea special meeting of stockholders to a date not later than October 21, 2005.

  The proposed amendments of NutraCea's Articles of Incorporation and Bylaws summarized above will not be put into effect unless the Merger is approved and becomes effective. Conversely, the

  Merger shall not become effective unless the proposed amendments to NutraCea's Articles of Incorporation and Bylaws are approved and put into effect or both NutraCea and RiceX waive these conditions.

Q:
What happens to my shares of NutraCea common stock pursuant to the Merger?

A:
Upon completion of the Merger, you will retain the same number of shares of NutraCea common stock as you currently own.

Q:
Will the Merger dilute the ownership of NutraCea stockholders?

A:
Yes. The issuance of shares of NutraCea common stock to RiceX stockholders in the Merger will significantly dilute the ownership of NutraCea's existing stockholders. Following the Merger, and assuming (i) no change in RiceX's outstanding shares, options and warrants between April 4, 2005 (the date the Merger Agreement was signed) and the effective date of the Merger, other than the anticipated termination of warrants to purchase a total of 6,030,582 shares of RiceX common stock, which we will sometimes refer to as the "Terminated RiceX Warrants," (ii) no change in NutraCea's outstanding shares, options or warrants from August 26, 2005, the date of this Proxy Statement, and the effective date of the Merger, and (iii) that the Financing Transaction has not occurred, NutraCea's common stockholders will hold between approximately 52% and 58% of the outstanding shares of NutraCea common stock, and NutraCea's common stockholders and holders of options and warrants to purchase NutraCea common stock will together hold between approximately 52% and 58% of NutraCea's outstanding common stock on a fully diluted basis, assuming that all NutraCea options and warrants outstanding immediately prior to the Merger and all the assumed RiceX options and warrants outstanding immediately after the Merger were exercised in full. The percent ownership ranges set forth above represent the maximum and minimum effect that NutraCea's stock price will have on the Exchange Ratio, which will determine the number of shares of NutraCea common stock that are either issued to RiceX stockholders pursuant to the Merger or that will underlie outstanding RiceX options and warrants that are assumed by NutraCea pursuant to the Merger. For a more complete description of how the Exchange Ratio will be calculated, see the section entitled "The Merger—Calculation of the Exchange Ratio" below.

Q:
Why is NutraCea proposing to amend its Articles of Incorporation in connection with this Merger?

A:
NutraCea is proposing to amend its Articles of Incorporation to increase the number of its authorized shares of common stock from 100,000,000 to 200,000,000 shares to provide NutraCea with an adequate reserve of shares for use in the Merger and the Financing Transaction, as well as for future use following the Merger. Of NutraCea's 100,000,000 currently authorized shares of common stock, as of August 22, 2005, approximately 38,214,441 shares were outstanding and approximately 17,498,852 shares were reserved for issuance under outstanding warrants and options and for future reserves under NutraCea's existing 2003 Stock Compensation Plan, leaving approximately 44.3 million shares available for issuance in the Merger and other purposes. If the Merger is approved and becomes effective, based on RiceX's capital structure as of August 22, 2005 (but excluding the Terminated RiceX Warrants), NutraCea would be obligated to issue or reserve for issuance to RiceX stockholders in the Merger between approximately 28.2 million and 35.5 million shares of its common stock and options or warrants to purchase between approximately 11.9 million and 15.0 million shares of NutraCea common stock, depending on the stock price of NutraCea's common stock. Thus, based on NutraCea and RiceX's capitalizations as of August 22, 2005, and a NutraCea stock price of $0.31 or less, after the Merger, NutraCea would have no shares of common stock unreserved and available for issuance and would have an approximate 6.2 million share shortfall if all outstanding options and warrants were exercised. NutraCea's board of directors believes that it is necessary for NutraCea to have a sufficient number of additional shares of common stock available for issuance pursuant to the Merger and for various future purposes such as financings, acquisitions of other businesses and increases in its employee stock and option pools to accommodate the larger workforce NutraCea expects to have following the Merger. Consequently NutraCea's board of directors is recommending that NutraCea stockholders approve the increase in the authorized number of NutraCea common stock.

  It is important to note that the amendment will be contingent upon, and would take effect only upon, approval and consummation of the Merger.

Q:
Will the Merger be consummated if the proposed amendment to NutraCea's Articles of Incorporation is not approved by NutraCea's stockholders?

A:
The Merger Agreement provides that it is a condition to both NutraCea's and RiceX's obligations to consummate the Merger that NutraCea's stockholders have approved the proposed amendment to NutraCea's Articles of Incorporation described in this Proxy Statement, unless both NutraCea and RiceX waive this condition. Therefore, the Merger will not occur unless the proposed amendment to NutraCea's Articles of Incorporation is approved by NutraCea's stockholders or this condition to the closing of the Merger is waived by both NutraCea and RiceX. Consequently, if a NutraCea stockholder wishes to vote in favor of the Merger, he or she should be sure to vote "FOR" the Merger and "FOR" the proposed amendment to NutraCea's Articles of Incorporation.

Q:
Will the proposed amendment to NutraCea's Articles of Incorporation take effect if it is approved but the Merger is not approved?

A:
No. Even if the proposed amendment to NutraCea's Articles of Incorporation is approved by NutraCea's stockholders, the proposed amendment will not take effect unless the Merger is approved by the required vote of the stockholders of both RiceX and NutraCea.

Q:
Why is NutraCea proposing to amend its Bylaws in connection with this Merger?

A:
One of the conditions to the Merger is that NutraCea's board of directors consist of seven members. Currently, NutraCea's Bylaws allow NutraCea to have only five directors. Accordingly, NutraCea needs to amend its Bylaws in order to increase the authorized number of directors to seven. In addition, the amendment of NutraCea's Bylaws will allow NutraCea's board of directors to authorize up to nine directors without stockholder approval.

Q:
Will the Merger be consummated if the proposed amendment to NutraCea's Bylaws is not approved by NutraCea's stockholders?

A:
The Merger Agreement provides that it is a condition to both NutraCea's and RiceX's obligations to consummate the Merger that NutraCea's stockholders approve the proposed amendment to NutraCea's Bylaws described in this Proxy Statement, unless both NutraCea and RiceX waive this condition. Therefore, the Merger will not occur unless the proposed amendment to NutraCea's Bylaws is approved by the NutraCea stockholders or this condition to the closing of the Merger is waived by both NutraCea and RiceX. Consequently, if a NutraCea stockholder wishes to vote in favor of the Merger, he or she should be sure to vote "FOR" the Merger and "FOR" the proposed amendment to NutraCea's Bylaws.

Q:
Will the proposed amendment to NutraCea's Bylaws take effect if it is approved but the Merger is not approved?

A:
No. Even if the proposed amendment to NutraCea's Bylaws is approved by NutraCea's stockholders, the proposed amendment will not take effect unless the Merger is approved by the required vote of the stockholders of both RiceX and NutraCea.

Q:
Why did NutraCea's board of directors adopt the NutraCea 2005 Equity Incentive Plan?

A:
NutraCea's board of directors adopted the NutraCea 2005 Equity Incentive Plan on May 26, 2005, to be effective upon stockholder approval, to enable NutraCea to issue common stock and stock options to employees, consultants and directors of NutraCea and RiceX following the Merger. NutraCea's board of directors believes that it will be important for NutraCea to be able to issue securities under the 2005 Equity Incentive Plan in order to attract and retain the best available personnel for the Combined Company and to provide additional incentives to employees and consultants to work for the ongoing success of NutraCea and RiceX.

  As of August 22, 2005, 94,673 shares of NutraCea common stock were available for issuance under NutraCea's 2003 Stock Compensation Plan and no shares of RiceX common stock were available for issuance under RiceX's 1997 Stock Option Plan. NutraCea's board of directors determined that these equity plans alone would not provide an adequate number of shares of NutraCea common stock for issuance to employees, consultants and directors of the Combined Company. Accordingly, NutraCea's board of directors determined that it was in the best interests of NutraCea's stockholders to approve the NutraCea 2005 Equity Incentive Plan and to reserve for issuance thereunder 10,000,000 shares of NutraCea common stock.

Q:
How does the NutraCea board of directors recommend that I vote?

A:
After careful consideration, the NutraCea board of directors determined that the Merger is advisable, fair to and in the best interests of NutraCea and its stockholders and unanimously approved the Merger Agreement and the Merger. Accordingly, NutraCea's board of directors unanimously recommends that NutraCea stockholders vote "FOR" the proposal to approve the Merger Agreement and the Merger. NutraCea's board of directors also unanimously recommends that NutraCea stockholders vote "FOR" the proposal to amend NutraCea's Articles of Incorporation, "FOR" the proposal to amend NutraCea's Bylaws, "FOR" the proposal to approve the NutraCea 2005 Equity Incentive Plan and "FOR" the proposal to grant discretionary authority to adjourn the NutraCea special meeting of stockholders.

  For a description of the reasons underlying the recommendations of NutraCea's board of directors, see the section entitled "The Merger—NutraCea's Reasons for the Merger" on page 54 below.

Q:
What vote of NutraCea stockholders is required to approve the Merger Agreement and the Merger?

A:
Approval of the Merger Agreement and the Merger requires the affirmative approval of a majority of the total number of shares of NutraCea common stock that are outstanding on August 22, 2005, the record date for the NutraCea special meeting of stockholders.

  For a more complete description of the voting procedures and requirements, see the section entitled "The Special Meeting of NutraCea Stockholders" on page 38 below.

Q:
What vote of NutraCea stockholders is required to approve the amendment of NutraCea's Articles of Incorporation?

A:
Approval of the proposal to amend NutraCea's Articles of Incorporation requires the affirmative approval of a majority of the total number of shares of NutraCea common stock that are outstanding on August 22, 2005, the record date for the NutraCea special meeting of stockholders.

Q:
What vote of NutraCea stockholders is required to approve the amendment of NutraCea's Bylaws?

A:
Approval of the proposal to amend NutraCea's Bylaws requires the affirmative approval of a majority of the total number of shares of NutraCea common stock that are outstanding on August 22, 2005, the record date for the NutraCea special meeting of stockholders.

Q:
What vote of NutraCea stockholders is required to approve the NutraCea 2005 Equity Incentive Plan?

A:
Approval of the NutraCea 2005 Equity Incentive Plan requires the affirmative approval of a majority of the shares of NutraCea common stock represented and entitled to vote at the NutraCea special meeting of stockholders, so long as a quorum is present.

Q:
What vote of NutraCea stockholders is required to approve the proposal to grant discretionary authority to adjourn the NutraCea special meeting of stockholders?

A:
Approval of the proposal to grant discretionary authority to adjourn the NutraCea special meeting of stockholders requires the affirmative approval of a majority of the shares of NutraCea common stock represented and entitled to vote at the NutraCea special meeting of stockholders, so long as a quorum is present.

Q:
How will voting on any other business be conducted?

A:
NutraCea is not currently aware of any business to be considered at the NutraCea special meeting of stockholders other than the Merger proposal, the proposal to amend NutraCea's Articles of Incorporation, the proposal to amend NutraCea's Bylaws, the proposal to approve the NutraCea 2005 Equity Incentive Plan and the proposal to grant discretionary authority to adjourn the NutraCea special meeting.

  If, however, any other matters are properly brought before the special meeting, or any adjournment or postponement thereof, the persons named in the enclosed form of proxy, and acting under that proxy, will have discretion to vote or act on those matters in accordance with their best judgment, including any proposal to adjourn the special meeting.

Q:
May I vote in person?

A:
Yes. If you are a holder of record of shares of NutraCea common stock that are outstanding on the record date of the NutraCea special meeting of stockholders, you may attend and vote your shares of common stock in person rather than signing and returning your proxy card. If your shares are held in "street name," you must obtain a proxy from your broker or bank in order to attend the NutraCea special meeting of stockholders and vote.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Yes, if you provide instructions. If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in "street name"), you must provide the record holder of your shares with instructions on how to vote your shares. Please refer to the voting instruction card used by your broker or nominee to see if you may submit voting instructions by the internet or telephone.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy card is voted at the NutraCea special meeting of stockholders. You can do this in one of three ways.

•
First, you can send a written, dated notice to the Corporate Secretary of NutraCea stating that you would like to revoke your proxy;

•
Second, you can complete, date, and submit a later dated proxy card; or

•
Third, you can attend the NutraCea special meeting of stockholders and vote in person. However, your attendance alone will not revoke your proxy.

  If you have instructed a broker to vote your shares of NutraCea common stock by executing a voting instruction card, you must follow the directions received from your broker to change those voting instructions.

Q:
What happens if I do not indicate how to vote on my proxy card?

A:
If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the approval of the Merger Agreement and the Merger, "FOR" authorization of the amendment of NutraCea's Articles of Incorporation, "FOR" authorization of the amendment of NutraCea's Bylaws, "FOR" approval of the NutraCea 2005 Equity Incentive Plan and "FOR" the grant of discretionary authority to adjourn the NutraCea special meeting.

Q:
As a NutraCea stockholder, what happens if I do not return my proxy card or vote?

A:
Failure to vote or to give voting instructions to your broker or nominee will have the same effect as voting "AGAINST" the proposal to approve the Merger Agreement and the Merger, the proposal to amend NutraCea's Articles of Incorporation and the proposal to amend NutraCea's Bylaws. Since each of these proposals requires the affirmative approval of a majority of the outstanding shares of NutraCea's outstanding stock, we strongly urge you to vote.

  For a more complete description of the voting procedures and requirements, see the section entitled "The Special Meeting of NutraCea Stockholders" on page 38 below.

Q:
Will I have appraisal rights if I do not vote in favor of the Merger?

A:
Holders of record of shares of NutraCea common stock who do not vote in favor of the approval of the Merger Agreement and the Merger, and otherwise comply with the requirements of Chapter 13 of the California General Corporation Law ("CGCL"), are entitled to appraisal rights in connection with the Merger, whereby such stockholders may receive the "fair market value" for their shares. Failure to take any of the steps required under Chapter 13 of the CGCL on a timely basis may result in a loss of those appraisal rights. These procedures are described in this Proxy Statement. The provisions of California law that grant appraisal rights and govern such procedures are attached as Annex I hereto. These rights are discussed more fully under the section entitled "The Merger—Appraisal Rights" below.

Q:
As a NutraCea stockholder, who can help answer my questions?

A:
If you have any questions about the Merger or how to vote or revoke your proxy, you should contact:

  NutraCea
  1261 Hawk's Flight Court
  El Dorado Hills, California 95762
  Attention: Investor Relations
  (916) 933-7000

  If you need additional copies of this Proxy Statement or voting materials, you should contact Investor Relations at NutraCea as described above by letter or telephone.

Questions and Answers for RiceX Stockholders

Q:
When and where is the RiceX special meeting of stockholders?

A:
The special meeting of RiceX stockholders will begin promptly on September 28, 2005, at 8:00 a.m., local time, at 1261 Hawk's Flight Court, El Dorado Hills, California.

Q:
How can I attend the RiceX special meeting of stockholders?

A:
You are entitled to attend the RiceX special meeting of stockholders only if you were a RiceX stockholder as of the close of business on August 22, 2005, the record date for the RiceX special meeting, or you hold a valid proxy for the special meeting. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a record holder, your name will be verified against the list of record holders on the record date prior to being admitted to the meeting. If you are not a record holder, but hold shares through a broker or nominee (i.e., in "street name"), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to August 22, 2005, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the RiceX special meeting of stockholders.

Q:
As a RiceX stockholder, what will I receive upon completion of the Merger?

A:
You will receive, for each share of RiceX common stock you hold, a fraction of a share of NutraCea common stock equal to the Exchange Ratio. See the section entitled "The Merger—Calculation of the Exchange Ratio" for more information.

Q:
As a RiceX stockholder, will I be able to trade the NutraCea common stock that I receive in connection with the Merger?

A:
The shares of NutraCea common stock issued in connection with the Merger will generally be freely tradeable under federal securities law, unless you are an affiliate of RiceX, and will be listed on the OTC Bulletin Board under the symbol "NTRZ." However, to the extent the laws of the states in which RiceX stockholders reside currently place resale restrictions on the shares of RiceX common stock, these restrictions will likely continue to apply to the shares of NutraCea common stock issued to such RiceX stockholders pursuant to the Merger. RiceX stockholders are urged to consult with independent legal counsel regarding whether such restrictions currently exist and will continue to exist following the Merger. In addition, persons who are deemed to be affiliates of RiceX must comply with Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), if they wish to sell or otherwise transfer any of the shares of NutraCea common stock received in connection with the Merger. For further information on the transferability of the

  NutraCea common stock to be issued pursuant to the Merger, please see the section entitled "The Merger—Restriction on Resales of NutraCea Common Stock; Section 16 of the Exchange Act" below.

Q:
What will happen to options to acquire RiceX common stock?

A:
All options to purchase shares of RiceX common stock outstanding at the effective time of the Merger (including options granted under the RiceX 1997 Stock Option Plan) will be assumed by NutraCea and will become exercisable for shares of NutraCea common stock. The number of shares of NutraCea common stock issuable upon the exercise of these options will be the number of shares of RiceX common stock subject to the assumed option multiplied by the Exchange Ratio, rounded down to the nearest whole number. The exercise price per share of each assumed RiceX option will be equal to the price provided for under the terms of the option agreement for such assumed option, which will generally be the per share exercise price in effect prior to the Merger. Other than with respect to the number of shares subject to the option and the exercise price, both of which will be adjusted as described above, the assumed options will continue to have the same terms and conditions as they had prior to their assumption. Following the Merger, RiceX employees who continue their employment with RiceX as a wholly-owned subsidiary of NutraCea will become eligible to participate in the NutraCea 2005 Equity Incentive Plan (pursuant to the terms of that plan and assuming it is approved).

Q:
How does the RiceX board of directors recommend that I vote?

A:
After careful consideration and based upon the recommendation of the RiceX Special Committee, the RiceX board of directors determined that the Merger with NutraCea is advisable, fair to and in the best interests of RiceX and its stockholders and unanimously approved the Merger Agreement and the Merger. Accordingly, the RiceX board of directors unanimously recommends that RiceX stockholders vote "FOR" the proposal to adopt the Merger Agreement and approve the Merger. For a description of the reasons underlying the recommendation of the RiceX Special Committee and the RiceX board of directors with respect to the Merger, please refer to the section of this Proxy Statement entitled "The Merger—RiceX's Reasons for the Merger" beginning on page 61 below. The RiceX board of directors also unanimously recommends that RiceX stockholders vote "FOR" the proposal to grant discretionary authority to adjourn or postpone the RiceX special meeting of stockholders.

Q:
What is the vote of RiceX stockholders required to adopt the Merger Agreement and approve the Merger?

A:
Adoption of the Merger Agreement and approval of the Merger requires the affirmative vote of the holders of a majority of the shares of RiceX common stock outstanding on August 22, 2005, the record date for the RiceX special meeting of stockholders.

Q:
What vote of RiceX stockholders is required to approve the proposal to grant discretionary authority to adjourn or postpone the RiceX special meeting of stockholders?

A:
So long as a majority of all shares of RiceX common stock entitled to vote on the proposal vote their shares at the RiceX special meeting of stockholders either in person or by proxy, the affirmative vote of a majority of the votes cast and entitled to vote at the RiceX special meeting of stockholders is required to approve this proposal.

Q:
As a RiceX stockholder, how can I vote?

A:
You may direct your vote without attending the RiceX special meeting of stockholders. If you are a stockholder of record, you may vote by granting a proxy. If you hold shares of RiceX in street name, you may vote by completing, signing, dating and returning the proxy card in the pre-addressed envelope provided.

  If you hold your shares of RiceX common stock in a stock brokerage account or if your shares are held in street name, you must provide the record holder of your shares with instructions on how to vote your shares. If you are a stockholder of record, you may also vote at the RiceX special meeting of stockholders. If you hold shares in street name, you may not vote in person at the RiceX special meeting of stockholders unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:
If my shares are held in street name by my broker, will my broker vote my shares for me?

A:
Yes, if you provide instructions. If you hold your shares in a stock brokerage account or if your shares are held in street name, you must provide the record holder of your shares with instructions on how to vote your shares. Please refer to the voting instruction card used by your broker or nominee to see if you may submit voting instructions by the internet or telephone.

Q:
May I change my vote after I have mailed my signed proxy?

A:
Yes. If you have completed a proxy, you may change your vote at any time before your proxy is voted at the RiceX special meeting of stockholders. You can do this one of three ways:

•
First, you can send a written, dated notice to the Corporate Secretary of RiceX stating that you would like to revoke your proxy;

•
Second, you can complete, date and submit a new, later dated proxy card; or

•
Third, you can attend the special meeting of stockholders and vote in person. Your attendance alone will not revoke your proxy.

  If you have instructed a broker or bank to vote your shares of RiceX common stock by executing a voting instruction card, you must follow the directions received from your broker or bank to change your instructions.

Q:
What happens if I do not indicate how to vote on my proxy card?

A:
If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote "FOR" adoption of the Merger Agreement and approval of the Merger and "FOR" the grant of authority to adjourn or postpone the RiceX special meeting of stockholders.

Q:
As a RiceX stockholder, what happens if I do not vote?

A:
Failure to vote or give voting instructions to your broker or nominee for the RiceX special meeting of stockholders will have the same effect as voting "AGAINST" the proposal to adopt the Merger Agreement and approve the Merger. Therefore, you are urged to vote. Assuming that a quorum is present at the RiceX special meeting of stockholders, failure to vote or give voting instructions to your broker or nominee will have no effect on the adjournment proposal.

  For a more complete description of the voting procedures and requirements, see the section entitled "The Special Meeting of RiceX Stockholders" on page 43 below.

Q:
Will I have appraisal rights if I do not vote in favor of the Merger?

A:
Holders of record of shares of RiceX common stock who do not vote in favor of the adoption of the Merger Agreement and approval of the Merger, and otherwise comply with the requirements of Section 262 of the Delaware General Corporations Law ("DGCL"), are entitled to appraisal rights in connection with the Merger, whereby such stockholders may receive the "fair value" of their shares in cash, exclusive of any element of value arising from the expectation or accomplishment of the Merger. Failure to take any of the steps required under Section 262 of the DGCL on a timely basis may result in a loss of those appraisal rights. These procedures are described in this Proxy Statement. The provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex H hereto. These rights are discussed more fully under the section entitled "The Merger—Appraisal Rights" below.

Q:
As a RiceX stockholder, should I send in my stock certificates at this time?

A:
No, do not send in your stock certificates at this time. Promptly following completion of the Merger, the exchange agent for the Merger will send you written instructions for exchanging your RiceX stock certificates for certificates representing NutraCea common stock.

Q:
As a RiceX stockholder, who can help answer my questions?

A:
If you have any questions about the Merger or how to vote or revoke your proxy, you should contact:

  The RiceX Company
  1241 Hawk's Flight Court
  El Dorado Hills, California 95762
  Attention: Investor Relations
  (916) 933-3000

  If you need additional copies of this Proxy Statement or voting materials, you should contact RiceX Investor Relations as described above by letter or telephone.

SUMMARY

        This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To understand the transactions more fully and for a more complete description of the legal terms of the transaction, you should read the entire Proxy Statement carefully, including the annexes attached hereto. See the section entitled "Where You Can Find More Information" beginning on page 156 below. The page citations in parentheses refer to locations of more complete descriptions of the topics presented in the summary.

Forward-Looking Information

        This Proxy Statement contains forward-looking statements that involve risk and uncertainties, such as statements of NutraCea, RiceX and the Combined Company's plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used in this Proxy Statement, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seeks," and similar expressions or variations of them identify certain of these forward-looking statements.

        These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by forward-looking statements in this Proxy Statement. You should carefully consider the statements set forth in the section entitled "Risk Factors" below, and other sections of this Proxy Statement. Neither NutraCea nor RiceX undertakes any obligation to update or alter forward-looking statements to reflect events or circumstances occurring after the date of this Proxy Statement.

The Parties to the Merger (Pages 98 and 126)

NutraCea

1261 Hawk's Flight Court
El Dorado Hills, California 95762
(916) 933-7000

        NutraCea is a leader in stabilized rice bran nutrient research and dietary supplement development. NutraCea has developed intellectual property to create a range of proprietary product formulations, delivery systems and whole food nutrition products. NutraCea's proprietary technology enables the creation of food and nutrition products from rice bran, normally a waste by-product of standard rice processing. In addition to its whole-foods products, NutraCea develops families of health-promoting "nutraceuticals," including natural arthritic relief and cholesterol-lowering products, and all-natural "cosmeceutical" beauty aids. For more information, visit http://www.NutraCea.com.

        NutraCea common stock is traded on The OTC Bulletin Board (symbol: NTRZ).

Red Acquisition Corporation
1261 Hawk's Flight Court
El Dorado Hills, California 95762
(916) 933-7000

        Red Acquisition Corporation is a wholly-owned subsidiary of NutraCea ("Merger Sub"). Merger Sub was formed solely to effect the Merger and has not conducted any business. Pursuant to the Merger Agreement, Merger Sub will merge with and into RiceX, with RiceX continuing as the surviving corporation and becoming a wholly-owned subsidiary of NutraCea.

The RiceX Company
1241 Hawk's Flight Court
El Dorado Hills, California 95762
(916) 933-3000

        RiceX manufactures and distributes nutritionally dense foods and food ingredients made from stabilized rice bran—the world's leading cereal grain—for supply to the global food manufacturing and equine feed industries. RiceX delivers all natural, nutritionally dense rice bran products, stabilized through its proprietary technology and processes, with the shelf life and nutritional profile demanded by most commercial users. For more information, visit http://www.RiceX.com.

        RiceX common stock is traded on The OTC Bulletin Board (symbol: RICX).

The Merger and the Merger Agreement (Pages 47 and 72 and Annex A)

        General.    NutraCea and RiceX have entered into the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A. We urge you to read the Merger Agreement carefully. Under the terms of the Merger Agreement, it is anticipated that RiceX and Merger Sub will merge, with RiceX continuing as the surviving corporation of the Merger and becoming a wholly-owned subsidiary of NutraCea.

        Merger consideration.    Upon effectiveness of the Merger, RiceX stockholders will receive, in exchange for each outstanding share of RiceX common stock held immediately prior to the effectiveness of the Merger, a fraction of a share of NutraCea common stock equal to the Exchange Ratio. See "Merger—Calculation of the Exchange Ratio" for further information.

        Assumption and conversion of RiceX stock options and warrants.    If the Merger becomes effective, NutraCea will assume each option and warrant to purchase RiceX common stock that is outstanding immediately prior to the effectiveness of the Merger, and each such RiceX option and warrant will, by virtue of the Merger, be converted into an option or warrant, as applicable, to acquire shares of NutraCea common stock. The number of shares of NutraCea common stock subject to the assumed RiceX options and warrants will be adjusted in accordance with the Exchange Ratio. In addition, the exercise price per share of each assumed RiceX option will be equal to the price provided for under the terms of the option or warrant agreement for such assumed option or warrant, which will generally be the per share exercise price in effect prior to the Merger. All other terms of the assumed options and warrants will otherwise remain unchanged.

Calculation of the Exchange Ratio (Page 48)

        RiceX stockholders will receive for each share of RiceX common stock they hold a fraction of a share of NutraCea common stock equal to the Exchange Ratio. The Exchange Ratio will be determined based upon (i) the average of the last reported trading price of a share of NutraCea common stock as reported on the National Association of Securities Dealers' Over-the-Counter Bulletin Board ("OTCBB") for 30 consecutive trading days ending on the second trading day prior to the Merger (the "NutraCea Average Stock Price") and (ii) the number of shares of RiceX common stock that are either outstanding or underlying outstanding options and warrants immediately prior to the Merger.

        The Exchange Ratio is equal to (i) 40,083,000 shares of NutraCea common stock divided by (ii) the total number of outstanding shares of RiceX common stock immediately prior to the Merger, including shares of RiceX common stock issuable upon conversion of RiceX options and warrants that are outstanding at the effective time of the Merger, multiplied by (iii) the "price factor." The "price factor" is based upon the NutraCea Average Stock Price. If the NutraCea Average Stock Price is at least $0.39, then the price factor will be one (1). If the NutraCea Average Stock Price is less than or equal to $0.31, then the price factor will be (i) $0.39 divided by (ii) $0.31, or 1.258. If the NutraCea Average Stock Price is less than $0.39 but greater than $0.31, then the price factor will equal (i) $0.39 divided by (ii) the NutraCea Average Stock Price. For examples of the Exchange Ratio calculations, see "The Merger—Calculation of the Exchange Ratio" below.

Financing Transaction (Page 49)

        At or prior to the effective time of the Merger, NutraCea anticipates that it will need to raise at least $5,000,000 through the sale of its capital stock in order to satisfy certain financial conditions to the closing of the Merger. Based upon NutraCea's common stock price on August 25, 2005 of $1.25, and assuming that NutraCea will raise $1.25 for each share of capital stock, NutraCea anticipates that it will need to issue at least approximately 4 million shares of common stock in the Financing Transaction in order to satisfy these financial conditions. The issuance of capital stock in the Financing Transaction will dilute the holders of NutraCea and RiceX common stock after the Merger. The actual impact of the dilution will vary if NutraCea raises more or less than $5,000,000, if the capital stock is sold at a discount to the trading price of NutraCea's common stock, or if NutraCea issues warrants to purchase NutraCea capital stock. See "Risk Factors" beginning on page 28 below.

Post-Merger Ownership of the Combined Company (Page 49)

        Based on the hypothetical Exchange Ratio of 0.768 (assuming the NutraCea Average Stock Price is $0.39 or greater), and assuming no change in the outstanding RiceX shares, options and warrants between April 4, 2005 (the date the Merger Agreement was signed) and the date of the closing of the Merger, other than the planned termination of the Terminated RiceX Warrants, NutraCea and RiceX estimate that NutraCea will issue approximately 28.2 million shares of NutraCea common stock to RiceX stockholders pursuant to the Merger, and that RiceX's outstanding options and warrants will be converted into options and warrants to purchase a total of approximately 11.9 million shares of NutraCea common stock. Based on NutraCea's capitalization as of August 22, 2005, and excluding the effect of the Financing Transaction, the shares of NutraCea common stock to be issued to RiceX stockholders pursuant to the Merger would represent approximately 42% of the shares of NutraCea common stock outstanding immediately following the Merger, and the shares of NutraCea common stock and shares subject to options and warrants to purchase NutraCea common stock to be assumed by NutraCea pursuant to the Merger representing approximately 42% of NutraCea's shares on a fully-diluted basis, treating all outstanding NutraCea options and warrants (including the converted RiceX options and warrants) as having been exercised in full. The number of shares of NutraCea common stock that the RiceX stockholders will receive pursuant to the Merger will increase if the NutraCea Average Stock Price falls below $0.39 prior to the Merger. See "The Merger—Calculation of the Exchange Ratio" for further information.

Directors and Officers of NutraCea and RiceX Following the Merger (Page 72)

        At the effective time of the Merger:

  •
  NutraCea's board of directors will be increased from five to seven members;

  •
  NutraCea and RiceX anticipate that the directors of NutraCea initially will be Bradley Edson, Patricia McPeak, David Bensol, Steven W. Saunders, James C. Lintzenich and Edward L. McMillan and one additional individual to be selected by NutraCea, each of whom shall serve as directors until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal; and

  •
  NutraCea and RiceX anticipate that the officers of NutraCea will be Bradley Edson, as President and Chief Executive Officer, Ike E. Lynch, as Chief Operating Officer, Todd C. Crow, as Chief Financial Officer, Daniel L. McPeak, Jr., as Vice-President, Sales, and Margie Adelman, as Corporate Secretary.

        Also, at the effective time of the Merger, NutraCea and RiceX anticipate that:

  •
  the directors of RiceX will be Bradley Edson, David Bensol and James C. Lintzenich, each of whom shall serve as directors until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal; and

  •
  the officers of RiceX will be Bradley Edson, as President and Chief Executive Officer, Ike E. Lynch, as Chief Operating Officer, Todd C. Crow, as Chief Financial Officer, Daniel L. McPeak, Jr., as Vice-President, Sales, and Margie Adelman, as Corporate Secretary.

        Although it is anticipated that Messrs. Lynch, Crow, and McPeak will enter into amended employment agreements with RiceX, which will be assumed by NutraCea, Daniel L. McPeak, Jr. has raised certain concerns regarding his affiliation with the Combined Company and has not yet agreed to sign any documentation other than his voting agreement. Entry into these amended employment agreements (and the other related agreements) is a condition to closing (see "—Conditions to Closing the Merger" on page 21 below and "The Merger Agreement—Conditions to Closing the Merger" on page 80 below). If Mr. McPeak, Jr. does not enter into an amended employment agreement (and the other related agreements), the Merger will not occur unless NutraCea waives the applicable condition to closing.

Recommendations of the Boards of Directors (Pages 41 and 43)

        After careful consideration, NutraCea's board of directors determined that the Merger is advisable, is fair to and in the best interests of NutraCea and its stockholders, and unanimously approved the Merger and the Merger Agreement. In addition, NutraCea's board of directors unanimously recommends that NutraCea stockholders vote "FOR" the proposal to approve the Merger Agreement and the Merger, "FOR" approval of the proposed amendment of NutraCea's Articles of Incorporation, "FOR" approval of the proposed amendment of NutraCea's Bylaws, "FOR" approval of the NutraCea 2005 Equity Incentive Plan and "FOR" the grant of discretionary authority to adjourn the NutraCea special meeting of stockholders.

        The RiceX Special Committee unanimously (1) determined that the Merger is fair to, and in the best interests of, RiceX and the RiceX stockholders, (2) approved and declared advisable the Merger and recommended that the RiceX stockholders approve the Merger and vote "FOR" the adoption of the Merger Agreement, and (3) recommended to the board of directors of RiceX that it approve and declare advisable the Merger and recommend it to the RiceX stockholders. Thereafter, the board of directors of RiceX approved the Merger Agreement and the Merger with NutraCea and now recommends that RiceX stockholders vote "FOR" the proposal to approve and adopt the Merger Agreement and the Merger and "FOR" the proposal to grant discretionary authority to adjourn the RiceX special meeting of stockholders.

California Fairness Hearing and Permit (Page 71)

        Following a hearing before the California Department of Corporations on July 12, 2005, NutraCea was granted a permit approving the fairness of the Merger to the RiceX and NutraCea stockholders. The permit allows the issuance of NutraCea common stock and the assumption of RiceX options and warrants pursuant to the Merger to be exempt from the registration requirements of the Securities Act.

Special Meetings of NutraCea and RiceX Stockholders (Pages 38 and 43)

  The NutraCea Special Meeting of Stockholders

        You can vote at the NutraCea special meeting of stockholders if you own any shares of NutraCea common stock at the close of business on August 22, 2005, the record date for the NutraCea special meeting of stockholders. On that date, there were 38,214,441 shares of NutraCea common stock outstanding and entitled to vote. You can cast one vote for each outstanding share of NutraCea common stock that you owned on that date.

        Each of (i) the proposal to approve the Merger Agreement and the Merger, which is sometimes referred to hereafter as the "Merger Proposal," (ii) the proposed amendment of NutraCea's Articles of Incorporation and (iii) the proposed amendment of NutraCea's Bylaws, require the affirmative approval of a majority of the total number of shares of NutraCea common stock that were outstanding at the close of business on August 22, 2005, the record date for the NutraCea special meeting of stockholders. Approval of both (i) the proposal to approve the adoption of the NutraCea 2005 Equity Incentive Plan and (ii) the proposal to grant discretionary authority to adjourn the NutraCea special meeting of stockholders require the affirmative vote of a majority of the shares of NutraCea common stock represented at the NutraCea special meeting of stockholders that were outstanding as of the close of business on the record date, so long as a quorum is present. As of the NutraCea record date, NutraCea's executive officers, directors and entities affiliated with them owned, in the aggregate, approximately 35.8% of NutraCea's outstanding common stock.

        As this Proxy Statement explains, the Merger Agreement currently provides that it is a condition to both NutraCea's and RiceX's obligations to consummate the Merger that NutraCea's stockholders have approved the proposed amendments of NutraCea's Articles of Incorporation and Bylaws summarized above. Thus, if NutraCea's stockholders approve the Merger Proposal but do not approve the proposals to amend NutraCea's Articles of Incorporation and Bylaws, the Merger will not occur unless these conditions are waived by both NutraCea and RiceX. Likewise, if the proposal to amend NutraCea's Articles of Incorporation and the proposal to amend NutraCea's Bylaws are approved by NutraCea's stockholders, but the Merger Proposal is not approved, then neither the proposed amendment of NutraCea's Articles of Incorporation nor the proposed amendment of NutraCea's Bylaws will be put into effect. Consequently, if you are a NutraCea stockholder and wish to approve the Merger Proposal, please be sure to vote "FOR" Proposal One regarding the Merger Proposal, "FOR" Proposal Two regarding the proposed amendment of NutraCea's Articles of Incorporation and "FOR" Proposal Three regarding the proposed amendment of NutraCea's Bylaws.

  The RiceX Special Meeting of Stockholders

        You can vote at the RiceX special meeting of stockholders if you own any shares of RiceX common stock at the close of business on August 22, 2005, the record date for the RiceX special meeting of stockholders. On that date, there were 36,713,274 shares of RiceX common stock outstanding and entitled to vote.

        Approval of the Merger Proposal requires the affirmative vote of a majority of the outstanding shares of RiceX common stock outstanding on the RiceX record date. Approval of the proposal to grant discretionary authority to adjourn the RiceX special meeting of stockholders requires the affirmative vote of a majority of the shares of RiceX common stock represented at the RiceX special meeting of stockholders that were outstanding on the record date, so long as a quorum is present. As of the RiceX record date, RiceX's executive officers, directors and entities affiliated with them owned, in the aggregate, approximately 18% of RiceX's outstanding common stock.

Voting Agreements (Page 86 and Annexes D and E)

        Three of NutraCea's executive officers, two of whom are also directors of NutraCea, holding approximately 21% of the outstanding shares of NutraCea common stock as of April 4, 2005, have entered into voting agreements with RiceX agreeing to vote all the shares of NutraCea common stock they own in favor of the Merger Proposal and against any competing proposal or proposals in opposition of the Merger. The form of the voting agreement is attached as Annex D hereto. We urge you to read it carefully.

        In addition, each of RiceX's directors and three of RiceX's executive officers (all of whom are RiceX stockholders and option holders), have entered into voting agreements with NutraCea. The voting agreements require these stockholders to vote all of the shares of RiceX common stock they own in favor of the Merger Proposal and against competing proposals or proposals in opposition to the Merger. These stockholder owned approximately 18% of the outstanding shares of RiceX common stock as of April 4, 2005. The form of voting agreement is attached as Annex E hereto. We urge you to read it carefully.

Opinions of Financial Advisors (Pages 57 and 62 and Annexes F and G)

  Opinion of Sandgrain Securities, Inc.

        Sandgrain Securities, Inc. ("Sandgrain") has given a written opinion, dated May 12, 2005, to the NutraCea board of directors as to the fairness as of April 4, 2005 (the date the Merger Agreement was signed), from a financial point of view, of the terms of the Merger to NutraCea and its stockholders. The full text of this opinion is attached to this Proxy Statement as Annex F. You should read the opinion carefully in its entirety to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Sandgrain in providing its opinion. The opinion of Sandgrain is directed to the NutraCea board of directors and does not constitute a recommendation as to how any NutraCea stockholder should vote with respect to any matter relating to the Merger.

  Opinion of Sanli Pastore & Hill, Inc.

        Sanli Pastore & Hill, Inc. ("SP&H") has given a written opinion, dated May 12, 2005, to the RiceX board of directors as to the fairness as of April 4, 2005, from a financial point of view, of the consideration to be received by the holders of RiceX common stock in the Merger. The full text of this opinion is attached to this Proxy Statement as Annex G. You should read the opinion carefully in its entirety to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by SP&H in providing its opinion. The opinion of SP&H is directed to RiceX's board of directors and does not constitute a recommendation as to how any RiceX stockholder should vote with respect to any matter relating to the Merger.

Directors and Executive Officers of NutraCea (Page 64)

        In considering the recommendation of the NutraCea board of directors that NutraCea stockholders vote in favor of the Merger, the Merger Agreement, the proposal to amend NutraCea's Articles of Incorporation, the proposal to amend NutraCea's Bylaws, and the proposal to grant discretionary authority to adjourn the NutraCea special meeting of stockholders, NutraCea stockholders should be aware that certain NutraCea directors and executive officers may have interests in the Merger that may be different from, or in addition to, their interests as stockholders of NutraCea. These include interests and potential claims arising under:

  •
  the retention of three NutraCea directors, including Patricia McPeak, NutraCea's current Chief Executive Officer, and Bradley Edson, NutraCea's current President, to serve on the board of directors of NutraCea after the completion of the Merger;

  •
  Ms. McPeak's marriage to Daniel L. McPeak, Sr., the Chairman of the Board of the board of directors of RiceX;

  •
  the fact that Ms. McPeak owns 1,640,870 shares of RiceX common stock that will be converted into a right to receive NutraCea common stock pursuant to the Merger;

  •
  The fact that Ms. McPeak beneficially holds, by virtue of her marriage to Daniel L. McPeak, Sr., an additional 1,908,225 shares of RiceX common stock that are beneficially owned by Mr. McPeak and a joint trust under which Mr. and Ms. McPeak are the beneficiaries; and

  •
  the retention of Bradley Edson, NutraCea's current President, to serve as President and Chief Executive Officer of the Combined Company.

        The NutraCea board of directors was aware of these interests during its deliberations of the merits of the Merger and in determining to recommend to NutraCea stockholders that they vote for the proposal to approve the Merger, the Merger Agreement, and the other NutraCea proposals to be submitted for stockholder approval at the NutraCea special meeting of stockholders.

Directors and Executive Officers of RiceX (Page 64)

        In considering the recommendation of both the RiceX Special Committee and the RiceX board of directors that RiceX stockholders vote in favor of approval and adoption of the Merger Agreement and the Merger, and the proposal to grant discretionary authority to adjourn the RiceX special meeting of stockholders, RiceX stockholders should be aware that certain RiceX directors and executive officers may have interests in the Merger that may be different from, or in addition to, their interests as stockholders of RiceX. These include interests arising under:

  •
  the retention of three RiceX directors, Steven W. Saunders, James C. Lintzenich and Edward L. McMillan, to serve on the board of directors of NutraCea after completion of the Merger;

  •
  the acceleration of the vesting of options to purchase shares of RiceX common stock held by Steven W. Saunders, James C. Lintzenich and Edward L. McMillan;

  •
  under NutraCea's current director compensation policy, directors of RiceX who serve as directors of NutraCea after the consummation of the Merger will be entitled to receive 35,000 shares of NutraCea common stock each year that they serve on NutraCea's board;

  •
  employment agreements that NutraCea will enter into with Ike E. Lynch, Todd C. Crow and Daniel L. McPeak, Jr., to be effective following completion of the Merger (while it is anticipated that Messrs. Lynch, Crow, and McPeak will enter into amended employment agreements with RiceX, which will be assumed by NutraCea, Daniel L. McPeak, Jr. has raised certain concerns regarding his affiliation with the Combined Company and has not yet agreed to sign any documentation other than his voting agreement; entry into these amended employment agreements (and certain related agreements) is a condition to closing (see "—Conditions to Closing the Merger" on page 21 below and "The Merger Agreement—Conditions to Closing the Merger" on page 80 below); if Mr. McPeak, Jr. does not enter into an amended employment agreement (and the other related agreements), the Merger will not occur unless NutraCea waives the applicable condition to closing);

  •
  RiceX's directors' and officers' insurance coverage; and

  •
  NutraCea's assumption of RiceX options held by RiceX's officers and directors pursuant to the Merger.

        The RiceX Special Committee and the RiceX board of directors were aware of these interests during their respective deliberations of the merits of the Merger and in determining to recommend to RiceX's stockholders that they vote for the Merger Proposal and the discretionary adjournment proposal. It was for these reasons that the RiceX Special Committee was organized: to provide a recommendation to the full board of directors of RiceX, free from the opinions of these members of the board of directors of RiceX who might be deemed to have interests in the outcome of the Merger that differ from RiceX's stockholders generally. See "The Merger—Background of the Merger" for further information.

Conditions to Closing the Merger (Page 80)

        NutraCea and RiceX will complete the Merger only if the conditions specified in the Merger Agreement are either satisfied or waived. Those conditions include the following:

  •
  the Merger Agreement and the Merger must be approved by RiceX's stockholders;

  •
  the Merger Agreement and the Merger, the proposed amendment of NutraCea's Articles of Incorporation and the proposed amendment of NutraCea's Bylaws, must each be duly approved by NutraCea's stockholders;

  •
  no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, decree, injunction or order that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

  •
  the Commissioner of Corporations for the Sate of California shall have approved the terms and conditions of the Merger Agreement and the fairness of such terms and conditions following a hearing for such purpose and shall have issued a permit with respect to the issuance of shares of NutraCea common stock and the assumption of RiceX options and warrants pursuant to the Merger;

  •
  NutraCea shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state in connection with the issuance of NutraCea common stock and the assumption of RiceX options and warrants pursuant to the Merger, unless the failure to obtain such permits and qualifications or to secure such exemptions could not reasonably be expected to have a material adverse effect on NutraCea;

  •
  NutraCea's Bylaws shall authorize NutraCea to have seven directors;

  •
  the amendment of NutraCea's Articles of Incorporation shall have been accepted for filing by the California Secretary of State;

  •
  the representations and warranties of each party provided in the Merger Agreement must be true and correct as of the closing of the Merger, subject to materiality and other qualifications;

  •
  the parties must have complied in all material respects with their respective obligations and covenants provided in the Merger Agreement, subject to various qualifications;

  •
  no material adverse effect with respect to either NutraCea or RiceX shall have occurred and be continuing since the date of the Merger Agreement;

  •
  all required filings with governmental entities shall have been made and all required governmental consents and approvals shall have been obtained, subject to various qualifications;

  •
  NutraCea shall have cash in an amount exceeding $2,500,000;

  •
  NutraCea shall have satisfied the $2.4 million principal plus accrued interest obligation that it incurred in December 2004 in a secured note and warrant financing;

  •
  NutraCea shall have no debt outstanding other than trade payables incurred in the ordinary course of business and legal and investment banking fees incurred by NutraCea in connection with the Merger, subject to various qualifications;

  •
  holders of no more than 17% of the outstanding shares of NutraCea common stock shall have exercised or have the ability to exercise appraisal or dissenter's rights with respect to their shares of NutraCea common stock by virtue of the Merger;

  •
  certain warrants to purchase RiceX common stock shall have been terminated;

  •
  Bradley Edson shall be serving as President and Chief Executive Officer of NutraCea;

  •
  holders of no more than 5% of RiceX's outstanding common stock shall have exercised or have the ability to exercise appraisal or dissenters' rights with respect to their shares of RiceX common stock by virtue of the Merger;

  •
  subject to certain exceptions, all RiceX options to purchase common stock shall contain provisions such that (i) the per share exercise price is at least $0.30 and (ii) the shares of common stock underlying the options may not be resold for three years following the closing of the Merger without the prior written consent of NutraCea;

  •
  subject to certain exceptions, all RiceX warrants to purchase common stock shall contain provisions such that (i) the warrants may only be exercised for cash and (ii) the warrants will terminate no later than the third anniversary of the closing of the Merger;

  •
  Ike E. Lynch, Todd C. Crow and Daniel L. McPeak, Jr., shall have entered into employment agreements with NutraCea;

  •
  certain RiceX employees shall have amended their employment agreements; and

  •
  certain RiceX employees shall have entered into an agreement with NutraCea whereby they agree not to transfer any shares of NutraCea common stock for three years following the Merger.

        Although it is anticipated that RiceX will be able to obtain agreements with certain RiceX optionholders, warrant holders and employees in order to satisfy certain of the above conditions, Daniel L. McPeak, Jr. has raised concerns regarding his affiliation with the Combined Company and has not yet agreed to sign any documentation other than his voting agreement. If Mr. McPeak, Jr. does not enter into amendments to his stock option agreements and employment agreement, as well as enter into new agreements with NutraCea regarding his employment and the disposition of his shares of NutraCea common stock, the Merger will not occur unless NutraCea waives the applicable conditions to closing. See also, "Merger Agreement—Conditions to Closing the Merger" on page 80 below for more information.

Termination of the Merger Agreement (Page 82)

        Termination by Mutual Consent.    The Merger Agreement can be terminated by the mutual written consent of NutraCea and RiceX.

        Termination by Either Party.    Under some circumstances specified in the Merger Agreement, either NutraCea or RiceX may terminate the Merger Agreement at any time prior to the consummation of the Merger. These circumstances include:

  •
  if the Merger is not completed by December 31, 2005; except that the right to terminate the Merger Agreement under this provision is not available to any party who has breached in any material respect its obligations under the Merger Agreement in a manner that has been a principal cause of, or resulted in, the failure of the Merger to occur by December 31, 2005;

  •
  if the required approvals of the stockholders of NutraCea or RiceX are not obtained, other than as a result of an action or failure to act by the terminating party that constitutes a material breach of the Merger Agreement;

  •
  a governmental authority has issued a law, order, decree or ruling or other action that has the effect of permanently enjoining, restraining or prohibiting the Merger and has become final and non-appealable;

  •
  upon a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement, or if any representation or warranty becomes untrue, in either case so that the condition to completion of the Merger regarding a party's representations and warranties or covenants would not be met;

  •
  if, under certain circumstances, a party's board of directors withdraws its approval of the Merger Agreement or the Merger or withdraws its recommendation to its stockholders that they approve the Merger; or

  •
  if RiceX takes certain actions with respect to an "Acquisition Proposal" (as that term is defined in the section entitled "Merger Agreement—RiceX is Prohibited from Soliciting Other Offers" below) or a "Superior Offer" (as that term is defined in the section entitled "Merger Agreement—RiceX is Prohibited from Soliciting Other Offers" below).

Termination Fee and Expenses (Page 84)

        NutraCea and RiceX have each agreed to pay to the other a termination fee equal to $200,000 if the Merger Agreement is terminated because the required approvals of its own stockholders are not obtained and the required approvals of the other party's stockholders with respect to the Merger and the other related proposals are obtained.

        In addition, NutraCea has agreed to pay RiceX a termination equal to $500,000 if NutraCea takes certain actions constituting a change of recommendation regarding the Merger and, as a result of that action, RiceX terminates the Merger Agreement under certain conditions.

        RiceX has also agreed to pay to NutraCea a termination fee equal to $200,000 if RiceX's stockholders fail to approve the Merger and, at any time during the time period beginning on the date of the Merger Agreement and ending 12 months after the termination of the Merger Agreement, either (x) RiceX enters into a written agreement (other than the Merger Agreement) which provides for an acquisition of RiceX, or (y) RiceX and/or another third party (other than NutraCea) publicly announce their intention or agreement to enter into a written agreement between themselves which provides for the acquisition of RiceX.

        RiceX has agreed to pay NutraCea a termination fee equal to $500,000 if RiceX takes certain actions constituting a change of recommendation regarding the Merger and, as a result of that action, NutraCea terminates the Merger Agreement under certain conditions.

        See "The Merger—Termination of the Merger Agreement" for a further description of the applicability of termination fees.

No Other Negotiations (Page 77)

        Until the Merger is completed or the Merger Agreement is terminated, RiceX has agreed not to take any action with regard to an "Acquisition Proposal" (as that term is defined in the section entitled "Merger Agreement—RiceX is Prohibited from Soliciting Other Offers" below), unless RiceX receives an unsolicited Acquisition Proposal prior to its stockholders' meeting and the RiceX board of directors concludes in good faith that such Acquisition Proposal may constitute a Superior Offer. If RiceX receives an Acquisition Proposal that its board concludes is a Superior Offer, then RiceX may, subject to the conditions specified on page 78 below, furnish information regarding itself and may enter into discussions with the person or entity who made the Acquisition Proposal.

        RiceX has agreed to inform NutraCea promptly as to any Acquisition Proposal, or request for non-public information, or any inquiry that it reasonably believes would lead to an Acquisition Proposal with respect to it. RiceX has also agreed to inform NutraCea of the status and details of any Acquisition Proposal, request or inquiry and the identity of the third party making such Acquisition Proposal, request or inquiry.

Material U.S. Federal Income Tax Consequences (Page 66)

        The Merger generally is intended to qualify as a tax-free reorganization under U.S. federal law within the meaning of 368(a) of the U.S. Internal Revenue Code. As a result, RiceX stockholders who are U.S. citizens and realize loss as a result of the Merger will not be allowed to recognize such loss for U.S. federal income tax purposes, and RiceX stockholders who are U.S. citizens and recognize gain as a result of the Merger will not be required to recognize gain for U.S. federal income tax purposes except to the extent of any cash received in lieu of any fractional shares of NutraCea common stock.

        Stockholders who are not U.S. citizens should consult their tax advisors.

Accounting Treatment of the Merger (Page 68)

        NutraCea will account for the Merger with RiceX under the purchase method using U.S. generally accepted accounting principles.

Appraisal Rights (Pages 68 and 69 and Annexes H and I)

        Under Section 262 of the DGCL, RiceX stockholders are entitled to appraisal rights with respect to the Merger. Subject to Section 262 of the DGCL, any RiceX stockholder who does not wish to accept the consideration provided pursuant to the Merger Agreement, and who does not vote in favor of the Merger, has the right to demand appraisal of, and to be paid the fair market value for, his or her shares of RiceX common stock. See "The Merger—Appraisal Rights; Appraisal Rights of Dissenting RiceX Stockholders" for a description of how RiceX stockholders may perfect appraisal rights. A copy of Section 262 of the DGCL is attached to this Proxy Statement as Annex H.

        Under Chapter 13 of the CGCL, NutraCea's stockholders are entitled to appraisal rights with respect to the Merger. Subject to Chapter 13 of the CGCL, any NutraCea stockholder who does not vote in favor of the Merger proposal has the right to demand appraisal of, and to be paid the fair market value for, his or her shares of NutraCea common stock. See "The Merger—Appraisal Rights; Appraisal Rights of Dissenting NutraCea Stockholders" for a description of how NutraCea stockholders may perfect appraisal rights. A copy of Chapter 13 of the CGCL is attached to this Proxy Statement as Annex I.

De-registration of RiceX Common Stock (page 71)

        Upon the effectiveness of the Merger, and as soon as practicable thereafter, RiceX will cause its shares of common stock to be de-registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Restrictions on Resales of NutraCea Common Stock; Section 16 of the Exchange Act (page 71)

        The shares of NutraCea common stock to be received by RiceX stockholders pursuant to the Merger generally will be freely transferable unless (i) the holder is an affiliate of either RiceX or NutraCea under the Securities Act, in which case the restrictions of Rule 145 under the Securities Act will apply, or (ii) such holder has entered into a resale restriction agreement with NutraCea. However, to the extent the laws of the states in which RiceX stockholders reside currently place resale restrictions on the shares of RiceX common stock, these restrictions will likely continue to apply to the shares of NutraCea common stock issued to such RiceX stockholders pursuant to the Merger. RiceX stockholders are urged to consult with independent legal counsel regarding whether such restrictions currently exist and will continue to exist following the Merger.

        In addition, a RiceX affiliate who becomes an officer, director or the beneficial owner of 10% or more of NutraCea's common stock will be subject to the reporting and "short-swing profits" provisions of Section 16 of the Exchange Act.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Market Price Data

        On September 17, 1998, Alliance Consumer International, Inc. ("Alliance") was approved for quotation on the OTCBB, where it was quoted under the symbol "ACIL" until June 3, 1999. On June 3, 1999, Alliance moved to the "Pink Sheets" published by the Pink Sheets LLC. In May 2001, Alliance's common stock was once again approved for quotation on the OTCBB and its symbol was changed to "ACIN". Effective December 17, 2001, Alliance changed its name to NutraStar Incorporated and its symbol was changed to "NTRA". On October 1, 2003, NutraStar changed its name to NutraCea and its symbol was changed to "NTRC". On November 12, 2003, NutraCea declared a 1:10 reverse stock split and it changed its symbol to "NTRZ". Since May 1996, RiceX's common stock has been traded on the OTCBB under the symbol "RICX". The table below sets forth the high and low sales prices of NutraCea common stock and RiceX common stock for the periods indicated. The prices indicated below have been appropriately adjusted to give retroactive effect to all stock splits that have occurred through the date of this Proxy Statement.

NUTRACEA COMMON STOCK	Low		High
Year Ending December 31, 2005
Third Quarter through August 24, 2005	$0.59		$1.81
Second Quarter	$0.39		$0.65
First Quarter	$0.30		$0.67
Year Ended December 31, 2004
First Quarter	$0.85		$2.14
Second Quarter	$0.83		$1.33
Third Quarter	$0.29		$1.16
Fourth Quarter	$0.32		$0.56
Year Ended December 31, 2003
First Quarter	$0.60	*	$1.10	*
Second Quarter	$0.50	*	$1.10	*
Third Quarter	$0.70	*	$2.90	*
Fourth Quarter	$0.75		$1.85

*
Represents stock prices adjusted for 1 for 10 share split in November 2003.

RICEX COMMON STOCK	Low	High
Year Ending December 31, 2005
Third Quarter through August 24, 2005	$0.39	$1.01
Second Quarter	$0.17	$0.43
First Quarter	$0.11	$0.23
Year Ended December 31, 2004
First Quarter	$0.11	$0.23
Second Quarter	$0.11	$0.30
Third Quarter	$0.15	$0.30
Fourth Quarter	$0.10	$0.20
Year Ended December 31, 2003
First Quarter	$0.14	$0.25
Second Quarter	$0.14	$0.40
Third Quarter	$0.20	$0.41
Fourth Quarter	$0.13	$0.36

        The above tables show only historical comparisons. These comparisons may not provide meaningful information to RiceX stockholders in determining whether to approve the Merger Proposal or to NutraCea stockholders in determining whether to approve the Merger Proposal or the related proposals to amend NutraCea's Articles of Incorporation and Bylaws. NutraCea and RiceX stockholders are urged to obtain current market quotations for NutraCea and RiceX common stock and to review carefully the other information contained in this Proxy Statement in considering whether to approve and adopt such proposals. See "Where You Can Find More Information" beginning on page 156 below.

Recent Share Prices

        The following table provides the closing prices per share of NutraCea common stock and RiceX common stock, each as reported on the OTCBB on April 1, 2005, the last full trading day preceding public announcement that RiceX and NutraCea had entered into the Merger Agreement, and August 24, 2005, the last full trading day for which closing prices were available.

	NutraCea Common Stock	RiceX Common Stock
April 1, 2005	$0.58	$0.20
August 24, 2005	$1.26	$0.70

        RiceX stockholders are advised to obtain current market price information for NutraCea common stock and RiceX common stock. No assurance can be given as to the market prices of NutraCea common stock or RiceX common stock at any time before the consummation of the Merger or as to the market price of NutraCea common stock at any time after the Merger.

Dividend Information

        Neither NutraCea nor RiceX has ever paid any cash dividends on their shares of capital stock. Under the Merger Agreement, neither NutraCea nor RiceX is permitted to pay any dividends pending the completion of the Merger, without the written consent of the other party. If the Merger is not consummated, the RiceX board of directors presently intends to continue its policy of not paying dividends. The NutraCea board has no present intention to pay cash dividends before or after the Merger.

Number of Stockholders

        As of August 22, 2005, the record date for the NutraCea special meeting of stockholders, there were approximately 185 stockholders of record of NutraCea common stock. As of August 22, 2005, the record date for the RiceX special meeting of stockholders, there were approximately 254 stockholders of record of RiceX common stock.

RISK FACTORS

        You should carefully consider the risks described below relating to the Merger and to ownership of NutraCea common stock and, in the case of RiceX stockholders, RiceX common stock, before deciding how to vote your shares. You should also consider the other information contained in this Proxy Statement. See "Where You Can Find More Information" on page 156 below. If any of these risks actually occur, the business, financial condition or prospects of NutraCea and/or RiceX may be seriously harmed. In such case, the market price of NutraCea common and/or RiceX common stock may decline, and you may lose all or part of your investment.

Risks Related to the Merger

        The Merger involves risk for NutraCea and RiceX stockholders. RiceX stockholders will be choosing to invest in NutraCea common stock by voting in favor of the Merger. In addition to other information included in this Proxy Statement, including the matters addressed in "Forward-Looking Information" on page 14 above, you should carefully consider the following risks before deciding whether to vote in favor of the Merger Proposal, in the case of RiceX stockholders, or for the Merger, the Merger Agreement, the amendment of NutraCea's Articles of Incorporation and the amendment of NutraCea's Bylaws, in the case of NutraCea stockholders. Additional risks and uncertainties not presently known to NutraCea or RiceX or that are not currently believed to be important to you also may adversely affect the Merger and the Combined Company following the Merger.

        The number of shares of NutraCea common stock that RiceX stockholders will receive in the Merger depends on the trading price of NutraCea's common stock prior to the Merger; therefore, if the market price of NutraCea's common stock declines, RiceX stockholders will acquire a greater percentage of the Combined Company in the Merger.    Upon the closing of the Merger, NutraCea anticipates that each outstanding share of RiceX common stock will be converted into approximately between 28.2 million and 35.5 million shares of NutraCea common stock. The market value of NutraCea's shares fluctuates based upon general market and economic conditions, NutraCea's business and prospects, the market's perception of NutraCea and other factors. Because the consideration to be received by RiceX stockholders pursuant to the Merger depends in part on the average trading price of a share of NutraCea common stock for a period of thirty (30) trading days prior to the Merger, the number of shares cannot now be finally determined and will fluctuate until the Merger is completed. Accordingly, if the NutraCea Average Price declines below $0.39 prior to the Merger, NutraCea will need to issue more shares of NutraCea common stock to RiceX's stockholders pursuant to the Merger, resulting in RiceX stockholders obtaining a larger ownership percentage of NutraCea after the Merger.

        Although NutraCea and RiceX expect that the Merger will result in benefits to the Combined Company, the Combined Company may not realize those benefits because of integration difficulties and other challenges.    Any failure of the Combined Company to meet the challenges involved in successfully integrating the operations of NutraCea and RiceX or to realize any of the anticipated benefits or synergies of the Merger could seriously harm the results of the Combined Company. Realizing the benefits of the Merger will depend in part on the ability of the Combined Company to overcome significant challenges, such as timely, efficient and successful execution of post-Merger strategies, including:

  •
  combining the operations of two companies;

  •
  retaining and assimilating the key personnel of each company;

  •
  integrating the technology and products of the two companies;

  •
  retaining existing customers and strategic partners of both companies and attracting new customers and strategic partners; and

  •
  successfully exploiting potential synergies of the two companies.

        The risks related to the execution of these post-Merger strategies include:

  •
  potential disruption of the Combined Company's ongoing business and distraction of its management resulting from the efforts to combine and integrate NutraCea's and RiceX's operations;

  •
  difficulties associated with successfully coordinating the management of the Combined Company;

  •
  difficulties inherent in creating successful strategies for coordinating sales and marketing plans for the Combined Company's products and services;

  •
  the risk that synergies anticipated for the Combined Company's products will not be achieved or may not be realized within the timeframe currently anticipated;

  •
  the possibility that efforts to achieve operating expense reductions may be unsuccessful or give rise to unexpected liabilities;

  •
  the potential need to demonstrate to customers that the Merger will not result in adverse changes in customer service standards or business;

  •
  impairment of relationships with employees, suppliers and customers as a result of the integration of new management personnel; and

  •
  failure to retain key employees, including members of the management team, of the Combined Company.

        Certain of the directors and executive officers of NutraCea and RiceX have interests and arrangements that could have affected their decisions to support or approve the transaction.    The directors and executive officers of RiceX will receive continuing indemnification against liabilities and all of the directors and executive officers of RiceX hold shares of RiceX common stock or options to purchase RiceX common stock that potentially provide them with interests in the Merger, such as accelerated vesting upon completion of the Merger in certain cases, that are different from, or are in addition to, your interests in the Merger. Patricia McPeak, the Chairperson of the board of directors and Chief Executive Officer of NutraCea, and Daniel L. McPeak, Sr., the Chairman of the board of directors of RiceX, are married to each other. In addition, Ms. McPeak beneficially owns 3,549,095 shares of RiceX common stock, which will convert into shares of NutraCea common stock upon the effectiveness of the Merger. Furthermore, NutraCea and RiceX anticipate that Ike E. Lynch, Todd C. Crow and Daniel L. McPeak, Jr., will enter into employment agreements with NutraCea, which will become effective upon the effectiveness of the Merger. Under these proposed agreements, Messrs. Lynch, Crow and McPeak are entitled to receive compensation and benefits as described under "The Merger—Interests of Certain Persons in the Merger" on page 64 of this Proxy Statement. While it is anticipated that Messrs. Lynch, Crow, and McPeak will enter into amended employment agreements with RiceX, which will be assumed by NutraCea, Daniel L. McPeak, Jr. has raised certain concerns regarding his affiliation with the Combined Company and has not yet agreed to sign any documentation other than his voting agreement. Entry into these amended employment agreements (and certain related agreements) is a condition to closing (see "Summary—Conditions to Closing the Merger" on page 21 above and "The Merger Agreement—Conditions to Closing the Merger" on page 80 below). If Mr. McPeak, Jr. does not enter into an amended employment agreement (and the other related agreements), the Merger will not occur unless NutraCea waives the applicable condition to closing. In addition, Steven W. Saunders, James C. Lintzenich and Edward L. McMillan, each directors of RiceX, will become members of NutraCea's board of directors upon consummation of the Merger, and will be eligible to receive certain director fees from NutraCea as described under "The Merger—Interests of Certain Persons in the Merger" on page 64 of this Proxy Statement.

        The stock prices and businesses of NutraCea and RiceX may be adversely affected if the Merger is not completed.    If the Merger is not completed, the respective market prices of NutraCea common stock and RiceX common stock may decline. In addition, NutraCea's and RiceX's businesses and operations may be harmed to the extent that customers, suppliers and others believe that the companies cannot effectively compete in the marketplace without the Merger, or there is customer or employee uncertainty surrounding the future direction of the product and service offerings and strategy of NutraCea or RiceX on a standalone basis. Completion of the Merger is subject to several closing conditions, including obtaining requisite stockholder approvals, and NutraCea and RiceX may be unable to obtain such approvals on a timely basis or at all. If the transaction is not completed, NutraCea would not derive the strategic benefits expected to result from the transaction. Moreover, under specified circumstances described in this Proxy Statement, either NutraCea or RiceX may become obligated to pay the other a termination fee of up to $500,000 in connection with the termination of the Merger Agreement.

        The costs of completing the Merger are substantial and will affect the Combined Company's results of operations.    RiceX and NutraCea expect to incur significant transaction costs in connection with the Merger. These costs are primarily associated with combining the businesses of the two companies and the fees of financial advisors, attorneys, consultants and accountants. Unanticipated events could increase the costs of combining the two companies. If the benefits of the Merger do not exceed the associated costs, including transaction and severance costs, costs associated with integrating the two companies and dilution of RiceX's and NutraCea's stockholders resulting from the issuance of shares in connection with the Merger, the Combined Company's financial results, including earnings per share, could be materially harmed.

        The cash reserves of RiceX and NutraCea may be depleted if stockholders exercise their dissenters' rights.    Both RiceX and NutraCea stockholders are entitled to dissenters' rights of appraisal under Delaware and California law, respectively. Any stockholder who does not vote in favor of the Merger and exercises and properly perfects his or her dissenters' rights will be paid the fair market value for his or her RiceX or NutraCea shares, as applicable, in cash. As a result, if a significant number of stockholders choose to exercise their dissenters' rights, the cash resources of NutraCea and RiceX could be depleted, which could have a material adverse impact on the ability of the Combined Company to pursue its business objectives.

        Failure to complete the Merger could negatively affect NutraCea and RiceX's ability to enter into alternative transactions.    If the Merger is terminated and RiceX or NutraCea determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner at an attractive price. In addition, while the Merger Agreement is in effect, RiceX is prohibited from directly or indirectly soliciting, initiating, encouraging or entering into a Merger, consolidation, purchase of assets, tender offer or other business combination with any party except where its board of directors determines in good faith, and after consultation with outside legal counsel and its financial advisor, that the alternative proposal is superior to the Merger and that it must engage in discussions or negotiations regarding the transaction to comply with its fiduciary duties to its stockholders under applicable law. As a result of this prohibition, RiceX generally will be precluded from discussing alternative takeover proposals during the term of the Merger Agreement, and may lose an opportunity for a transaction with another potential partner at a favorable price if the Merger is not completed.

        NutraCea stockholders will be diluted by the Merger.    The issuance of shares of NutraCea common stock to RiceX's stockholders in the Merger will substantially dilute the ownership position of the existing stockholders of NutraCea. While the number of shares held by NutraCea stockholders will be unaffected by the Merger itself, assuming an Exchange Ratio of 0.768, and based on the respective capitalizations of NutraCea and RiceX on August 22, 2005, after consummation of the Merger, former RiceX stockholders will own approximately 42% of the outstanding shares of NutraCea common stock, and approximately 42% on a fully-diluted basis taking into account all then outstanding options and warrants for NutraCea stock, and existing NutraCea stockholders will own approximately 58% of the outstanding shares of NutraCea common stock and approximately 58% on a fully-diluted basis. The Exchange Ratio of 0.768 assumes that the 30-day average trading price of NutraCea stock will be $0.39 per share or higher prior to the Merger and that the Terminated RiceX Warrants terminate prior to the effectiveness of the Merger. If the 30-day average trading price of NutraCea stock drops below $0.39 per share before the Merger, but remains at or above $0.31 per share, the Exchange Ratio will change accordingly and the stockholders of NutraCea will be further diluted. If the 30-day average trading price of NutraCea stock falls below $0.31 per share, a trading price of $0.31 per share for NutraCea stock will be used in calculating the Exchange Ratio and there would be no further dilutive affect on the ownership position of existing stockholders of NutraCea due to a decline in NutraCea's stock price.

        NutraCea expects to issue capital stock before or upon the Merger in order satisfy certain financial conditions to closing the Merger, which issuance will dilute the ownership position of the stockholders of NutraCea.    The Merger Agreement requires, as a condition to closing the Merger, that NutraCea raise money through the issuance of equity and that this money be used to satisfy its current debt and to increase NutraCea's available cash. NutraCea expects to issue either common stock or a new class of preferred stock to comply with these closing conditions, which will further dilute the ownership positions of the existing stockholders of NutraCea. The Merger Agreement does not adjust the Exchange Ratio to reflect any such transaction. Such dilution could also have an adverse impact on NutraCea's earnings per share and reduce the price of NutraCea common stock.

        Charges to earnings resulting from the application of the purchase method of accounting may adversely affect the market value of NutraCea's common stock following the Merger.    In accordance with generally accepted accounting principles in the United States, the Combined Company will account for the Merger using the purchase method of accounting, which may result in charges to earnings that could have a material adverse effect on the market value of NutraCea common stock following the closing of the Merger. Under the purchase method of accounting, the Combined Company will allocate the total estimated purchase price to NutraCea's net tangible assets, amortizable intangible assets, intangible assets with indefinite lives and in-process research and development based on their fair values as of the date of the closing of the Merger, and record the excess of the purchase price over those fair values as goodwill. NutraCea will incur additional depreciation and amortization expense over the useful lives of certain of the net tangible and intangible assets acquired in connection with the Merger. In addition, to the extent the value of goodwill or intangible assets with indefinite lives becomes impaired, NutraCea may be required to incur material charges relating to the impairment of those assets. These depreciation, amortization, purchased in-process technology and potential impairment charges could have a material impact on NutraCea's results of operations.

        In order to be successful, the Combined Company must retain and motivate key employees, which will be more difficult in light of uncertainty regarding the Merger, and failure to do so could seriously harm the Combined Company.    In order to be successful, the Combined Company must retain and motivate executives and other key employees, including those in managerial, sales and technical positions. Employees of NutraCea or RiceX may experience uncertainty about their future role with the Combined Company until or after strategies with regard to the Combined Company are announced or executed. In addition, a portion of NutraCea's and RiceX's employee stock options have exercise prices in excess of the current value of the Merger consideration. These circumstances may adversely affect the Combined Company's ability to attract and retain key management, sales and technical personnel. The Combined Company also must continue to motivate employees and keep them focused on the strategies and goals of the Combined Company, which may be particularly difficult due to the potential distractions of the Merger.

        The Merger could affect key third-party relationships.    The present and potential relationships of NutraCea and RiceX with customers and other third parties with whom they have relationships may be affected by the proposed Merger. Any unfavorable change in relationships with their customers may adversely impact NutraCea. RiceX markets its products to some of the same customers as does NutraCea and RiceX's customers may, in response to the announcement of the Merger, delay or defer decisions concerning RiceX. RiceX could experience a decrease in expected revenue as a consequence of customers' uncertainties associated with the Merger. Any delay or deferral in those decisions by RiceX's customers could have an adverse effect on its business and on the business of the Company.

        Issuance of additional shares of NutraCea common stock may reduce the market price of NutraCea stock.    At the closing of the Merger, based on the number of shares of RiceX common stock outstanding on August 22, 2005 and assuming an Exchange Ratio of 0.768, NutraCea expects to issue approximately 28.2 million new shares of NutraCea common stock to current RiceX stockholders (excluding approximately 11.9 million shares expected to be issued upon the exercise of any currently outstanding RiceX stock options and warrants which will, as a result of the Merger, become options and warrants to purchase NutraCea common stock). Additionally, in connection with the Merger, NutraCea intends to issue additional shares of capital stock. The issuance of this additional NutraCea common stock in the Merger will reduce NutraCea's earnings per share. This dilution could reduce the market price of NutraCea common stock unless and until the Combined Company achieves revenue growth or cost savings and other business economies sufficient to offset the effect of this issuance. There can be no assurance that NutraCea will achieve revenue growth, cost savings or other business economies or that a RiceX stockholder will achieve greater returns as a NutraCea stockholder.

Risks Related to NutraCea's Business

        NutraCea will need to obtain additional funds to finance long-term product research and development as well as fund current operations.    While NutraCea has adequate cash reserves and working capital to fund current operations, its ability to meet long term business objectives and debt obligations is dependent upon its ability to raise additional financing through public or private equity financings, establish increasing cash flow from operations, enter into collaborative or other arrangements with corporate sources, or secure other sources of financing to fund long-term operations. Any issuance of securities to obtain such funds would dilute the percentage ownership of NutraCea held by RiceX stockholders after the Merger. Such dilution could also have an adverse impact on NutraCea's earnings per share and reduce the price of NutraCea common stock.

        NutraCea could fail to create a market for its products which could have a material adverse affect on its financial performance.    NutraCea has developed and is marketing a number of products, including food supplements, medical foods and cosmeceuticals, which are derived from stabilized rice bran and specially formulated rice bran oil. These rice bran based products are relatively new, which will require NutraCea to successfully introduce products to the marketplace and create a sustainable and expanding market for its products. Additionally, NutraCea operates in a rapidly changing and growing industry, which is characterized by vigorous competition from both established companies and potential new companies. The markets for food supplements and cosmetics are extremely competitive both as to price and quality. The failure of NutraCea to compete with established and potential new companies as well as to effectively create a market and demand for its products could have a material adverse affect on business, financial condition and results of operations.

        NutraCea's products could fail to meet applicable regulations which could have a material adverse affect on its financial performance.    The dietary supplement and cosmetic industries are subject to considerable government regulation, both as to efficacy as well as labeling and advertising. There is no assurance that all of NutraCea's products and marketing strategies will satisfy all of the applicable regulations of the Dietary Supplement, Health and Education Act, the Food, Drug and Cosmetic Act, the U.S. Food and Drug Administration and/or the U.S. Federal Trade Commission. Failure to meet any applicable regulations would require NutraCea to limit the production or marketing of any non-compliant products or advertising which could subject NutraCea to financial or other penalties.

        NutraCea could fail to expand its operations and be profitable, which would have an adverse effect on NutraCea's earnings per share and reduce the price of NutraCea common stock.    NutraCea's prospects for financial success are difficult to forecast because NutraCea has a relatively limited operating history. NutraCea's current business commenced in February 2000, when its wholly-owned subsidiary, NutraStar Technologies Incorporated ("NutraStar"), first started its operations. Consequently, both NutraCea and NutraStar, which is now NutraCea's operating subsidiary, have a limited operating history upon which an evaluation of their future prospects can be based. Neither NutraCea nor its subsidiaries, NutraStar and NutraGlo Incorporated, have ever made a profit in any fiscal quarter. NutraCea's prospects for financial success must be considered in light of the risks, expenses and difficulties frequently encountered by companies in new, unproven and rapidly evolving markets. To address these risks, NutraCea must, among other things, expand its customer base, increase its cash flow from operations, develop new products, respond effectively to competitive developments, and continue to attract, retain and motivate qualified employees. NutraCea's inability to further develop and expand its operations would materially adversely affect NutraCea's business, financial condition and results of operations.

        One of the directors of NutraCea has interests and arrangements that could have affected her decisions to support or approve the transaction.    RiceX is a publicly-owned company. Daniel L. McPeak, Sr., the spouse of NutraCea's largest stockholder, Patricia McPeak, owns approximately 5% of RiceX and is a director of RiceX. Additionally, Ms. McPeak directly owns shares of RiceX common stock. RiceX is NutraCea's sole supplier for rice bran derivatives, which are integral to the manufacturing of NutraCea products and which account for about 72% of total cost of sales. NutraCea's dependence on RiceX as a supplier and her marital relationship with the Chairman of the board of directors of that supplier could have affected NutraCea's largest stockholder's decision to support or approve the transaction.

        The inability of RiceX to deliver the amount of product that NutraCea requires, any interruption in product delivery for any reason, or the inability of RiceX to fulfill its contractual obligations would have a material adverse effect on NutraCea's business, results from operations, and financial condition, as NutraCea could not readily find and implement alternative suppliers and likely not on advantageous terms.    RiceX agreed to sell to NutraCea its rice bran derivatives at prices equal to the lower of RiceX's standard price or the price negotiated by other customers for like quantities and products. RiceX's ability to manufacture certain of NutraCea's raw materials is currently limited to the production capability of RiceX's Dillon, Montana plant (the "Dillon Plant"). Currently, the Dillon Plant is capable of producing all of NutraCea's rice bran raw materials, but that capacity may not be sufficient to meet all of NutraCea's long-term supply needs.

Risks Related to NutraCea's Stock

        NutraCea may engage in future acquisitions that dilute its stockholders and cause it to incur debt or assume contingent liabilities.    As part of its strategy, NutraCea expects to review opportunities to buy other businesses or technologies that would complement its current products, expand the breadth of its markets or enhance technical capabilities, or that may otherwise offer growth opportunities. In the event of any future acquisitions, NutraCea could:

  •
  issue stock that would dilute current stockholders' percentage ownership;

  •
  incur debt; or

  •
  assume liabilities.

        These purchases also involve numerous risks, including:

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  problems combining the purchased operations, technologies or products;

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  unanticipated costs;

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  diversion of management's attention from NutraCea's core business;

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  adverse effects on existing business relationships with suppliers and customers;

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  risks associated with entering markets in which NutraCea has no or limited prior experience; and

  •
  potential loss of key employees of purchased organizations.

        NutraCea cannot assure you that it will be able to successfully integrate RiceX's business or any businesses, products, technologies or personnel that it might purchase in the future.

        NutraCea's Stock Price is Volatile.    The market price of a share of NutraCea common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future. During 2005, through August 26, 2005, the last full day of trading for which closing prices were available at the time of the printing of this Proxy Statement, the high and low sales prices of a share of NutraCea common stock were $1.81 and $0.30, respectively. During 2004, the high and low sales prices of a share of NutraCea common stock were $2.14 and $0.29, respectively. The market price of a share of NutraCea common stock may continue to fluctuate in response to a number of factors, including:

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  announcements of new products or product enhancements by NutraCea or its competitors;

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  fluctuations in NutraCea's quarterly or annual operating results;

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  developments in NutraCea's relationships with customers and suppliers;

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  the loss of services of one or more of NutraCea's executive officers or other key employees;

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  announcements of technological innovations or new systems or enhancements used by NutraCea or its competitors;

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  developments in NutraCea's or its competitors intellectual property rights;

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  failure to meet the expectation of securities analysts' or the public; and

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  general economic and market conditions.

        Ownership of NutraCea common stock is concentrated.    Patricia McPeak, the Chief Executive Officer and Chairperson of NutraCea's board of directors, will, assuming an Exchange Ratio of 0.768 and excluding the effects of the Financing Transaction, beneficially hold approximately 12.8 million shares of NutraCea common stock after the proposed Merger, representing approximately 18.2% of outstanding NutraCea common stock on a fully diluted basis after the Merger.

        NutraCea has significant "equity overhang" which could adversely affect the market price of NutraCea common stock and impair NutraCea's ability to raise additional capital through the sale of equity securities.    As of August 22, 2005, NutraCea had 38,214,441 shares of common stock and no shares of preferred stock issued and outstanding. Additionally, as of August 22, 2005, options and warrants to purchase a total of 17,498,852 shares of NutraCea common stock were outstanding. Included in the total number of options and warrants are warrants to purchase approximately 2.4 million shares of NutraCea common stock that NutraCea granted in a 2004 debt financing. As a closing condition to the Merger, NutraCea will be required to issue additional equity securities in order to raise funds to extinguish certain outstanding debt. The possibility that substantial amounts of outstanding NutraCea common stock may be sold by investors or the perception that such sales could occur, often called "equity overhang," could adversely affect the market price of NutraCea common stock and could impair NutraCea's ability to raise additional capital through the sale of equity securities in the future.

        NutraCea may desire to raise additional funds through debt or equity financings after the Merger, which would dilute the ownership of NutraCea's existing stockholders and possibly subordinate certain of their rights to the rights of new investors.    NutraCea may choose to raise additional funds in debt or equity financings if they are available to NutraCea on terms it believes reasonable to increase its working capital, strengthen its financial position or to make acquisitions. Any sales of additional equity or convertible debt securities would result in dilution of the equity interests of NutraCea's existing stockholders, which could be substantial. Additionally, if NutraCea issues shares of preferred stock or convertible debt to raise funds, the holders of those securities might be entitled to various preferential rights over the holders of NutraCea's common stock, including repayment of their investment, and possibly additional amounts, before any payments could be made to holders of NutraCea's common stock in connection with an acquisition of the company. Such preferred shares, if authorized, might be granted rights and preferences that would be senior to, or otherwise adversely affect, the rights and the value of NutraCea's common stock. Also, new investors may require that NutraCea and its stockholders enter into voting arrangements that give them additional voting control or representation on NutraCea's board of directors.

        Compliance with corporate governance and public disclosure regulations may result in additional expenses.     Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, and new regulations issued by the Securities and Exchange Commission ("SEC"), are creating uncertainty for companies. NutraCea is committed to maintaining high standards of corporate governance and public disclosure. As a result, NutraCea intends to invest substantial resources to comply with evolving standards, and this investment will result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Risks Related to RiceX's Business

        RiceX's obligation to pay a termination fee under certain circumstances and the restrictions on its ability to solicit other acquisition proposals may discourage other companies from trying to acquire RiceX.    Until the Merger is completed or the Merger Agreement is terminated, with limited exceptions, the Merger Agreement prohibits RiceX from entering into or soliciting any Acquisition Proposal or offer for a merger or other business combination with a party other than NutraCea. RiceX has agreed to pay NutraCea a termination fee of up to $500,000 under specified circumstances. These provisions could discourage other companies from trying to acquire RiceX even though they might be willing to offer greater value to RiceX stockholders than NutraCea has offered pursuant to the Merger.

        RiceX has a limited operating history.    There is limited historical financial information about RiceX upon which to base an evaluation of RiceX's performance or to make a decision regarding an investment in shares of RiceX's common stock. Although RiceX was originally formed in May 1989, commercial manufacturing operations and marketing efforts did not commence until June 1996. RiceX reported net losses of $883,000 and $1,292,000 for the years ended December 31, 2004 and 2003, respectively. RiceX generated $295,000 in cash for the year ended December 31, 2003 and used $1,184,000 for the year ended December, 31 2004. RiceX has stockholders' equity of $1,784,000 and aggregated cash and cash equivalents of approximately $1,035,000 at December 31, 2004. RiceX believes it has positioned itself to become a leading premium ingredient supplier in the food manufacturing and animal feed sectors. However, RiceX's business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in product development, possible cost overruns due to price and cost increases in raw product and manufacturing processes, uncertain market acceptance and absence of an operating history. Therefore, there can be no assurance that RiceX's business or products will be successful, that RiceX will be able to achieve or maintain profitable operations, or that RiceX will not encounter unforeseen difficulties that may deplete its capital resources more rapidly than anticipated.

        There are significant market risks associated with RiceX's business.    RiceX has formulated its business plan and strategies based on certain assumptions regarding the size of the rice bran market, RiceX's anticipated share of this market and the estimated price and acceptance of RiceX's products. These assumptions are based on the best estimates of RiceX's management; however there can be no assurance that RiceX's assessments regarding market size, potential market share attainable by RiceX, the price at which RiceX will be able to sell its products, market acceptance of RiceX's products or a variety of other factors will prove to be correct. Any future success may depend upon factors including changes in the dietary supplement industry, governmental regulation, increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs including costs of production, supplies, personnel, equipment, and reduced margins caused by competitive pressures.

        RiceX faces competition.    Competition in RiceX's targeted industries, including nutraceuticals, functional food ingredients, rice bran oils, animal feed supplements and companion pet food ingredients is vigorous, with a large number of businesses engaged in the various industries. Many of RiceX's competitors have established reputations for successfully developing and marketing their products. Many of RiceX's competitors have greater financial, managerial, and technical resources than RiceX. If RiceX is not successful in competing in these markets, RiceX may not be able to attain its business objectives.

        RiceX is subject to significant government regulation.    The processing, formulation, packaging, labeling and advertising of RiceX's products is subject to regulation by one or more federal agencies. Although Congress has recognized the potential impact of dietary supplements in promoting the health of U.S. citizens by enacting the Dietary Supplement Health Education Act of 1994, or DSHEA, which severely limits the FDA's jurisdiction in regulating dietary supplements, there is no way to predict the potential effect of DSHEA. It may be difficult for any company manufacturing or marketing dietary supplements to remain in strict compliance with the technical requirements of DSHEA.

        RiceX relies upon a limited number of product offerings.    All of RiceX's products are based on stabilized rice bran. Although RiceX will market rice bran as a dietary supplement, as an active food ingredient for inclusion in other companies' products, and in other ways, a decline in the market demand for RiceX's products, as well as the products of other companies utilizing RiceX's products, could have a significant adverse impact on RiceX.

        RiceX relies upon an adequate supply of raw rice bran.    RiceX's proprietary technology is used to stabilize rice bran, which is a by-product from milling paddy rice to white rice. RiceX currently has a supply arrangement with one of the largest rice mills in the United States. RiceX is pursuing other supply sources in the United States and in foreign countries. However, there can be no assurance that RiceX will continue to secure adequate sources of raw rice bran to meet its requirements to produce stabilized rice bran products.

        RiceX is dependent upon its marketing efforts.    RiceX is dependent on its ability to market products to animal food producers, food manufacturers, mass merchandise and health food retailers, and to other companies for use in their products. RiceX must increase the level of awareness of dietary supplements in general and its products in particular. RiceX will be required to devote substantial management and financial resources to these marketing and advertising efforts and there can be no assurance that it will be successful.

        RiceX is dependent upon key employees.    RiceX believes that its success will depend, to a significant extent, upon the efforts and abilities of the current group of executives, strategic alliance and joint venture partners. The loss of the services of one or more of these key personnel or partners could have a material adverse affect on RiceX's business, financial condition and results of operations. In addition, RiceX's future success will depend upon its ability to continue to attract and retain qualified management personnel. RiceX is in the process of searching for a permanent Chief Executive Officer, or CEO, to replace its interim CEO. However, there can be no assurance that RiceX will be successful in attracting and retaining such personnel.

        RiceX's success depends in part on its ability to obtain patents, licenses and other intellectual property rights for its products and technology; RiceX is subject to certain intellectual property claims.    RiceX has five United States patents and RiceX may decide to file corresponding international applications. RiceX holds patents to the production of Beta Glucan and to a micro nutrient enriched rice bran oil process. RiceX also holds patents to a method to treat high cholesterol, to a method to treat diabetes and to a process for producing Higher Value Fractions from stabilized rice bran. The process of seeking patent protection may be long and expensive, and there can be no assurance that patents will be issued, that RiceX will be able to protect its technology adequately, or that competition will not be able to develop similar technology. There currently are no claims or lawsuits pending or threatened against RiceX regarding possible infringement claims, but there can be no assurance that infringement claims by third parties, or claims for indemnification resulting from infringement claims, will not be asserted in the future or that such assertions, if proven to be accurate, will not have a material adverse affect on RiceX's business, financial condition and results of operations. In the future, litigation may be necessary to enforce RiceX's patents, to protect its trade secrets or know-how or to defend against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others. Any litigation could result in substantial cost and diversion of RiceX's efforts, which could have a material adverse affect on its financial condition and results of operations. Adverse determinations in any litigation could result in the loss of RiceX's proprietary rights, subjecting it to significant liabilities to third parties, require it to seek licenses from third parties or prevent it from manufacturing or selling its systems, any of which could have a material adverse affect on its financial condition and results of operations. There can be no assurance that a license under a third party's intellectual property rights will be available to RiceX on reasonable terms, if at all.

THE SPECIAL MEETING OF NUTRACEA STOCKHOLDERS

        NutraCea is furnishing this Proxy Statement to holders of NutraCea common stock to provide them with important information regarding the Merger Proposal, the proposed amendment of NutraCea's Articles of Incorporation, the proposed amendment of NutraCea's Bylaws, the proposal to approve the NutraCea 2005 Equity Incentive Plan and the proposal to grant discretionary authority to adjourn the NutraCea special meeting of stockholders to a later date in certain circumstances, all in connection with the solicitation of proxies by NutraCea's board of directors for use at the special meeting of the NutraCea stockholders and at any adjournment or postponement of the NutraCea special meeting of stockholders. NutraCea first mailed this Proxy Statement and the accompanying form of proxy to its stockholders on or about September 6, 2005.

Date, Time and Place of the NutraCea Special Meeting of Stockholders

        NutraCea will hold a special meeting of its stockholders on September 28, 2005 at 8:00 a.m., local time, at the Sacramento Marriott Rancho Cordova, 11211 Point East Drive, Rancho Cordova, California.

Purpose of the NutraCea Special Meeting of Stockholders

        At the NutraCea special meeting of stockholders and at any adjournment or postponement thereof, NutraCea stockholders will be asked to consider and vote upon the following proposals:

          1.     A proposal to approve the Merger Agreement, by and among NutraCea, Merger Sub and RiceX, and the Merger of Merger Sub with and into RiceX pursuant to the Merger Agreement;

          2.     A proposal to approve the amendment of NutraCea's Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 shares;

          3.     A proposal to approve an amendment to NutraCea's Bylaws to increase the number of directors that may serve on the board from five to a range of five to nine directors;

          4.     A proposal to approve the NutraCea 2005 Equity Incentive Plan;

          5.     A proposal to grant discretionary authority to adjourn the NutraCea special meeting of stockholders to a date not later than October 21, 2005 in order to enable NutraCea to solicit additional proxies in favor of the above-described proposals; and

          6.     To transact any other business that may properly come before the NutraCea special meeting of stockholders or any adjournment or postponement of the NutraCea special meeting of stockholders.

        A copy of the Merger Agreement is attached to this Proxy Statement as Annex A, a copy of the proposed form of amendment to the Articles of Incorporation of NutraCea is attached to this Proxy Statement as Annex B and a copy of the proposed form of amendment to NutraCea's Bylaws is attached to this Proxy Statement as Annex C. NutraCea stockholders are encouraged to read the Merger Agreement and the proposed amended Articles of Incorporation in their entirety.

Record Date for the NutraCea Special Meeting of Stockholders; Outstanding Shares

        The NutraCea board of directors has fixed the close of business on August 22, 2005 as the record date for the determination of NutraCea stockholders entitled to notice of and to vote at the NutraCea special meeting of stockholders. Only holders of record of NutraCea common stock as of the close of business on that date are entitled to vote at the NutraCea special meeting of stockholders.

        As of the record date, there were 38,214,441 shares of NutraCea common stock issued and outstanding, held by approximately 185 stockholders of record. As of the record date, NutraCea's directors and executive officers, and those affiliated with them, held 16,736,283 shares of NutraCea common stock. Each share of NutraCea common stock issued and outstanding as of the record date entitles its holder to cast one vote at the NutraCea special meeting of stockholders.

Admission to the NutraCea Special Meeting of Stockholders

        Only NutraCea stockholders as of the close of business on August 22, 2005 and other persons holding valid proxies for the special meeting of stockholders are entitled to attend the NutraCea special meeting of stockholders. NutraCea stockholders and their proxies should be prepared to present valid government-issued photo identification. NutraCea stockholders who are not record holders, but who hold shares in street name should provide proof of beneficial ownership on the record date of the NutraCea special meeting of stockholders, such as their most recent account statement prior to August 22, 2005, or other similar evidence of ownership. Anyone who does not provide valid government-issued photo identification or comply with the other procedures outlined above upon request may not be admitted to the NutraCea special meeting of stockholders.

Votes Required

        The approval of the Merger Agreement and the Merger requires the affirmative approval of a majority of the shares of NutraCea common stock that are outstanding on the record date of the NutraCea special meeting of stockholders.

        The approval of each of the proposal to approve the amendment of NutraCea's Articles of Incorporation and the proposal to approve the amendment of NutraCea's Bylaws requires the affirmative approval of a majority of the shares of NutraCea common stock that are outstanding on the record date of the NutraCea special meeting of stockholders.

        The approval of the NutraCea 2005 Equity Incentive Plan and the proposal to give NutraCea discretionary authority to adjourn the NutraCea special meeting of stockholders to a date and time not later than October 21, 2005 requires the approval of a majority of the outstanding shares of NutraCea's common stock that are represented at the NutraCea special meeting of stockholders, assuming a quorum is present. In addition, California securities laws may impose restrictions on the number of awards that may be granted under the NutraCea 2005 Equity Incentive Plan, unless this plan is approved by two-thirds of the outstanding common stock of NutraCea. Accordingly, if the NutraCea 2005 Equity Incentive Plan is not approved by holders of at least two-thirds of NutraCea's outstanding common stock at the NutraCea special meeting of stockholders, NutraCea's ability to grant awards under the NutraCea 2005 Equity Incentive Plan other than to certain insiders and sophisticated participants will be materially limited.

        As this Proxy Statement explains, the Merger Agreement currently provides that it is a condition to both NutraCea's and RiceX's obligations to consummate the Merger that NutraCea's stockholders have approved both the proposed amendment of NutraCea's Articles of Incorporation and the proposed amendment of NutraCea's Bylaws. Thus, if NutraCea's stockholders approve the Merger Proposal but do not approve the proposals to amend NutraCea's Articles of Incorporation and Bylaws, the Merger will not occur unless this condition is waived by both NutraCea and RiceX. Likewise, if both the proposal to amend NutraCea's Articles of Incorporation and the proposal to amend NutraCea's Bylaws are approved by NutraCea's stockholders, but the Merger Proposal is not approved, then the proposed amendments of NutraCea's Articles of Incorporation and Bylaws will not be made effective.

        Consequently, if you wish to approve the Merger, please be sure to vote "FOR" each of Proposal One regarding the Merger Proposal, Proposal Two regarding the proposed amendment of NutraCea's

Articles of Incorporation and Proposal Three regarding the proposed amendment of NutraCea's Bylaws.

Voting of Proxies

        Shares of NutraCea common stock represented by a properly signed and dated proxy will be voted at the NutraCea special meeting of stockholders in accordance with the instructions indicated on the proxy. Proxies that are properly signed and dated, but which do not contain voting instructions will be voted "FOR" the proposal to approve the Merger Agreement and the Merger, "FOR" the proposal to amend NutraCea's Articles of Incorporation, "FOR" the proposal to amend NutraCea's Bylaws, "FOR" the proposal to approve the NutraCea 2005 Equity Incentive Plan, and "FOR" the proposal to authorize the discretionary adjournment of the NutraCea special meeting of stockholders. The proxy holder may vote the proxy in its discretion as to any other matter that may properly come before the NutraCea special meeting of stockholders. The inspector of elections appointed for the NutraCea special meeting of stockholders will tabulate the votes.

Abstentions

        NutraCea will count a properly executed proxy marked "ABSTAIN" as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the NutraCea special meeting of stockholders. Abstentions on the proposal to approve the Merger Agreement and the Merger, the proposal to amend NutraCea's Articles of Incorporation and the proposal to amend NutraCea's Bylaws, will, in each case, have the same effect as a vote "AGAINST" each of these proposals for purposes of determining whether it has been approved, and thus will affect the outcome of the vote. Assuming that a quorum is present at the NutraCea special meeting of stockholders, abstentions will have no effect on the proposal to approve the NutraCea 2005 Equity Incentive Plan and the adjournment proposal.

Broker Non-Votes

        If your shares of NutraCea common stock are held by your broker, your shares will be voted only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of NutraCea common stock without specific instructions from you. Failure to instruct your broker how to vote on the Merger Proposal or the amendment proposals will have the same effect as a vote "AGAINST" each of these proposals for purposes of determining whether the proposal has been approved and thus will affect the outcome of the vote. Assuming a quorum is present at the NutraCea special meeting, failure to instruct your broker to vote your shares will have no effect on the proposal to approve the NutraCea 2005 Equity Incentive Plan and the adjournment proposal.

Voting Shares in Person That Are Held Through Brokers

        If your shares of NutraCea common stock are held by your broker or another nominee and you wish to vote those shares in person at the NutraCea special meeting of stockholders, you must obtain from the nominee holding your NutraCea common stock a properly executed legal proxy identifying you as a NutraCea stockholder, authorizing you to act on behalf of the nominee at the NutraCea special meeting of stockholders and identifying the number of shares with respect to which the authorization is granted.

How to Revoke a Proxy

        If you submit a proxy, you may revoke it at any time before it is voted by:

  •
  delivering to the Secretary of NutraCea a written notice, dated later than the proxy you wish to revoke, stating that the proxy is revoked;

  •
  submitting to the Secretary of NutraCea a new, signed proxy with a date later than the proxy you wish to revoke; or

  •
  attending the NutraCea special meeting of stockholders and voting in person.

        Notices to the Secretary of NutraCea should be addressed to Secretary, NutraCea, 1261 Hawk's Flight Court, El Dorado Hills, California 95762.

Quorum

        In order to conduct business at the NutraCea special meeting of stockholders, a quorum must be present. NutraCea's Bylaws provide that the presence in person or by proxy of the holders of a majority of the shares outstanding on the record date will constitute a quorum. NutraCea will treat shares of common stock represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at the NutraCea special meeting of stockholders for purposes of determining the existence of a quorum. If sufficient votes to constitute a quorum or to approve the Merger Proposal, the proposed amendment of NutraCea's Articles of Incorporation, the proposed amendment of NutraCea's Bylaws or the proposal to approve the NutraCea 2005 Equity Incentive Plan are not received by the date of the NutraCea special meeting of stockholders, then the persons named as proxies may propose one or more adjournments of the NutraCea special meeting of stockholders to permit further solicitation of proxies. Adjournment would require the affirmative vote of the holders of a majority of the shares of NutraCea common stock represented at the NutraCea special meeting of stockholders, assuming a quorum is present. The persons named as proxies would generally exercise their authority to vote in favor of adjournment.

Solicitation of Proxies and Expenses

        NutraCea will pay its own costs of soliciting proxies for its special meeting. Certain directors, officers and employees of NutraCea may solicit proxies, without additional remuneration, by telephone, facsimile, email, telegraph and in person. NutraCea expects that the expenses of this special solicitation will be nominal. Following the mailing of this Proxy Statement, NutraCea will request brokers, custodians, nominees and other record holders to forward copies of this Proxy Statement to persons for whom they hold shares of common stock and to request authority for the exercise of proxies. In such cases, NutraCea, upon the request of the record holder, will reimburse such holder for its reasonable expenses.

NutraCea Board of Directors' Unanimous Recommendations

        After careful consideration, NutraCea's board of directors believes that the Merger is consistent with, and in furtherance of, NutraCea's long-term business strategy and the Merger is fair to, advisable and in the best interests of NutraCea and its stockholders. As such, the NutraCea board of directors unanimously recommends that NutraCea's stockholders vote "FOR" the proposal to approve the Merger Agreement and the Merger.

        NutraCea's board of directors has also determined that the proposed amendment of NutraCea's Articles of Incorporation is in the best interests of NutraCea and its stockholders. As such, the NutraCea board of directors unanimously recommends that NutraCea's stockholders vote "FOR" the proposal to amend NutraCea's Articles of Incorporation, to be effective only if the Merger takes effect.

        NutraCea's board of directors has also determined that the proposed amendment of NutraCea's Bylaws is in the best interests of NutraCea and its stockholders. As such, the NutraCea board of directors unanimously recommends that NutraCea's stockholders vote "FOR" the proposal to amend NutraCea's Bylaws, to be effective only if the Merger takes effect.

        NutraCea's board of directors has also determined that the proposal to approve the adoption of the NutraCea 2005 Equity Incentive Plan is in the best interests of NutraCea and its stockholders. As such, the NutraCea board of directors unanimously recommends that NutraCea's stockholders vote "FOR" the proposal to approve the NutraCea 2005 Equity Incentive Plan.

        NutraCea's board of directors has also determined that the proposal to grant NutraCea discretionary authority to adjourn the NutraCea special meeting of stockholders to a date not later than October 21, 2005 is in the best interests of NutraCea's stockholders. As such, the NutraCea board of directors unanimously recommends that NutraCea's stockholders vote "FOR" the proposal to grant NutraCea discretionary authority to adjourn the NutraCea special meeting of stockholders in certain circumstances to a date not later than October 21, 2005.

Voting Agreements of NutraCea Directors and Officers

        Three of NutraCea's directors and/or executive officers, Patricia McPeak, Bradley Edson, and Margie Adelman, holding approximately 21% of the outstanding voting power of NutraCea as of April 4, 2005, and entitled to vote at the NutraCea special meeting of stockholders, have agreed to vote all of their shares of NutraCea common stock in favor of the proposal to approve the Merger and the Merger Agreement and have executed proxies with respect to their shares in favor of these proposals.

Accountants at the NutraCea Special Meeting of Stockholders

        Representatives of Malone & Bailey, LLC, NutraCea's independent auditors, have been invited to be present at the NutraCea special meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions.

THE SPECIAL MEETING OF RICEX STOCKHOLDERS

        RiceX is furnishing this Proxy Statement to RiceX stockholders to provide them with important information regarding the proposed Merger, the Merger Agreement and the proposal to grant discretionary authority to adjourn the RiceX special meeting of stockholders to a later date in certain circumstances in connection with the solicitation of proxies by and on behalf of RiceX's board of directors for use at the RiceX special meeting of stockholders and at any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy were mailed to RiceX's stockholders on or about September 6, 2005.

Date, Time and Place of the RiceX Special Meeting of Stockholders

        RiceX will hold a special meeting of its stockholders on September 28, 2005, promptly at 8:00 a.m., local time, at 1261 Hawk's Flight Court, El Dorado Hills, California.

Matters for Consideration

        At the special meeting of stockholders, RiceX stockholders will be asked to consider and vote upon the following proposals:

          (i)    to adopt the Merger Agreement and approve the Merger; and

          (ii)   to grant RiceX discretionary authority to adjourn or postpone the RiceX special meeting of stockholders to a date not later than October 28, 2005 for the purpose of soliciting additional proxies.

        RiceX does not currently contemplate that any other matters will be presented at the RiceX special meeting of stockholders. RiceX's Bylaws provide that no matter may be brought before a special meeting of stockholders that is not stated in the notice of the special meeting of stockholders.

Recommendation of the RiceX Special Committee and the RiceX Board of Directors

        After careful consideration, the RiceX Special Committee unanimously (1) determined that the Merger is fair to, and in the best interests of, RiceX and the RiceX stockholders, (2) approved and declared advisable the Merger and recommended that the RiceX stockholders approve the Merger and vote "FOR" the adoption of the Merger Agreement, and (3) recommended to the board of directors of RiceX that it approve and declare advisable the Merger and recommend it to the RiceX stockholders. Thereafter, the board of directors of RiceX approved the Merger Agreement and the Merger with NutraCea and now recommends that RiceX stockholders vote "FOR" the proposal to approve and adopt the Merger Agreement and the Merger and "FOR" the proposal to grant discretionary authority to adjourn the RiceX special meeting of stockholders.

Admission to the RiceX Special Meeting of Stockholders

        Only RiceX stockholders as of the close of business on August 22, 2005 and other persons holding valid proxies for the special meeting of stockholders are entitled to attend the RiceX special meeting of stockholders. RiceX stockholders and their proxies should be prepared to present valid government-issued photo identification. RiceX stockholders who are not record holders, but who hold shares in street name should provide proof of beneficial ownership on the record date of the RiceX special meeting of stockholders, such as their most recent account statement prior to August 22, 2005, or other similar evidence of ownership. Anyone who does not provide valid government-issued photo identification or comply with the other procedures outlined above upon request may not be admitted to the RiceX special meeting of stockholders.

Record Date; Shares Held by RiceX's Directors and Executive Officers

        The record date for determining the RiceX stockholders entitled to vote at the RiceX special meeting of stockholders is August 22, 2005. Only holders of RiceX common stock as of the close of business on the record date are entitled to vote at the RiceX special meeting of stockholders. As of that date, there were approximately 36,713,274 shares of RiceX common stock issued and outstanding. Each share of RiceX common stock issued and outstanding as of the RiceX record date entitles its holder to cast one vote at the RiceX special meeting of stockholders.

        As of April 4, 2005, the directors and executive officers of RiceX and their affiliates beneficially owned approximately 6,613,935 shares of RiceX common stock, or approximately 18% of the total outstanding shares of RiceX common stock.

Voting by RiceX's Directors and Officers

        Under the terms of voting agreements entered into between NutraCea and each of Daniel L. McPeak, Sr., Kirit S. Kamdar, Steven W. Saunders, James C. Lintzenich, Edward L. McMillan, Todd C. Crow, Ike E. Lynch, and Daniel L. McPeak, Jr., these RiceX stockholders have agreed, subject to the terms and conditions set forth in their respective voting agreements, to vote the shares of RiceX common stock subject to their voting agreements for the adoption of the Merger Agreement. These individuals beneficially owned approximately 6,613,935 shares of RiceX common stock, or approximately 18% of the shares of RiceX common stock outstanding on April 4, 2005. Please refer to the section of this Proxy Statement entitled "The Merger—Voting Agreements; RiceX Voting Agreements" beginning on page 86 and Annex E.

        All of the directors and executive officers of RiceX have interests and arrangements that could affect their decision to support or approve the Merger. Please refer to the section of this Proxy Statement entitled "The Merger—Interests of Certain Persons in the Merger" beginning on page 64 below.

Quorum and Vote Required

        In order to conduct business at the RiceX special meeting, a quorum must be present. The holders of a majority of the RiceX common stock outstanding on the record date for the RiceX special meeting of stockholders present in person or represented by proxy at the RiceX special meeting of stockholders and entitled to vote at the RiceX special meeting of stockholders constitutes a quorum under the RiceX Bylaws. RiceX will treat shares of RiceX common stock represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at the RiceX special meeting of stockholders for purposes of determining the existence of a quorum. If sufficient votes to constitute a quorum or to adopt the Merger Agreement are not received by the date of the RiceX special meeting of stockholders, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies.

        The affirmative vote of a majority of the shares of RiceX common stock outstanding on the RiceX record date in favor of the proposal to adopt the Merger Agreement is required in order for the Merger Proposal to pass. The affirmative vote of the holders of a majority of RiceX common stock present in person or by proxy and entitled to vote at the RiceX special meeting of stockholders in favor of the proposal to grant discretionary authority to RiceX to adjourn or postpone the RiceX special meeting of stockholders for the purpose of soliciting additional proxies is required in order for the adjournment proposal to pass. The inspector of elections appointed for the RiceX special meeting of stockholders will tabulate the votes.

Voting of Proxies

        Shares represented by a properly signed and dated proxy will be voted at the RiceX special meeting of stockholders in accordance with the instructions indicated on the proxy. Proxies that are properly signed and dated, but which do not contain voting instructions will be voted "FOR" the proposal to adopt the Merger Agreement and approve the Merger, and "FOR" the proposal to grant discretionary authority to RiceX to adjourn or postpone the RiceX special meeting of stockholders.

Abstentions

        RiceX will count a properly executed proxy marked "ABSTAIN" as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the RiceX special meeting of stockholders. Because the affirmative vote of a majority of the outstanding shares of RiceX common stock is required to adopt the Merger Agreement and approve the Merger, if you mark your proxy "ABSTAIN," it will have the effect of a vote against the proposal to adopt the Merger Agreement and approve the Merger. Assuming that a quorum is present at the RiceX special meeting of stockholders, abstentions will have no effect on the adjournment proposal.

Broker Non-Votes

        If your shares are held in street name, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of RiceX common stock without specific instructions from you. Because the affirmative vote of a majority of the outstanding shares of RiceX common stock is required to adopt the Merger Agreement and approve the Merger, if you do not instruct your broker how to vote, it will have the effect of a vote against the proposal to adopt the Merger Agreement. Assuming a quorum is present at the RiceX special meeting of stockholders, failure to instruct your broker to vote your shares will have no effect on the adjournment proposal.

Voting Shares in Person That Are Held in Street Name

        If your shares are held in street name and you wish to vote those shares in person at the RiceX special meeting of stockholders, you must obtain from your broker a properly executed legal proxy identifying you as a RiceX stockholder, authorizing you to act on behalf of the nominee at the RiceX special meeting of stockholders and identifying the number of shares with respect to which the authorization is granted.

Voting Procedures

        You may vote by mail by completing and signing your proxy card and mailing it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

        If you properly sign and return your proxy card, but do not mark your voting instructions on the proxy card, you shares will be voted "FOR" the proposal to approve the adoption of the Merger Agreement and approval of the Merger, and "FOR" the proposal to grant discretionary authority to adjourn or postpone the RiceX special meeting of stockholders to a date not later than October 28, 2005 for the purposes of soliciting additional proxies.

        You may also vote in person at the RiceX special meeting of stockholders. RiceX will pass out written ballots to anyone who would like to vote at the RiceX special meeting of stockholders. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting.

How to Revoke a Proxy

        If you submit a proxy, you may revoke it at any time before it is voted by:

  •
  delivering to the Corporate Secretary of RiceX a written notice, dated later than the proxy you wish to revoke, stating that the proxy is revoked;

  •
  submitting to the Corporate Secretary of RiceX a new, signed proxy with a date later than the proxy you wish to revoke; or

  •
  attending the RiceX special meeting of stockholders and voting in person.

        Notices to the Corporate Secretary of RiceX should be addressed to Corporate Secretary, The RiceX Company, 1241 Hawk's Flight Court, El Dorado Hills, California 95762.

        If you hold your shares in street name, you must give new instructions to your broker prior to the RiceX special meeting of stockholders or obtain a signed "legal proxy" from the broker to revoke your prior instructions and vote in person at the RiceX special meeting of stockholders.

Contact for Questions and Assistance in Voting

        Any RiceX stockholder who has a question about the Merger, the Merger Agreement, or how to vote or revoke a proxy, or who wishes to obtain additional copies of this Proxy Statement, should contact:

  The RiceX Company
  1241 Hawk's Flight Court
  El Dorado Hills, California 95762
  Attention: Investor Relations
  Tel.: (916) 933-3000

Solicitation of Proxies and Expenses

        RiceX will pay its own costs of soliciting proxies for the RiceX special meeting of stockholders. Certain directors, officers and employees of RiceX may solicit proxies, without additional remuneration, by telephone, facsimile, email, telegraph and in person. RiceX expects that the expenses of this special solicitation will be nominal. Following the mailing of this Proxy Statement, RiceX will request brokers, custodians, nominees and other record holders to forward copies of this Proxy Statement to persons for whom they hold shares of common stock and to request authority for the exercise of proxies. In such cases, RiceX, upon the request of the record holder, will reimburse such holder for their reasonable expenses.

THE MERGER

        This section of this Proxy Statement describes the principal aspects of the proposed Merger, including the Merger Agreement. While NutraCea and RiceX believe that this description covers the material terms of the Merger, the Merger Agreement and the related transactions, this summary may not contain all of the information that is important to NutraCea and RiceX stockholders. You can obtain a more complete understanding of the Merger by reading the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A. You are encouraged to read the Merger Agreement and the other annexes to this Proxy Statement carefully and in their entirety.

        The Merger Agreement is included in this Proxy Statement in order to provide you with information regarding its terms. It is not in any way intended to provide you with factual information about the current state of affairs of either NutraCea or RiceX. Such information can be found elsewhere in this Proxy Statement (including the attached annexes) and in the other public filings that NutraCea and RiceX make with the SEC, which are available without charge at www.sec.gov. The Merger Agreement contains representations, warranties, covenants and other agreements, each as of specific dates. These representations, warranties, covenants and other agreements are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with the execution of the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties, covenants and other agreements set forth in the Merger Agreement. Although some of the information contained in the disclosure schedules may be non-public, NutraCea and RiceX do not believe that this information is required to be publicly-disclosed under the federal securities laws. Moreover, certain of these representations, warranties, covenants and/or other agreements may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the federal securities laws and/or were used for the purpose of allocating risk between NutraCea and RiceX rather than establishing matters as facts. Finally, information concerning the subject matter of these representations, warranties, covenants and other agreements may have changed since the date of the Merger Agreement, which may or may not be fully-reflected in NutraCea and RiceX's public disclosures. Accordingly, you should not rely on these representations, warranties, covenants and other agreements as statements of fact.

General

        The NutraCea board of directors, by unanimous vote, and the RiceX board of directors, by unanimous vote, have each approved the Merger and the Merger Agreement pursuant to which the businesses of NutraCea and RiceX are proposed to be combined. At the effective time of the Merger, Merger Sub, the wholly-owned subsidiary of NutraCea, will merge with and into RiceX, with RiceX surviving the Merger and continuing as a wholly-owned subsidiary of NutraCea.

        Upon completion of the Merger, RiceX stockholders will be entitled to receive, in exchange for each outstanding share of RiceX common stock owned as of immediately prior to the effective time, a fraction of a share of NutraCea common stock equal to the Exchange Ratio. The Exchange Ratio will be proportionately adjusted to reflect any stock split, reverse stock split, stock dividend or similar event with respect to shares of NutraCea common stock or RiceX common stock that occurs between April 4, 2005, the date of the Merger Agreement, and the effective time of the Merger.

        Upon effectiveness of the Merger, all options and warrants to purchase RiceX common stock that are outstanding immediately prior to the effectiveness of the Merger will cease to represent a right to acquire shares of RiceX common stock and will be assumed by NutraCea and converted into an option or a warrant, as applicable, to purchase a number of shares of NutraCea common stock equal to the number of shares of RiceX common stock issuable upon exercise of the RiceX stock option or warrant multiplied by the Exchange Ratio. In addition, the per share exercise price at which NutraCea common stock can be purchased after the Merger upon exercise of each such assumed and converted RiceX option or warrant will be equal to the exercise price provided for under the terms of such RiceX option or warrant, which generally will equal the exercise price immediately prior to the effectiveness of the Merger. The number of NutraCea shares issuable under each such converted RiceX option and warrant will be rounded down to the nearest whole share.

Calculation of the Exchange Ratio

        The Exchange Ratio will be equal to (i) 40,083,000 shares of NutraCea common stock divided by (ii) the total number of outstanding shares of RiceX common stock immediately prior to the Merger, including shares of RiceX common stock issuable upon conversion of all RiceX options and warrants that are outstanding at the effective time of the Merger, multiplied by (iii) the "price factor." The "price factor" is based upon the average of the last reported trading price of NutraCea common stock as reported on the OTCBB for 30 consecutive trading days ending on the second trading day prior to the Merger, or the "NutraCea Average Stock Price." If the NutraCea Average Stock Price is at least $0.39, then the price factor will be one (1). If the NutraCea Average Stock Price is less than or equal to $0.31, then the price factor will be (i) $0.39 divided by (ii) $0.31, or 1.258. If the NutraCea Average Stock Price is less than $0.39 but greater than $0.31, then the price factor will equal (i) $0.39 divided by (ii) the NutraCea Average Stock Price.

        As of August 22, 2005, there were 58,222,321 shares of RiceX common stock either outstanding or underlying outstanding options and warrants. If RiceX's capitalization did not change between August 22, 2005 and the effective time of the Merger, these 58,222,321 shares of RiceX common stock either outstanding or underlying outstanding options and warrants would be used to calculate the Exchange Ratio. However, as a condition of the Merger, RiceX has obtained agreements with certain of its warrant holders to (i) terminate the Terminated RiceX Warrants, which are warrants to purchase a total of 6,030,582 shares of RiceX common stock, and (ii) amend warrants to purchase 4,824,465 shares of RiceX common stock. Termination of the Terminated RiceX Warrants will reduce the number of RiceX shares used in the Exchange Ratio calculation. RiceX has offered to these RiceX warrant holders the option of terminating the Terminated RiceX Warrants, in exchange for extending the termination date of warrants to purchase 4,824,465 shares of RiceX common stock. By acceptance of this offer by the RiceX warrant holders, the number of shares of RiceX common stock to be used in the Exchange Ratio calculation will be 52,191,739 instead of 58,222,321. All of the warrants to purchase 10,855,047 shares of RiceX common stock expire by October 1, 2005.

        Below is a table that illustrates how the Exchange Ratio, the number of shares of NutraCea common stock that will be issuable to RiceX common stockholders in the Merger and the number of shares of NutraCea common stock that will be issuable on exercise of RiceX options and warrants that are assumed by NutraCea in the Merger will vary based upon hypothetical NutraCea Average Stock Prices. The table assumes 36,713,274 shares of RiceX common stock are outstanding, and outstanding options and warrants, other than the Terminated RiceX Warrants, to purchase an aggregate of 15,478,465 shares of RiceX common stock are outstanding.

NutraCea Average Stock Price	Exchange Ratio	Number of NutraCea Shares Issuable to RiceX Stockholders	Number of NutraCea Shares Issuable Upon Exercise of Assumed RiceX Options and Warrants
$0.31 or lower	0.966	35,471,902	14,955,098
$0.35	0.856	31,417,970	13,245,944
$0.39 or higher	0.768	28,195,614	11,887,386

Financing Transaction

        The Merger Agreement requires NutraCea to satisfy three financial conditions prior to the Merger: NutraCea must have (i) at least $2,500,000 in cash, (ii) satisfied the $2.4 million principal plus accrued interest obligation that it incurred in December 2004 in a secured note and warrant financing, and (iii) no debt outstanding other than trade payables incurred in the ordinary course of business and legal and investment banking fees incurred in connection with the Merger. In order to satisfy these conditions, NutraCea anticipates that it will need to raise at least $5,000,000 from the sale of common stock or convertible preferred stock pursuant to the Financing Transaction. Assuming that the per share purchase price of the NutraCea capital stock sold in the Financing Transaction is equal to NutraCea's common stock price on August 25, 2005 ($1.25), NutraCea anticipates that it will need to issue at least approximately 4 million shares of NutraCea common stock in the Financing Transaction.

        The issuance of capital stock in the Financing Transaction will dilute both the current holders of NutraCea common stock and, if the Merger is completed, the holders of RiceX common stock. In addition, there is no assurance that NutraCea will be able to obtain favorable terms for the Financing Transaction. Certain terms in the Financing Transaction could further dilute the current NutraCea and RiceX stockholders: for example, convertible preferred stock may be issued in the Financing Transaction that may be convertible into more shares of NutraCea common stock than the Financing Transaction investors could have purchased in the market with the dollar amount of their investment; NutraCea may issue common stock at a price lower than the price that NutraCea's common stock trades in the market; NutraCea may be required to issue warrants to purchase NutraCea stock; and NutraCea may raise more than $5,000,000. Also, because the price of the capital stock will most likely be based upon the price of NutraCea's common stock at a time closer to the effective time of the Merger, a decline in NutraCea's common stock price would require NutraCea to issue more shares of stock in order to raise the $5,000,000.

Post-Merger Ownership of the Combined Company

        Based on the hypothetical Exchange Ratio of 0.768 (assuming the NutraCea Average Stock Price is at least $0.39), and assuming no change in RiceX's outstanding shares and options between April 4, 2005 (the date the Merger Agreement was signed) and the date of the Merger, other than the termination of the Terminated RiceX Warrants, NutraCea and RiceX estimate that NutraCea will issue approximately 28.2 million shares of NutraCea common stock to RiceX stockholders pursuant to the Merger, and that RiceX's outstanding options and warrants will be converted into options to purchase a total of approximately 11.9 million shares of NutraCea common stock. Based on NutraCea's capitalization as of August 22, 2005, and excluding the effect of the Financing Transaction, the shares of NutraCea common stock to be issued to RiceX stockholders pursuant to the Merger would represent approximately 42% of the shares of NutraCea common stock outstanding immediately following the Merger, and the shares of NutraCea common stock and shares subject to options and warrants to purchase NutraCea common stock to be issued by NutraCea to RiceX stockholders pursuant to the Merger will represent approximately 42% of NutraCea's shares on a fully-diluted basis, treating all outstanding NutraCea options and warrants (including the converted RiceX options and warrants) as having been exercised in full.

Exchange of Stock Certificates

        Promptly after the effectiveness of the Merger, NutraCea will cause an exchange agent to mail to the holders of record of RiceX common stock a letter of transmittal and instructions on how to surrender RiceX stock certificates in exchange for NutraCea common stock certificates representing the Merger consideration and cash (without interest) in lieu of fractional NutraCea shares. Do not mail your RiceX stock certificates at this time. Upon surrender of your RiceX common stock certificate(s), the letter of transmittal and any other documents required by the exchange agent, each holder of

RiceX common stock certificates will be entitled to receive a certificate representing that number of whole shares of NutraCea common stock which that holder has the right to receive, plus cash (without interest) in lieu of fractional shares of NutraCea common stock, if any.

Background of the Merger

        By virtue of their mutual involvement in the stabilized rice bran nutrient research and dietary supplement development market, NutraCea and RiceX have been familiar with each other's business for several years and have had business contacts since 1999.

        In the fourth quarter of 2003, Mr. John Howell, NutraCea's former President, contacted Daniel L. McPeak, Sr., former Chief Executive Officer and current Chairman of the Board of RiceX, regarding a possible combination of the two companies. In response to Mr. Howell's inquiry, RiceX's board of directors formed the RiceX Special Committee, consisting of Steven W. Saunders and James C. Lintzenich, for the purpose of evaluating a possible business combination with NutraCea. Due to the fact that Mr. McPeak, Sr. was, and still is, married to Ms. Patricia McPeak, NutraCea's Chairman and Chief Executive Officer, RiceX's board of directors determined that Mr. McPeak, Sr. should not serve on the RiceX Special Committee or participate in any discussions regarding a possible business combination with NutraCea. Accordingly, Mr. James C. Lintzenich, a member of the RiceX board of directors, was appointed as the Chairman of the RiceX Special Committee. Following the creation of the RiceX Special Committee, the parties had several general discussions regarding the viability of a business combination during the first and second quarters of 2004. These initial discussions terminated due to the parties' inability to reach agreement on the terms of a proposed transaction. Following Edward L. McMillan's election to the board of directors of RiceX in the middle of 2004, Mr. McMillan was also appointed by the board of directors of RiceX to serve on the RiceX Special Committee.

        On September 2, 2004, NutraCea retained Sandgrain, an investment banking firm, to raise working capital for NutraCea, and to act as its principal financial advisor with respect to a potential business combination with RiceX. On September 20, 2004, Mr. Bradley Edson, whom NutraCea had engaged as an independent contractor to explore a potential merger between NutraCea and RiceX, participated in a telephone call with Mr. Lintzenich, a member of RiceX's board, to again discuss the idea of a potential combination between NutraCea and RiceX. A further, more detailed call was held a few days later.

        On September 27, 2004, Mr. Edson and Mr. Terrence Barber, Mr. McPeak, Sr.'s successor as the Chief Executive Officer of RiceX and the now former Chief Executive Officer of RiceX, discussed various issues relating to a potential merger.

        At a meeting held on September 27, 2004, NutraCea's board of directors discussed a possible merger with RiceX and potential synergies between NutraCea and RiceX's businesses and authorized NutraCea's management to explore the possibility of more extensive discussions between the management teams of the two companies. NutraCea's board authorized NutraCea's management to expand the scope of the consultancy arrangement with Mr. Edson such that Mr. Edson would be directed to consult with NutraCea's management and board of directors and with RiceX's management and board of directors regarding the possible combination of NutraCea and RiceX. Mr. Edson was also authorized by NutraCea's board to represent NutraCea in its discussions with RiceX regarding the potential transaction. Mr. Edson subsequently initiated brief telephonic conversations with each member of RiceX's board and continued a telephonic dialogue with Mr. Lintzenich for the next several weeks.

        On October 5, 2004, Mr. Edson, Ms. McPeak and Ms. Margie Adelman, NutraCea's Corporate Secretary, visited the RiceX stabilization facility in Sacramento, followed by a site inspection trip the same day to RiceX's stabilization plant in Montana, which involved a meeting with Ike E. Lynch,

RiceX's then-Vice President—International Business Development and now current Chief Executive Officer, and certain RiceX support staff members.

        At the RiceX board of directors meeting held on November 3, 2004, Mr. Barber informed the members of the RiceX board about the discussions with NutraCea to date regarding a possible merger between the two companies. The RiceX board of directors discussed the possible terms of the merger, including the valuation of RiceX for such a business combination. Mr. Barber also apprised the RiceX board of directors about the advantages of such a transaction to RiceX and its stockholders and other strategic opportunities that might become available to RiceX. The RiceX board of directors authorized the RiceX Special Committee and RiceX's executive officers to continue negotiations with NutraCea. Mr. McPeak, Sr. did not attend this meeting.

        On November 11, 2004, a meeting was held in Denver, Colorado between certain members of the RiceX board of directors and the senior management of NutraCea. Also in attendance was a representative of Weintraub Genshlea Chediak Sproul, professional corporation, NutraCea's outside counsel, a representative of Downey Brand LLP, special counsel to the RiceX Special Committee, and a representative of Sandgrain. Mr. Edson presented those in attendance with a high-level overview of NutraCea's business and some of the potential synergistic value that could result from a combination of the two companies. Mr. McPeak, Sr. did not attend this meeting. Between November 11, 2004, and early December 2004, further discussions between NutraCea and RiceX were held, primarily between Mr. Edson and Mr. Lintzenich.

        On December 10, 2004, RiceX held a board of directors meeting at which the material terms of the business combination then under consideration by the parties were discussed. Mr. Lintzenich informed the RiceX board of directors about the substance of discussions during the recent meetings with members of NutraCea's management team, and discussed the complementary product offerings of RiceX and NutraCea and the increased revenue and growth possibilities that the Combined Company could offer. RiceX's board of directors authorized the RiceX Special Committee and the RiceX executive officers to continue to pursue the negotiation of a transaction with NutraCea and, upon further progress, to pursue a more thorough financial and legal due diligence investigation. Mr. McPeak, Sr. did not attend this meeting.

        On December 10, 2004, RiceX and NutraCea entered into a nondisclosure agreement under which each party agreed, with certain exceptions, that it would not disclose the fact that discussions were taking place concerning a possible transaction involving the parties or any of the terms, conditions or other facts with respect to such a transaction.

        On December 14, 2004, NutraCea and RiceX executed a "no-shop" agreement, pursuant to which RiceX and NutraCea agreed not to solicit or initiate any alternative transactions with any other parties that would be incompatible with the potential merger transaction between RiceX and NutraCea.

        Also on December 14, 2004, Mr. Edson and Mr. Lintzenich discussed general terms of the proposed merger between RiceX and NutraCea. The discussions resulted in a non-binding letter of intent signed by NutraCea and RiceX. The terms of the letter of intent included, among other details, the form of the proposed transaction, conditions to close the transaction, the composition of the board and management of the combined company, agreement to cooperate with each other to facilitate due diligence and the term of the no-shop agreement previously discussed by Messrs. Edson and Lintzenich.

        On December 17, 2004, Mr. Edson and NutraCea executed an employment agreement whereby Mr. Edson became President of NutraCea.

        From mid-December 2004 through January 2005, Mr. Edson had many telephone conversations with Mr. Lintzenich and, to a lesser extent, the executive officers of RiceX. During these meetings, the parties engaged in various dialogues pertaining to all aspects of a merger, including certain principal terms of the proposed business combination. NutraCea and RiceX continued to engage in discussions to identify and negotiate principal terms of a potential business combination between them and pursued preliminary diligence investigations. Due diligence continued during this time.

        From mid-December 2004 to mid-January 2005, NutraCea's management continued to update NutraCea's board on negotiations. At a NutraCea board of directors meeting held on February 16, 2005, Mr. Edson presented an update on the progress of NutraCea's discussions with RiceX and management's assessment of RiceX's business and possible advantages of a combination of NutraCea and RiceX. As part of his report, Mr. Edson discussed NutraCea's strategy, the anticipated impact of a merger with RiceX on NutraCea's financial condition and business, the estimated timing of a transaction, and other related matters. NutraCea's board reviewed and considered these matters in detail. Following this meeting, NutraCea's board of directors authorized NutraCea's officers to continue negotiations with RiceX to pursue further due diligence on RiceX and to report back to the NutraCea board of directors.

        In late-December 2004 through January 2005, NutraCea and RiceX began more intensive due diligence efforts. As part of this diligence effort, Mr. Edson made several visits to RiceX's headquarters in December and January to conduct an initial diligence review.

        On January 12, 2005, RiceX and NutraCea agreed to extend the term of the nondisclosure agreement and the no-shop agreement in order to allow the companies to continue to review the terms of a proposed merger transaction between the companies.

        Mr. Lynch, RiceX's Chief Executive Officer, and Todd C. Crow, RiceX's Chief Financial Officer, visited NutraCea's headquarters on January 14, 2005. During this visit to NutraCea's offices, Messrs. Lynch and Crow met with representatives of NutraCea to exchange business due diligence data and to discuss integration issues, including the post-merger role of RiceX's management team, as well as strategies for the combined company.

        At a meeting of the RiceX Special Committee held on January 19, 2005, Messrs. Lynch and Crow and a representative of Downey Brand provided an update to RiceX's board of directors on the status of the proposed merger with NutraCea. The RiceX Special Committee reviewed the preliminary due diligence findings regarding NutraCea, including NutraCea's business, its operations and the possible business strategy of NutraCea after the consummation of the merger. The RiceX Special Committee also discussed the expenses associated with the merger, including legal and accounting fees.

        Between January 31, 2005 and February 10, 2005, the parties and their counsel negotiated the draft merger agreement. During this period both sides continued their diligence reviews of the other party.

        On February 9, 2005, Mr. Edson met with Messrs. Lynch and Crow and Daniel L. McPeak, Jr., RiceX's Vice President—Sales, at the offices of Downey Brand. Also in attendance were representatives of Weintraub Genshlea Chediak Sproul and Downey Brand. The parties discussed the structure of the merger transaction and the terms of a draft merger agreement. The parties discussed terms related to the merger including the composition of the resulting board of directors, composition of officers and executive management, exchange ratio and other merger related items.

        A meeting of NutraCea's board of directors was also held on February 9, 2004, at which NutraCea's management briefed NutraCea's board on the status of negotiations with RiceX and diligence and legal issues. The NutraCea board of directors reviewed with management the business case for the proposed merger, including management's business plan and forecasts for the combined company, as well as discussion of synergies and other benefits anticipated to be derived from the merger, including potential cost-savings, improved product offerings and enhanced market position. NutraCea's board of directors reviewed RiceX's comments to a draft of the merger agreement and discussed how to respond to them. At the conclusion of the meeting, NutraCea's board authorized NutraCea's executive management to continue negotiation of the merger agreement with RiceX consistent with the board of director's guidance and the terms presented by management at the meeting.

        On February 10, 2005, the RiceX Special Committee met to discuss the status of negotiations between the parties. Messrs. Lynch and Crow summarized the latest due diligence findings for the members of the RiceX Special Committee and a member of Downey Brand summarized the status of the ongoing negotiation of the terms of the proposed merger. After this discussion, the RiceX Special Committee directed RiceX's management to pursue further negotiations with NutraCea to resolve the remaining open issues.

        Between February 10, 2005 and March 4, 2005, the parties attempted to reach agreement on a mutually acceptable exchange ratio for the merger.

        On March 3 and 4, 2005, Mr. Lintzenich and Mr. Edson discussed several remaining open issues in the merger agreement, including the exchange ratio at which RiceX shares would be converted into shares of NutraCea common stock in the merger. NutraCea and RiceX continued their respective due diligence reviews and Mr. Lintzenich and Mr. Edson continued to discuss and negotiate the terms of the merger agreement.

        On March 8, 2005, the board of directors of RiceX received a report from Downey Brand and the RiceX Special Committee as to the status of negotiations on the merger agreement. A recommendation to continue negotiating and drafting a definitive agreement between the companies was made to the full board of directors of RiceX by the RiceX Special Committee. All members of the board of directors present voted to proceed with development of a definitive merger document. Mr. McPeak, Sr. did not attend this meeting and, consequently, did not vote.

        Between March 8, 2005 and March 28, 2005, the companies and their respective counsel finalized certain terms of the merger, other than the exchange ratio, continued their due diligence reviews, and negotiated the terms of definitive agreements.

        On March 14, 2005, NutraCea's board of directors held a meeting to review the draft merger agreement and the status of the merger negotiations, with a focus on determination of an exchange ratio for the merger. NutraCea's board reviewed NutraCea's interim operating results for its first fiscal quarter and then discussed the proposed merger with RiceX. NutraCea's management team updated NutraCea's board of directors on the status of negotiations with RiceX and discussed how varying exchange ratios could impact the post-merger capitalization of NutraCea. After this discussion, NutraCea's board of directors directed management to pursue further negotiations with RiceX to resolve remaining open issues, including the definitive exchange ratio for the merger.

        On March 15, 2005, the board of directors of RiceX met to discuss the status of the merger negotiations and the due diligence in connection with the proposed transaction. Mr. McPeak, Sr. did not attend this meeting. The board of directors also discussed the fairness of certain possible exchange ratios for the merger. A representative of Downey Brand advised the members of the RiceX board of directors about their fiduciary duties in evaluating the merger and the current terms of the merger agreement and the merger.

        During the weeks of March 21 and March 28, 2005, the management teams of RiceX and NutraCea finalized their negotiations regarding the exchange ratio for the merger.

        On March 7, 2005, the RiceX Special Committee held a meeting to consider approval of the Merger. At the meeting, the RiceX Special Committee unanimously (1) determined that the Merger is fair to, and in the best interests of, RiceX and the RiceX stockholders, (2) approved and declared advisable the Merger and recommended that the RiceX stockholders approve the Merger and vote "FOR" the adoption of the Merger Agreement, and (3) recommended to the board of directors of RiceX that it approve and declare advisable the Merger and recommend it to the RiceX stockholders.

        On March 31, 2005, the RiceX board of directors held a special meeting to consider approval of the Merger Agreement and the Merger. The meeting was also attended by representatives of RiceX's management team, a representative of Downey Brand and a representative of RiceX's outside counsel, Foley & Lardner LLP. Mr. Lintzenich discussed the recent developments in the proposed Merger with NutraCea and RiceX's board reviewed the terms of the definitive Merger Agreement with the representatives of Downey Brand and Foley & Lardner, and the resolution of previously outstanding matters. After full discussion, the RiceX board of directors unanimously approved the Merger and Merger Agreement. As with all prior board of directors' meetings concerning the Merger, Mr. McPeak, Sr. recused himself from all deliberations concerning the Merger discussions and vote.

        Throughout February and March 2005, NutraCea's officers and directors consulted with representatives of Weintraub Genshlea Chediak Sproul regarding the fiduciary duties of NutraCea's officers and directors with respect to the merger and the terms of the merger.

        Throughout March and through April 4, 2005, NutraCea's officers and directors discussed the progress of the merger transaction and the terms of the merger.

        On April 4, 2005, NutraCea's board of directors determined that the merger transaction with RiceX was advisable, fair to and in the best interests of NutraCea and its stockholders and approved the Merger with RiceX and the terms of the Merger Agreement by unanimous written consent.

        Also on April 4, 2005, after the approval of the Merger by the RiceX board of directors and the NutraCea board of directors, the Merger Agreement and related agreements were executed. The two companies issued press releases announcing the Merger on Monday, April 4, 2005.

NutraCea's Reasons for the Merger; Considerations of the NutraCea Board of Directors

        NutraCea's board of directors has determined that the Merger is advisable, and is fair to and in the best interests of NutraCea and its stockholders, and unanimously approved the Merger Agreement and the Merger. In reaching its decision, the NutraCea board of directors identified several reasons for, and potential benefits to NutraCea stockholders of, the Merger. NutraCea believes there are a number of potential benefits of the proposed Merger including, among others:

  •
  NutraCea believes that the experience, size and breadth of product offerings of the Combined Company will position it to respond quickly and effectively to increased competition and shifting market demand;

  •
  NutraCea believes that the Combined Company will have greater stature in the market than either company currently enjoys individually and that the combination will provide stronger name and brand recognition;

  •
  The Combined Company will have a broader and stronger intellectual property portfolio that the Combined Company will be able to license to and enforce against other companies competing in the market for NutraCea's products;

  •
  RiceX will provide NutraCea with a consistent high-quality supply of stabilized rice bran that NutraCea believes will enable the Combined Company to offer a wider range of products to a larger market;

  •
  Since NutraCea and RiceX's products have historically addressed different market segments and have not generally been directly competitive, the Combined Company will provide NutraCea the opportunity to increase its revenues by exploiting the complementary nature of NutraCea and RiceX's customers;

  •
  NutraCea expects to benefit from the ability to utilize the skills and resources of the Combined Company's management teams; and

  •
  By combining NutraCea and RiceX's operations, NutraCea expects to achieve cost reductions through consolidation of certain common functions, which should enhance NutraCea's efforts to achieve profitability

        In the course of reaching its decision to approve the Merger Agreement and the Merger, NutraCea's board of directors consulted with NutraCea's senior management, its legal counsel regarding the legal aspects of the Merger and its financial advisors regarding the financial terms of the Merger, and reviewed and considered a significant amount of information, including the following factors:

  •
  the strategic reasons for the Merger described above;

  •
  financial market conditions, historical market prices, volatility and trading information with respect to NutraCea's common stock and RiceX's common stock;

  •
  historical and current information about NutraCea and RiceX's respective businesses, prospects, financial performance, financial condition (including cash resources), operations, technology, market data, management's knowledge of the industry, and the companies' respective competitive positions, including public reports filed by NutraCea and RiceX with the SEC concerning the results of their respective operations during the most recent fiscal year and fiscal quarter of each company;

  •
  the potential impact of the Merger on NutraCea's customers, suppliers and distributors;

  •
  the fact that NutraCea's stockholders would have the opportunity to vote upon the Merger Agreement, the Merger and the proposed amendments to its Articles of Incorporation and Bylaws;

  •
  the likelihood that NutraCea and RiceX will be able to complete the Merger;

  •
  reports from NutraCea's management and financial advisors about the results of their due diligence investigation of RiceX;

  •
  the terms and conditions of the Merger Agreement, including:

  •
  the Exchange Ratio;

  •
  the terms of the NutraCea Financing Transaction;

  •
  the composition of NutraCea's board of directors after the Merger;

  •
  the officers of NutraCea after the Merger;

  •
  covenants imposing restrictions on the conduct of each party's business pending closing of the Merger;

  •
  the no-solicitation provisions and restrictions imposed on RiceX's ability to engage in negotiations with, provide any confidential information or data to, and otherwise have certain discussions with, any person relating to, an alternative Acquisition Proposal under certain circumstances;

  •
  the conditions to each party's obligation to effect the Merger;

  •
  the definition of "material adverse effect;"

  •
  the limited ability of each party to terminate the Merger Agreement;

  •
  RiceX's ability to terminate the Merger Agreement if NutraCea does not satisfy certain financial conditions prior to consummation of the Merger; and

  •
  the fees payable by either party to the other if the Merger Agreement is terminated under certain circumstances, which include the failure of a party's stockholders to approve the Merger;

  •
  NutraCea's prospects as an independent company;

  •
  the potential for other third parties to enter into strategic relationships with or to acquire RiceX; and

  •
  possible strategic actions NutraCea could pursue as alternatives to the Merger.

        In reaching its determination, NutraCea's board of directors determined that the factors described above generally figured positively with respect to the acquisition, as advantages or opportunities to be derived from the Merger, except for the last four factors above, which figured both positively and negatively. NutraCea's board of directors also considered the following potentially negative factors in its deliberations concerning the Merger:

  •
  the possibility that the Merger might not be consummated and the effect of public announcement of the Merger on:

  •
  NutraCea's revenues and other operating results;

  •
  NutraCea's ability to attract and retain key management, marketing and technical personnel;

  •
  progress of certain development projects; and

  •
  customer, supplier and distributor relationships;

  •
  the risk that the potential benefits sought in the Merger might not be realized;

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  the substantial expenses to be incurred in connection with the Merger, including costs of integrating the businesses, transaction expenses arising from the Merger, and the impact of those expenses if the Merger is not consummated;

  •
  the risk that key technical and management personnel might not remain employed by the Combined Company and key customers, suppliers or distributors might terminate their relationships with the Combined Company;

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  the volatility of the market prices of NutraCea and RiceX's common stock;

  •
  the Exchange Ratio will not reflect any downward changes in the market price of RiceX's common stock;

  •
  the possible effects of the provisions in the Merger Agreement regarding termination fees;

  •
  the availability and potential impact of dissenting stockholders' appraisal rights to NutraCea and RiceX stockholders in connection with the Merger; and

  •
  various other risks associated with the Merger and the business of NutraCea and the Combined Company described in the section entitled "Risk Factors" beginning on page 28 of this Proxy Statement.

        After due consideration, the NutraCea board of directors unanimously concluded that the potential benefits of the Merger outweighed the risks associated with the Merger.

        The above discussion of the material factors is not intended to be exhaustive, but does set forth the principal factors considered by the NutraCea board of directors. In view of the wide variety of factors considered by the NutraCea board of directors in connection with the evaluation of the Merger and the complexity of these matters, the NutraCea board of directors did not consider it practical to quantify, rank or otherwise assign relative weights to the foregoing factors, and it did not attempt to do so. Rather, the NutraCea board of directors made its recommendation based on the totality of the information presented to it, and the investigation conducted by it. The NutraCea board of directors considered all these factors and determined them to be favorable to and supportive of its recommendation.

Recommendation of the Merger by the NutraCea Board of Directors

        After careful consideration and based on the foregoing analysis, on April 4, 2005, the NutraCea board of directors determined that the Merger is advisable and is fair to and in the best interests of NutraCea and its stockholders, and unanimously approved the Merger Agreement and the Merger. Therefore, the NutraCea board of directors unanimously recommends that the NutraCea stockholders vote "FOR" the proposal to approve the Merger Agreement and the Merger.

        In considering the recommendation of the NutraCea board of directors to approve and adopt the Merger Agreement, the Merger, the proposed amendment of NutraCea's Articles of Incorporation and the proposed amendment of NutraCea's Bylaws, NutraCea stockholders should be aware that some officers and directors of NutraCea have interests in the proposed Merger that are different from and in addition to the interests of NutraCea stockholders generally. The NutraCea board of directors was aware of these interests and considered them in approving these proposals being presented to the NutraCea stockholders. See the section entitled "The Merger—Interests of Certain Persons in the Merger" beginning on page 64 of this Proxy Statement.

Opinion of NutraCea's Financial Advisor

        In September 2004, NutraCea engaged Sandgrain to serve as an exclusive strategic and investment advisor to NutraCea and to assist and advise NutraCea with respect to raising capital and in acquisitions and similar corporate transactions. On May 12, 2005, Sandgrain rendered its oral opinion to the NutraCea board of directors, subsequently confirmed in writing on the same day, that, as of April 4, 2005 (the date of the Merger Agreement), and based upon and subject to certain matters stated in its opinion, the terms of the Merger were fair to NutraCea and its stockholders from a financial point of view.

        The full text of Sandgrain's written opinion, dated May 12, 2005, is attached as Annex F to this Proxy Statement. Stockholders of NutraCea and RiceX are encouraged to read Sandgrain's opinion carefully in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Sandgrain in rendering its opinion. The following is a summary of Sandgrain's opinion and the methodology that Sandgrain used to render its opinion. This summary is qualified in its entirety by reference to the full text of Sandgrain's opinion.

        Sandgrain's advisory services and opinion were provided for the use and benefit of the NutraCea board of directors in connection with the Merger. Sandgrain's opinion was not intended to be and did not constitute a recommendation to any stockholder of NutraCea or RiceX as to how such stockholder should vote with respect to the Merger. Sandgrain was not requested to opine as to, and the Sandgrain opinion did not in any manner address, NutraCea's underlying business decision to proceed with or effect the Merger.

        In arriving at its opinion, Sandgrain, among other things:

  •
  Reviewed certain publicly available financial statements and other information of RiceX and NutraCea;

  •
  Reviewed and discussed certain internal financial statements and other financial and operating data concerning RiceX and NutraCea prepared by their respective managements;

  •
  Analyzed financial projections of RiceX and NutraCea that were either prepared by management of both RiceX and NutraCea or contained in certain securities analysis research reports that were recommended for review by the respective managements of RiceX and NutraCea;

  •
  Discussed the past and current operations and financial condition and the prospects for RiceX and NutraCea, including certain strategic, financial and operational benefits anticipated from the Merger, with the respective managements of such companies;

  •
  Analyzed the estimated pro forma impact of the Merger on the Combined Company's capitalization, income statement, balance sheet, and cash flows;

  •
  Reviewed the reported prices and trading activity of RiceX and NutraCea's common stock;

  •
  Reviewed and discussed with senior executives of each of RiceX and NutraCea the strategic rationale for the Merger;

  •
  Compared the financial performance, common stock prices, and trading activity of RiceX and NutraCea with that of certain other comparable publicly-traded companies and their common stock;

  •
  Reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

  •
  Performed a discounted cash flow analysis to assess the standalone total intrinsic value of RiceX and the derived intrinsic value from merging RiceX and NutraCea;

  •
  Reviewed the Merger Agreement and certain other related transaction documents; and

  •
  Performed such other analysis and considered such other factors as Sandgrain deemed appropriate.

        In preparing its opinion, Sandgrain relied, without independent verification, upon the accuracy and completeness of all financial and other information that was available from public sources and all projections and other information provided to Sandgrain by NutraCea or otherwise reviewed by Sandgrain. With respect to internal financial statements and other projections (including cash flow projections) and other financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the Merger, Sandgrain assumed that such financial statements and other financial and operating data had been reasonably prepared on bases reflecting the best available estimates and good faith judgments of the future competitive, operating and regulatory environments of RiceX and NutraCea. Sandgrain did not make any independent valuation or appraisal of the assets or liabilities of RiceX or NutraCea, nor was Sandgrain furnished with any appraisals. Sandgrain was not requested to, and Sandgrain did not participate in the negotiation or structuring of the Merger and/or the Merger Agreement. Sandgrain's opinion is necessarily based upon information available to Sandgrain, and the economic, financial, stock market and other conditions and circumstances existing and disclosed or otherwise available to Sandgrain as of May 12, 2005.

        Sandgrain further assumed, with NutraCea's consent, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement (without waiver of any condition contained herein) and the Merger will be treated as a tax-free reorganization, each pursuant to the Internal Revenue Code of 1986, as amended. In addition, Sandgrain assumed that obtaining all necessary regulatory approvals for the Merger will not have a material adverse effect on RiceX, NutraCea or the contemplated benefits expected to be derived from the Merger.

        The following is a summary of the material financial analyses used by Sandgrain in connection with providing its opinion to the NutraCea board of directors. Certain of the financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Sandgrain, the tables must be read together with the text of each summary. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Sandgrain's opinion.

Comparable Public Company Analysis

        In order to assess how the public market values shares of publicly-traded companies, Sandgrain reviewed and compared specific financial and operating data relating to NutraCea and RiceX with selected companies that Sandgrain deemed comparable to NutraCea and RiceX. In determining which companies to compare with NutraCea and RiceX, Sandgrain chose companies that had Standard

Industrial Classifications of 2833, "Medicinal Chemicals and Botanical Products." In addition, Sandgrain eliminated any companies not based in the United States or whose securities do not trade on a national exchange or NASDAQ. Sandgrain included the following comparable companies in its review:

  •
  Medifast Inc.;

  •
  USANA Health Sciences, Inc.;

  •
  Cyanotech Corp.;

  •
  Lifeway Foods; and

  •
  Nutraceutical International Corp.

        Using equity analysts' latest consensus estimates for 2005 projections, Sandgrain analyzed each company's estimated price to earnings for 2005. The analysis indicated the following:

Company Name	Estimated 2005 P/E
USNA Health Sciences	22.33
Medifast	16.05
Lifeway foods	29.21
Cyanotech Corporation	36.67
Nutraceutical International Corp	10.72
Average:	22.9

        Sandgrain applied RiceX's projected 2005 earnings per share of approximately $0.01 to the selected comparative companies average projected 2005 price to earnings multiple of 22.9, which resulted in an imputed value for RiceX of approximately $11.29 million.

        Sandgrain also applied NutraCea's projected 2005 earnings per share of approximately $0.002 to the comparative companies average projected 2005 price to earnings multiple of 22.9, which resulted in an imputed value for NutraCea of approximately $3.52 million. For purposes of determining NutraCea's estimated earnings for 2005, Sandgrain excluded the effects of a $764,826 amortization expense relating to outstanding notes with aggregate principal amounts of $2.4 million that NutraCea issued in December 2004. Sandgrain excluded this amount because the debt amortization expense is a non-operating expense. Without this adjustment, NutraCea would have a negative estimated net income for 2005 of approximately ($611,875).

Discounted Cash Flow Analysis

        As part of its analysis, and in order to estimate the present value of each of NutraCea and RiceX's equity value, Sandgrain prepared a four-year discounted cash flow analysis for NutraCea and RiceX for years 2005 through 2008 utilizing projections by NutraCea and RiceX management. The discounted cash flow valuation discounts the cumulative stream of cash flows from 2005 to 2008 and assumes a terminal value based on a terminal growth rate from 2009 to perpetuity discounted back to 2005. In performing the discounted cash flow valuation, Sandgrain utilized a range of discount factors from 15% to 17% to discount NutraCea and RiceX's free cash flows. In addition, Sandgrain utilized terminal growth factors from 5% to 7% in 2009 to discount those cash flows to present. This analysis resulted in a range of implied total intrinsic values for RiceX of between $9.5 million and $11.9 million and a range of implied total intrinsic values for NutraCea of between $46.7 million and $57.6 million.

        Sandgrain noted several factors that could cause RiceX to be unable to meet the projections utilized in the discounted cash flow valuation: (1) an inability to continue growing without access to alternative financing sources; (2) insufficient scale and access to capital to compete for new business opportunities in the human and international markets; and (3) management's inability to control operating expenses, particularly selling, general and administrative expenses ("SG&A Expenses"), causing RiceX to experience working capital deficits, which could force down future growth.

        Sandgrain noted several factors that could cause NutraCea to be unable to meet the projections utilized in the discounted cash flow valuation: (1) NutraCea's inability to secure required funding which would limit NutraCea's ability to develop sustainable revenue growth; (2) NutraCea's inability to obtain required quality rice bran supply at a competitive price in order to deliver on new customer contracts in the equine market, international opportunities, as well as business initiatives involving new human proprietary formulations to treat specific health conditions; and (3) NutraCea's inability to secure third party marketing agreements through joint ventures and licensing, which could materially increase SG&A Expenses and thereby increase capital requirements.

        Finally, Sandgrain performed a four-year discounted cash flow analysis for years 2005 through 2008 utilizing the individual projections for NutraCea and RiceX and combining them. In performing this pro forma valuation of the two companies, Sandgrain assumed terminal growth rates from 5% to 7% and discount factors from 15% to 17%. Under this analysis, the range of implied intrinsic values of the Combined Company was between $80.3 million and 97.8 million.

General

        In connection with rendering its opinion, Sandgrain performed certain financial, comparative and other analyses for purposes of rendering its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Sandgrain did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Sandgrain believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Sandgrain made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NutraCea and RiceX. None of NutraCea, Sandgrain or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

        NutraCea selected Sandgrain to act as its financial advisor in connection with the Merger based on Sandgrain's experience, expertise and reputation, and its familiarity with NutraCea's business. Sandgrain may provide investment banking services to NutraCea, RiceX and the Combined Company in the future, for which services Sandgrain may receive compensation.

        Fees Payable to Financial Advisor.    In September 2004, NutraCea engaged Sandgrain to serve as exclusive strategic and investment advisor to NutraCea and to assist and advise NutraCea with respect to raising capital and in acquisitions and similar corporate transactions. NutraCea paid Sandgrain an initial fee of $50,000 upon execution of the engagement agreement, which fee will be credited against any fees owed upon consummation of a merger transaction. In December 2004, Sandgrain assisted and advised NutraCea in a private placement financing for which Sandgrain received a fee of $240,000, which was equal to ten percent (10%) of the aggregate amount of the financing. If the Merger is consummated, NutraCea has agreed to pay Sandgrain a transaction fee of two percent (2%) of the total value of the acquisition. This transaction fee is to be paid 50% in cash and 50% in NutraCea common stock based on the closing price of the common stock on the date of the Merger. NutraCea also paid Sandgrain a fee of $50,000 for rendering an opinion to NutraCea's board of directors regarding the fairness of the Merger to NutraCea and its stockholders.

RiceX's Reasons for the Merger

        The terms of the Merger Agreement and the proposed Merger are the result of arm's-length negotiations between representatives of RiceX and representatives of NutraCea. In arriving at its decision to approve and recommend the Merger Agreement for adoption by RiceX's stockholders, the RiceX Special Committee considered a number of factors, including, but not limited to, the following:

  •
  RiceX's current and historical financial condition and its results of operations as a stand-alone company;

  •
  the views of RiceX's management as to RiceX's prospects and strategic objectives as an independent company and the risks involved in achieving those prospects and objectives;

  •
  whether it is an advisable time to consider the sale of RiceX;

  •
  current industry, economic and market conditions and trends in the markets in which RiceX competes, including the likelihood of consolidation (both in terms of the possibility of other acquirors appearing and a corresponding decrease in the number of potential acquirors from other consolidation activity);

  •
  RiceX's current and historical market valuation and other companies in its sector, volatility and trading information with respect to its common stock, and the possibility of a revaluation by the market of RiceX and the sector;

  •
  the possible alternatives to the Merger (including other acquisition or combination possibilities for RiceX and the possibility of continuing to operate as an independent entity, and the perceived risks thereof), the range of possible benefits to RiceX's stockholders of such alternatives and the timing and the likelihood of accomplishing the goal of any of such alternatives, and the RiceX Special Committee's assessment that the Merger with NutraCea presents a superior opportunity to such alternatives;

  •
  the effects of the proposed transaction on employees, customers, suppliers, distributors and any other relevant constituencies, to the extent that these considerations relate to stockholder value;

  •
  the importance of market position, significant scale and scope, and financial resources to RiceX's ability to continue to compete effectively in today's environment, and to function effectively as an independent company; and

  •
  other historical information concerning RiceX's business, prospects, financial performance and condition, operations, technology, management and competitive position.

        In the course of its deliberations, the RiceX Special Committee also considered, among other things, the following positive factors:

  •
  the value of the consideration to be received by RiceX stockholders in the Merger pursuant to the Merger Agreement;

  •
  the terms of the Merger Agreement and related documents, including the parties' representations, warranties and covenants, and the conditions to their respective obligations; and

  •
  the fact that pursuant to the Merger Agreement, RiceX is not prohibited from responding (at any time prior to the adoption of the Merger Agreement with NutraCea by RiceX's stockholders) in the manner provided in the Merger Agreement to certain acquisition proposals that the RiceX board of directors determines in good faith constitutes a superior offer (as that term is defined in the section entitled "Merger Agreement" below), and, upon payment of a predetermined termination fee, RiceX may terminate the Merger Agreement under certain circumstances to enter into a transaction qualifying as a superior offer.

        In the course of its deliberations, the RiceX Special Committee also considered, among other things, the following negative factors:

  •
  risks and contingencies related to the announcement and pendency of the Merger, the possibility that the Merger will not be consummated and the potential negative effect of public announcement of the Merger on RiceX's sales, operating results and stock price and its ability to retain key management and personnel;

  •
  the fact that the holders of RiceX common stock, and holders of options or warrants to purchase RiceX common stock, may receive a number of shares of NutraCea common stock that is less than the number of shares of RiceX common stock that they currently hold;

  •
  the conditions to NutraCea's obligation to complete the Merger and the right of NutraCea to terminate the Merger Agreement under certain circumstances; and

  •
  the interests that certain of RiceX's directors and executive officers may have with respect to the Merger in addition to their interests as stockholders of RiceX generally, as described in "Interests of Certain Persons in the Merger" below.

        The preceding discussion of the information and factors considered by the RiceX Special Committee is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the RiceX Special Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, the RiceX Special Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the RiceX Special Committee, but rather, the RiceX Special Committee conducted an overall analysis of the factors described above, including discussions with and questioning of RiceX senior management and legal and financial advisors.

Recommendation of the Merger by the RiceX Board of Directors

        After careful consideration, the RiceX Special Committee unanimously (1) determined that the Merger is fair to, and in the best interests of, RiceX and the RiceX stockholders, (2) approved and declared advisable the Merger and recommended that the RiceX stockholders approve the Merger and vote "FOR" the adoption of the Merger Agreement, and (3) recommended to the board of directors of RiceX that it approve and declare advisable the Merger and recommend it to the RiceX stockholders. Thereafter, the board of directors of RiceX approved the Merger Agreement and the Merger with NutraCea, as well as the other transactions contemplated by the Merger Agreement. ACCORDINGLY, THE BOARD OF DIRECTORS OF RICEX UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND "FOR" APPROVAL OF THE MERGER.

Opinion of RiceX's Financial Advisor

        SP&H has acted as financial advisor to RiceX in connection with the Merger. On May 12, 2005, SP&H rendered its opinion to the RiceX board of directors that as of such date, and based on the matters described in the opinion, the consideration to be received in the Merger was fair to the stockholders of RiceX from a financial point of view. No limitations were imposed by the RiceX board of directors with respect to the investigations made or procedures followed by SP&H in rendering its opinion.

        The full text of the fairness opinion letter, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken by SP&H in connection with the opinion is attached to this Proxy Statement as Annex G. Stockholders are urged to read SP&H's fairness opinion letter in its entirety. The fairness opinion was prepared for the benefit and use of RiceX's board of directors in its consideration of the Merger and does not constitute a recommendation to stockholders as to how they should vote or as to any other matter relating to the Merger. The fairness opinion does not address the relative merits of the Merger or any other transactions or business strategies discussed by RiceX's board of directors as alternatives to the Merger or the underlying business decision of RiceX's board of directors to proceed with or to effect the Merger, except with respect to the total consideration to be received by RiceX stockholders from a financial point of view. The summary of SP&H's fairness opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of SP&H's opinion letter.

        In connection with the preparation of SP&H's fairness opinion, SP&H, among other things, reviewed and analyzed:

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  the merger agreement;

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  the annual reports to stockholders and Annual Reports on Form 10-KSB of RiceX for the four fiscal years ended December 31, 2004, 2003, 2002 and 2001;

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  the annual reports to stockholders and Annual Reports on Form 10-KSB of NutraCea for the four fiscal years ended December 31, 2004, 2003, 2002 and 2001;

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  certain interim reports to stockholders and Quarterly Reports on Form 10-QSB of RiceX and NutraCea;

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  certain other communications from RiceX and NutraCea to their respective stockholders;

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  certain internal financial analyses and forecasts for RiceX prepared by RiceX's management;

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  the potential results of the Exchange Ratio compared to the trading prices as of certain dates prior to the announcement date of the Merger with other selected transactions in the industry in which RiceX and NutraCea operates; and

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  certain financial analyses and forecasts for RiceX and NutraCea prepared by RiceX and NutraCea's management.

        SP&H also held discussions with members of the senior managements of RiceX and NutraCea regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction and the past and current business operations, financial condition and future prospects of RiceX and NutraCea. In addition, SP&H reviewed the reported price and trading activity for the shares of RiceX common stock and the shares of NutraCea common stock, compared certain financial and stock market information for RiceX and NutraCea with similar information for certain other companies, the securities of which are publicly traded, and performed such other studies and analyses as SP&H considered appropriate.

        In conducting its review and in arriving at its fairness opinion, SP&H relied on and assumed the accuracy and completeness of the financial statements and other information provided to it by RiceX or otherwise made available to it and did not assume independent responsibility to verify the information. SP&H further relied on the assurances of RiceX management that the financial information provided was prepared on a reasonable basis in accordance with industry practice and that management was not aware of any information or facts that would make the information provided to SP&H incomplete or misleading.

        Conclusion.    While the foregoing summarizes the analyses and factors that SP&H deemed material, it is not a comprehensive description of all analyses and factors considered by SP&H. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. SP&H believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying SP&H's fairness opinion. The conclusions reached by SP&H may involve significant elements of subjective judgment and qualitative analysis. In performing its analyses, SP&H considered general economic, industry, market and financial conditions and other matters, many of which are beyond the control of RiceX.

        Fees Paid to Financial Advisor.    Pursuant to its letter agreement with RiceX, SP&H received a fairness opinion fee of $50,000 for its work as of the date of its fairness opinion. RiceX has also agreed to indemnify and hold harmless SP&H for losses, claims, damages, expenses and liabilities relating to or arising out of services provided by SP&H as financial advisor to RiceX. The terms of the fee arrangement with SP&H, which RiceX and SP&H believe are customary in transactions of this nature, were negotiated at arm's-length between SP&H and RiceX.

        SP&H was retained based on its experience as a financial advisor and its knowledge of RiceX's company and business. As part of its business, SP&H is frequently engaged in the valuation of businesses such as RiceX and their securities in connection with mergers and acquisitions, sales and divestitures, joint ventures and strategic partnerships, private financings and other specialized studies.

Interests of Certain Persons in the Merger

        RiceX stockholders considering the recommendation of the RiceX board of directors regarding the Merger should be aware that some of RiceX's directors and executive officers have interests in the Merger that are different from, or in addition to, their interests as RiceX stockholders. NutraCea stockholders considering the recommendation of the NutraCea board of directors regarding the Merger Proposal and the proposals to amend NutraCea's Articles of Incorporation and Bylaws should be aware that some of NutraCea's directors and executive officers have interests in the Merger that are different from, or in addition to, their interests as NutraCea stockholders. These interests may create potential conflicts of interest. The boards of directors of NutraCea and RiceX were aware of these interests and took these interests into account in approving the Merger and the transactions contemplated by the Merger documents.

        Voting Agreements with NutraCea Directors and Officers.    The following NutraCea officers have entered into voting agreements and irrevocable proxies pursuant to which they have agreed to vote shares of NutraCea common stock for which they exercise voting control in favor of adoption of the Merger Agreement and approval of the Merger:

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  Patricia McPeak, Director and Chief Executive Officer

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  Bradley Edson, Director and President

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  Margie Adelman, Senior Vice President and Secretary

        Voting Agreements with RiceX Directors and Officers.    The following RiceX directors and officers have entered into voting agreements and irrevocable proxies pursuant to which they have agreed to vote shares of RiceX common stock for which they exercise voting control in favor of adoption of the Merger Agreement and approval of the Merger:

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  Daniel L. McPeak, Sr., Director and Chairman of the Board

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  Kirit S. Kamdar, Director

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  Steven W. Saunders, Director

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  James C. Lintzenich, Director

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  Edward L. McMillan, Director

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  Todd C. Crow, Vice President-Finance, Chief Financial Officer and Secretary

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  Ike E. Lynch, Chief Executive Officer & Vice President International Business Development

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  Daniel L. McPeak, Jr., Vice President and General Manager

        Amended Employment Agreements with Ike E. Lynch, Todd C. Crow and Daniel L. McPeak, Jr.    In connection with the consummation of the Merger, RiceX has agreed to amend, and NutraCea will assume, the employment agreements currently existing between RiceX and each of Ike E. Lynch, Todd C. Crow and Daniel L. McPeak, Jr., all of whom are current officers of RiceX. The term of each of these amended employment agreements is expected to be fixed for a period of three (3) years from the closing date of the Merger, with automatic one-year extensions thereafter. Messrs. Lynch, Crow and McPeak are expected to be entitled to annual base salaries of $150,000, $150,000, and $150,000, respectively. In addition to their base salaries, Messrs. Lynch, Crow and McPeak each will receive bonuses equal to $50,000 in connection with the execution of the Merger Agreement and are also expected to be eligible for periodic bonuses based upon the success of the Combined Company, in addition to other benefits. While it is anticipated that Messrs. Lynch, Crow, and McPeak will enter into amended employment agreements with RiceX, which will be assumed by NutraCea, Daniel L. McPeak, Jr. has raised certain concerns regarding his affiliation with the Combined Company and has not yet agreed to sign any documentation other than his voting agreement. Entry into these amended employment agreements (and certain related agreements) is a condition to closing (see "Summary—Conditions to Closing the Merger" on page 21 above and "The Merger Agreement—Conditions to Closing the Merger" on page 80 below). If Mr. McPeak, Jr. does not enter into an amended employment agreement (and the other related agreements), the Merger will not occur unless NutraCea waives the applicable condition to closing. In addition, NutraCea has agreed to appoint as officers of NutraCea after the consummation of the Merger: Ike E. Lynch as Chief Operating Officer; Todd C. Crow as Chief Financial Officer; and Daniel L. McPeak, Jr. as Vice-President, Sales.

        Severance Arrangements for RiceX Officers.    The existing employment agreements for RiceX's executive officers contain severance clauses providing for certain compensation upon a "change of control" of RiceX or for termination without cause. Generally, upon termination without cause or upon a change of control, the existing agreements, in lieu of all other claims that the executive may have against RiceX, provide for liquidated damages equal to the executive's monthly base salary multiplied by the number of months remaining in the agreement term, or a payment amount equal to twenty-four months of base salary, whichever is greater. However, the amendments described above would change the fixed severance amounts to the greater of (i) the executive's respective base salary multiplied by the remaining term of the agreement or (ii) twelve months of base salary, with a maximum payment of no more than thirty-six months of base salary. The amendments further revise the definition of "change of control" to exclude the Merger.

        Indemnification.    The Merger Agreement provides that following the Merger, NutraCea and RiceX will fulfill and honor all obligations of RiceX pursuant to indemnification provisions contained in RiceX's Certificate of Incorporation and Bylaws in effect on the date of the Merger Agreement and that the indemnification provisions contained in RiceX's Certificate of Incorporation and Bylaws after the Merger will be at least as favorable to the directors and officers of RiceX as those indemnification provisions contained in RiceX's Certificate of Incorporation and Bylaws prior to the Merger. In addition, the Merger Agreement provides that after the Merger, NutraCea will provide directors' and officers' liability insurance coverage for the directors and officers of RiceX prior to the Merger that is comparable to the directors' and officers' liability insurance covering them prior to the Merger.

        Retention of RiceX Board Members.    Under the terms of the Merger Agreement, NutraCea has agreed to appoint three current RiceX directors, Steven W. Saunders, James C. Lintzenich and Edward L. McMillan, to serve on the board of directors of the Combined Company.

        Compensation to NutraCea Board Members Following the Merger.    Following the Merger, the members of NutraCea's board of directors, including Messrs. Saunders, Lintzenich and McMillan, will be entitled to receive the same compensation that the members of NutraCea's board of directors currently receive. NutraCea provides compensation to its directors for serving in such capacity in the form of grants of common stock. NutraCea provides 35,000 shares of restricted common stock to each board member, whether an employee or non-employee, for each year of service on the board, plus reimbursement of expenses relating to board functions.

        Interests of NutraCea Officers and Directors.    Three of NutraCea's current directors, Patricia McPeak, Bradley Edson and David Bensol, and one other member to be determined by NutraCea, are expected to serve on the board of directors of NutraCea after the effectiveness of the Merger. The initial directors of RiceX following the Merger shall consist of three directors: one director designated by NutraCea; one director designated by RiceX; and one director mutually designated by NutraCea and RiceX. The parties expect that Bradley Edson and David Bensol will serve as two of these directors. The parties expect that the officers of RiceX immediately following the Merger shall be the same people that serve as officers of NutraCea immediately following the Merger, which includes Bradley Edson as Chief Executive Officer and Margie Adelman as Senior Vice-President and Secretary.

        Patricia McPeak owns 1,640,870 shares of RiceX common stock that will be converted to shares of NutraCea common stock upon the Merger. In addition, Ms. McPeak is married to the Chairman of the Board of RiceX, Mr. Daniel L. McPeak, Sr.

        As a result of interests described above under each heading, these executive officers and directors could be more likely to vote to approve, and recommend the approval of, the proposals being presented to the RiceX and NutraCea stockholders, than if they did not hold these interests.

        The RiceX Special Committee and the RiceX board of directors were aware of these interests during their respective deliberations of the merits of the Merger and in determining to recommend to RiceX's stockholders that they vote for the Merger Proposal and the discretionary adjournment proposal. It was for these reasons that the RiceX Special Committee was organized: to provide a recommendation to the full board of directors of RiceX, free from the opinions of these members of the board of directors of RiceX who are "interested" in the outcome of the Merger.

Material United States Federal Income Tax Considerations

        The following discussion is a general summary of certain material United States, or U.S., federal income tax consequences of the Merger. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, judicial precedent relating thereto, and current rulings and administrative practice of the U.S. Internal Revenue Service (the "IRS"), in each case as in effect as of the date of this Proxy Statement and all of which are subject to change at any time, possibly with retroactive effect. This discussion assumes that holders of RiceX common stock hold their stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be important to a RiceX stockholder in light of his, her or its particular circumstances or to stockholders subject to special treatment under U.S. federal income tax laws, including the following:

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  non-U.S. persons or entities;

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  stockholders who are subject to the alternative minimum tax provisions of the Code;

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  financial institutions;

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  tax-exempt organizations;

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  pension funds, mutual funds and insurance companies;

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  dealers in securities;

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  stockholders who acquired or received their shares of RiceX capital stock through the exercise of options or similar derivative securities or otherwise as compensation; and

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  stockholders who hold their shares of RiceX common stock as part of a hedge, straddle, conversion or other risk reduction transaction.

        In addition, the following discussion does not address the tax consequences of other transactions effectuated prior to, concurrently or after the Merger, whether or not such transactions are in connection with the Merger. Furthermore, no foreign, state or local tax considerations are addressed.

        Neither NutraCea nor RiceX has sought a ruling from the IRS with respect to the U.S. income tax consequences of the Merger and related transactions, and there can be no assurance that the IRS will not take a different view of the transaction.

        Holders of RiceX common stock should consult with their tax advisors as to the particular tax consequences (and related reporting obligations) to them of the Merger, including the applicability and effect of any U.S. federal, state, local, estate, gift and foreign tax laws.

        Tax Consequences of the Merger.    The Merger is intended to qualify as a reorganization for NutraCea and RiceX under Section 368(a) of the Code.

        Treatment of Stock in the Merger.    RiceX stockholders who realize loss will not be allowed to currently recognize such loss for U.S. federal income tax purposes as a result of the Merger. RiceX stockholders who receive solely NutraCea stock in exchange for shares of RiceX common stock pursuant to the Merger and who realize gain will not be required to recognize such gain for U.S. federal income tax purposes.

        Basis and Holding Period of NutraCea Common Stock Received.    The aggregate basis of the NutraCea common stock to be received by a RiceX stockholder will be the same as the aggregate basis of the RiceX common stock surrendered in exchange therefor (reduced by the portion of the stockholder's basis that is allocable to a fractional share of RiceX common stock). The holding period of the NutraCea common stock to be received by a RiceX stockholder will include the holding period of the RiceX common stock surrendered in exchange therefor.

        Cash in Lieu of Fractional Shares.    A RiceX stockholder who receives cash in lieu of a fractional share of NutraCea common stock will generally be obligated to report capital gain or loss equal to the difference between the cash received and the portion of the stockholder's basis in his, her or its RiceX common stock allocable to such fractional share interest. Such gain or loss will be long-term if such RiceX common stock has been held for more than one year at the effective time of the Merger.

        Backup Withholding.    Under the Code, a payment to a RiceX stockholder may be subject, under certain circumstances, to backup withholding at a 28% rate with respect to the amount of cash, if any, received in lieu of fractional shares, unless such stockholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

        Limitations on Tax Discussion.    The discussion of certain U.S. federal income tax consequences presented above is subject to certain assumptions and will be based on the accuracy of the representations in the Merger Agreement, exhibits and annexes thereto, and the agreements and documents referred to therein, as well as on other representations made by NutraCea and RiceX.

        A successful IRS challenge to the status of the Merger as a tax-free reorganization would likely result in each RiceX stockholder recognizing gain or loss with respect to his, her or its shares of RiceX common stock surrendered equal to the difference between the RiceX stockholder's basis in the shares and the fair market value, as of the effective time of the Merger, of the consideration received in exchange for the RiceX common stock (including the NutraCea common stock received and the cash received in lieu of a fractional share of NutraCea common stock).

Accounting Treatment of the Merger

        NutraCea will use the purchase method of accounting for the Merger with RiceX under the accounting principles generally accepted in the United States. The purchase price will be allocated to RiceX's assets and liabilities and those assets and liabilities will be recorded on NutraCea's books at their respective fair values upon completion of the Merger. A portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to NutraCea's operations in the quarter the Merger is completed and the purchase accounting valuations are finalized. Furthermore, a portion of the purchase price equal to the intrinsic value of the unvested options assumed in the Merger will be allocated to deferred stock-based compensation, which will be amortized over the remaining vesting period of the options. The remaining purchase price will be recorded as goodwill and other intangible assets and will be amortized over the useful lives of such assets.

Appraisal Rights

        Appraisal Rights of Dissenting RiceX Stockholders.    Under Section 262 of the DGCL, dissenting stockholders' appraisal rights are available to RiceX stockholders in connection with the Merger. Under this law, RiceX stockholders who do not wish to accept NutraCea common stock and cash in lieu of fractional shares in the Merger have the right, subject to compliance with the requirements summarized below, to dissent and demand an appraisal of, and be paid in cash, the fair value of their RiceX shares. For this purpose, the fair value of RiceX shares will be their fair value, excluding any element of value arising from the consummation or expectation of consummation of the Merger.

        Under Section 262 of the DGCL, a RiceX stockholder must follow several required procedures in order to be eligible to exercise appraisal rights with respect to the RiceX shares. The following information is only a summary of these required procedures. This summary is not intended to be a complete description or statement of these requirements and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, a copy of which is attached as Annex H to this Proxy Statement and incorporated herein by reference. RiceX stockholders who consider exercising such rights may wish to seek the advice of counsel. A RiceX stockholder who wishes to exercise appraisal rights should carefully review the following discussion and Annex H to this Proxy Statement, because failure to timely and fully comply with the procedures required by Section 262 of the DGCL will result in the loss of appraisal rights.

        Section 262 of the DGCL generally requires compliance with all the following procedures as a condition to the exercise of appraisal rights:

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  Written Demand for Appraisal.    To exercise appraisal rights, a RiceX stockholder must deliver to RiceX a written demand for appraisal meeting the requirements of Section 262 of the DGCL before the taking of the RiceX stockholders' vote on the Merger Agreement and the Merger at the RiceX special meeting of stockholders. Voting against the Merger, failing to return a proxy or returning a proxy voting against the Merger will not constitute the making of a written demand for appraisal. Failure to timely deliver a written demand for appraisal will cause a RiceX stockholder to lose his, her or its appraisal rights. RiceX stockholders must address and send any written demands for appraisal of their RiceX shares to: Secretary, The RiceX Company, 1241 Hawk's Flight Court, El Dorado Hills, California 95762.

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  Refrain from Voting for the Merger.    In addition to making a written demand for appraisal, any RiceX stockholder who desires to exercise appraisal rights must not vote his, her or its RiceX shares in favor of the Merger Agreement or the Merger. If a RiceX stockholder returns a proxy that is voted in favor of the Merger or a signed proxy not indicating any vote, he, she or it will be deemed to have voted in favor of the Merger and will not be entitled to exercise appraisal rights.

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  Continuous Ownership of RiceX Shares.    To exercise appraisal rights, a RiceX stockholder must also continuously hold his, her or its RiceX shares from the date the stockholder makes the written demand for appraisal through the effective time of the Merger.

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  Petition with the Delaware Court of Chancery.    Within 120 days after the effective date of the Merger, either RiceX, or any RiceX stockholder who has complied with the above requirements, must file a petition in the Delaware Court of Chancery demanding a judicial determination of the value of the shares of RiceX common stock held by all RiceX stockholders who are entitled to appraisal rights. This petition in effect initiates a court proceeding in Delaware. Neither RiceX nor NutraCea has any intention at this time to file such a petition. Because RiceX and NutraCea have no obligation to file such a petition, if no RiceX stockholder files such a petition with the Delaware Court of Chancery within 120 days after the effective date of the Merger, appraisal rights will be lost, even if a RiceX stockholder has fulfilled all other requirements to exercise appraisal rights. If such a petition is filed, the Delaware Court of Chancery could determine that the fair value of shares of RiceX common stock is more than, the same as, or less than the Merger consideration.

        If a RiceX stockholder demands appraisal rights in compliance with the requirements of Section 262 of the DGCL, then, after the effective time of the Merger, such stockholder will not be entitled to: (i) vote such stockholder's RiceX shares for any purpose; (ii) receive payment of dividends or other distributions on such stockholder's RiceX shares that are payable to stockholders of record at a date after the effective time of the Merger; or (iii) receive payment of any consideration provided for in the Merger Agreement.

        A RiceX stockholder may withdraw his, her or its demand for appraisal rights by a writing withdrawing his, her or its demand for appraisal and accepting the Merger consideration at any time within 60 days after the effective time of the Merger, or at any time thereafter with NutraCea's written approval. If any RiceX stockholder withdraws his, her or its demand for appraisal rights, then his, her or its RiceX shares will be automatically converted into shares of NutraCea common stock and cash in lieu of fractional shares pursuant to the Merger Agreement on the same basis as all other shares of RiceX common stock are converted in the Merger.

        Appraisal Rights of Dissenting NutraCea Stockholders.    Under Chapter 13 of the CGCL, dissenting stockholders' appraisal rights are available to NutraCea stockholders in connection with the Merger. Under this law, NutraCea stockholders who do not approve the Merger have the right, subject to compliance with the requirements summarized below, to dissent and demand an appraisal of, and be paid in cash, the fair market value of their NutraCea shares that were outstanding on the record date for the NutraCea special meeting of stockholders. For this purpose, the fair market value of NutraCea shares will be their fair value as of April 3, 2005, the day before the first announcement of the proposed terms of the Merger, exclusive of any appreciation or depreciation in the value of the shares in consequence of the proposed Merger.

        Under Chapter 13 of the CGCL, a NutraCea stockholder must follow several required procedures in order to be eligible to exercise appraisal rights with respect to his, her or its shares of NutraCea common stock. The following information is only a summary of these required procedures. This summary is not intended to be a complete description or statement of these requirements and is qualified in its entirety by reference to the full text of Chapter 13 of the CGCL, a copy of which is attached as Annex I to this Proxy Statement and incorporated herein by reference. NutraCea stockholders who consider exercising such rights may wish to seek the advice of counsel. A NutraCea stockholder who wishes to exercise such appraisal rights should carefully review the following discussion and Annex I to this Proxy Statement, because failure to timely and properly comply with the procedures specified in Chapter 13 of the CGCL will result in the loss of appraisal rights.

        Chapter 13 of the CGCL generally requires compliance with all of the following procedures as a condition to the exercise of appraisal rights:

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  Refrain from Voting for the Merger.    Any NutraCea stockholder who desires to exercise appraisal rights must not vote his, her or its NutraCea shares in favor of the Merger Agreement or the Merger. If a NutraCea stockholder returns a proxy that is voted in favor of the Merger or a signed proxy not indicating any vote, then he, she or it will be deemed to have voted in favor of the Merger and will not be entitled to exercise appraisal rights.

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  Written Demand for Appraisal.    If NutraCea's stockholders approve the Merger, then within ten days after such approval is obtained, NutraCea is required to give each NutraCea stockholder who did not vote in favor of the Merger a written notice of approval of the Merger by NutraCea's stockholders. To exercise appraisal rights, a NutraCea stockholder who has not voted in favor of the Merger must deliver a written demand that NutraCea purchase the stockholder's NutraCea shares at their fair market value. This written demand must be received by NutraCea or its transfer agent within thirty days after the date on which NutraCea mailed to such stockholder the NutraCea notice of approval of the Merger by its stockholders. Voting against the Merger, failing to return a proxy or returning a proxy voting against the Merger will not constitute the making of a written demand for appraisal. Failure to timely deliver a written demand for appraisal will cause a NutraCea stockholder to lose his, her or its appraisal rights. NutraCea stockholders must address and send any written demands for appraisal of their shares to: the Secretary, NutraCea, 1261 Hawk's Flight Court, El Dorado Hills, California 95762.

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  Submission of Shares for Endorsement.    In addition, within thirty days after the date on which NutraCea's notice of the approval of the Merger by its stockholders is mailed to a NutraCea stockholder, such NutraCea stockholder must submit to NutraCea, at its principal office or at the office of NutraCea's transfer agent, the stock certificates representing the NutraCea shares with respect to which the stockholder is attempting to exercise appraisal rights.

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  Continuous Ownership of NutraCea Shares.    To exercise appraisal rights, a NutraCea stockholder must not transfer his, her or its NutraCea shares for which appraisal is sought before they are submitted for endorsement as described above.

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  Filing of Complaint with the Superior Court.    If a NutraCea stockholder attempts to exercise appraisal rights and NutraCea denies that the stockholder's shares are dissenting shares or does not agree with the stockholder on their fair market value, then within six months after the date on which the notice of approval of the Merger by NutraCea's stockholders is mailed to the complaining stockholder, that NutraCea stockholder must file a complaint in the Superior Court of the proper county of the State of California seeking a judicial determination of whether the stockholder's shares are dissenting shares or the fair market value of such shares, or both, or intervene in any action pending on such a complaint. Failure to follow these steps will lead to loss of appraisal rights. NutraCea has no intention at this time to file such a complaint with the California Superior Court. If no such complaint is filed within six months after the effective date of the Merger, appraisal rights will be lost, even if a NutraCea stockholder has fulfilled all other requirements to exercise appraisal rights under the CGCL.

        If a NutraCea stockholder demands appraisal rights in compliance with the requirements of Chapter 13 of the CGCL, then such stockholder will continue to have all the rights incident to his, her or its NutraCea shares until the fair market value of the shares is either agreed upon with NutraCea or determined by the California Superior Court, except that the stockholder will not be entitled to receive any cash dividend declared on the shares after the date on which the Merger is approved by NutraCea's stockholders.

        A NutraCea stockholder may withdraw his, her or its demand for appraisal rights only with NutraCea's consent.

De-registration of RiceX Common Stock

        If the Merger is consummated, RiceX will use its best efforts to cause its shares of common stock to be de-registered under the Exchange Act as soon as practicable following the effective time of the Merger.

California Fairness Hearing and the Merger

        On May 16, 2005, NutraCea applied for the issuance of a permit pursuant to Section 25121 of the California Corporations Code to qualify the issuance of NutraCea common stock and the assumption of RiceX options and warrants in the Merger. After being duly noticed, a fairness hearing on the application was held on July 12, 2005. At the conclusion of the fairness hearing, the hearing officer, on behalf of the California Commissioner of Corporations, determined that the issuance of NutraCea common stock and the assumption by NutraCea of certain RiceX options and warrants pursuant to the Merger was fair, just and equitable to the interested parties, and ordered that the permit be issued. As a result, the issuance of NutraCea common stock and the assumption by NutraCea of the RiceX options and warrants pursuant to the Merger are exempt from the registration requirements of the Securities Act, by virtue of Section 3(a)(10) thereunder. Consequently, the NutraCea common stock to be issued to holders of RiceX common stock pursuant to the Merger will be freely tradable under U.S. federal securities laws, except for any such shares held by persons who may be deemed "affiliates" (as defined under the Securities Act) of RiceX prior to the Merger or of NutraCea after the Merger.

Restriction on Resales of NutraCea Common Stock; Section 16 of the Exchange Act

        The NutraCea common stock to be issued in the Merger will be freely tradeable under U.S. federal securities laws by those stockholders not deemed to be "affiliates" of RiceX, as that term is defined under the Securities Act. However, to the extent the laws of the states in which RiceX stockholders reside currently place resale restrictions on the shares of RiceX common stock, these restrictions will likely continue to apply to the shares of NutraCea common stock issued to such RiceX stockholders pursuant to the Merger. RiceX stockholders are urged to consult with independent legal counsel regarding whether such restrictions currently exist and will continue to exist following the Merger.

        An affiliate of a corporation, as defined by the rules promulgated under the Securities Act, is a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, that corporation. Any transfer by a person who before the Merger was an affiliate of RiceX must be one permitted by the resale provisions of Rule 145 promulgated under the Securities Act. If a RiceX affiliate becomes an affiliate of NutraCea, any transfer must be permitted by the resale provisions of Rule 144 promulgated under the Securities Act or otherwise permitted under the Securities Act. These restrictions are expected to apply to the executive officers, directors and significant stockholders of RiceX. In addition, a RiceX affiliate who becomes an officer, director or the beneficial owners of 10% or more of NutraCea's common stock will be subject to the reporting and "short-swing profits" provisions of Section 16 of the Exchange Act.

Regulatory Approval of the Merger

        Except as described under the heading "—California Fairness Hearing and the Merger" above, neither NutraCea nor RiceX presently expect that the Merger will be subject to regulatory approval, including the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

THE MERGER AGREEMENT

        The following is a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and incorporated herein by reference. Stockholders of NutraCea and RiceX are urged to read the Merger Agreement in its entirety for a more complete description of the Merger. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

The Merger

        Following the approval of the Merger and the Merger Agreement by the stockholders of RiceX, the approval by NutraCea's stockholders of the Merger, the Merger Agreement, the issuance of shares of NutraCea common stock and options and warrants to purchase NutraCea common stock pursuant to the Merger and the amendment of NutraCea's Articles of Incorporation and Bylaws, and the satisfaction or waiver of the other conditions to the Merger set forth in the Merger Agreement, Merger Sub, the wholly-owned subsidiary of NutraCea, will merge with and into RiceX, with RiceX continuing as the surviving corporation of the Merger and becoming a wholly-owned subsidiary of NutraCea.

The Effective Time

        As soon as practicable on or after the closing of the Merger, the parties will cause the Merger to become effective by filing a Certificate of Merger with the Delaware Secretary of State. The parties anticipate that the closing of the Merger will occur in the fourth quarter of 2005.

Directors and Officers of NutraCea After the Merger

        At the effective time of the Merger:

  •
  NutraCea's board of directors will be increased from five members to seven members;

  •
  NutraCea and RiceX anticipate that the directors of NutraCea will be Patricia McPeak, Bradley Edson, David Bensol, Steven W. Saunders, James C. Lintzenich, Edward L. McMillan, and one additional individual to be selected by NutraCea, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal; and

  •
  NutraCea anticipates that its officers will be Bradley Edson, President and Chief Executive Officer, Ike E. Lynch, Chief Operating Officer, Todd C. Crow, Chief Financial Officer, Daniel L. McPeak, Jr., Vice-President, Sales, and Margie Adelman, Corporate Secretary.

Directors and Officers of RiceX After the Merger

        NutraCea and RiceX anticipate that at the effective time of the Merger:

  •
  the directors of RiceX will be Bradley Edson, David Bensol and James C. Lintzenich, each of whom shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal; and

  •
  the officers of RiceX will be Bradley Edson, President and Chief Executive Officer, Ike E. Lynch, Chief Operating Officer, Todd C. Crow, Chief Financial Officer, Daniel L. McPeak, Jr., Vice-President, Sales, and Margie Adelman, Secretary.

        While it is anticipated that Messrs. Lynch, Crow, and McPeak will enter into amended employment agreements with RiceX, which will be assumed by NutraCea, Daniel L. McPeak, Jr. has raised certain concerns regarding his affiliation with the Combined Company and has not yet agreed to sign any documentation other than his voting agreement. Entry into these amended employment agreements (and certain related agreements) is a condition to closing (see "Summary—Conditions to Closing the Merger" on page 21 above and "The Merger Agreement—Conditions to Closing the Merger" on page 80 below). If Mr. McPeak, Jr. does not enter into an amended employment agreement (and the other related agreements), the Merger will not occur unless NutraCea waives the applicable condition to closing.

Conversion of Shares of RiceX Common Stock in the Merger

        If the Merger is completed, RiceX stockholders, other than any RiceX stockholders exercising dissenters' appraisal rights under Delaware law, will receive, for each share of RiceX common stock that is outstanding immediately prior to the effective time of the Merger, a fraction of a share of NutraCea common stock equal to the Exchange Ratio, plus cash in lieu of any fractional NutraCea share in an amount equal to the average of the closing sale prices of NutraCea common stock as reported on the OTCBB during the 30-day trading period ending on second day prior to the closing of the Merger.

RiceX's Stock Options and Warrants

        If the Merger is completed, each outstanding stock option and warrant to purchase shares of RiceX common stock will be assumed by NutraCea, regardless of whether or not they are exercisable and regardless of their exercise prices. Each RiceX stock option and warrant that is assumed by NutraCea will continue to have, and be subject to, substantially the same terms and conditions that were applicable to it immediately prior to the effective time of the Merger, except that each assumed RiceX stock option will be exercisable for a number of whole shares of NutraCea common stock equal to the product of the number of shares of RiceX common stock that were issuable upon exercise of such RiceX stock option immediately prior to the effective time of the Merger multiplied by the Exchange Ratio, rounded down to the nearest whole share.

Other Terms of Options and Warrants

        NutraCea has agreed to file a registration statement on Form S-8 to register the shares of NutraCea common stock issuable with respect to the assumed RiceX stock options held by employees or directors of NutraCea or RiceX, within twenty business days following the effective time of the Merger, subject to delays to comply with securities law.

The Exchange and Paying Agent

        Prior to the effective time of the Merger, NutraCea shall appoint Fidelity Transfer Co., Inc., or any other bank or trust company reasonably acceptable to RiceX, to be responsible for certificates representing the shares of NutraCea common stock to be exchanged for outstanding shares of RiceX common stock, and cash, without interest, and to pay for fractional shares that holders of RiceX common stock may be entitled to receive under the Merger Agreement.

Procedures for Exchanging Stock Certificates

        Promptly after the effective time of the Merger, NutraCea will cause its exchange agent to mail to the holders of record of RiceX stock certificates (1) a letter of transmittal and (2) instructions on how to surrender RiceX stock certificates in exchange for NutraCea common stock certificates representing the Merger consideration, together with cash, without interest, for fractional shares that they may be entitled to receive under the Merger Agreement. Do not mail your RiceX stock certificates at this time. Such stock certificates should be mailed to NutraCea's exchange agent only after the consummation of the Merger, together with a duly completed letter of transmittal.

        Upon surrendering their RiceX stock certificates, the letter of transmittal and any other documents required by the exchange agent, the holders of RiceX stock certificates will be entitled to receive a certificate representing that number of whole shares of NutraCea common stock which that holder has the right to receive under the Merger Agreement, together with cash in lieu of any fractional NutraCea share to which the holder would otherwise be entitled. Until surrendered to the exchange agent, outstanding RiceX stock certificates will be deemed, from and after the effective time of the Merger, to evidence (i) only the ownership of the number of full shares of NutraCea common stock into which such shares of RiceX common stock were converted in the Merger and (ii) the right to receive an amount in cash, without interest, in lieu of any fractional shares payable under the Merger Agreement.

Distributions with Respect to Unexchanged Shares

        RiceX stockholders are not entitled to receive any dividends or other distributions on NutraCea common stock until the Merger is completed and they have surrendered their RiceX stock certificates in exchange for NutraCea stock certificates. Once a RiceX stockholder surrenders his, her or its RiceX stock certificate to the exchange agent, he, she or it will receive (i) a NutraCea stock certificate; (ii) cash, without interest, as payment for fractional shares and (iii) cash, without interest, as payment for any dividends or other distributions declared or made by NutraCea after the effective time of the Merger and while such RiceX stockholder was a holder of NutraCea common stock. NutraCea does not anticipate paying any dividends with respect to its stock.

Termination of Exchange Fund

        Any portion of the exchange fund that remains unclaimed by RiceX stockholders for six months after the effective time of the Merger shall be paid over to NutraCea by the exchange agent. Any RiceX stockholders who have not returned their stock certificates and letter of transmittal to the exchange agent by that time, shall thereafter look only to NutraCea for payment of their shares of NutraCea common stock, and any cash in lieu of fractional shares, without any interest, upon surrender of their RiceX stock certificates.

Lost, Stolen or Destroyed Certificates

        In the event that any RiceX stockholder's stock certificates have been lost, stolen or destroyed, upon the making, execution and delivery to NutraCea by such RiceX stockholder of an affidavit of that fact in form acceptable to NutraCea, and, if required, an indemnity agreement and/or a bond in an amount determined by NutraCea, indemnifying NutraCea against any claim that may be made against NutraCea with respect to such lost, stolen or destroyed stock certificates, the exchange agent will issue to such stockholder the shares of NutraCea common stock and any cash payable in lieu of fractional share interests in respect of the RiceX shares formerly represented by such lost, stolen or destroyed RiceX stock certificates.

Dissenting Shares

        Any stockholder of RiceX who exercises and perfects his, her or its dissenters' appraisal rights under Section 262 of the DGCL, shall not receive the consideration received by other RiceX stockholders in the Merger and shall only have the right to be awarded the fair value of their shares under such provisions.

Representations and Warranties

        In the Merger Agreement, RiceX and NutraCea made representations and warranties to each other about their respective companies consistent with representations and warranties made by companies engaging in similar transactions. The representations and warranties given by RiceX and NutraCea will not survive completion of the Merger. These representations and warranties are qualified by information in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. The Merger Agreement is attached as Annex A to provide you with information regarding its terms and conditions. It is not intended to provide any other factual information about the parties. Such information can be found elsewhere in this Proxy Statement and in the other public filings each of the parties makes with the SEC, which are available without charge at

www.sec.gov. Each party's representations and warranties are, to a significant degree, mutual and include representations as to:

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  its and its subsidiaries' corporate organization, good standing and qualification to do business;

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  its and its subsidiaries' corporate charters, Bylaws and other governing documents;

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  its ownership interests in other entities;

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  its capital structure;

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  authorization, execution and delivery of the Merger Agreement by it (and, in the case of NutraCea, its subsidiary Red Acquisition Corporation);

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  the valid and binding nature of the Merger Agreement;

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  required governmental filings, consents, waivers and approvals;

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  the effect of the Merger, or entering into the Merger Agreement, on its outstanding agreements and obligations;

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  its agreements, contracts and commitments;

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  its filings and reports with the SEC;

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  its financial statements and liabilities;

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  the absence of any changes in its business since September 30, 2004;

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  pending or threatened litigation;

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  its employee benefit plans;

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  its compliance with applicable laws;

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  the applicability of takeover statutes to the Merger;

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  its intellectual property, intellectual property that it uses and infringement of the intellectual property of third parties;

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  its taxes;

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  its relations with its employees; and

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  brokers' and finders' fees in connection with the Merger.

        The representations and warranties in the Merger Agreement are complicated and are not easily summarized. NutraCea and RiceX urge you to read carefully Articles III and IV of the Merger Agreement entitled "Representations and Warranties."

Conduct of Each Company's Business Before the Closing of the Merger

        RiceX and NutraCea have each agreed that, until the effective time of the Merger (or the Merger Agreement terminates), they and their respective subsidiaries will conduct their businesses in accordance with good commercial practice and in the ordinary course, substantially consistent with past practice and in compliance with all applicable laws, will pay or perform their material obligations when due and will use their commercially reasonable best efforts to preserve intact their present business organizations and relationships with third parties.

        In addition, until the effective time of the Merger (or the Merger Agreement terminates), or unless the other party consents in writing, RiceX and NutraCea have each agreed not to take, nor permit any of its subsidiaries to take, any of the following actions indicated below, subject to certain exceptions noted below:

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  amend its charter or Bylaws (except amendments required to effect the Merger or, in the case of NutraCea, make amendments to its Articles of Incorporation that are necessary to enable it to consummate the Financing Transaction);

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  adopt a plan or agreement of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

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  issue, sell, transfer, pledge, dispose of or encumber its securities, or propose any of the foregoing other than issuances of its common stock upon exercise or conversion of any of its securities that were outstanding on the date of the Merger Agreement;

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  effect any split, combination, subdivision or reclassification with respect to its capital stock or declare, set aside or pay any dividends or make any other distribution with respect to its capital stock;

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  redeem, purchase or otherwise acquire any shares of its capital stock or the capital stock of its subsidiaries except for certain repurchases of unvested shares at cost from an employee in connection with the termination of the employment relationship pursuant to an agreement that was in effect on the date of the Merger Agreement;

  •
  except as required by applicable law, or subject to a plan in effect on the date of the Merger Agreement, waive any stock repurchase rights, accelerate, amend or change the period of exerciseability of options or restricted stock, or reprice stock options or authorize cash payments in exchange for any options granted;

  •
  increase the compensation or benefits of any of its directors, officers, employees or consultants, or pay any special bonuses, except for normal increases in the ordinary course of business consistent with past practice or as required by law or a written agreement or commitment in effect on the date of the Merger Agreement;

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  grant any new, or amend any existing, severance or termination package or plan to any director, officer or employee;

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  enter into or adopt any new, or amend any existing, employee benefit plan other than the NutraCea 2005 Equity Incentive Plan, or enter into any employment contract other than an "at-will" employment contract entered into in the ordinary course of business consistent with past practices;

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  sell, lease, transfer, issue, encumber or otherwise dispose of any material assets or property other than in the ordinary course of business consistent with past practices;

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  incur any indebtedness or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, or (ii) pursuant to existing credit facilities in the ordinary course of business;

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  transfer or license or otherwise extend, amend or modify in any material respect any rights to intellectual property, or enter into grants to transfer or license future patent rights, other than in the ordinary course of business;

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  change any of its methods of accounting or accounting practices except for any such change which is not material or is required by reason of a change in generally accepted accounting principles;

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  enter into any material joint venture, partnership or strategic alliance;

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  make any tax election or settle or compromise any material tax liability;

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  take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code;

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  acquire or agree to acquire, by Merger, consolidation, purchase of equity interest, purchase of material portion of assets, or otherwise, any business or entity, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practices;

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  modify, amend or terminate any material contract or agreement or waive, delay the exercise of, release or assign any material rights or claims thereunder, except in the ordinary course of business consistent with past practice;

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  hire any employee that would cause the aggregate monthly compensation level of all employees at any time to exceed the aggregate monthly compensation level of all employees on December 14, 2004;

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  make any grant of exclusive rights to any third party;

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  enter into material contract or agreement; or

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  agree to take any of the actions described above.

        Notwithstanding the above, NutraCea is permitted to negotiate and complete the Financing Transaction without the prior consent of RiceX so long as the stock that NutraCea issues in the Financing Transaction is not characterized as debt.

        The agreements related to the conduct of the companies' business in the Merger Agreement are complicated and not easily summarized. We urge you to read Article V in the Merger Agreement entitled "Conduct Prior to the Effective Time" carefully.

RiceX is Prohibited from Soliciting Other Offers

        Under the terms of the Merger Agreement, subject to certain exceptions described below, RiceX has agreed that it and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, controlled affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them, to, directly or indirectly:

  •
  solicit, initiate, encourage, knowingly induce or knowingly encourage the making, submission or announcement of, any Acquisition Proposal by a third party;

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  participate in any discussions or negotiations with any third party regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal;

  •
  approve, endorse or recommend any Acquisition Proposal; or

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  enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or any transaction contemplated by the Acquisition Proposal.

        As defined in the Merger Agreement, an Acquisition Proposal is any inquiry, offer or proposal, including a tender or exchange offer, by a third party or group with respect to RiceX that would result in any of the following:

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  the acquisition by any person or group of more than a 15% interest in the total outstanding voting securities of RiceX or any of its subsidiaries;

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  any Merger, consolidation, business combination or similar transaction involving RiceX or any of its subsidiaries pursuant to which RiceX stockholders immediately preceding such transaction hold less than 85% of the outstanding voting securities in the surviving or resulting entity after the transaction;

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  any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business, acquisition or disposition of more than 15% of RiceX's assets; or

  •
  any liquidation, dissolution, recapitalization or other significant corporate reorganization of RiceX.

        Under the Merger Agreement, RiceX agreed to cease all existing activities, discussions or negotiations with any parties conducted prior to that date with respect to any Acquisition Proposal and to promptly request the return of all RiceX confidential information previously furnished in connection with an Acquisition Proposal. Under the Merger Agreement, a breach of these prohibitions by any officer, director, controlled affiliate or employee of RiceX or its subsidiaries, or any investment banker, attorney or other advisor or representative retained by any of them is deemed to be a breach of these prohibitions by RiceX.

        RiceX is obligated to, as promptly as practicable, and in any event within 24 hours, advise NutraCea orally and in writing of any request for information which RiceX reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to lead to any Acquisition Proposal. The notice must include the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the person or group making the request, Acquisition Proposal or inquiry and copies of all written materials sent or provided to RiceX in connection with the request, Acquisition Proposal or inquiry.

        RiceX also agreed to keep NutraCea informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. RiceX agreed to provide NutraCea with at least 72 hours prior notice of any meeting of RiceX's board of directors at which the board of directors is reasonably expected to consider an Acquisition Proposal.

        Notwithstanding the prohibitions contained in the Merger Agreement with respect to the type of Acquisition Proposals described above, if RiceX receives an unsolicited bona fide binding written offer that its board of directors concludes in good faith, following the receipt of the advice of its outside legal counsel and its financial advisor, satisfies, or would reasonably be expected to result in an Acquisition Proposal that satisfies, each of the following criteria that constitute a "Superior Offer":

  •
  the Acquisition Proposal is an unsolicited bona fide written binding offer made by a third party to acquire, directly or indirectly, all or substantially all of RiceX's assets or a majority of its outstanding voting securities, as a result of which RiceX's stockholders immediately preceding the transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction (or any direct or indirect parent or subsidiary thereof);

  •
  such offer does not require any financing to consummate the proposed transaction that is not committed and there is no due diligence condition to the parties' obligations to consummate the proposed transaction; and

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  the proposed acquisition is on terms that RiceX's board of directors has in good faith concluded (after consultation with its outside financial advisors) to be more favorable to its stockholders from a financial point of view than the Merger with NutraCea, taking into account all the terms and conditions of such proposal and the Merger Agreement with NutraCea (including any proposal by either NutraCea or RiceX to amend the terms of the Merger Agreement between NutraCea and RiceX), then RiceX may furnish information to, and engage in negotiations with, the third party making the Acquisition Proposal, if each of the following conditions is satisfied:

  •
  its board of directors determines in good faith, following consultation with its outside legal counsel, that failure to do so is reasonably likely to result in a breach of its fiduciary obligations to RiceX stockholders;

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  at least two business day before engaging in discussions or participating in negotiations with and furnishing information to the third party, RiceX notifies NutraCea of its intention to furnish information to or engage into discussion or negotiations with a third party;

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  RiceX receives from the third party an executed confidentiality agreement on terms no less favorable than the confidentiality agreement between NutraCea and RiceX;

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  before or at the same time that RiceX provides any information to the third party, it provides the same information to NutraCea, unless previously provided; and

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  RiceX has complied in all material respects with its agreements and obligations related to its non-solicitation covenants in the Merger Agreement.

Termination of 401(k) Plan

        RiceX has agreed to terminate its 401(k) plans no later than the day immediately preceding the closing of the Merger unless NutraCea has provided written notice to the contrary. Participants in RiceX's 401(k) plans will be permitted to participate in NutraCea's 401(k) plans as soon as administratively feasible following the Merger and will be permitted to rollover funds from RiceX's 401(k) plans into NutraCea's 401(k) plans.

Employee Benefit Plans

        RiceX employees whose employment continues with NutraCea following the Merger will be entitled to participate in the employee benefit plans administered by NutraCea, and to the extent permitted by such plans, will receive credit under those plans for prior service provided to RiceX as if those services were provided to NutraCea.

Director and Officer Indemnification

        The Merger Agreement provides that following the Merger, NutraCea and RiceX will fulfill and honor all obligations of RiceX pursuant to indemnification provisions under RiceX's Certificate of Incorporation and Bylaws in effect on the date of the Merger Agreement and that the indemnification provisions contained in RiceX's Certificate of Incorporation and Bylaws after the Merger will be at least as favorable to the directors and officers of RiceX as those indemnification provisions contained in RiceX's Certificate of Incorporation and Bylaws prior to the Merger. In addition, the Merger Agreement provides that after the Merger, NutraCea will provide directors' and officers' liability insurance coverage for the directors and officers of RiceX prior to the Merger that is comparable to the directors' and officers' liability insurance covering them prior to the Merger.

Takeover Statutes

        As a result of the approval of the Merger and the Merger Agreement by the board of directors of RiceX, Section 203 of the DGCL is inapplicable to this transaction. In so doing, RiceX has effectively agreed not to take any action that would cause the transactions contemplated by the Merger Agreement to be subject to the restrictions under Section 203 of the DGCL to the extent applicable to a "business combination" and every other applicable state anti-takeover, control share acquisition, fair price, moratorium or other similar statute or regulation.

Increase of NutraCea's Board Size

        As a condition to the Merger, NutraCea will amend its Bylaws to fix the number of authorized members of its board of directors at seven directors after the effective time of the Merger. In addition, the amendment of NutraCea's Bylaws will allow NutraCea's board of directors to increase or decrease the authorized number of directors within a range of five to nine directors without stockholder approval.

Conditions to Closing the Merger

        NutraCea and RiceX's obligations to complete the Merger are subject to the satisfaction or waiver of each of the following conditions at or prior to the Effective Time:

  •
  the Merger Agreement and the Merger must be approved by the stockholders of RiceX;

  •
  the Merger Agreement, the Merger and the proposed amendment of NutraCea's Articles of Incorporation and Bylaws must be approved by the stockholders of NutraCea;

  •
  the Commissioner of Corporations for the State of California shall have approved the terms and conditions of the transactions contemplated by the Merger Agreement, and the fairness of such terms and conditions pursuant to Section 25142 of the California Corporations Code following a hearing for such purpose, and shall have issued a permit under Section 25121 of the California Corporations Code;

  •
  no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, decree, injunction or order that has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger;

  •
  NutraCea shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state in connection with the issuance of NutraCea's securities, unless the failure to do so could not reasonably be expected to have a material adverse effect on NutraCea; and

  •
  the amendment of NutraCea's Articles of Incorporation shall have been filed with and accepted for filing with the California Secretary of State.

        NutraCea's obligations to complete the Merger are subject to the satisfaction or waiver of each of the following additional conditions:

  •
  the representations and warranties of RiceX contained in the Merger Agreement must be true and correct as of the date of the Merger Agreement (except to the extent the representations and warranties speak as of an earlier date) and as of the date of closing with the same force and effect as if made on that date, except where the failure of such representations or warranties to be true or correct would not have, individually or in the aggregate, a material adverse effect on RiceX or be reasonably likely to materially adversely affect the ability of RiceX or NutraCea to consummate the Merger;

  •
  RiceX must have performed or complied in all material respects with all of its obligations and covenants required by the Merger Agreement to be performed or complied with by RiceX on or before the closing of the Merger, except that RiceX shall be deemed to have satisfied such conditions even if it has not performed all such obligations and covenants in all material respects unless its failure to do so, individually or in the aggregate, has had, or is reasonably likely to have, a material adverse effect on RiceX or is reasonably likely to materially adversely affect the ability of RiceX or NutraCea to consummate the Merger;

  •
  no material adverse effect with respect to RiceX shall have occurred since the date of the Merger Agreement and be continuing;

  •
  NutraCea shall have received a certificate with respect to the matters set forth in the three preceding bullet points signed on behalf of RiceX by the Chief Executive Officer and the Chief Financial Officer of RiceX;

  •
  subject to certain exceptions, all RiceX options to purchase common stock shall contain provisions such that (i) the per share exercise price is at least $0.30 and (ii) the shares of stock underlying the options may not be resold for three years following the closing of the Merger without the prior written consent of NutraCea;

  •
  subject to certain exceptions, all RiceX warrants to purchase common stock shall contain provisions such that (i) the warrants may only be exercised for cash and (ii) the warrants will terminate no later than the third anniversary of the closing of the Merger;

  •
  Ike E. Lynch, Todd C. Crow and Daniel L. McPeak Jr. shall have entered into employment agreements and noncompetition agreements with NutraCea;

  •
  no more than 5% of RiceX's stockholders shall have exercised, nor shall they have any continued right to exercise appraisal, dissenter's or similar rights;

  •
  certain affiliates of RiceX shall have executed and delivered affiliate agreements to NutraCea; and

  •
  certain RiceX stockholders shall have agreed to not transfer any shares of NutraCea common stock held by them for three years following the Merger, subject to certain exceptions.

        Although it is anticipated that RiceX will be able to obtain agreements with certain RiceX optionholders, warrant holders, affiliates and employees in order to satisfy certain of the above conditions, Daniel L. McPeak, Jr. has raised concerns regarding his affiliation with the Combined Company and has not yet agreed to sign any documentation other than his voting agreement. If Mr. McPeak, Jr. does not enter into amendments to his stock option agreements and employment agreement, as well as enter into new agreements with NutraCea regarding his employment and the disposition of his shares of NutraCea common stock, the Merger will not occur unless NutraCea waives the applicable conditions to closing. See also, "Summary—Conditions to Closing the Merger" on page 21 above.

        RiceX's obligations to complete the Merger are subject to the satisfaction or waiver of each of the following additional conditions:

  •
  the representations and warranties of NutraCea contained in the Merger Agreement must be true and correct as of the date of the Merger Agreement (except to the extent the representations and warranties speak as of an earlier date) and as of the date of closing with the same force and effect as if made on that date, except where the failure of such representations or warranties to be true or correct would not have, individually or in the aggregate, a material adverse effect on NutraCea or be reasonably likely to materially adversely affect the ability of RiceX or NutraCea to consummate the Merger;

  •
  NutraCea must have performed or complied in all material respects with all of its obligations and covenants required by the Merger Agreement to be performed or complied with by NutraCea on or before the closing of the Merger, except that NutraCea shall be deemed to have satisfied such conditions even if it has not performed all such obligations and covenants in all material respects unless its failure to do so, individually or in the aggregate, has had, or is reasonably likely to have, a material adverse effect on NutraCea or is reasonably likely to materially adversely affect the ability of RiceX or NutraCea to consummate the Merger;

  •
  no material adverse effect with respect to NutraCea shall have occurred since the date of the Merger Agreement and be continuing;

  •
  RiceX shall have received a certificate with respect to the matters set forth in the three bullet points above signed on behalf of NutraCea by the Chief Executive Officer and the Chief Financial Officer of NutraCea;

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  NutraCea shall have (i) at least $2,500,000 in cash, (ii) paid off the interest and debt that it incurred in December 2004 in a note and warrant financing, and (iii) no debt outstanding other than trade payables incurred in the ordinary course of business and legal and investment banking fees incurred in connection with the Merger;

  •
  no more than 17% of NutraCea's stockholders shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenter's or similar rights;

  •
  NutraCea shall have terminated several non-material agreements;

  •
  Bradley Edson, Patricia McPeak, and Margie Adelman shall have entered into noncompetition agreements with NutraCea;

  •
  the Terminated RiceX Warrants shall have terminated; and

  •
  Bradley Edson shall be serving as President and Chief Executive Officer of NutraCea.

        A material adverse effect is defined to be any change, event, inaccuracy, circumstance or effect that is materially adverse to the financial condition, assets (including intangible assets), or business of such person and its subsidiaries taken as a whole. However, none of the following events in themselves, either alone or in combination, constitutes a material adverse effect with respect to a person, nor are they taken into account when determining whether there has been, or will be, a material adverse effect with respect to a person:

  •
  any change in RiceX's or NutraCea's stock price;

  •
  any effect resulting from the announcement of the Merger Agreement or the Merger;

  •
  any effect resulting from changes in general economic conditions or affecting generally the industry or industries in which RiceX or NutraCea participates, the U.S. economy as a whole or any foreign economies in any locations where RiceX or NutraCea has material operations, unless such condition shall disproportionately adversely affect RiceX or NutraCea.

Termination of the Merger Agreement

        Either NutraCea or RiceX may terminate the Merger Agreement at any time prior to the effective time of the Merger if any of the following events occurs:

  •
  the parties mutually agree in writing, by action of their respective boards of directors, to terminate the Merger Agreement;

  •
  the Merger is not completed by December 31, 2005, except that the right to terminate the Merger Agreement under this provision is not available to any party whose breach of the Merger Agreement has been a principal cause of the failure of the Merger to occur on or by December 31, 2005;

  •
  a governmental authority has issued a final nonappealable order, decree or ruling or taken any other action, in any case having the effect of permanently enjoining, restraining or prohibiting the Merger;

  •
  the RiceX stockholders do not approve the Merger Agreement and the Merger, except that the right to terminate the Merger Agreement under this provision is not available to any party where the failure to obtain stockholder approval shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a material breach of the Merger Agreement; or

  •
  the stockholders of NutraCea do not approve the Merger Agreement and the Merger, except that the right to terminate the Merger Agreement under this provision is not available to any party where the failure to obtain stockholder approval shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a material breach of the Merger Agreement.

        RiceX may terminate the Merger Agreement at any time prior to the effective time of the Merger if any of the following events occurs:

  •
  there has been a breach of any representation, warranty or covenant on the part of NutraCea, or any of NutraCea's representations or warranties has become untrue, such that the corresponding condition to closing the Merger would not be met; provided, however, if the breach or inaccuracy is curable through the exercise of commercially reasonable best efforts, then RiceX may not terminate the Merger Agreement prior to 30 calendar days after written notice of such breach or inaccuracy is delivered by RiceX to NutraCea and RiceX may not terminate the Merger Agreement on account of such material breach if it has been cured within such 30 day period;

  •
  any of the following triggering events occurs:

  •
  NutraCea's board of directors withdraws its recommendation in favor of the adoption of the Merger Agreement and approval of the Merger, or modifies or amends its approval of the Merger in a manner adverse to RiceX; or

  •
  NutraCea fails to include in this Proxy Statement the recommendation of its board of directors in favor of the adoption of the Merger Agreement and approval of the Merger.

        NutraCea may terminate the Merger Agreement at any time prior to the effective time of the Merger if any of the following events occurs:

  •
  there has been a breach of any representation, warranty or covenant on the part of RiceX, or any of RiceX's representations or warranties has become untrue, such that the corresponding condition to closing the Merger would not be met; provided, however, if the breach or inaccuracy is curable through the exercise of commercially reasonable best efforts, then NutraCea may not terminate the Merger Agreement prior to 30 days after written notice of such breach or inaccuracy is delivered by NutraCea to RiceX and NutraCea may not terminate the Merger Agreement on account of such material breach if it has been cured within such 30 day period;

  •
  if any of the following triggering events occurs:

  •
  RiceX's board of directors withdraws, amends or modifies its recommendation in favor of the adoption of the Merger Agreement and approval of the Merger in a manner adverse to NutraCea;

  •
  RiceX fails to include in this Proxy Statement the recommendation of its board of directors in favor of the adoption of the Merger Agreement and approval of the Merger;

  •
  RiceX's board of directors or any committee thereof approves or recommends any Acquisition Proposal (as that term is defined in the Merger Agreement);

  •
  any committee of RiceX's board of directors approves or recommends any Acquisition Proposal, unless the committee would not be able to enter into an agreement with respect to an Acquisition Proposal or publicly disclose its recommendation of an Acquisition Proposal without the prior approval of RiceX's board of directors;

    •
    RiceX enters into a binding letter of intent or similar agreement accepting an Acquisition Proposal;

    •
    if a tender or exchange offer relating to the securities of RiceX is commenced by a person or entity unaffiliated with NutraCea, and RiceX does not send to its stockholders within ten business days after the tender or exchange offer is first commenced a statement disclosing that RiceX recommends rejection of the tender or exchange offer; or

    •
    RiceX shall have breached the non-solicitation provisions of the Merger Agreement or the provisions of the Merger Agreement requiring the RiceX board of directors to recommend approval of the Merger.

Termination Fees

  Termination Fee Payable by RiceX

        RiceX is obligated to pay NutraCea a termination fee, or "break-up fee," under the following circumstances:

  •
  RiceX is obligated to pay NutraCea a termination fee equal to $200,000 under the following circumstances:

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  if NutraCea terminates the Merger Agreement because RiceX's stockholders do not adopt the Merger Agreement and approve the Merger at the RiceX special meeting of stockholders; or

  •
  if, at any time during the time period beginning on the date of the Merger Agreement and ending 12 months after the termination of the Merger Agreement due to the failure of RiceX's stockholders to approve the Merger, and either (x) RiceX enters into a written agreement (other than the Merger Agreement) which provides for an Acquisition of RiceX (as defined below), or (y) RiceX and/or another person (other than NutraCea), publicly announce their intention or agreement to enter into a written agreement between themselves which provides for an Acquisition of RiceX.

  •
  RiceX is obligated to pay NutraCea a termination fee equal to $500,000 under the following circumstances:

  •
  RiceX's board of directors withdraws, amends or modifies its recommendation in favor of the adoption of the Merger Agreement and approval of the Merger in a manner adverse to NutraCea;

  •
  RiceX fails to include in this Proxy Statement the recommendation of its board of directors in favor of the adoption of the Merger Agreement and approval of the Merger;

  •
  RiceX's board of directors or any committee thereof approves or recommends any Acquisition Proposal;

  •
  any committee of RiceX's board of directors approves or recommends any Acquisition Proposal, unless the committee would not be able to enter into an agreement with respect to an Acquisition Proposal or publicly disclose its recommendation of an Acquisition Proposal without the prior approval of RiceX's board of directors;

  •
  RiceX enters into a binding letter of intent or similar agreement accepting an Acquisition Proposal;

    •
    if a tender or exchange offer relating to the securities of RiceX is commenced by a person or entity unaffiliated with NutraCea, and RiceX does not send to its stockholders within ten business days after the tender or exchange offer is first commenced a statement disclosing that RiceX recommends rejection of the tender or exchange offer; or

    •
    RiceX shall have breached the non-solicitation provisions of the Merger Agreement or the provisions of the Merger Agreement requiring RiceX to hold the special meeting of stockholders and recommending approval of the Merger.

        An "Acquisition of RiceX" is any of the following:

  •
  a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving RiceX pursuant to which the stockholders of RiceX immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof;

  •
  a sale or other disposition by RiceX of assets representing more than 50% of the fair market value of all of its assets immediately prior to such sale; or

  •
  the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the party or such person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of RiceX capital stock.

  Termination Fee Payable by NutraCea

        NutraCea is obligated to pay RiceX a termination fee under the following circumstances:

  •
  NutraCea is obligated to pay RiceX a termination fee equal to $200,000 if RiceX terminates the Merger Agreement because NutraCea's stockholders do not approve the Merger Agreement and the Merger at the special meeting of NutraCea stockholders;

  •
  NutraCea is obligated to pay RiceX a termination fee equal to $500,000 under the following circumstances:

  •
  if NutraCea withdraws, amends or modifies in a manner adverse to RiceX its recommendation in favor of the adoption of the Merger Agreement and approval of the Merger; or

  •
  NutraCea does not include in this Proxy Statement the recommendation of NutraCea's board of directors in favor of the adoption of the Merger Agreement and the approval of the Merger.

Amendment of the Merger Agreement and Waiver of Conditions

        The Merger Agreement may be amended by mutual written consent of NutraCea, RiceX and Merger Sub, subject to all applicable laws. At any time prior to completion of the Merger, either NutraCea or RiceX may waive compliance by the other with any of the obligations to consummate the Merger contained in the Merger Agreement, subject to all applicable laws.

OTHER AGREEMENTS

Voting Agreements

  RiceX Voting Agreements

        Each of Daniel L. McPeak, Sr., Kirit S. Kamdar, Steven W. Saunders, James C. Lintzenich, Edward L. McMillan, Todd C. Crow, Ike E. Lynch, and Daniel L. McPeak, Jr., who collectively have the right to vote, as of April 4, 2005, a total of 6,613,935 shares of RiceX common stock (or approximately 18% of the outstanding shares of RiceX common stock as of April 4, 2005), entered into a voting agreement with NutraCea agreeing to vote all of his shares of RiceX common stock, including shares of RiceX common stock acquired after the date of the voting agreements, as follows:

  •
  in favor of the approval of the Merger and the Merger Agreement, and in favor of each of the other agreements and actions contemplated by the Merger Agreement and the proxy attached to the voting agreement and any action required to further the Merger or these actions; and

  •
  against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of RiceX in the Merger Agreement or that would preclude fulfillment of a condition precedent to consummation the Merger or that would be in favor of, or would support or encourage, any Acquisition Proposal involving RiceX.

        Each of these stockholders has also granted to NutraCea an irrevocable proxy to vote the shares of RiceX common stock subject to the voting agreements in accordance with its terms and has agreed not to exercise any rights of appraisal or any dissenters' rights he may have or could potentially have or acquire in connection with the Merger. The voting agreement and irrevocable proxy terminates upon the earliest of the termination of the Merger Agreement, the written agreement to cancel the voting agreement among the parties to thereto, or the effective time of the Merger.

        The voting agreement prohibits the signing stockholders from selling or disposing of any shares or options of RiceX common stock owned directly or indirectly by the signing stockholders, except to immediate family members up to an aggregate of 1% of the outstanding RiceX common stock, and only if the family member agrees in writing to be bound by the terms and conditions of the voting agreement.

        The voting agreements provide that the voting agreements will not, and it is the intent of the parties that the voting agreements will not, preclude the board of directors of RiceX or any member thereof from exercising their fiduciary duties as required by applicable law.

  NutraCea Voting Agreements

        Each of Patricia McPeak, Bradley Edson and Margie Adelman, who collectively have the right to vote, as of April 4, 2005, a total of 7,466,843 shares of NutraCea common stock (or approximately 21% of the outstanding shares of NutraCea common stock as of April 4, 2005), entered into a voting agreement with RiceX agreeing to vote all of his or her shares of NutraCea common stock, including shares of NutraCea stock acquired after the date of the voting agreements, as follows:

  •
  in favor of the approval of the Merger and the Merger Agreement, and in favor of each of the other actions contemplated by the Merger and the proxy attached to the voting agreement and any action required to further the Merger or these actions; and

  •
  against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of NutraCea in the Merger Agreement or that would preclude fulfillment of a condition precedent to consummation the Merger or that would be in favor of, or would support or encourage, any Acquisition Proposal involving NutraCea.

        Each of these NutraCea stockholders has also granted to RiceX an irrevocable proxy to vote the shares of NutraCea common stock subject to the voting agreements in accordance with its terms and has agreed not to exercise any rights of appraisal or any dissenters' rights he or she may have or could potentially have or acquire in connection with the Merger. The voting agreement and irrevocable proxy terminates upon the earliest of the termination of the Merger Agreement, the written agreement to cancel the voting agreement among the parties to thereto, or the effective time of the Merger.

        The voting agreement prohibits the signing stockholders (subject to some exceptions in the case of certain stockholders) from selling or disposing of any shares or options of NutraCea common stock owned directly or indirectly by the signing stockholders, except to immediate family members and only if the family member agrees in writing to be bound by the terms and conditions of the voting agreement. However, Patricia McPeak's voting agreement allows her to sell shares of NutraCea common stock in order to satisfy tax liabilities.

        The voting agreements provide that the voting agreements will not, and it is the intent of the parties that the voting agreements will not, preclude the board of directors of NutraCea or any member thereof from exercising their fiduciary duties as required by applicable law.

Employment Arrangements

        Amended Employment Agreements with Ike E. Lynch, Todd C. Crow and Daniel L. McPeak, Jr.    In connection with the consummation of the Merger, RiceX has agreed to amend and NutraCea has agreed to assume the employment agreements currently existing between RiceX and each of Ike E. Lynch, Todd C. Crow and Daniel L. McPeak, Jr., all of whom are current officers of RiceX. The term of each of these amended employment agreements is expected to be fixed for a period of three (3) years from the closing date of the Merger, with automatic one-year extensions thereafter. Messrs. Lynch, Crow and McPeak are expected to be entitled to annual base salaries of $150,000, $150,000, and $150,000, respectively. In addition to their base salaries, Messrs. Lynch, Crow and McPeak each will receive bonuses equal to $50,000 in connection with the execution of the Merger Agreement and are also expected to be eligible for periodic bonuses based upon the success of the Combined Company, in addition to other benefits. While it is anticipated that Messrs. Lynch, Crow, and McPeak will enter into amended employment agreements with RiceX, which will be assumed by NutraCea, Daniel L. McPeak, Jr. has raised certain concerns regarding his affiliation with the Combined Company and has not yet agreed to sign any documentation other than his voting agreement. Entry into these amended employment agreements (and certain related agreements) is a condition to closing (see "Summary—Conditions to Closing the Merger" on page 21 above and "The Merger Agreement—Conditions to Closing the Merger" on page 80 above); if Mr. McPeak, Jr. does not enter into an amended employment agreement (and the other related agreements), the Merger will not occur unless NutraCea waives the applicable condition to closing. NutraCea also has agreed to appoint as officers of NutraCea after the consummation of the Merger: Ike E. Lynch as Chief Operating Officer; Todd C. Crow as Chief Financial Officer; and Daniel L. McPeak, Jr. as Vice-President, Sales.

DESCRIPTION OF NUTRACEA CAPITAL STOCK

        If the proposed amendment of NutraCea's Articles of Incorporation are approved at NutraCea's Special Meeting of Stockholders, NutraCea's authorized capital stock will consist of 200,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value. As of August 22, 2005, there were 38,214,441 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

        Holders of NutraCea common stock are entitled to receive ratably dividends when, as, and if declared by NutraCea's board of directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of NutraCea, the holders of the common stock are entitled to receive ratably the net assets of NutraCea available after the payment of all debts and other liabilities and subject to the prior rights of outstanding NutraCea preferred shares, if any. However, there are no assurances that upon any such liquidation or dissolution, there will be any net assets to distribute to the holders of NutraCea common stock.

        The holders of NutraCea common stock are entitled to one vote for each share held on all matters submitted to a vote of NutraCea stockholders. Under certain circumstances, California law permits the holders of NutraCea common stock to cumulate their votes for the election of directors, in which case holders of less than a majority of the outstanding shares of NutraCea common stock could elect one or more of NutraCea's directors. Holders of NutraCea common stock have no preemptive, subscription, or redemption rights. The outstanding shares of NutraCea common stock are fully paid and nonassessable. The rights and privileges of holders of NutraCea common stock are subject to, and may be adversely affected by, the rights of holders of shares of NutraCea preferred stock that NutraCea may designate and issue in the future.

Preferred Stock

        NutraCea's board of directors is authorized to issue preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by NutraCea's stockholders. Any preferred stock to be issued could rank prior to the NutraCea common stock with respect to dividend rights and rights on liquidation. NutraCea's board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of holders of NutraCea common stock and discourage, delay or prevent a change in control of NutraCea.

COMPARISON OF RIGHTS OF HOLDERS OF
RICEX COMMON STOCK AND NUTRACEA COMMON STOCK

        Upon consummation of the Merger, the RiceX stockholders will become stockholders of NutraCea and the rights of RiceX stockholders will no longer be defined and governed by RiceX's Certificate of Incorporation and Bylaws. Instead, each RiceX stockholder's rights as a stockholder of NutraCea will be defined by NutraCea's Articles of Incorporation and Bylaws. The following is a summary of certain material differences between the rights of holders of RiceX common stock and the rights of holders of NutraCea common stock.

        In addition, RiceX is incorporated under the laws of the State of Delaware, whereas NutraCea is incorporated under the laws of the State of California. Differences in the rights of holders of RiceX common stock and NutraCea common stock arise from differences in their respective Certificate / Articles of Incorporation and Bylaws and from differences between Delaware and California law.

        This section does not include a complete description of all differences among the rights of RiceX and NutraCea stockholders, nor does it include a complete description of the specific rights of RiceX and NutraCea stockholders. In addition, the identification of some differences in the rights of RiceX and NutraCea stockholders as material is not intended to indicate that there do not exist other differences that are equally important or that you deem important. This summary, therefore, is qualified by reference to Delaware law, California law, the RiceX Certificate of Incorporation and Bylaws, and the NutraCea Articles of Incorporation and Bylaws. You should carefully read this entire Proxy Statement and any other documents to which we refer for a more complete understanding of the differences between being a stockholder of RiceX and being a stockholder of NutraCea.

RiceX	NutraCea
Authorized Capital Stock
The authorized capital stock of RiceX consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.
The authorized capital stock of NutraCea consists of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. Of the preferred stock, 3,000,000 shares have been designated as Series A preferred stock. If the amendment of NutraCea's Articles of Incorporation becomes effective, the authorized number of shares of NutraCea common stock will increase from 100,000,000 to 200,000,000.
Number of Directors

RiceX currently has five directors. The authorized number of directors may be changed within the range of five to eight by resolution adopted by a majority of the total number of authorized directors.

RiceX's Certificate of Incorporation divides its board into three classes, designated Class I, Class II and Class III, each with staggered three-year terms. The term of office of the current Class I directors expires at the annual meeting of the stockholders in the year 2005, the term of the current Class II directors expires at the annual meeting of the stockholders in the year 2006, and the term of the current Class III directors expires at the annual meeting of the stockholders in the year 2007.
NutraCea currently has five directors. If the amendment of NutraCea's Bylaws takes effect after the NutraCea special meeting of stockholders, the authorized number of directors will initially be set at seven, but the board of directors will be able to increase or decrease the number of directors by resolution within the range of five to nine authorized directors.

Cumulative Voting For Directors

Under Delaware law, cumulative voting in the election of directors is permitted only if a corporation's certificate of incorporation provides for cumulative voting. RiceX's Certificate of Incorporation does not provide for cumulative voting.
Under California law, cumulative voting in the election of directors is mandatory unless (i) the corporation has amended its Articles of Incorporation or Bylaws to eliminate cumulative voting and (ii) the corporation is a listed corporation. NutraCea does not meet the definition of a listed corporation. Therefore, cumulative voting currently does apply to the election of NutraCea's directors.

Cumulative voting means that each stockholder is entitled to cast a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected at a meeting. A stockholder may cast these votes all for a single candidate or may distribute the votes on the same principle among any or all of the candidates as the stockholder sees fit. No stockholder will be entitled to cumulate votes for any candidate however, unless that candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of an intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination.
Removal of Directors

RiceX's Bylaws provide that any director or the entire board of directors may be removed from office by the holders of a majority of the shares then entitled to vote at an election of directors only for cause.
NutraCea's Bylaws provide that any director or the entire board of directors may be removed from office subject to applicable law. Under California law, any director or the entire board of directors may be removed from office with or without cause by the holders of a majority of the shares of the corporation then entitled to vote at an election of directors. If the entire board of directors is not removed, no individual director may be removed without cause if the total number of shares voting against removal or not consenting in writing to the removal would be sufficient to elect the director if voted cumulatively.

Filling Vacancies on the Board

RiceX's Certificate of Incorporation and Bylaws provide that vacancies occurring on the board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by affirmative vote of a majority of the remaining directors then in office, even if this is less than a quorum, at any meeting of the board of directors.

In addition, whenever the holders of any class or classes of stock or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class(es) or series may be filled by such a majority of directors elected by such class(es) or series.

If at any time, RiceX has no directors in office, any stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or the Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board, then upon application of any stockholder or stockholders holding at least 25% of the total number of outstanding shares entitled to vote for such directors, the Court of Chancery may summarily order an election governed by Section 211 of the DGCL to fill such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
NutraCea's Bylaws provide that any vacancy on the board of directors or any newly created directorship may be filled by a majority of the remaining directors in office, even if this is less than a quorum. The stockholders may elect a director at any time to fill any vacancy not filled by the directors. Under California law, only the stockholders may fill a vacancy resulting from the removal of a director.

If, after the filling of any vacancy by the board of directors, the directors then in office who have been elected by the stockholders shall constitute less than a majority of the directors then in office, then both of the following shall be applicable: (i) any holder or holders of an aggregate of 5% or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders, or (ii) the superior court of the proper county in California shall, upon application of such stockholder or stockholders, summarily order a special meeting of stockholders, to be held to elect the entire board and the term of office of any director shall terminate upon that election of a successor.
Stockholder Action by Written Consent

RiceX's Bylaws provide that stockholders have no right to take any action by written consent. Actions may only be taken at an annual or special meeting of the stockholders called in accordance with the Bylaws.
NutraCea's Bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and, without prior notice, if a consent in writing, setting forth the action taken, is signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

Ability to Call Special Meeting of Stockholders

RiceX's Bylaws provide that special meetings of stockholders may be called at any time by the board of directors, chairman of the board of directors, president or by holders of shares that are entitled to cast not less than 20% of the total number of votes entitled to be cast by all stockholders of such meeting. For a stockholder to call a special meeting, the stockholder must give timely notice in writing to the Secretary of the corporation. To be timely, the notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days prior to the proposed date for such meeting.
Under California law, special meetings of the stockholders may be called by the board, the chairman of the board, the president or the holders of shares entitled to cast not less than 10 percent of the votes at the meeting or such additional persons as may be provided in the articles or bylaws. In addition, NutraCea's Bylaws provide that special meetings of stockholders may be called at any time by a committee of the board of directors with power and authority to call such meetings.
Advance Notice Provisions for Stockholder Nominations and Proposals
RiceX's Bylaws do not impose an advance notice requirement on stockholders that desire to propose business to be brought before an annual stockholder meeting.	NutraCea's Bylaws do not impose an advance notice requirement on stockholders that desire to propose business to be brought before an annual stockholders meeting.
Inspection of Stockholders Lists
Delaware law allows any stockholder to inspect the stockholders list, books and records of the corporation for a purpose reasonably related to such person's interest as a stockholder.
NutraCea's Bylaws require that, at least ten (10) days before each meeting of stockholders and during each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, shall be made available for inspection by any stockholder for any purpose germane to the meeting.

California law allows any stockholder to inspect the accounting books and records and minutes of proceedings of the stockholders and board of directors for a purpose reasonably related to such person's interest as a stockholder. In addition, California law provides for an absolute right to inspect and copy the corporation's stockholder list by a person or persons holding at least 5% in the aggregate of the corporation's outstanding voting shares, or any stockholder or stockholders holding 1% or more of such shares who have filed a Schedule 14B with the SEC relating to the election of directors.

Charter Amendments

In accordance with Delaware law, amendments to RiceX's Certificate of Incorporation must first be adopted by resolution of the board of directors and then approved by the affirmative vote of a majority of outstanding shares entitled to vote. Certain provisions of RiceX's Certificate of Incorporation related to the composition of the board of directors can only be amended with approval by the affirmative vote of 66 2/3% of the outstanding shares entitled to vote.
In accordance with California law, amendments to NutraCea's Articles of Incorporation require the approval of the NutraCea board of directors and approval by the affirmative vote of a majority of the outstanding shares entitled to vote. In some cases, California law may also require the approval of a particular class or series of NutraCea stock.
Amendment of Bylaws
RiceX's Bylaws may be amended or repealed by the board of directors or by its stockholders.
NutraCea's Bylaws provide that the Bylaws may be amended, altered, rescinded or repealed by the stockholders holding a majority of the outstanding shares entitled to vote or by two-thirds of the entire board of directors.

Under California law, an amendment of the Bylaws (i) specifying or changing a fixed number of directors or the maximum or minimum number of directors or (ii) changing from a fixed to a variable board or vice versa, may be adopted only by the stockholders.
Limitations on Liability of Directors

RiceX's Certificate of Incorporation provides that the liability of directors for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permissible under Delaware law.

Under the Delaware law, such provision may not eliminate or limit director monetary liability for: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit.
NutraCea's Articles of Incorporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

California law does not permit limiting monetary liability where such liability is based on: (i) intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) receipt of an improper personal benefit, (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its stockholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its stockholders, (vi) transactions between the corporation and a director who has a material financial interest in such transaction, and (vii) liability for improper distributions, loans or guarantees.

Indemnification of Directors and Officers

RiceX's Bylaws provide that each person who is made a party to, or is threatened to be made a party to, or is involved in any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of RiceX shall be indemnified to the full extent permitted by Delaware law, against all expenses, including, without limitation, attorneys' fees and any expenses of establishing a right of indemnification, judgments, fines, settlements (with prior corporation approval, not unreasonably withheld) and other amounts actually and reasonably incurred in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of RiceX, and if a criminal proceeding, no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person's heirs, executor and administrators.

Delaware law requires indemnification of expenses, including attorneys' fees, actually and reasonably incurred when the individual being indemnified has successfully defended any action, claim, issue or matter therein, on the merits or otherwise. Delaware law generally permits indemnification of expenses in the defense or settlement of a derivative or third-party action, provided there is a determination by (i) a majority vote of disinterested directors; (ii) a committee of disinterested directors; (iii) if there are no disinterested directors or the disinterested directors so direct, independent legal counsel; or (iv) the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation.
NutraCea's Articles of Incorporation authorize NutraCea to provide indemnification of directors, officers, employees or other agents in excess of the limits required by California law, but subject to the limitations with respect to actions for breach of duty to NutraCea or its stockholders.

NutraCea's Bylaws provide that the corporation may indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as appropriate.

California law requires NutraCea to indemnify directors, officers, employees and agents when the individual has defended successfully an action on the merits. California law also permits indemnification of expenses incurred in derivative or third-party actions, except that court approval is required with respect to derivative actions (i) when a person is adjudged liable to the corporation in the performance of that person's duty, and then such indemnification may be made only to the extent that such court shall determine and (ii) for a matter that is settled or otherwise disposed of without court approval.

State Anti-Takeover Statutes

RiceX is subject to Section 203 of the Delaware General Corporation Law, which under certain circumstances may make it more difficult for a person who would be an "Interested Stockholder," as defined in Section 203, of RiceX to effect various business combinations for a three-year period. Under Delaware law, a corporation's certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. RiceX's Certificate of Incorporation and Bylaws do not exclude RiceX from the restrictions imposed under Section 203.
California law does not have an anti-takeover law similar to Section 203 of the Delaware General Corporation Law. However, California law does provide that, except where the fairness of the terms and conditions of the transaction has been approved by the California Commissioner of Corporations and except in a "short-form" Merger (the Merger of a parent corporation with a subsidiary in which the parent owns at least 90% of the outstanding shares of each class of the subsidiary's stock), if the surviving corporation or its parent corporation owns, directly or indirectly, shares of the target corporation representing more than 50% of the voting power of the target corporation prior to the merger, the nonredeemable common stock of a target corporation may be converted only into nonredeemable common stock of the surviving corporation or its parent corporation, unless all of the stockholders of the class consent. The effect of this provision is to prohibit a cash-out merger of minority stockholders, except where the majority stockholder already owns 90% or more of the voting power of the target corporation and could, therefore, effect a short-form merger to accomplish such a cash-out of minority stockholders.
Mergers

Delaware law generally requires that each board of directors adopt a resolution approving an agreement of merger, and a majority of the holders of the stock of each of the acquiring and target corporations to approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the existing certificate of incorporation; (ii) each share of the surviving corporation outstanding before the merger is to be an identical outstanding share after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation which adversely affects a specific class of shares.
California law generally requires a majority of the holders of the stock of each of the acquiring and target corporations to approve reorganizations. California law contains an exception to its voting requirements for reorganizations where stockholders or the corporation itself, or both, immediately prior to the reorganization own, immediately after the reorganization, equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity. With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding.

Appraisal Rights

Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and appraisal rights are not available: (i) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (ii) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporation; or (iii) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.
Under California law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his or her shares as of the day before the first announcement of the terms of the proposed reorganization.

The limitations on the availability of appraisal rights under California law are different from those under Delaware law. California law generally affords appraisal rights in sales of assets or reorganizations. Stockholders of a California corporation whose shares are listed on a national securities exchange generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the stockholders of a corporation or the corporation itself, or both, immediately prior to the reorganization, will own, immediately after the reorganization, equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity. NutraCea's common stock is currently traded on the OTC Bulletin Board, which is not considered to be a "national securities exchange" for purposes of appraisal rights.
Dividends; Payments to Stockholders

Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or if no such surplus exists, out of net profits for the current and/or immediately preceding fiscal years.
Under California law, any dividends or other distributions to stockholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Further, no California corporation may make any distribution to its stockholders that would result in, or be likely to result in, the corporation's inability to meet its liabilities.

Stockholder Derivative Suits

Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or the stock thereafter devolved upon the stockholder by operation of law. Delaware law does not require the posting of a security bond in a derivative suit.
California law provides that a stockholder bringing a derivative action on behalf of the corporation need not have been a stockholder at the time of the transaction in question, provided that certain tests are met.

California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff stockholder to furnish a security bond.
Dissolution

Under Delaware law, a corporate dissolution must be approved in writing by stockholders holding 100% of the total voting power or the dissolution must be initiated by the board of directors and approved by the holders of a majority of the outstanding voting shares of the corporation.	Under California law, stockholders holding 50% or more of the total voting power may authorize a corporation's voluntary dissolution.
Director Voting

Under Delaware law, a quorum of the board of directors is equal to a majority of the total number of authorized directors unless the Certificate of Incorporation or Bylaws provides for a greater number or a lesser number (which in no case can be less than one-third of the total number of directors). RiceX's Bylaws provide that a majority of the authorized directors then in office shall constitute a quorum.
Under California law, a quorum of a California corporation's board of directors is equal to a majority of the authorized number of such corporation's directors unless such corporation's Articles of Incorporation or Bylaws provide for a lesser number; provided, however, that such lesser number cannot be less than the larger of (i) one-third of the authorized number of directors or (ii) two. A California corporation's Articles of Incorporation may require more than a majority of the authorized number of directors (up to and including all of the directors) for a quorum. The NutraCea Bylaws provide that a majority of the total number of directors shall constitute a quorum.

INFORMATION REGARDING NUTRACEA

General

        NutraCea is a California corporation formerly known as Alliance Consumer International, Inc. As a result of the exchange transaction discussed below, NutraCea's business is now the business previously carried on by NutraStar Technologies Incorporated ("NTI"), a Nevada corporation that was formed and started doing business in February 2000. NutraCea is a relatively new health science company focused on the development and distribution of products based upon the use of stabilized rice bran and proprietary rice bran formulations. Rice bran is the outer layer of brown rice which until recently was a wasted by-product of the commercial rice industry. These products include food supplements and medical foods (or "nutraceuticals"), which provide health benefits for humans and animals, as well as cosmetics and beauty aids based on stabilized rice bran, rice bran derivatives and rice bran oil. NutraCea believes that stabilized rice bran products can deliver beneficial physiological effects with fewer of the adverse side effects commonly associated with many prescription drugs. As a result, NutraCea believes that certain of its products may be used in place of, or as a supplement to, some of the most commonly used pharmaceuticals. NutraCea has conducted and is currently involved in ongoing clinical trials and third party analyses in order to support the uses for and effectiveness of its products.

        NutraCea has developed a number of product lines that are currently or soon will be available for sale in the market through its four divisions: TheraFoods®, which provides health food supplements to the retail market; ProCeuticals®, which distributes medical foods through the medical community; NutraGlo®, which distributes animal feed products; and NutraBeauticals®, which has commenced the development and marketing of cosmeceuticals and beauty aids. NutraCea anticipates developing strategic distribution and marketing agreements with retail merchandisers, pharmaceutical companies and medical practices, including HMOs, hospitals and institutions.

        NutraCea's corporate offices and operations are located at 1261 Hawk's Flight Court, El Dorado Hills, California 95762. NutraCea's telephone number is (916) 933-7000. NutraCea has one wholly owned subsidiary, NTI, which in turn wholly owns NutraGlo Incorporated, a Nevada corporation, and part of NutraStarSport, Inc., a Nevada corporation. All of these subsidiaries maintain business offices at NutraCea's principal business office in El Dorado Hills, California.

History

        NutraCea was originally incorporated on March 18, 1998 in California as Alliance Consumer International, Inc. On December 14, 2001, NTI effected a reorganization with the inactive publicly-held company, Alliance Consumer International, Inc., and the name was changed to NutraStar Incorporated. As a result of the reorganization NTI became a wholly-owned subsidiary of NutraStar Incorporated and NutraStar Incorporated assumed the business of NTI.

        On October 1, 2003, NutraStar Incorporated changed its name to NutraCea and the common stock began trading on the OTCBB under the symbol "NTRC." On November 12, 2003, NutraCea declared a 1:10 reverse stock split. Post-split shares of NutraCea trade on the OTCBB under the symbol "NTRZ."

        On April 27, 2000, NutraStar formed NutraGlo Incorporated ("NutraGlo"), a Nevada corporation, which was owned 80% by NTI and 20% by NaturalGlo Investors L.P. During 2001, NutraGlo started marketing, manufacturing and distributing one of NutraCea's products to the equine market. In 2002, NutraCea issued 250,001 shares of its common stock to NaturalGlo Investors L.P. in exchange for the remaining 20% of the common stock of NutraGlo. The value of the shares was $250,001. As a result, NutraGlo is now a wholly-owned subsidiary of NTI.

Industry Overview

        By definition, nutraceuticals are products from natural sources that have biologically therapeutic effects in humans and mammals. These compounds include vitamins, antioxidants, polyphenols, phytosterols, as well as macro and trace minerals. Rice bran and rice bran oil are good sources for some of these compounds, including tocotrienols, a newly discovered complex of vitamin E, and gamma-oryzanol, which is found only in rice bran. Among other things, these compounds act as potent antioxidants. Stabilized rice bran and its derivatives also contain high levels of B-complex vitamins and beta-carotene, a vitamin A precursor. Stabilized rice bran also contains high levels of carotenoids and phytosterols, both essential fatty acids, as well as a balanced amino acid profile and both soluble and insoluble fiber which promote colon health.

        Rice is one of the world's major cereal grains, although United States production of rice is only a small fraction of total world production. According to the United States Department of Agriculture, approximately 65% of the nutritional value of rice is contained in the rice bran, the outer brown layer of the rice kernel which is removed during the milling process. However, raw, unstabilized rice bran deteriorates rapidly. Because of the rapid degradation and short shelf life, rice bran has not been widely accepted as a component of nutrition, health or beauty products notwithstanding the known benefits. RiceX, which is one of NutraCea's primary suppliers, has developed a method of stabilizing rice bran that NutraCea believes is superior to other methods, and provides a shelf life of approximately two years, which NutraCea believes is longer than any other stabilized rice bran. Using stabilized rice bran as an ingredient provides the longer shelf life necessary for economical production of nutrition products which incorporate rice bran ingredients.

        As the population of the United States ages over the next 30 years, NutraCea believes demand for its products will increase materially. Since stabilized rice bran is a safe food product, NutraCea believes that its beneficial effects can be obtained with no known deleterious side effects, such as those that may be present in pharmaceuticals. Many physicians have taken an interest in NutraCea's nutraceutical products as a means of offering alternative or complementary approaches for treating serious healthcare problems. If further clinical trials support the beneficial effects of NutraCea's nutraceutical and medical foods products and if the medical community widely endorses such use of its products, NutraCea believes that its products may be used as a nutritional therapy either prior to or as a complement to traditional pharmaceutical therapies for the treatment of a variety of ailments including diabetes and coronary heart disease.

Products

        NutraCea has two segments with four primary divisions through which it sells its products.

Products of NutraStar Technologies Incorporated:

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  TheraFoods® Nutrition Supplements. NutraCea distributes its consumer products through its TheraFoods® Nutritional Supplements division. The primary products currently sold through this division are RiSolubles®, RiceMucil®, CeaFlex®, FlexBoost®, DiaBoost®, MigraCea®, ProstaCea®, Cea100®, NutraImmune™, LiverBoost®, SuperSolubles®, SynBiotics™ and StaBran® Nutritional Supplements. All the products are currently available in either capsule or powdered form for use as food supplements. The powdered form can also be used as a food additive in breads, cookies, snacks, beverages, and similar foods. NutraCea has also developed and currently produces CeaFlex® Cream, a topical, cream product for arthritic joint and muscle pain. Consumer products are sold directly to consumers through toll-free telephone sales and Internet sales.

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  ProCeuticals® Medical Foods. NutraCea distributes its medical foods products to doctors, clinics and healthcare providers through its ProCeuticals® Medical Foods Division. In addition to certain consumer products, the primary products to be distributed through this division are SynBiotics 1™ Probiotics to support treatment of Irritable Bowel Syndrome, SynBiotics 2™ Probiotics to support treatment of Inflammatory Bowel Disease, SynBiotics 3™ Probiotics to support treatment of antibiotic-induced diarrheal conditions, and LiverBoost® to support liver health. NutraCea expects to market these medical foods to healthcare providers through the same distribution systems that market pharmaceutical and medical supplies.

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  NutraBeauticals® Beauty Products. NutraCea distributes its natural beauty products through its NutraBeauticals® Beauty Products Division. The principal product sold through this division is NutraBeauticals® Skin Cream, a topical emollient containing rice bran oil and other natural ingredients to support the health and improve the appearance of skin. NutraCea does not have an established distribution system for its beauty and skin care products.

Products of NutraGlo Incorporated:

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  NutraGlo® Animal Products. NutraCea developed a derivative of its CeaFlex® Nutritional Supplement to prevent and rehabilitate joint degeneration in horses and markets CeaFlex® Equine Nutritional Supplements and Absorbine Flex+® Equine Pain Relief though its NutraGlo® Animal Products Division. NutraCea's Absorbine Flex+™ Equine products are distributed exclusively through W.F. Young, Inc. pursuant to a distribution agreement in the United States and many foreign countries. Other equine and animal health care products will be distributed through this or other channels.

Marketing

        NutraCea's TheraFoods® Division is currently marketing its products domestically through various distribution channels including NutraCea's toll-free phone number and through the Internet at http://www.nutracea.com/products.html.

        NutraCea's equine products are distributed under the name "Absorbine Flex+®" by W.F. Young, Inc. pursuant to agreements with NutraCea. NutraCea and W.F. Young entered into a distribution agreement on May 1, 2001 which provides for NutraGlo to manufacture, package and ship all W.F. Young's sales requirements while W.F. Young is granted a license to use and market NutraCea's equine products. NutraGlo has agreed to sell its equine healthcare products exclusively through W.F. Young at preferred product prices. W.F. Young has agreed to use its best efforts to promote NutraGlo's current and future equine products and make minimum product purchases. In May of 2003, the purchase requirements for the three-year contract had been met. The distribution agreement was for an initial term of three years ending on August 31, 2004. On September 18, 2003, NutraCea, W.F. Young and Wolcott Farms, Inc. entered into a Technology Agreement which, among other things, extended the initial term of the Distribution Agreement through September 12, 2006, allowed for subsequent one-year term renewals and amended the minimum purchase requirement. On April 12, 2005, NutraCea and W.F. Young entered into a Manufacturing Agreement which granted to NutraCea the exclusive worldwide rights to manufacture certain equine products for W.F. Young. On the same date, NutraCea and W.F. Young entered into an Assignment of Interests in which W.F. Young transferred to NutraCea certain rights held by W.F. Young under the Technology Agreement in exchange for 1,222,222 shares of NutraCea restricted common stock. In addition, certain rights to the Technology Agreement, held by NaturalGlo Specialty Products, LLC, a subsidiary of W.F. Young, were also transferred to NutraGlo in exchange for 166,667 shares of NutraCea restricted common stock and W.F. Young's agreement to decline to exercise its options to acquire additional rights to certain NutraCea technologies under the Technology Agreement. Additionally, on April 12, 2005, NutraCea and W.F. Young entered into a Distribution Agreement under which NutraCea granted W.F. Young (i) the right of first offer and right of first refusal to market NutraCea's stabilized rice bran food supplements

(other than Equine Flex+) for the equine market and (ii) the right of first offer and right of first refusal to market the Flex+ product and Flex+ technology for the non-equine, non-human market.

        NutraCea has developed a number of other animal products, which it is seeking to distribute, subject to rights granted to W.F. Young, through various distribution channels such as the Internet and strategic joint ventures in the large animal, pet and veterinarian industries.

        NutraCea distributes products under the names FlexProtex™, Rice'n Shine™, Flex Protex Cream™, RiceMucil Wafers®, SuperSolubles®, ZymeBoost® and CeaBars™ through ITV Global, Inc. ("ITV"), a direct response marketing company. NutraCea and ITV entered into a Private Label Supply Agreement (the "Supply Agreement") and Strategic Alliance on August 24, 2005. The Supply Agreement has an initial term of two years and allows for a subsequent one-year term renewal. NutraCea has agreed in the Supply Agreement to fulfill ITV's requirements for the products specified in the agreement while ITV will use its best efforts to market, distribute and sell such products.

Product Supply

        NutraCea currently purchases all of its stabilized rice bran, rice bran solubles, rice bran fiber concentrates, and other rice bran products from RiceX. NutraCea believes RiceX has a proprietary manufacturing process for stabilizing the rice bran it processes. This process results in an estimated shelf life for the rice bran products of approximately two years under proper storage conditions, compared to a typical shelf life of approximately two months for rice bran products processed by other suppliers. The extended shelf life is a critical factor in the use of rice bran products as an ingredient since the availability of rice bran products would otherwise be seasonal and inventories of products using rice bran products would spoil or become unusable between seasons.

        NutraCea does not currently have a supply contract with RiceX and purchases its rice bran products at RiceX's standard prices. NutraCea believes that it will be able to continue purchasing its requirements of stabilized rice bran products from RiceX. There are no other known sources of stabilized rice bran of the quality comparable to that produced by RiceX. The interruption of supply from RiceX, either because of other significant purchasers or the damage or destruction of the RiceX processing facility, could interrupt the production of NutraCea's products, and a prolonged interruption would have a material adverse effect on NutraCea's business, financial condition and results of operation if NutraCea did not quickly locate another suitable supplier.

Competition

        NutraCea competes with other companies that offer products incorporating stabilized rice bran as well as companies that offer other food ingredients and nutritional supplements. Suppliers of nutritional supplements and other products that use stabilized rice bran provided by other suppliers are subject to the higher costs of shorter shelf life and the seasonal availability of stabilized rice bran ingredients. NutraCea also faces competition from companies providing products that use oat bran and wheat bran in the nutritional supplements as well as health and beauty aids. Many consumers may consider such products to be a replacement for the products manufactured and distributed by NutraCea even though they have a higher incidence of allergic reactions and adverse health indications. Many of NutraCea's competitors have greater marketing, research, and capital resources than NutraCea does, and may be able to offer their products at lower costs because of their greater purchasing power or the lower cost of oat and wheat bran ingredients. There are no assurances that NutraCea's products will be able to compete successfully.

Government Regulation

        The Federal Food, Drug, and Cosmetic Act ("FFDCA") and the U.S. Food and drug Administration ("FDA") regulations govern the marketing of NutraCea's products.

        The FFDCA provides the statutory framework governing the manufacturing, distribution, composition and labeling of dietary supplements for human consumption. These requirements apply to NutraCea's products distributed by the TheraFoods® and ProCeutical® divisions.

        Marketers of dietary supplements may make three different types of claims in labeling: nutrient content claims; nutritional support claims; and health claims.

        Nutrient content claims are those claims that state the nutritional content of a dietary supplement and include claims such as "high in calcium" and "a good source of vitamin C." The FFDCA prescribes the form and content of nutritional labeling of dietary supplements and requires the marketer to list all of the ingredients contained in each product. A manufacturer is not required to file any information with the FDA regarding nutrient content claims, but must have adequate data to support any such claims.

        Nutritional support claims may be either statements about classical nutritional deficiency diseases, such as "vitamin C prevents scurvy" or statements regarding the effect of a nutrient on the structure or function of the body, such as "calcium builds strong bones." The FFDCA requires that any claim regarding the effect of a nutrient on a structure or function of the body must be substantiated by the manufacturer as true and not misleading. In addition, the label for such products must bear the prescribed disclaimer: "This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease."

        Health claims state a relationship between a nutrient and a disease or a health-related condition. FDA's regulations permit certain health claims regarding the consumption of fiber and the reduction of risk for certain diseases, such claims may relate to rice bran ingredients.

        The FDA has broad authority to enforce the provisions of federal law applicable to dietary supplements, including the power to seize adulterated or misbranded products or unapproved new drugs, to request product recall, to enjoin further manufacture or sale of a product, to issue warning letters, and to institute criminal proceedings. In the future, NutraCea may be subject to additional laws or regulations administered by the FDA or other regulatory authorities, the repeal of laws or regulations that NutraCea might consider favorable or more stringent interpretations of current laws or regulations. NutraCea is not able to predict the nature of such future laws or regulations, nor can it predict the effect of such laws or regulations on its operations. NutraCea may be required to reformulate certain of its products, recall or withdraw those products that cannot be reformulated, keep additional records, or undertake expanded scientific substantiation. Any or all of such requirements could have a material adverse effect on NutraCea's business and financial condition.

        The Federal Trade Commission (the "FTC") regulates the advertising of dietary supplement and other health-related products. The FTC's primary concern is that any advertising must be truthful and not misleading, and that a company must have adequate substantiation for all product claims. The FTC actively enforces requirements that companies possess adequate substantiation for product claims. FTC enforcement actions may result in consent decrees, cease and desist orders, judicial injunctions, and the payment of fines with respect to advertising claims that are found to be unsubstantiated.

        In addition to the foregoing, NutraCea's operations will be subject to federal, state, and local government laws and regulations, including those relating to zoning, workplace safety, and accommodations for the disabled, and its relationship with its employees are subject to regulations, including minimum wage requirements, anti-discrimination laws, overtime and working conditions, and citizenship requirements.

        NutraCea believes that it is in substantial compliance with all material governmental laws and regulations.

Results of Trials and Scientific Research

        The beneficial attributes of stabilized rice bran, including the RiSolubles® and RiceMucil® Nutritional Supplements, have been studied and reported by several laboratories, including Medallion Laboratories, Craft's Technologies, Inc., Southern Testing & Research Laboratories, and Ralston Analytical Laboratories. NutraCea has no affiliation with any of the laboratories that performed these studies but did pay for certain portions of these studies. These analyses have verified the presence of antioxidants, polyphenols, and phytosterols, as well as beneficial macro and trace minerals, in NutraCea's stabilized rice bran products. Antioxidants are compounds which scavenge or neutralize damaging compounds called free radicals. Polyphenols are organic compounds which potentially act as direct antioxidants. Phytosterols are plant-derived sterol molecules that help improve immune response to fight certain diseases.

        A 57-subject clinical trial conducted by Advanced Medical Research with funding by RiceX suggested that consumption of the stabilized rice bran used in NutraCea's RiSolubles® and RiceMucil® Nutritional Supplements may lower blood glucose levels of type 1 and type 2 diabetes mellitus patients and may be beneficial in reducing high blood cholesterol and high blood lipid levels. If warranted, NutraCea® may develop products which address the use of stabilized rice bran products as medical foods for, and to potentially make health benefit claims relating to, the effects of dietary rice bran on diabetes and cardiovascular disease.

        Through several consulting physicians, NutraCea has relationships with several medical institutions and practicing physicians who may continue to conduct clinical trials and beta work for its products. Some of these previous clinical trials are reviewed in an article published in the March 2002 issue of the Journal of Nutritional Biochemistry. The trials produced positive results by showing that the levels of blood lipids and glycosylated hemoglobin were reduced. Subsequently, six domestic and international patents were issued.

        The W.F. Young Company, distributors of Absorbine® Equine Pain Relief Products, sponsored a 50-horse equine clinical trial, which demonstrated the NutraCea's Absorbine Flex+® Equine Products to be effective products for treating joint degeneration as well as inflammation in horses.

Intellectual Property

        NutraCea, through NTI, filed applications with the U.S. Patent and Trademark Office and has successfully registered NutraCea's logo, StaBran®, RiSolubles®, RiceMucil®, and 22 other product names, as registered federal trademarks and service marks. NutraCea has additional trademark and service mark applications pending. Six of these pending applications have been approved and NutraCea is awaiting the trademark serial numbers. Five applications have been rejected by the trademark office and require further prosecution, and eleven are newly filed applications with no further action as yet required by the trademark office.

        NutraCea has certain international and domestic rights for the use of Patent Number 6,126,943 entitled "A Method for Treating Hypercholesterolemia, Hyperlipidemia, and Atherosclerosis," which was published October 3, 2000; Patent Number 6,303,586 entitled "A Method for Treating Diabetes, Hyperglycemia and Hypoglycemia," which was published October 16, 2001; Patent Number 6,303,586 B1 entitled "Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia" which was published October 16, 2001; and Patent Number 6,350,473 entitled "A Method for Treating Diabetes, Hyperglycemia and Hypoglycemia, and Atherosclerosis" which was published February 26, 2002. Each of the foregoing patents relate to the use of rice bran in connection with products and methods of treatment for the above referenced diseases.

        NutraCea, through NTI, filed a non-provisional patent application with 47 claims entitled "Methods of Treating Joint Inflammation, Pain and Loss of Mobility" on November 6, 2001. In a

December 3, 2002 office action, the U.S. Patent and Trademark Office allowed 26 and disallowed 21 of the patent's 47 claims. Subsequently, in February 2004, the 26 claims which were allowed in December of 2002 were disallowed. In March 2004, NutraCea appealed the disallowance of the 26 claims which were previously allowed. Additionally, in October 2003, nine additional preventive claims were added to the patent. In February 2005, NutraCea received a written notification that the U.S. Patent and Trademark Office had allowed 11 claims and the prosecution of the application was closed. The associated fees have been paid and NutraCea is awaiting publication of the patent.

        NutraCea believes that its trademarks and patent rights represent a significant asset and the loss of any such rights could have a significant effect on the future of the company and its financial condition.

Research and Development Expenditures

        During fiscal years 2004 and 2003, NTI spent $78,331 and $63,873, respectively, on product research and development.

Employees

        As of August 26, 2005, NutraCea had seven full-time employees, four hourly temporary employees and four independent contracted staff members. None of NutraCea's employees are employed pursuant to a collective bargaining or union agreement, and it considers that its relationship with its employees is good.

Description of Property

        NutraCea subleases its executive offices, warehouse and laboratory, located at 1261 Hawk's Flight Court, El Dorado Hills, California, from RiceX for a monthly rental of $6,366. NutraCea has subleased this 10,080 square foot facility through September 30, 2006. NutraCea believes that this facility will be adequate for current operations.

Legal Proceedings

        NutraCea is involved from time to time in various lawsuits that arise in the course of its business. At the current time there is no outstanding litigation involving NutraCea.

        On July 16, 2002, NutraCea was summoned to answer a complaint filed by Faraday Financial, Inc. ("Faraday") in District Court, County of Salt Lake, Utah (Case No. 020906477). The complaint claims that NutraCea issued convertible promissory notes totaling $450,000 and a promissory note totaling $50,000. On December 13, 2001, Faraday entered into a settlement agreement with NutraCea, whereby Faraday agreed to cancel the promissory notes in exchange for 735,730 shares of NutraCea's preferred stock. Faraday claims that the settlement agreement required that NutraCea effect a registration statement covering the preferred stock by June 30, 2002, which NutraCea failed to do, and new demands that NutraCea immediately forfeit to Faraday 735,730 shares of common stock owned by the Chief Executive Officer of NutraCea. Faraday has filed its fourth claim for relief for a judgment against NutraCea for $500,000, plus accrued, but unpaid interest, attorneys' fees and costs, and other such costs. A settlement agreement was executed on December 10, 2003. In consideration for the mutual releases, Faraday converted 735,730 preferred into 735,730 common shares and $90,127 of accrued preferred dividends into 1,201,692 common shares. During 2004, NutraCea issued an additional 250,000 shares to Faraday to compensate Faraday for minimum realization amounts. Concurrently, with the executed settlement agreement, a joint stipulated motion to stay all proceedings was filed with the Court.

SHARE OWNERSHIP BY NUTRACEA'S PRINCIPAL STOCKHOLDERS,
MANAGEMENT AND DIRECTORS

Effect of the Merger on the Amount and Percentage of Certain Stockholders of NutraCea

        The following table presents information with respect to the beneficial ownership of NutraCea's common stock as of August 22, 2005 by:

  •
  each stockholder known by NutraCea to be the beneficial owner of more than 5% of its common stock (which includes certain securities exercisable for or convertible into common stock);

  •
  each of NutraCea's directors;

  •
  NutraCea's Chief Executive Officer and NutraCea's two other executive officers whose salary and bonus for fiscal 2004 was more than $100,000; and

  •
  all of NutraCea's directors and executive officers as a group.

        The percentage of beneficial ownership for the following table is based on 38,214,441 shares of common stock outstanding as of August 22, 2005. The number of shares beneficially owned and the percentage of beneficial ownership shown in the following table under the column "Shares of Common Stock Owned After Merger" is based on what NutraCea's capitalization would be if: (i) the Merger had been consummated on August 22, 2005; (ii) 28,195,614 shares of NutraCea common stock were issued in the Merger as of that date, and (iii) the Financing Transaction does not occur. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of NutraCea common stock subject to options or warrants that are currently exercisable or convertible within 60 days of August 22, 2005 are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number and percentage ownership of NutraCea common stock of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of NutraCea common stock of any other person. Unless otherwise indicated in the footnotes following the table, the address for each listed stockholder is c/o NutraCea, 1261 Hawk's Flight Court, El Dorado Hills, California 95762.

	Shares of Common Stock Owned Prior to Merger			Shares of Common Stock Owned After Merger
Name of Beneficial Owner
	Number		Percentage	Number		Percentage
Patricia McPeak	9,434,216	(1)	23.5%	14,070,314	(2)	20.1%
Bradley Edson	6,035,000	(3)	13.5%	6,035,000		8.4%
David Bensol	35,000		*	35,000		*
Eliot Drell	936,655	(4)	2.4%	936,655		1.4%
Ernie Bodai, MD	250,000	(5)	*	250,000		*
Edward G. Newton	80,412	(6)	*	80,412		*
John Howell	790,000	(7)	2.1%	790,000		1.2%
All Current Directors and Executive Officers as a Group	16,736,283	(8)	35.8%	21,372,381	(9)	27.8%

*
less than 1%.

(1)
Dorothy Hanks, Ms. McPeak's mother, owns 33,320 shares of NutraCea common stock, of which Ms. McPeak disclaims any beneficial ownership. Includes 2,002,373 shares issuable under options or warrants exercisable within 60 days of August 22, 2005.

(2)
Includes the following number of shares that would be issued by NutraCea pursuant to the Merger to holders of RiceX common stock: (i) 1,311,908 shares held by Ms. McPeak's husband, Daniel L. McPeak, Sr., (ii) 1,891,188 shares issuable to Mr. McPeak, Sr. within 60 days of August 22, 2005 upon exercise of options and warrants, and (iii) 153,599 shares held in a joint trust with Mr. McPeak, Sr. Also includes 1,279,380 shares that would be issued to Ms. McPeak in the Merger by virtue of her ownership of 1,665,870 shares of RiceX common stock.

(3)
Includes 6,000,000 shares issuable under options or warrants exercisable within 60 days of August 22, 2005.

(4)
Includes 252,141 shares issuable under options or warrants exercisable within 60 days of August 22, 2005. Also includes 304,282 shares owned by Drell-Pecha Partnership and 164,987 shares issuable under options or warrants exercisable within 60 days of August 22, 2005.

(5)
Includes 80,000 shares issuable under options or warrants exercisable within 60 days of August 22, 2005.

(6)
Includes 30,412 shares issuable under options or warrants exercisable within 60 days of August 22, 2005.

(7)
Mr. Howell resigned as Chief Executive Officer of NutraCea on July 20, 2004. Share holdings are as of December 31, 2004.

(8)
Includes 8,529,913 shares issuable under options or warrants exercisable within 60 days of August 22, 2005.

(9)
Includes 10,421,101 shares issuable under options or warrants exercisable within 60 days of August 22, 2005.

NUTRACEA'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion on NutraCea's financial condition and results of operations should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Proxy Statement.

Note Regarding Forward-Looking Statements

        This discussion contains forward-looking statements that relate to future events or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Although NutraCea believes that the expectations reflected in the forward-looking statements are reasonable, NutraCea cannot guarantee future results, levels of activity, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks outlined under "Risk Factors" and elsewhere in this Proxy Statement. All forward-looking statements included in this document are based on information available to NutraCea on the date hereof. NutraCea assumes no obligation to update any such forward-looking statements.

Comparison of Results for the Years Ended December 31, 2004 and 2003

        NutraCea's revenues decreased by $311,924, to $1,224,229 in 2004, from $1,536,153 in 2003. The 20% decrease resulted from a decrease of approximately $730,500 in sales by NutraCea's equine division from $1,248,996 in 2003 to $600,976 in 2004. This decrease was partially offset by product licensing fees of $214,500 in 2004 ($0 in 2003). NutraCea expects sales by its equine division to increase in 2005 and approach the level reached in 2003.

        Cost of goods sold decreased by $245,539 to $600,129 in 2004, from $845,668 in 2003. This 29% decrease results primarily from a decrease in cost of goods sold from NutraCea's equine division of $321,371 in 2004.

        Gross profit decreased by $66,385 to $624,100 in 2004, from $690,485 in 2003. This 10% decrease is due to lower equine division sales, which have been partially offset by the licensing fees revenue in 2004.

        Operating expenses increased by $15,257,973 to $24,175,462 in 2004, from $8,917,489 in 2003. This increase was primarily due to increased non-cash expenses related to issuances of common stock and common stock warrant and option awards. These non-cash items totaled $20,998,119 in 2004 and $1,577,938 in 2003. Also, professional fees increased $703,360 to $1,122,250 in 2004 from $418,890 in 2003. Primary reasons for the increase in professional fees include the use of consultants instead of hiring permanent employees ($351,820), legal fees associated with transactions ($157,570), and additional costs associated with public filings ($109,042). Employee wages and related expense increased by $153,640 due to increased bonuses of $305,000 which were partially offset by reductions in the total number of employees.

        Interest expense decreased by $4,283,194 to $27,602 in 2004, from $4,310,796 in 2003 primarily due to the recording of $4,224,246 in interest expense in 2003 relating to modifications of stock option and warrant awards attached to debt as a result of the 1 for 10 reverse stock split occurring on November 12, 2003.

Comparison of Results for the Quarter Ended June 30, 2005 to the Quarter Ended June 30, 2004

        Revenues of NutraCea remained relatively flat, increasing by $8,236, to $299,237 for the quarter ended June 30, 2005 from $291,001 for the quarter ended June 30, 2004.

        Cost of goods sold increased by $37,911, to $190,671 for the quarter ended June 30, 2005 from $152,760 for the quarter ended June 30, 2004. The increase relates to increased ingredient and packaging costs.

        Operating expenses decreased by $784,620, to $1,766,805 for the quarter ended June 30, 2005 from $2,551,425 for the quarter ended June 30, 2004. During the quarter ended June 30, 2005 non-cash consulting expense decreased by $1,104,800 to $427,182 from $1,531,982 for the quarter ended June 30, 2004. Other decreases in expenses include commissions and finders fees in the amount of $39,000 and marketing expense of $25,820. Offsetting these decreases in expenses during the quarter ended June 30, 2005 was the increase in non-cash stock issuances of $722,655 to $722,655 from $0 for the quarter ended June 30, 2004. These stock issuances related primarily to various service/consulting agreements entered into during the quarter.

        A customer forfeited its $100,000 deposit for the three months ended June 30, 2005 by terminating a technology rights agreement.

        Interest expense increased by $243,892, to $243,892 for the quarter ended June 30, 2005 from $0 for the quarter ended June 30, 2004. The increase is due to $48,389 of interest expense on notes payable that were funded in December 2004 and amortization of debt discount of $195,503 related to the same notes payable.

        The net loss for the quarter ended June 30, 2005 was $1,516,405 compared to a net loss of $2,411,065 recorded for the quarter ended June 30, 2004. The lower net loss for the second quarter of 2005 was due primarily to the higher non-cash stock expensed during the second quarter of 2004.

Comparison of Results for the Six Months Ended June 30, 2005 to the Six Months Ended June 30, 2004

        Revenues of NutraCea increased by $345,475, to $758,545 for the six months ended June 30, 2005 from $413,070 for the six months ended June 30, 2004. The NutraGlo subsidiary accounted for 99% of the increase in revenues due to increased orders from its primary equine customer.

        Costs of goods sold increased by $240,431 to $471,856 for the six months ended June 30, 2005 from $231,425 for the six months ended June 30, 2004. The increase in costs of goods sold generally reflects the increase in products sold by the NutraGlo subsidiary during the first six months of 2005.

        Operating expenses decreased by $17,821,202, to $2,576,682 for the six months ended June 30, 2005 from $20,397,884 for the six months ended June 30, 2004. Most of the decrease is due to reduced expenses related to non-cash stock and option awards in the first quarter of 2005 as compared to the same expenses in the amount of $16,844,444 recorded in the first quarter of 2004. Other decreases in expenses include reduced commissions and finders fees in the amount of $209,437 and marketing expense of $69,558. In addition, salaries and wages decreased by approximately $148,097 in the first six months of 2005 as compared to the same period in 2004 due primarily to non-recurring cash bonuses paid in the first six months of 2004 to the CEO and previous President.

        A customer forfeited its $100,000 deposit for the six months ended June 30, 2005 by terminating a technology rights agreement.

        Interest expense increased substantially to $479,648 for the six months ended June 30, 2005 from $495 for the six months ended June 30, 2004. The increase is due to $90,790 of interest expense on notes payable that were funded in December 2004 and amortization of debt discount of $388,858 related to the same notes payable.

        The net loss for the six months ended June 30, 2005 was $2,664,777 compared to a net loss of $20,222,050 recorded for the six months ended June 30, 2004. The lower net loss for the first six months of 2005 was due primarily to the higher non-cash stock and options expensed during the first six months of 2004.

Capital Financing

        During December 2004, NutraCea borrowed $2,400,000 in notes payable to help finance future operations. The notes are for a one-year term, bear interest at 7% interest compounded quarterly and are secured by all of the assets of NutraCea. The holders were issued warrants to purchase a total of 2,400,000 shares of NutraCea's common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire seven years from the date of issuance. Debt discount expense of $786,370 was recorded in connection with issuance of these warrants and is being amortized over the life of the notes payable.

Liquidity and Capital Resources

        NutraCea has incurred significant operating losses since its inception, and, as of June 30, 2005 NutraCea had an accumulated deficit of $47,592,560. NutraCea used approximately $400,000 of cash to fund operations during the quarter ended June 30, 2005 leaving a cash and cash equivalents balance of $875,206 at June 30, 2005 and a working capital deficit of $1,432,882. The cash is not deemed sufficient to cover our operating deficits, expanded business plan and growth, nor the repayment of debt obligations.

        To date, NutraCea has funded its operations, in addition to sales revenues, through a combination of short-term debt and the issuance of common and preferred stock. During the six months ended June 30, 2005, NutraCea has issued a total of 1,692,230 shares of common stock of which 1,686,230 shares were issued as compensation to officers and consultants of NutraCea. During 2004, NutraCea raised $2,400,000 from the issuance of third-party notes payable. NutraCea also raised $2,776,468 through the exercise of stock options during 2004. NutraCea continues to pursue cost cutting or expense deferral strategies in order to conserve working capital.

        Due to NutraCea's limited cash flow and operating losses, it is unlikely that NutraCea could obtain financing through commercial or banking sources. Consequently, NutraCea, in addition to revenues from product sales, is dependent on continuous cash infusions from major investors and the exercise of outstanding warrants and options in order to fund its current operations. If these sources of capital were unwilling or unable to provide additional working capital to NutraCea, NutraCea would probably not be able to sustain its full range of operations. There are no contractual obligations that would require NutraCea's past funding sources to fund NutraCea's future operations.

        As of June 30, 2005, NutraCea's principal commitments include a lease commitment of $6,366 per month that expires in September 2006.

        NutraCea's management believes that it will need to raise additional capital to continue to develop, promote and conduct its operations. Such additional capital may be raised through public or private financing as well as borrowing from other sources. Although NutraCea believes that current and/or future investors will continue to fund NutraCea's expenses, there is no assurance that such investors will continue to fund NutraCea's ongoing operations or that the terms upon which such investments will be made will be favorable to NutraCea.

Critical Accounting Policies

        The discussion and analysis of NutraCea's financial condition and results of operations is based upon NutraCea's consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements requires managers to make estimates and disclosures on the date of the financial statements. On an on-going basis, NutraCea evaluates its estimates, including, but not limited to, those related to revenue recognition. NutraCea uses authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. NutraCea believes the following critical accounting policies affect its more significant judgments and estimates in the preparation of its consolidated financial statements.

  Revenue recognition

        NutraCea is required to make judgments based on historical experience and future expectations, as to the realizability of shipments made to its customers. These judgments are required to assess the propriety of the recognition of revenue based on Staff Accounting Bulletin No. 101, "Revenue Recognition," and related guidance. NutraCea makes these assessments based on the following factors: (a) customer-specific information, (b) return policies, and (c) historical experience for issues not yet identified.

  Valuation of long-lived assets

        Long-lived assets, consisting primarily of property and equipment, patents and trademarks, and goodwill, comprise a significant portion of NutraCea's total assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying values may not be recoverable. Recoverability of assets is measured by a comparison of the carrying value of an asset to the future net cash flows expected to be generated by those assets. The cash flow projections are based on historical experience, management's view of growth rates within the industry, and the anticipated future economic environment.

        Factors NutraCea considers important that could trigger a review for impairment include the following:

  (a)
  significant underperformance relative to expected historical or projected future operating results,

  (b)
  significant changes in the manner of its use of the acquired assets or the strategy of its overall business, and

  (c)
  significant negative industry or economic trends.

        When NutraCea determines that the carrying value of patents and trademarks, long-lived assets and related goodwill and enterprise-level goodwill may not be recoverable based upon the existence of one or more of the above indicators of impairment, it measures any impairment based on a projected discounted cash flow method using a discount rate determined by its management to be commensurate with the risk inherent in its current business model.

  Marketable securities

        Marketable securities are marked to market at each period end. Any unrealized gains and losses on the marketable securities are excluded from operating results and are recorded as a component of "Other comprehensive income (loss)." If declines in value are deemed other than temporary, losses are reflected in "Net income (loss)."

  Inventory

        Inventory is stated at the lower of cost (first-in, first-out) or market and consists of nutraceutical products manufactured by RiceX, which NutraCea then enhances for final distribution to its customers. While NutraCea has an inventory of these products, which contain ingredients supplied by RiceX, any significant prolonged shortage of these ingredients or of the supplies used to enhance these ingredients could materially adversely affect NutraCea's results of operations.

  Property and equipment

        Property and equipment are stated at cost. NutraCea provides for depreciation using the straight-line method over the estimated useful lives as follows:

Furniture and equipment	5-7 years
Automobile	5 years
Software	3 years
Leasehold Improvements	2.4 years

        Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

  Fair value of financial instruments

        For certain of NutraCea's financial instruments, including cash, accounts receivable, inventory, prepaid expenses, accounts payable, accrued salaries and benefits, deferred compensation, accrued expenses, customer deposits, due to related party, notes payable—related party, and notes payable, the carrying amounts approximate fair value due to their short maturities.

  Stock-based compensation

        Compensation is recorded for stock-based compensation grants based on the excess of the estimated fair value of the common stock on the measurement date over the exercise price. Additionally, for stock-based compensation grants to consultants, NutraCea recognizes as compensation expense the fair value of such grants as calculated pursuant to Statement of Financial Accounting Standard ("SFAS") No. 123, recognized over the related service period. SFAS No. 148 requires companies to disclose pro forma results of the estimated effect on net income and earnings per share to reflect application of the fair value recognition provision of SFAS No. 123.

  Debt satisfaction

        NutraCea has adopted SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections" which requires gains and losses from extinguishment of debt to be reported as part of recurring operations.

CHANGE IN NUTRACEA'S CERTIFYING ACCOUNTANT

        Effective October 23, 2003, NutraCea dismissed Singer Lewak Greenbaum & Goldstein, LLP, or Singer Lewak, as its independent accountants. The decision to dismiss Singer Lewak was approved by NutraCea's board of directors on October 23, 2003.

        Singer Lewak did not report on NutraCea's consolidated financial statements for the fiscal year ended December 31, 2003. None of the reportable events described under Item 304(a)(1)(iv)(B) of Regulation S-B occurred from the beginning of NutraCea's fiscal year beginning January 1, 2003 through the date of Singer Lewak's dismissal on October 23, 2003.

        Effective October 23, 2003, NutraCea engaged Malone & Bailey, LLC as its new independent accountants. The decision to engage Malone & Bailey, LLC was approved by NutraCea's board of directors on October 23, 2003. During the years ended December 31, 2001 and 2002 and through October 23, 2003, NutraCea did not consult Malone & Bailey, LLC regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

CERTAIN NUTRACEA COMPENSATION INFORMATION

Executive Compensation

        The following Summary Compensation Table shows the aggregate compensation paid or accrued by NutraCea during fiscal years 2004, 2003 and 2002 to (i) each person who served as NutraCea's Chief Executive Officer during 2004, and (ii) the four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of 2004 and whose total annual salary and bonus in such year exceeded $100,000 (of which there was only one such persons), and (iii) up to two additional individuals for whom disclosures would have been provided in this table but for the fact that such persons were not serving as executive officers as of the end of fiscal 2004 (collectively with the Chief Executive Officer, the "Named Executive Officers").

Summary Compensation Table
for Years Ended December 31, 2004, 2003 and 2002

			Annual Compensation			Long-Term Compensation Awards
Name and principal position	Year		Salary	Bonus	Other annual compensation	Restricted stock awards	Securities underlying options	All other compensation
Patricia McPeak, Chief Executive Officer	2004 2003 2002		$150,000 150,000 150,000	$100,000 100,000 100,000	$12,000 12,000 12,000	$53,200 — —	2,000,000 — —	$8,360,000 — —	**
John Howell, President	2004 2003 2002	*	106,412 120,000 —	80,000 101,284 —	4,154 6,000 —	— — —	— 1,000,000 —	— — —
Edward G. Newton Vice President	2004 2003 2002		100,000 100,000 100,000	— — —	— — —	— — —	— 50,000 —	— — —

*
Mr. Howell resigned from the Company on July 20, 2004.

**
Represents the market value at time of issuance of 5,500,000 shares of NutraCea common stock issued to Ms. McPeak for services rendered and stock reimbursements.

Option Grants in Last Fiscal Year

        NutraCea's board of directors adopted the 2003 Stock Compensation Plan (the "2003 Plan") on October 31, 2003. Under the terms of the 2003 Plan, NutraCea may grant up to 10,000,000 warrants, options, restricted common or preferred stock, or unrestricted common or preferred stock to officers, directors, employees or consultants providing services to NutraCea on such terms as are determined by the NutraCea board of directors. The 2003 Plan provides that the NutraCea board of directors may also permit officers, directors, employees or consultants to have their bonuses and/or consulting fees payable in warrants, restricted common stock, unrestricted common stock and other awards, or any combination thereof. In addition, NutraCea has granted options to certain officers, directors and employees outside of the 2003 Plan.

        The following table summarizes the options granted by NutraCea to its Named Executive Officers during the year ended December 31, 2004. None of the options granted to the Named Executive Officers during the year ended December 31, 2004 were granted pursuant to the 2003 Plan.

Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date
Patricia McPeak(1)	2,000,000	25%	$0.30	12/14/14
John Howell	—	—	—	—
Edward G. Newton	—	—	—	—

(1)
Consists of a warrant to purchase 2,000,000 shares of NutraCea common stock. This warrant is fully vested and exercisable.

Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year End Option/SAR Values

        The following table sets forth information regarding options and warrants to purchase NutraCea common stock held by the Named Executive Officers as of December 31, 2004.

			Number of Securities Underlying Unexercised Options at 12/31/04		Value of Unexercised In-the-Money Options at 12/31/04(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Patricia McPeak	—	—	2,002,306	576	—	—
John Howell	500,000	$454,500	—	—	—	—
Edward G. Newton	—	—	30,412	—	—	—

(1)
Based on the last reported sales price of NutraCea's common stock as reported on the OTCBB on December 30, 2004 of $0.45, minus the exercise price (where the exercise price of a given option is greater than $0.45, the value of such option was calculated as zero).

Compensation of Directors

        NutraCea provides compensation to its directors for serving in such capacity in the form of grants of common stock from the 2003 Plan. NutraCea provides 35,000 shares of restricted common stock to each board member, whether an employee or non-employee, for each year of service on the board plus reimbursement of expenses.

Common Stock Grants to Directors in the Year Ended December 31, 2004

Name	Shares Acquired	Value Realized
Patricia McPeak	35,000	$53,200
John Howell*	35,000	$53,200
Eliot Drell	35,000	$53,200
Ernie Bodai, MD	35,000	$53,200

*
Mr. Howell resigned as President and Director on July 20, 2004.

Employment Agreements

        Patricia McPeak has an employment contract with NutraStar Technologies Incorporated that was assigned to and assumed by NutraCea (the "McPeak Employment Agreement"). The McPeak Employment Agreement provides for the payment of an annual base salary of $150,000, which will increase to $500,000 when NutraCea achieves $25 million in annual gross sales or its common stock is publicly-traded and has a sales price of at least $25 per share for 90 consecutive days, and to $1 million when NutraCea achieves $50 million in annual gross sales. Ms. McPeak also will be entitled to quarterly bonuses of $25,000 upon achievement of certain benchmarks that will be set and determined by NutraCea's board of directors. The agreement provides that Ms. McPeak will be allowed to participate in NutraCea's stock bonus plans, and that NutraCea will provide Ms. McPeak with medical benefits, additional executive level benefits, and an annual automobile allowance of $12,000. NutraCea may terminate the agreement on 30 days' prior notice, but will remain liable for all base salary, bonus, and benefits obligations throughout the remaining term of the agreement. The McPeak Employment Agreement expires on October 31, 2009. On December 10, 2004, NutraCea entered into a revised employment agreement that expires December 31, 2007 with its Chief Executive Officer whereby NutraCea is to pay Ms. McPeak a base salary of $150,000 in year one; a base salary of $150,000 in year two; and a base salary of $250,000 in year three. The agreement also provides that Ms. McPeak is entitled to an annual incentive bonus based upon performance and to be provided a car of her choice. The incentive bonus is payable annually within 10 days of the completion of NutraCea's annual independent audit. The bonus is one percent of NutraCea's "Gross Sales over $25,000,000" on an annualized basis or $6,250,000 per quarter, but only if NutraCea reports a positive EBITDA for the period. The bonus amount is limited to a maximum of $750,000 in any calendar year and continues so long as Ms. McPeak is an employee or consultant for NutraCea. In addition, Ms. McPeak was issued warrants to purchase 2,000,000 shares of NutraCea's common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire ten years from the date of issuance.

        In April 2003, NutraCea entered into a three-year employment agreement with John Howell, pursuant to which NutraCea was to pay Mr. Howell a base salary of $10,000 per month. The agreement stated that the first four months salary would be deferred, except for a 10% percentage bonus to be paid dependent upon certain reductions in monthly operation costs or conversion of debt into equity. The agreement also provided that Mr. Howell was entitled to an annual bonus based upon performance and a monthly car allowance of $500, beginning on the seventh month of employment. In addition, Mr. Howell was issued warrants to purchase 1,000,000 shares of NutraCea's common stock. This employment agreement was terminated on July 20, 2004 upon Mr. Howell's resignation as President of NutraCea.

        On December 17, 2004, NutraCea entered into an employment agreement that expires December 31, 2007 with its current President, Bradley Edson, pursuant to which NutraCea is to pay Mr. Edson a base salary of $50,000 in year one; a base salary of $150,000 in year two; and a base salary of $250,000 in year three. The agreement also provides that Mr. Edson is entitled to an annual incentive bonus based upon performance and to be provided a car allowance of $600 per month. The incentive bonus is payable annually within 10 days of the completion of NutraCea's annual independent audit. The bonus is one percent of NutraCea's "Gross Sales over $25,000,000," but only if NutraCea reports a positive EBITDA for the period. The bonus amount is limited to a maximum of $750,000 in any calendar year. In addition, Mr. Edson was issued warrants to purchase 6,000,000 shares of NutraCea's common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire ten years from the date of issuance.

        On January 25, 2005, NutraCea entered into a three year employment agreement with Margie Adelman, NutraCea's Senior Vice-President and Secretary, pursuant to which NutraCea is to pay Ms. Adelman a base salary of $150,000 per year. The agreement also provides that Ms. Adelman is entitled to a one-time initial bonus of $25,000 and will be eligible for future incentive bonuses based solely on the discretion of NutraCea's Chief Executive Officer or President and the approval of NutraCea's Compensation Committee. Ms. Adelman was issued a warrant to purchase 1,000,000 shares of NutraCea's common stock at an exercise price of $0.30 per share, 500,000 shares of which vested upon signing and 500,000 shares of which will vest on January 25, 2006, subject to forfeiture under certain terms and conditions. In addition, Ms Adelman was issued warrants to purchase 1,000,000 shares of NutraCea's common stock at an exercise price of $0.30 per share that will vest upon the achievement of NutraCea obtaining "Gross Sales over $25,000,000" and the Company reporting a positive EBITDA for the period. All warrants expire ten years from the date of issuance.

Limitation of Liability and Indemnification Matters

        NutraCea's Articles of Incorporation provide that it will indemnify its officers and directors, employees and agents and former officers, directors, employees and agents unless their conduct is finally adjudged as involving intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. This indemnification includes expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by these individuals in connection with such action, suit, or proceeding, including any appeal thereof, subject to the qualifications contained in California law as it now exists. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding will be paid by NutraCea in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by NutraCea as authorized in the Articles of Incorporation. This indemnification will continue as to a person who has ceased to be a director, officer, employee or agent, and will benefit their heirs, executors, and administrators. These indemnification rights are not deemed exclusive of any other rights to which any such person may otherwise be entitled apart from the Articles of Incorporation. California law generally provides that a corporation shall have the power to indemnify persons if they acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of NutraCea and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person is judged liable for negligence or misconduct, this indemnification will apply only if approved by the court in which the action was pending. Any other indemnification shall be made only after the determination by NutraCea's board of directors (excluding any directors who were party to such action), by independent legal counsel in a written opinion, or by a majority vote of stockholders (excluding any stockholders who were parties to such action) to provide such indemnification.

        NutraCea carries Officers and Directors insurance. The aggregate limit of liability for the policy period (inclusive of costs of defense) is $2,000,000. The policy period is from August 1, 2004 to October 1, 2005.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NutraCea pursuant to the foregoing provisions, or otherwise, NutraCea has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table sets forth, as of December 31, 2004, information with respect to NutraCea's 2003 Plan, and with respect to certain other options and warrants, as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1) (c)
Equity compensation plans approved by stockholders	—	—	—
Equity compensation plans not approved by stockholders	14,744,856	$0.56	104,810	(2)

Total	14,744,856	$0.56	104,810

(1)
Does not include the 10,000,000 shares reserved for issuance under the NutraCea 2005 Equity Incentive Plan for which NutraCea stockholder approval is being sought at the NutraCea special meeting of stockholders.

(2)
Represents shares available for future issuance under NutraCea's 2003 Plan.

Description of Compensation Arrangements Not Approved by NutraCea's Stockholders

        As of December 31, 2004, options and warrants to purchase a total of 14,744,856 shares of NutraCea common stock were outstanding. None of these options and warrants were issued pursuant to plans or arrangements approved by NutraCea's stockholders. These options and warrants consist of (i) options and warrants to purchase a total of 8,289,700 shares that were granted to employees at per share exercise prices ranging from $0.20 to $2.75 and (ii) options and warrants to purchase a total of 6,095,156 shares that were granted to consultants in exchange for past services at per share exercise prices ranging from $0.01 to $10.00.

NUTRACEA'S UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

        The following selected unaudited pro forma condensed combined consolidated financial information describes the pro forma effect of NutraCea's proposed Merger with RiceX on:

  •
  NutraCea's balance sheet as of December 31, 2004;

  •
  NutraCea's statements of operations for the year ended December 31, 2004;

  •
  NutraCea's balance sheet as of June 30, 2005; and

  •
  NutraCea's statement of operations for the six months ended June 30, 2005.

        NutraCea has prepared the selected unaudited pro forma condensed combined consolidated financial information using the purchase method of accounting for the Merger. Because the selected unaudited pro forma condensed combined consolidated financial information is based upon RiceX's financial condition and operating results during periods when RiceX was not under the control, influence, or management of NutraCea, the information presented may not be indicative of the results that would have actually occurred had the Merger been completed as of December 31, 2004, nor is it indicative of future financial or operating results of the Combined Company. NutraCea expects to incur reorganization and integration expenses and increased operating efficiencies as a result of the Merger. The selected unaudited pro forma condensed combined consolidated financial information does not give effect to any synergies that may occur due to the integration of RiceX with NutraCea.

        The unaudited pro forma condensed combined consolidated financial information is based on estimates and assumptions which are preliminary. This information is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of NutraCea that would have been reported had the Merger been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of NutraCea.

        The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of NutraCea and RiceX included elsewhere in this Proxy Statement.

NUTRACEA

Unaudited Pro Forma Condensed Combined Consolidated
Balance Sheet

December 31, 2004

	HISTORICAL		PRO FORMA
	RiceX	NutraCea	Adjustment		Combined
ASSETS
Current Assets
Cash and equivalents	$1,034,913	$1,928,281	$—		$2,963,194
Other RiceX employee compensation	$—	$—	$(270,000)	(e)	$(270,000)
Marketable securities	$—	$183,801	$—		$183,801
Trade receivables	$499,413	$7,681	$(73,604)	(a)	$433,490
Inventory	$401,554	$304,064	$—		$705,618
Deposits and other current assets	$91,978	$30,755	$—		$122,733
Total Current Assets	$2,027,858	$2,454,582	$(343,604)		$4,138,836
Restricted marketable securities	$—	$183,801	$—		$183,801
Property and equipment, net	$542,576	$119,650	$4,200,000	(b)	$4,862,226
Depreciation	$—	$—	$(602,857)	(d)	$(602,857)
Patents and trademarks, net	$—	$329,851	$2,000,000	(b)	$2,329,851
Amortization	$—	$—	$(200,000)	(d)	$(200,000)
Other assets, net	$27,186	$—	$—		$27,186
Goodwill and other intangibles, net	$—	$250,001	$9,928,207	(b)	$10,178,208
Total Assets	$2,597,620	$3,337,885	$14,981,746		$20,917,251
LIABILITIES AND STOCKHOLDER EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$287,751	$261,073	$(73,604)	(a)	$475,220
Accrued expenses	$523,304	$180,049	$—		$703,353
Deferred revenue	$2,959	$—	$—		$2,959
Due to related party	$—	$73,978	$—		$73,978
Notes payable	$—	$1,635,174	$—		$1,635,174
Convertible, mandatorily redeemable Series A Preferred Stock, no par value, $1 stated value, 20,000,000 shares authorized, 0 shares issued and outstanding	$—	$20,473	$—		$20,473
Total Current Liabilities	$814,014	$2,170,747	$(73,604)		$2,911,157
Total Liabilities	$814,014	$2,170,747	$(73,604)		$2,911,157
Stockholder Equity (deficit)
Common Stock, additional paid-in capital	$28,937,481	$48,123,282	$(28,937,481)	(b)	$48,123,282
	$—	$—	$14,661,813	(b1)	$14,661,813
			$3,250,000	(b1)	$3,250,000
Deferred compensation	$—	$(15,954)	$(270,000)	(e)	$(285,954)
Accumulated deficit	$(27,153,875)	$(44,927,792)	$27,153,875	(b)	$(44,927,792)
Depreciation	$—	$—	$(602,857)	(d)	$(602,857)
Amortization	$—	$—	$(200,000)	(d)	$(200,000)
Accumulated other comprehensive income, unrealized loss on marketable securities	$—	$(2,012,398)	$—		$(2,012,398)
Total Stockholder Equity (deficit)	$1,783,606	$1,167,138	$15,055,350		$18,006,094
Total Liabilities and Stockholder Equity (deficit)	$2,597,620	$3,337,885	$14,981,746		$20,917,251

See accompanying Notes to Unaudited Pro Forma
Condensed Combined Consolidated Financial Statements.

NUTRACEA

Unaudited Pro Forma Condensed Combined Consolidated
Statement of Operations

Year Ended December 31, 2004

	HISTORICAL		PRO FORMA
Income Statement
	RiceX	NutraCea	Adjustment		Combined
Revenues
Net product sales	$4,010,186	$1,009,729	$(405,000	)(c)	$4,614,915
Licensing fees	$—	$214,500			$214,500
Total Revenues	$4,010,186	$1,224,229	$(405,000)		$4,829,415
COGS	$1,655,940	$600,129	$(405,000)	(c)	$1,851,069
Depreciation	$—	$—	$602,857	(d)	$602,857
Gross Profit	$2,354,246	$624,100	$(602,857)		$2,375,489
Operating expense	$3,269,870	$24,175,462	$—		$27,445,332
Amortization	$—	$—	$200,000	(d)	$200,000
Other RiceX employee compensation	$—	$—	$270,000	(e)	$270,000
Loss From Operations	$(915,624)	$(23,551,362)	$(1,072,857)		$(25,539,843)
Interest income	$33,070	$4,497	$—		$37,567
Interest expense	$—	$(27,602)	$—		$(27,602)
Total other income (expense)	$33,070	$(23,105)	$—		$9,965
Net Income (Loss)	$(882,554)	$(23,574,467)	$(1,072,857)		$(25,529,878)
Cumulative preferred dividends	$—	$8,373	$—		$8,373
Net loss available to common stockholders	$(882,554)	$(23,582,840)	$(1,072,857)		$(25,538,251)
Basic and diluted loss available to common stockholders per share	$(0.02)	$(1.18)	$—		$(0.53)
Basic and diluted weighted-average shares outstanding	37,061,242	19,905,965	28,195,794	(b1)	48,101,759

See accompanying Notes to Unaudited Pro Forma
Condensed Combined Consolidated Financial Statements.

NUTRACEA

Unaudited Pro Forma Condensed Combined Consolidated
Balance Sheet

June 30, 2005

	HISTORICAL		PRO FORMA
	RiceX	NutraCea	Adjustment			Combined
ASSETS
Current Assets
Cash and equivalents	$484,449	$875,206		$—			$1,359,655
Other RiceX employee compensation	$—	$—		$(270,000	)(e)		$(270,000)
Marketable securities	$—	$143,485		$—			$143,485
Trade receivables	$404,344	$121,579		$(16,000	)(a)		$509,923
Inventory	$523,334	$294,749		$—			$818,083
Deposits and other current assets	$52,855	$235,671		$—			$288,526
Total Current Assets	$1,464,982	$1,670,689		$(286,000)			$2,849,671
Restricted marketable securities	$—	$143,485		$—			$143,485
Property and equipment, net	$504,421	$114,001		$4,200,000	(b)		$4,818,422
Depreciation	$—	$—		$(301,429	)(d)		$(301,429)
Patents and trademarks, net	$—	$351,315		$2,000,000	(b)		$2,351,315
Amortization	$—	$—		$(100,000	)(d)		$(100,000)
Other assets, net	$10,986						$10,986
Goodwill and other intangibles, net	$—	$250,001		$10,476,781	(b)		$10,726,782
Total Assets	$1,980,389	$2,529,491		$15,989,353			$20,499,233
LIABILITIES AND STOCKHOLDER EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$413,822	$896,292		$(16,000	)(a)		$1,294,114
Accrued expenses	$312,620	$162,775		$—			$475,395
Deferred revenue	$1,476	$—		$—			$1,476
Due to related party	$—	$—		$—			$—
Current portion of long-term debt	$6,380	$2,024,032		$—			$2,030,412
Convertible, mandatorily redeemable Series A Preferred Stock, no par value, $1 stated value, 20,000,000 shares authorized, 0 shares issued and outstanding	$—	$20,473		$—			$20,473
Total Current Liabilities	$734,298	$3,103,572		$(16,000)			$3,821,870
Long-term Liabilities
Long-term debt, net of current portion	$11,059	$—		$—			$11,059
Total Liabilities	$745,357	$3,103,572		$(16,000)			$3,832,929
Stockholder Equity (Deficit)
Common Stock, additional paid-in capital	$29,606,980	$49,151,996		$(29,606,980	)(b)		$49,151,996
	$—	$—	$ $	14,661,813 3,250,000	(b1) (b1)	$ $	14,661,813 3,250,000
Deferred compensation	$—	$(40,478)		$(270,000	)(e)		$(310,478)
Accumulated deficit	$(28,371,948)	$(47,592,569)		$28,371,948	(b)		$(47,592,569)
Depreciation	$—	$—		$(301,429	)(d)		$(301,429)
Amortization	$—	$—		$(100,000	)(d)		$(100,000)
Accumulated other comprehensive income, unrealized loss on marketable securities	$—	$(2,093,030)		$—			$(2,093,030)
Total Stockholder Equity (Deficit)	$1,235,032	$(574,081)		$16,005,353			$16,666,304
Total Liabilities and Stockholder Equity (Deficit)	$1,980,389	$2,529,491		$15,989,353			$20,499,233

See accompanying Notes to Unaudited Pro Forma
Condensed Combined Consolidated Financial Statements.

NUTRACEA

Unaudited Pro Forma Condensed Combined Consolidated
Statement of Operations

Six Months Ended June 30, 2005

	HISTORICAL			PRO FORMA
Income Statement
	RiceX	NutraCea		Adjustment		Combined
Revenues
Net product sales	$1,795,192		$758,545	$(124,000	)(c)	$2,429,737
Royalties	$13,324		$—	$—		$13,324
Total Revenues	$1,808,516		$758,545	$(124,000)		$2,443,061
COGS	$722,094		$471,856	$(124,000	)(c)	$1,069,950
Depreciation	$—		$—	$301,429	(d)	$301,429
Gross Profit	$1,086,422		$286,689	$(301,429)		$1,071,682
Operating expense	$2,308,448		$2,576,682	$—		$4,885,130
Amortization	$—		$—	$100,000	(d)	$100,000
Other RiceX employee compensation	$—	$		$270,000		$270,000
Loss From Operations	$(1,222,026)		$(2,289,993)	$(671,429)		$(4,183,448)
Customer deposit forfeiture	$—		$100,000	$—		$100,000
Interest income	$6,178		$4,864	$—		$11,042
Interest expense	$—		$(479,648)	$—		$(479,648)
Provision for income tax	$(2,226)		$—	$—		$(2,226)
Total other income (expense)	$3,952		$(374,784)	$—		$(370,832)
Net Income (Loss)	$(1,218,074)		$(2,664,777)	$(671,429)		$(4,554,280)
Cumulative preferred dividends	$—		$—	$—		$—
Net loss available to common stockholders	$(1,218,074)		$(2,664,777)	$(671,429)		$(4,554,280)
Basic and diluted loss available to common stockholders per share	$(0.03)		$(0.07)	$—		$(0.07)
Basic and diluted weighted-average shares outstanding	36,713,274		36,355,262	28,195,794	(b1)	64,551,056

See accompanying Notes to Unaudited Pro Forma
Condensed Combined Consolidated Financial Statements.

 Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements
For the Year Ended December 31, 2004 and the Six Months Ended June 30, 2005

1.     Basis of Presentation.

        The accompanying Unaudited Pro Forma Condensed Combined Consolidated Financial Statements present the pro forma consolidated financial position and results of operations of the Combined Company based upon the historical financial statements of NutraCea and RiceX, after considering the effects of the adjustments described in these footnotes. On April 4, 2005, NutraCea and RiceX jointly announced the execution of the Merger Agreement, pursuant to which NutraCea would acquire RiceX in a stock for stock transaction. After the RiceX acquisition, RiceX will be a wholly-owned subsidiary of NutraCea. The transaction has been approved by the boards of directors of NutraCea and RiceX and also must be approved by the respective stockholders of both RiceX and NutraCea.

        The accompanying Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of NutraCea and RiceX's operations. In addition, actual results may be different from the projections set forth in these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements. For more information on estimated cost savings and revenue synergies, see "The Merger—NutraCea's Reasons for the Merger" on page 54 and "The Merger—RiceX's Reasons for the Merger" on page 61. As of the date of this document, NutraCea has not obtained a third party appraisal, however, it has estimated the fair value of the assets acquired and allocated the purchase price accordingly. The final purchase price allocation, based on an actual third party appraisal, may result in different allocations than that presented in these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, and those differences could be material. In addition, these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements have not been adjusted, as may be necessary, to conform the RiceX data to NutraCea's accounting policies. Furthermore, the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements do not consider, and therefore have not been adjusted to reflect, the NutraCea closing requirements of debt retirement, or the infusion of an additional $2.5 million dollars in cash. For more on these conditions, see the section entitled "The Merger—Financing Transaction" on page 49.

2.     Pro Forma Adjustments.

        (a)   The Pro Forma Condensed Combined Consolidated Balance Sheet has been adjusted to record eliminating adjustments from transactions between RiceX and NutraCea. For the purpose of the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet, eliminating adjustments consist of trade receivables and trade payables between RiceX and NutraCea for product sales and purchases, as well as for sublease amounts.

        (b)   This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to "Goodwill and other intangibles, net" as follows:

	Common Stock	Additional Capital	Total
Total consideration:
Issuance of NutraCea common stock to RiceX stockholders	$—	$17,911,813	$17,911,813
Preliminary estimate of fair value of identifiable net assets acquired:
RiceX equity			$1,235,032
Preliminary estimate of fair value adjustment of property, plant and equipment			$4,200,000
Preliminary estimate of fair value adjustment of RiceX intellectual property			$2,000,000
Preliminary estimate of fair value of identifiable net assets acquired			$7,435,032
Goodwill and other intangibles, net			$10,476,781

        (b1) The purchase price allocation included within these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements is based upon a purchase of $17,911,813, estimated as follows:

RiceX shares outstanding at December 31, 2004	36,713,274
Exchange ratio	0.768
NutraCea shares to be issued	28,195,794
Price per share (as of April 4, 2005, which is the date of execution of the Merger Agreement)	$0.52
Aggregate value of NutraCea common stock consideration	$14,661,813
Value attributed to par, no par	$—
Balance to capital in excess of par value	$14,661,813
Preliminary estimate of the RiceX warrant and option values**	$3,250,000

Total estimated consideration	$17,911,813

**
The purchase price allocation discussed herein accounts for the assumption by NutraCea of outstanding RiceX options and warrants to purchase up to 15,478,465 shares of RiceX common stock that are "in-the-money" (i.e. exercisable at $0.40 per share or less), which, based on the hypothetical conversation ratio of 0.768 per share of RiceX common stock (and assuming the Terminated RiceX Warrants are terminated), would result in the issuance by NutraCea of options and warrants to purchase up to 11,887,461 additional shares of NutraCea common stock. The possible issuance of an additional 11,887,461 shares of NutraCea common stock would be distributed among third party warrant and option holders (warrants to purchase 3,929,189 shares of NutraCea common stock) and RiceX current employees and directors (options to purchase 7,958,272 shares of NutraCea common stock). Using the Black-Scholes option pricing model, the estimated fair value of the aggregate warrants and options underlying shares would be $3,250,000, or $0.27 per share. The foregoing does not include the 6,030,582 options and warrants to purchase RiceX common stock that are not expected to be assumed by NutraCea.

        (c)   The Pro Forma Condensed Combined Consolidated Statement of Operations has been adjusted to record eliminating adjustments from transactions between RiceX and NutraCea. For the purpose of the Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations, eliminating adjustments consist of product sales and cost of goods sold between RiceX and NutraCea.

        (d)   This entry reflects the preliminary estimate and additional depreciation expense associated with the estimate of fair value of property, plant and equipment. NutraCea has tentatively estimated the fair value of property, plant and equipment for presentation of the purchase price allocation. However, the final purchase price allocation, based on an actual third party appraisal, may result in different allocations for tangible and intangible assets than that presented in these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, and those differences could be material.

  Preliminary estimate of fair value of property, plant and equipment

			Depreciation
		Life/Yr	Yearly	Six Months
Property, plant & equipment	$4,200,000	5-10	$602,857	$301,429

  Preliminary estimate of fair value adjustment of RiceX intellectual property

			Amortization
		Life/Yr	Yearly	Six Months
Intellectual property	$2,000,000	10	$200,000	$100,000

        (e)   The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements have been adjusted for compensation to RiceX employees in accordance with the Merger Agreement as follows: (i) retention bonuses for three RiceX executive officers totaling $150,000; and (ii) an accrued vacation payout to RiceX employees totaling $120,000.

3.     Federal Income Tax Consequences of Merger.

        The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements assume that the Merger qualifies as a tax-free reorganization for federal income tax purposes.

INFORMATION REGARDING RICEX

        RiceX was incorporated under Delaware law in May 1998. RiceX succeeded to the business of its predecessor corporation, Food Extrusion, Inc., a Nevada Corporation, pursuant to a re-incorporation that was effective upon completion of the merger of the Nevada corporation with the Delaware corporation on August 4, 1998. Food Extrusion, Inc, was incorporated in California in May 1989 and subsequently merged in a stock-for-stock exchange into Core Iris, a Nevada corporation and subsequently changed its name to Food Extrusion, Inc. Food Extrusion, Inc. changed its name to The RiceX Company in May 1998. RiceX Nutrients, Inc. (formally Food Extrusion Montana, Inc.) was incorporated in Montana in December 1996, as RiceX's wholly-owned subsidiary. In January 1997, RiceX Nutrients, Inc. acquired certain assets of Centennial Foods, Inc., an Idaho corporation in exchange for common stock and the assumption of certain liabilities, which were paid in full in January 1999.

        The RiceX Process stabilizes rice bran, which is the portion of the rice kernel that lies beneath the hull and over the white rice. Rice bran contains over 60% of the nutritional value of rice. However, without stabilization, the nutritional value of rice bran is lost shortly after the milling process. This is due to the lipase-induced rancidity caused by the rice milling process. Consequently, a rich nutrient resource must either be thrown away or disposed of as low value animal feed. The RiceX Process deactivates the lipase enzyme and makes the bran shelf life stable for a minimum of one year. While other competing processes have been able to stabilize rice bran for a limited time, the RiceX Process naturally preserves more of the higher value nutritional and antioxidant compounds found in rice bran for a significantly longer period of time.

        The RiceX Process has enabled RiceX to develop a variety of nutritional food products, including its primary product, RiceX® Stabilized Rice Bran. The RiceX® Stabilized Rice Bran RiceX produces meets microbiological standards for human consumption. RiceX's customers include consumer nutrition and healthcare companies, domestic and international food companies, and companion animal feed manufacturers.

        Through RiceX's wholly-owned subsidiary, RiceX Nutrients, Inc., RiceX is engaged in custom manufacturing of grain based products for food ingredient companies at its production facility in Dillon, Montana. RiceX Nutrients, Inc. has specialized processing equipment and techniques for the treatment of grain products to cook, convert, isolate, dry and package finished food ingredients used in the formulation of health food and consumer food finished products. RiceX Solubles, a highly nutritious, carbohydrate and lipid rich fraction, is produced at the Dillon, Montana facility. RiceX believes that these manufacturing capabilities are unique among grain processors, with custom processing capabilities suited to numerous food applications.

        RiceX generated approximately $4,010,000 and $3,511,000 in revenue for the years ended December 31, 2004 and 2003, respectively. RiceX reported net loss of $883,000 for the year ended December 31, 2004 and net loss of $1,292,000 for the year ended December 31, 2003. RiceX's net operating loss, or NOL, carry-forwards from previous years expire for federal tax purposes at various dates from 2011 through 2025, and expire for state tax purposes in 2005 through 2014. See "RiceX's Management's Discussion and Analysis of Financial Condition and Results of Operations" below.

        RiceX's business is not seasonal. See "RiceX's Management's Discussion and Analysis of Financial Condition and Results of Operations" below.

        RiceX occupies approximately 40,300 square feet of executive offices, warehouse and production facilities in El Dorado Hills and West Sacramento, California, Burley, Idaho and Dillon, Montana.

        RiceX® and RiceX Solubles® are RiceX's registered trade names. Mirachol®, Max "E"® and Max "E" Glo® are RiceX's registered trademarks. In addition to RiceX's trade names and trademarks, RiceX holds patents to the production of Beta Glucan and to a micro nutrient enriched rice bran oil process. RiceX also holds patents to a method to treat high cholesterol, to a method to treat diabetes and the process for producing Higher Value Fractions, or ("HVF") from stabilized rice bran.

RiceX Products

        RiceX produces stabilized, nutrient-rich rice bran that may be used in a wide variety of new products. RiceX is pursuing the development of proprietary rice bran products from stabilized rice bran. RiceX's current products include:

RiceX Stabilized Rice Bran:	Stable whole rice bran and germ. This is RiceX's basic stabilized rice bran product that is both a food supplement and an ingredient for cereals, baked goods, companion animal feed, health bars, etc., and also the base material for producing RiceX Solubles, oils and RiceX Fiber Complex.
RiceX Stabilized Rice Bran Fine:	This is the same product as the RiceX Stabilized Rice Bran, except that it has been ground to a particle size that will pass through a 20 mesh screen. It is used primarily in baking applications.
Dextrinized Rice Bran:
A carbohydrate converted RiceX Stabilized Rice Bran that is more suitably used in baking and mixed health drink applications. This product contains all of the nutrient-rich components of RiceX Stabilized Rice Bran.
RiceX Solubles:
A highly concentrated soluble carbohydrate and lipid rich fraction component of RiceX Stabilized Rice Bran with the fiber removed. RiceX Solubles also embodies a concentrated form of the vitamins and nutrients found in RiceX Stabilized Rice Bran.
RiceX Fiber Complex:
Nutrient-rich insoluble fiber source that contains rice bran oil and associated nutrients. This product, designed for use by the baking and health food markets, is the remaining ingredient when RiceX Stabilized Rice Bran is processed to form RiceX Solubles.

        In addition to the above, further refining RiceX Stabilized Rice Bran into oil and its by-products can produce Max RiceX Defatted Fiber and Higher Value Fractions.

Max "E" Oil:	Nutrient-rich oil made from RiceX Stabilized Rice Bran. This oil has a high flash point, which provides a very long fry life, and it is not readily absorbed into food. In addition, the oil maintains many of the nutritional benefits of the whole rice bran products.
RiceX Defatted Fiber:	Low fat soluble fiber that does not contain rice bran oil. This is a product designed for use by the baking industry for its high fiber nutritional benefits.
Higher Value Fractions:
Nutraceutical like compounds naturally occurring in RiceX Stabilized Rice Bran and Rice Bran Oil that provide specific health benefits. Tocopherols, tocotrienols, and gamma oryzanol are some of the antioxidant-rich fractions that are found in rice bran and are enhanced by stabilization, with the gamma oryzanol being unique to rice.

The Importance of Rice

        Rice is the staple food for approximately 70% of the world's population, and is the staple food source for several of the world's largest countries. World rice production is expected to be more than 500 million metric tons in the 2004-2005 crop year (according to the United States Department of Agriculture), constituting more than one quarter of all cereal grains produced worldwide. The United States accounts for less than 2% of the world's rice production. Ninety percent (90%) of world rice tonnage is produced in 13 countries with aggregate populations of 3.2 billion people (according to the USA Rice Federation, Rice Notes). Approximately 75% of all rice production occurs in China, India, South East Asia, Africa and South America. Combined, these regions have a population of 2.3 billion people (nearly 50% of the world's population), and an average per capita gross domestic product of $2,000 (less than one-tenth of the U.S. average).

        Malnutrition is a common problem in this group of nations, particularly for people located in rural villages where subsistence rice farming is a primary livelihood. Transportation and storage are poor. Consequently, locally grown rice is consumed locally and the amount of food available varies widely over time with changes in seasons and weather. Children are especially susceptible to variations in local agricultural output due to their heightened nutritional needs and dependency on others for food. Per capita rice consumption in many of the poorer rice belt countries exceeds one pound per day.

        Despite the importance of rice as a worldwide food source and the problems associated with nutritional deficiencies in rice-dependent nations, more than 60% of the nutrients found in rice are destroyed during milling. Most of the rice nutrients are contained in the outer brown layer of the rice kernel known as the bran layer, which, because of poor stability, becomes inedible due to lipase-induced rancidity or microbiological spoilage shortly after the milling process.

Rice Processing and Rice Bran Stabilization

        When harvested from the field, rice is in the form of paddy, or "rough" rice. In this form, the rice kernel is fully enveloped by the rice hull. The hull is dried and then removed in the first stage of milling, yielding brown rice. In the second stage of milling, the outer brown layer, or rice bran, is removed to produce white rice. Rice bran is composed of the rice germ and several sub-layers, which accounts for approximately 8% by weight of paddy rice and contain over 60% of the nutrients found in each kernel of rice. (See Juliano, B.O., 1985 Rice: Chemistry and Technology, American Assoc. of Cereal Chemists, St. Paul, MN, pp. 37-50.)

        Under normal milling conditions, when brown rice is milled into white rice, the oil in the bran and a potent lipase enzyme found on the surface of the bran come into contact with one another. The lipase enzyme causes very rapid hydrolysis of the oil, converting it into glycerol, monoglycerides, diglycerides and free fatty acid, or FFA. As the FFA content increases, the rice bran becomes unsuitable for human or animal consumption. At normal room temperature, the FFA level increases to 5-8% within 24 hours and thereafter increases at the rate of approximately 4-5% per day. Rice bran is unfit for human consumption at 5% FFA, which typically occurs within 24 hours of milling.

        When the lipase enzyme can be deactivated, rice bran can be stabilized, thus preserving a potentially important nutrient source that is largely wasted today. Heat will deactivate the lipase enzyme, reduce microbiological load and reduce moisture levels. Although heat serves as the basis for most attempts to stabilize rice bran, most of the rice bran nutrients are lost in this process. Parboiled, or converted rice, is subjected to soaking and steaming prior to being dried and milled. This process softens the rice kernel and reduces the problem of lipase-induced hydrolysis. The bran produced from parboiled rice, however, is only semi-stabilized, typically spoiling in 20 days or less. The parboiling process also destroys much of the nutritional value of the bran because many of the micro nutrients are water-soluble and are leached out during the parboiling process. There have been a number of attempts to develop alternative rice bran stabilization processes that deactivate the lipase enzyme using chemicals, microwave heating and variants on extrusion technology. RiceX believes each of these efforts results in an inferior product that uses chemicals or does not remain stable for a commercially reasonable period, or the nutrients in the bran are lost thereby significantly reducing the nutritional value in the bran.

The RiceX Solution

        The RiceX Process uses proprietary innovations in food extrusion technology to create a combination of temperature, pressure and other conditions necessary to deactivate the lipase enzyme without significantly damaging the structure or activity of other, higher value compounds, oils and proteins found in the bran. The RiceX Process does not use chemicals to stabilize raw rice bran, and produces an "all natural" nutrient-rich product.

        RiceX's processing equipment is designed to be installed on the premises of any two-stage rice mill and is located downstream from the rice polishers. After hulling, the rice is transported pneumatically to the rice polishing room where the brown rice kernels are tumbled and the rice bran is polished from the surface of each kernel. The bran is separated from the denser polished rice grain and is transported pneumatically to a loop conveyor system RiceX designed. The loop conveyor system immediately carries the fresh, unstabilized rice bran to the RiceX stabilizer. Stabilization is achieved by feeding the fresh rice bran into a specially designed auger food extruder that forces the material under pressure and heat through an orifice. The auger is designed to create the proper temperature, shear and pressure necessary to selectively deactivate the lipase enzyme and reduce the microbiological load. Process controllers that maintain process conditions within the prescribed pressure/temperature regime control the system. In case of power failure or interruption of the flow of fresh bran into the system, the electronic control system is designed to purge RiceX's equipment of materials in process and safely shut down.

        Bran leaving RiceX's stabilization system is deposited on a food-grade conveyor that tempers the product and reduces moisture content. RiceX calls this bran "RiceX Bran". This RiceX Bran is then discharged onto the cooling unit. A high volume, low-pressure airflow further dehumidifies and cools the RiceX Bran as it moves forward. The cooled RiceX Bran is then loaded into one-ton shipping containers for transportation to other processing facilities or is transported by pneumatic conveyor to a bagging unit for packaging in 30, 40, 50 and 2,000 pound sacks. RiceX Bran has a shelf life of at least one year and is rich in tocopherols, tocotrienols, oryzanols, a complete and balanced amino acid profile and other nutritional and natural compounds that exhibit positive health properties.

        The RiceX Process system is modular. Each stabilization module can process approximately 2,000 pounds of RiceX Bran per hour and has a capacity of over 5,700 tons per year. Stabilization production capacity can be doubled or tripled by installing additional units sharing a common conveyor and stage system, which can handle the output of the world's largest rice mills. RiceX has developed and tested a smaller production unit, which has a maximum production capacity of 840 tons per year, for installation in countries or locations where rice mills are substantially smaller than those in the United States.

        The processing conditions created by the RiceX Process are unique. However, the ancillary equipment used to achieve these processing conditions is in wide use throughout the food industry. It is in the stabilizer unit that RiceX's proprietary technology resides; all of the other processing, material handling, control, and storage components are off-the-shelf equipment items.

Benefits of RiceX Stabilized Rice Bran

        Rice bran is a rich source of protein, oil, vitamins, antioxidants, dietary fiber and other nutrients. The approximate composition and caloric content of RiceX Stabilized Rice Bran is as follows:

Fat	18%-23%
Protein	12%-16%
Total Dietary Fiber	23%-35%
Soluble Fiber	2%-6%
Moisture	4%-8%
Ash	7%-10%
Calories	3.2 kcal/gram

        Rice bran is unique in the plant kingdom. Its protein is hypoallergenic and contains all of the essential amino acids, the necessary building blocks of protein in the body. Rice bran contains approximately 20% oil, which closely resembles peanut oil in fatty acid composition and heat stability. Rice bran oil contains essential fatty acids and a broad range of nutraceutical compounds that have been demonstrated to have therapeutic properties. (See Cheruvanky and Raghuram, 1991 Journal of the American College of Nutrition, Vol. 10, No. 4, pp. 593-691.)

        Nutraceuticals are food constituents that have human therapeutic effects. Some of these compounds include a newly discovered complex of Vitamin E called "tocotrienols," and gamma oryzanol, which is only found in rice. These compounds are potent antioxidants that have been shown to aid in reducing damage from free radicals in the body. RiceX Bran also contains very high levels of B-complex vitamins, betacarotene (a vitamin A precursor), other carotenoids and phytosterols, as well as both soluble and insoluble fiber. (See Saunders, 1990, Rice Bran Oil, presented at Calorie Control Council Meeting, February 14, 1990, Washington, D.C.)

        RiceX has been assigned five U.S. patents relating to the production or use of nutraceutical HVF products. See "—Patents and Trademarks" below.

Business Strategy

        RiceX's goal is to become the world's leading producer and distributor of stabilized rice bran and rice bran based products in the premium consumer food and animal feed sectors of the marketplace. RiceX produces stabilized rice bran and related products in manufacturing facilities RiceX owns or through joint venture arrangements. See "—Supply And Manufacturing" below. RiceX intends to protect its process and products through both trade secret protection and through patent and trademark protection. See "—Patents and Trademarks" below.

        RiceX believes that clinical support for stabilized rice bran products will further enhance the value of its products as nutraceuticals and functional food ingredients. Finally, RiceX intends to aggressively market its products in four distinct product areas. These areas are nutraceuticals, functional food ingredients, performance feed and companion pet food supplements, and rice bran oils. In further pursuit of this goal, RiceX has focused and will continue to focus its marketing and development efforts in developed regions, including the U.S., Europe, South Africa, Argentina, Japan, Korea and Taiwan; and in developing regions, including in Central and South America, India, China, Indonesia and most of the other countries in Asia and Africa.

Developed Nations

        In developed nations, RiceX's focus is on producing and selling ingredients to large consumer product marketers as health enhancing ingredients for existing or newly developed products, and as stand-alone products to consumers. In addition, RiceX has continued relationships with Korean,

German and other European companies to introduce its products into these regions. Although there can be no assurance that RiceX's products will be successfully introduced into these regions, RiceX believes that interest of this type validates the potential opportunity. In addition, RiceX believes that the relationship reflects the strategy for RiceX's foreign ventures. RiceX intends to seek other opportunities in developed nations by converting stabilized rice bran grown in those countries into finished goods and into HVFs with demonstrated health or nutritional benefits.

Developing Nations

        RiceX's strategic development has been focused on making its nutrient-dense stabilized rice bran products available to developing countries where nutritional deficiencies are a major concern, particularly among school-aged children. RiceX remains on the cutting edge in developing nations by reducing malnutrition and enhancing nutritional growth potential school-aged children. The school nutritional and diet upgrading programs in developing countries worldwide represent a $30 to $35 million market opportunity for RiceX. The Food and Agriculture Organization of the United Nations and the Foreign Agricultural Service of the United States Department of Agriculture have targeted over 800 million nutritionally deficient humans for assistance in the worldwide program titled "American Special Supplemental Food Programs for Women, Infants and Children."

        RiceX's first international strategic alliance was established in December 2000 with PRODESA and the Christian Children's Fund in Guatemala. Under this alliance, RiceX supplied nutritionally dense ingredients throughout Guatemala over a twelve-month period starting in January 2001. As a result, RiceX's stabilized rice bran product, RiceX Solubles, has been used as a base for nutritionally enhanced drink for school breakfast and lunch programs to over 67,000 children in rural communities throughout Guatemala. The twelve-month program in Guatemala was highly successful in reducing malnutrition in school age children and enhancing their nutritional growth potential. This proof-of-concept program in Guatemala generated nearly $2,300,000 in revenues for RiceX for the year ended December 31, 2001. In 2002, El Salvador's Ministry of Education in San Salvador purchased RiceX's stabilized rice bran product, RiceX Solubles, for applications in its school nutrition programs for El Salvadorian children. The agreement, which follows the similar program of Guatemala, resulted in revenues of approximately $1,000,000 for the year ended December 31, 2002. Other similar programs in the region resulted in receiving payment for RiceX Solubles of approximately $600,000 in December 2003, and recognizing the revenue during the calendar year 2004.

        RiceX is in the process of broadening its presence in the international markets. Building on RiceX's year 2001 successful proof-of-concept program in Guatemala, RiceX continues to develop and expand international market development activities in Central America. RiceX has two program approaches, 1) year-to-year applications and 2) multi-year self sustaining programs. The year-to-year applications approach calls for direct sales contracts financed in part through the United States government's Public Law 416 program. The multi-year self sustaining strategy will require funding from the USAID programs, philanthropic contributions and joint participation by the host country government. RiceX believes that product sales and shipments will continue and expand into Central American countries during 2005 and beyond.

        RiceX continues to work with major rescue and relief agencies, congressional supporters and government offices of the USDA and the United States Agency for International Development to bring a multi-year program to provide nutritional drinks to one million children each school day from a RiceX facility located within the Central American region. RiceX has secured a financing commitment from Overseas Private Investment Corporation to assist in funding the facility. However, there can be no assurance that this financial commitment will lead to building a facility in the Central American region.

        RiceX also intends to partner with local governments and companies in developing nations, on a joint venture basis, to stabilize locally grown rice bran for local consumption and for future export. RiceX plans to introduce its stabilization process systems in large rice mills located in Central and South America, China, India and Southeast Asia in the future. In many developing nations, the average person has a 300-500 calorie daily diet deficit. (See The Food and Agriculture Organization of the United Nations (FAO), Agrostat PC, on diskette (FAO, Rome, 12993); and the World Resources Institute in collaboration with the United Nations Environment Programme and the United Nations Development Programme, World Resources 1994-95 (Oxford University Press; New York, 1994), p. 108.) If RiceX is able to expand into these areas, the installation of 100 RiceX processing systems has the capacity to provide up to 500 nutritionally dense calories per day to over 15 million people each year. The diet supplement provided by the locally grown and stabilized rice bran would help those people approach U.S. levels of nutrition.

        RiceX has had preliminary discussions regarding the demonstration of its system and the end products for its technology with a number of companies and governments including countries in Central America, India, China, Argentina, Brazil, Malaysia and certain African countries. However, there can be no assurance that these discussions will lead to implementation of the RiceX Process with these companies or governments.

Sales and Marketing

        RiceX has targeted four distinct product areas in which RiceX Bran and related products may be used as the primary ingredient. RiceX's key marketing strategy is to form strategic alliances with industry leaders in each of its target markets. This strategy will allow RiceX to leverage the research, marketing and distribution strengths of its partners in order to more economically and efficiently introduce and market products. RiceX has formed alliances, or has entered into negotiations to form alliances, in each of its target markets, which are nutraceuticals, functional food ingredients, performance feed and companion pet food supplements. RiceX continues to develop its rice bran oil marketing initiatives.

        RiceX's overall marketing plans in each of the target markets are discussed below.

Nutraceuticals

        Nutraceuticals are food-derived substances with pharmaceutical-like properties, including vitamins and dietary supplements. RiceX Bran can be used as a nutraceutical to provide certain specific nutrients or food components (including antioxidants, oryzanols, Vitamin E, Vitamin B, and bran fiber) or to address specific health applications such as cardiovascular health, diabetes control, fighting free radicals and general nutritional supplementation. RiceX has sold RiceX Bran products as ingredients to consumer nutrition and healthcare companies, national nutritional retailers, and multi-level personal product marketers. However, there can be no assurance that such marketing efforts will be successful or that any of the proposed products will be developed in a commercially reasonable time or at all.

Functional Food Ingredients

        RiceX Bran is a low cost, all natural food product that contains a unique combination of oil, protein, carbohydrates, vitamins, minerals, fibers, and antioxidants that can be used to enhance the nutritional value of popular consumer products. Foods that are ideally suited for the addition of RiceX Bran to their products include cereals, snack foods and breads. RiceX is marketing RiceX Bran to consumer food companies for use in already established products and for development of new products.

        The functional food market in the United States is $16 billion and RiceX estimates that this represents a $35 to $45 million market share opportunity for RiceX. Premium ingredient manufacturers are in high demand and RiceX is strategically positioned to take advantage of this growing and sustainable market opportunity. RiceX believes that its proprietary technology and product patents represent valuable assets for achieving strategic leverage in this industry segment.

Performance Feed and Companion Pet Food Supplements

        RiceX also markets RiceX Bran as a feed supplement for animals. RiceX Bran is used as an equine feed supplement and has proven to provide greater muscle mass, improved stamina, and hair-coat luster when added to a normal diet. Show and performance horses represent the premium end of the equine market and present a $12 to $15 million market share opportunity for RiceX's future revenue growth. During 2003, RiceX launched its own equine supplement label "Max E Glo". In 2004, RiceX entered into a distribution agreement with MannaPro, a national feed distributor. RiceX continued to hold numerous discussions with several major domestic equine feed manufacturers and distributors. However, there can be no assurance that these discussions will be successful.

Rice Bran Oils

        Nutrient-rich oil made from RiceX Stabilized Rice Bran has a high flash point, which provides a long fry life and is not readily absorbed into food. The oil also maintains many of the nutritional benefits of whole rice bran products, making it ideally suited for healthy salad and cooking oils. RiceX holds a patent on the process for obtaining micronutrient enriched rice bran oil. There can be no assurance that any of RiceX's Stabilized Rice Bran Oil marketing efforts will be successful.

Marketing Methods

        RiceX has an Executive Vice President of Sales and Marketing and two domestic sales representatives. In addition, RiceX has entered into agreements with PRODESA for Central America markets, and Kreglinger Europe for the United Kingdom and Benelux markets, for developing and marketing RiceX Bran products. RiceX also continues to work to develop additional significant alliances in efforts to increase its sales volume.

        Pursuant to the Stabilized Rice Bran Processing Sales and Marketing Agreement between Farmers' Rice Cooperative, or Farmers, a cooperative association organized under the California Food and Agriculture Code, and RiceX, dated May 1, 2002, Farmers has an exclusive license to use RiceX's rice bran processing equipment for production of stabilized rice bran for sale to a limited number of Farmers customers.

Customers

        RiceX has in excess of 125 active customer accounts. For 2004, RiceX's major customers were Project Concern International, Natural Glo, NutraCea, MannaPro and PGP International. RiceX depended on these customers for approximately 50% of all sales revenue during 2004. Loss of any of these customers could have a material adverse effect on RiceX's business, financial condition and results of operations.

Supply and Manufacturing

        RiceX purchases unstabilized rice bran from one major supplier, Farmers. Pursuant to RiceX's agreement with Farmers, RiceX's stabilization machinery is physically attached to Farmers' rice processing plants and the rice bran by-product is directly transferred to RiceX's machinery for stabilization without the need for shipping. The relationship with Farmers is symbiotic, as the rice manufacturer searches for raw rice bran marketing channels while RiceX has ready access to unstabilized bran. Farmers is currently RiceX's only supplier of unstabilized rice bran. RiceX is seeking additional relationships with rice processors, both in the United States and abroad as part of its overall business strategy. RiceX's production capacity currently stands at 1,500 tons per month. RiceX believes suitable alternative supply arrangements are readily available if needed, however, there can be no assurance that RiceX will be successful in securing additional supply agreements.

        As required, RiceX ships RiceX Bran from its facility in California to its plant in Dillon, Montana for further processing into RiceX Solubles, Dextrinized Rice Bran and RiceX Fiber Complex. Current monthly production capacity is approximately 50 tons of RiceX Solubles, 50 tons of Dextrinized Rice Bran and 50 tons of RiceX Fiber Complex. Additional equipment could more than double production capacity. RiceX intends to acquire or construct an additional processing facility when and if the demand for RiceX Solubles, Dextrinized Rice Bran and RiceX Fiber Complex justifies expansion.

        Every food product that RiceX manufactures is produced under published FDA and USDA regulations for "Good Manufacturing Practices." RiceX's General Manager oversees quality control and quality assurance testing. Product samples for each product code are analyzed for microbiological adherence to a predetermined set of product specifications and each lot is released only when it demonstrates its compliance with specifications.

Patents and Trademarks

        The RiceX Process is an adaptation and refinement of standard food processing technology applied to the stabilization of rice bran. RiceX has chosen to treat the RiceX Process as a trade secret and not to pursue process or process equipment patents on the original processes. However, process improvements will be reviewed for future patent protection. RiceX believes that the unique products, and their biological effects, resulting from RiceX's Stabilized Rice Bran are patentable. RiceX also holds, among other things, patents to a method to treat high cholesterol, to a method to treat diabetes and to a process for producing HVF from stabilized rice bran. RiceX have been assigned five U.S. patents relating to the production or use of Nutraceutical or HVF products. The patents include Patent Number 5,512,287 "PRODUCTION OF BETA-GLUCAN AND BETA-GLUCAN PRODUCT," which issued on April 30, 1996; Patent Number 5,985,344 "PROCESS FOR OBTAINING MICRONUTRIENT ENRICHED RICE BRAN OIL," which issued on Nov. 16, 1999; Patent Number 6,126,943 "METHOD FOR TREATING HYPERCHOLESTEROLEMIA, HYPERLIPIDEMIA, AND ATHEROSCLEROSIS," which issued on Oct. 3, 2000; Patent Number 6,303,586 B1 "SUPPORTIVE THERAPY FOR DIABETES, HYPERGLYCEMIA AND HYPOGLYCEMIA," which issued on Oct. 15, 2001 and Patent Number 6,350,473 B1 "METHOD FOR TREATING HYPERCHOLESTEROLEMIA, HYPERLIPIDEMIA AND ATHEROSCLEROSIS," which issued on Feb. 26, 2002. RiceX plans to apply for additional patents in the future as new products, treatments and uses are developed.

        RiceX® and RiceX Solubles® are RiceX's registered trade names. Mirachol®, Max "E"® and Max "E" Glo® are RiceX's registered trademarks. RiceX also holds patents to a method to treat high cholesterol, to a method to treat diabetes and to a process for producing HVF from stabilized rice bran.

        RiceX endeavors to protect its intellectual property rights through patents, trademarks, trade secrets and other measures. However, there can be no assurance that RiceX will be able to protect its technology adequately or that competitors will not develop similar technology. There can be no assurance that any patent application RiceX may file will be issued or that foreign intellectual property laws will protect RiceX's intellectual property rights. Other companies and inventors may receive patents that contain claims applicable to RiceX's system and processes. The use of RiceX's systems covered by such patents could require licenses that may not be available on acceptable terms, if at all. In addition, there can be no assurance that patent applications will result in issued patents.

        Although there currently are no pending claims or lawsuits against RiceX regarding possible infringement claims, there can be no assurance that infringement claims by third parties, or claims for indemnification resulting from infringement claims, will not be asserted in the future or that such assertions, if proven to be true, will not have a material adverse affect on RiceX's financial condition and results of operations. In the future, litigation may be necessary to enforce RiceX's patents, to protect RiceX's trade secrets or know-how or to defend against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others. Any such litigation could result in substantial cost and diversion of RiceX's resources, which could have a material adverse effect on RiceX's financial condition and results of operations. Adverse determinations in such litigation could result in the loss of RiceX's proprietary rights, subject RiceX to significant liabilities to third parties, require RiceX to seek licenses from third parties or prevent RiceX from manufacturing or selling its systems, any of which could have a material adverse effect on RiceX's financial condition and results of operations. In addition, there can be no assurance that a license under a third party's intellectual property rights will be available on reasonable terms, if at all.

Competition

        Although RiceX believes that it is the only company to use non-chemical methods to stabilize all natural rice bran so that the bran has a shelf life of over one year, RiceX competes with other companies attempting to stabilize rice bran, as well as companies producing other food ingredients and nutritional supplements. RiceX believes that its only significant competitor is Producer's Rice Mill. This competitor may have greater capital resources than RiceX; however, RiceX believe that it has more experience in the rice bran industry. However, there can be no assurance that RiceX will be able to compete successfully in the rice bran industry. RiceX believes that its major nutritional supplement competitors include producers of wheat bran and oat bran, particularly in the functional food ingredients market segment.

Research and Development

        Rice bran contains a wide variety of antioxidants, vitamins and other nutrients associated with good health and resistance to disease. RiceX has conducted a preliminary clinical evaluation that indicates RiceX products have efficacy in the nutritional management of certain conditions and diseases, such as diabetes mellitus and coronary vascular disease. Data from this study has been analyzed and the data supports the initiation of clinical trials. RiceX intends to vigorously conduct these trials and, if successful, will develop foods containing the active nutraceutical components of RiceX Bran to manufacture products targeted at specific conditions or suitable for the maintenance of general health and well-being. However, there can be no assurance that the results of additional clinical trials will prove successful or that RiceX will be able to develop additional new products.

        Expenditures for research and development for the years ended December 31, 2004 and 2003 totaled $224,000 and $226,000, respectively. RiceX expects to continue research and development expenditures to establish the scientific basis for health claims of existing products and to develop new products and applications.

Employees

        As of June 30, 2005, RiceX had a total of 12 employees, all of whom were full-time employees. RiceX's employee count may change periodically. From year to year RiceX experiences normal variable labor fluctuation at its production facility in Dillon Montana. RiceX believes that its relations with its employees are good.

Description of Property

        RiceX currently leases a 5,600 square-foot office facility at 1241 Hawk's Flight Court, El Dorado Hills, California, a 2,000 square-foot office facility at 1901 Conant Avenue, Burly, Idaho and a 17,000 square foot warehouse facility at 1755 Enterprise Boulevard, West Sacramento, California. RiceX's subsidiary, RiceX Nutrients, Inc. (formally Food Extrusion, Montana), owns a 15,700 square-foot production facility in Dillon, Montana. The lease for the El Dorado Hills facility expires in September 2006. The lease for the offices in Burley, Idaho expires in May 2009 and the lease for the West Sacramento, California warehouse facility is on a month to month basis. RiceX has aggregate annual lease payments for all of its facilities approximating $109,000, net of sub-lease payment collections approximating $76,000 per year. In November 1999, RiceX entered into a sub-lease agreement with NutraCea, for a portion (10,080 square-feet) of the facility located at 1261 Hawk's Flight Court, El Dorado Hills, California. The sub-lease with NutraCea expires in September 2006. RiceX believes that its facilities are adequate for its anticipated needs through 2005 and that the properties are adequately covered by insurance.

Legal Proceedings

        From time to time RiceX is involved in litigation incidental to the conduct of its business. While the outcome of lawsuits and other proceedings against RiceX cannot be predicted with certainty, in the opinion of RiceX's management, individually or in the aggregate, no such lawsuits are expected to have a material effect on RiceX's financial position or results of operations.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

        On October 1, 2004, RiceX dismissed Moss Adams LLP as its independent auditors and engaged Perry-Smith LLP ("Perry-Smith") as its independent auditors effective as of October 4, 2004. Such decision to change independent auditors was approved by RiceX's board of directors and by the audit committee of the RiceX board of directors.

Accountants at the RiceX Special Meeting of Stockholders

        Representatives of Perry-Smith have been invited to be present at the RiceX special meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions.

SHARE OWNERSHIP BY RICEX'S PRINCIPAL STOCKHOLDERS,
MANAGEMENT AND DIRECTORS

        The following table sets forth certain information as of August 22, 2005 (the "Reference Date"), with respect to the beneficial ownership of RiceX common stock, by each person known by RiceX to own beneficially more than five percent of RiceX common stock, by each of our directors and executive officers, and by all directors and executive officers as a group.

        Unless otherwise indicated, each person listed has sole voting and dispositive power over the shares indicated as owned by that person, and the address of each stockholder is the same as our address. Furthermore, under the regulations of the SEC, shares are deemed to be "beneficially owned" by a person if the person directly or indirectly has or shares the power to vote or dispose of the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire the power to vote or dispose of the shares, including any right to acquire through the exercise of any option, warrant or right.

        As a result of the voting agreements between NutraCea and certain executive officers, directors and stockholders of RiceX described elsewhere in this Proxy Statement, NutraCea may be deemed to beneficially own the shares subject to the voting agreements, which in the aggregate grant NutraCea a proxy to vote 6,613,935 shares, or approximately 18%, of RiceX's common stock (as of April 4, 2005). The following table does not give effect to these voting agreements. As of the Reference Date, there were 36,713,274 shares of RiceX common stock outstanding and unexercised warrants and options representing 19,997,098 shares that can be acquired within 60 days from the Reference Date (including the Terminated RiceX Warrants, which will terminate upon the closing of the Merger):

Name and Address(1)	Amount & Nature of Beneficial Owner(2)		Percent of Class
Monsanto 800 N. Lindbergh, St. Louis, MO 63167	7,167,479		19.52%
Daniel L. McPeak, Sr., Chairman of the Board and Director	5,994,928	(3)	15.31%
Intermark Group Holdings, LLC 10707 Club Chase, Fisher, IN 46038	5,803,574	(4)	14.25%
Glenn H. Sullivan 13778 Driftwood Drive, Carmel, IN 46033	4,062,572	(5)	9.96%
Kirit S. Kamdar, Director	2,117,916	(6)	5.71%
Steven W. Saunders, Director	1,166,666	(6)	— (7)
James C. Lintzenich, Director	120,833	(6)	— (7)
Edward L. McMillan, Director	193,933	(6)	— (7)
Todd C. Crow, Secretary and Chief Financial Officer	1,733,674	(6)	— (7)
Ike E. Lynch, Chief Executive Officer, V.P. International Business Development	2,011,131	(6)	5.24%
Daniel L. McPeak, Jr., V.P. and General Manager	1,554,160	(6)	— (7)
All directors and executive officers, as a group (8 persons)	20,696,815		42.12%

(1)
Except as otherwise noted, the address for each person is c/o The RiceX Company, 1241 Hawk's Flight Court, El Dorado Hills, California 95762.

(2)
Unless otherwise noted, RiceX believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them. A person is deemed to be the beneficial holder of securities that can be acquired by such person within 60 days from the Reference Date upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by including shares underlying options or warrants which are exercisable by such person currently or within 60 days following the Reference Date, and excluding shares underlying options and warrants held by any other person.

(3)
Includes options to purchase 2,445,833 shares of common stock, 1,708,225 shares in Mr. McPeak's name, 1,640,870 shares in Mr. McPeak's wife's name, Ms. Patricia McPeak, and 200,000 shares held in a joint trust.

(4)
Includes warrants to purchase 4,017,859 shares of common stock. The warrants are currently exercisable. Warrants to purchase 2,232,144 shares are restricted from sale and/or transfer until such time when RiceX's revenues at various stages reach an annualized equivalent of $12,000,000 and $25,000,000. The principal owner of Intermark Group Holdings, LLC is James C. Lintzenich, one of RiceX's directors.

(5)
Represents warrants to purchase 4,062,574 shares of common stock. The warrants are currently exercisable. Warrants to purchase 2,600,000 shares are restricted from sale and/or transfer until such time when RiceX's revenues at various stages reach an annualized equivalent of $12,000,000 and $25,000,000.

(6)
Includes options for the purchase of common stock as follows: Kirit S. Kamdar, 366,666; Steven W. Saunders, 366,666; James C. Lintzenich, 120,833; Edward L. McMillan, 170,833; Todd C. Crow, 1,733,674; Ike E. Lynch, 1,656,077 (also includes 14,409 shares of common stock and 72,472 options for the purchase of common stock held by Mr. Lynch's wife to which Mr. Lynch disclaims beneficial ownership); and Daniel L. McPeak, Jr., 1,549,160.

(7)
Percent of class equals less than five percent.

 RICEX'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following is a discussion of RiceX's consolidated financial condition and results of operations for the three and six months ended June 30, 2005 and 2004, which should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and notes thereto included elsewhere in this Proxy Statement.

Note Regarding Forward-Looking Statements

        This discussion contains forward-looking statements that relate to future events or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Although RiceX believes that the expectations reflected in the forward- looking statements are reasonable, RiceX cannot guarantee future results, levels of activity, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks outlined under "Risk Factors" and elsewhere in this Proxy Statement. All forward-looking statements included in this document are based on information available to RiceX on the date hereof. RiceX assumes no obligation to update any such forward-looking statements.

Selected Financial Summary

        The following highlights RiceX's financial data for June 30, 2005 and December 31, 2004, 2003 and 2002 (in thousands except share data).

	June 30, 2005	December 31, 2004	December 31, 2003	December 31, 2002
Consolidated Operating Results
Revenue	$886	$4,010	$3,511	$5,383
Gross margin	621	2,354	1,646	3,277
Percent of revenue	70%	59%	47%	61%
Research and development expenses	62	224	226	267
Selling, general and administrative expenses	1,163	2,650	2,174	2,029
Professional and investor relations fees	380	564	544	589
Bad debt recovery	—	(173)	—	—
Net (loss) income	237	(883)	(1,292)	374
(Loss) earnings per share	(0.03)	(0.02)	(0.03)	0.01
Weighted average number of shares outstanding	36,713,274	37,061,240	38,301,484	38,792,194

	June 30, 2005	December 31, 2004	December 31, 2003	December 31, 2002
Consolidated Balance Sheets
Cash and cash equivalents	$484	$1,035	$2,219	$1,924
Total assets	1,465	2,598	4,069	4,907
Accounts payable and accrued liabilities	726	811	608	589
Stockholders' equity	1,235	1,784	2,921	4,318
Number of shares outstanding at	36,713,274	36,713,274	38,060,238	38,680,724

Quarters Ended June 30, 2005 and 2004

        For the three months ended June 30, 2005, RiceX's net loss was $981,000, or $0.03 per share, compared to a $12,000 net loss, or $0.00 per share, in 2004. RiceX experienced an increased net loss of $969,000 compared to the same period last year. The increase in net loss for the quarter was partially due to a reduction in total revenues of $221,000, partially offset by a decrease in cost of sales of $151,000. Higher operating expenses of $879,000, primarily attributable to a non-cash charge to compensation expense of $670,000, which was triggered by variable accounting treatment for modified stock options, resulted in an increase in net loss for the quarter ended June 30, 2005.

        Consolidated revenues of $886,000 for the quarter ended June 30, 2005 decreased $221,000, or 20%, from the same period last year. The revenue reduction is primarily attributable to a lack of sales to Central America during this period compared to $239,000 of such sales for the same period last year.

        Gross margins for the quarter ended June 30, 2005 were $621,000, or 70%, compared to $691,000, or 62%, during the same period last year. Gross margins on RiceX's various product lines vary widely and the gross margins are impacted from period to period by which products are sold during the given period and by the utilization of production capacity.

        Research and development ("R&D") expenses increased $10,000 for the quarter ended June 30, 2005 due to increased allocations of sales, general and administration ("SG&A") expenses to research compared to this period last year. RiceX expects to continue R&D expenditures to establish the scientific basis for health claims of existing products and to develop new products and applications.

        SG&A expenses were $1,163,000 and $497,000 through the quarters ended June 30, 2005 and 2004, respectively, an increase of $666,000. The increase was primarily due to a non-cash charge to compensation expense in the amount of $670,000 attributable to the variable accounting treatment for modified stock options.

        Professional fees increased $235,000 due mostly to an increase in legal costs and due diligence costs related to the Merger with NutraCea. Professional fees include services related primarily to accounting, legal and consulting costs.

        Investor relations fees decreased $22,000 for the quarter ended June 30, 2005 compared to last year. Investor relation fees decreased as a result of reduced activities. Investor relations fees were related to printing, filing and preparation costs to comply with SEC requirements for the quarter ended June 30, 2005.

Six Months Ended June 30, 2005 and 2004

        For the six months ended June 30, 2005, RiceX experienced a net loss of $1,218,000, or $0.03 per share, compared to a net loss of $91,000, or $0.00 per share, for the six months ended June 30, 2004, a net loss of $1,127,000. The net loss is primarily attributable to decreased revenues of $210,000, an increase in cost of sales of $69,000, which included low utilization of production capacity, and higher expenses of $831,000, due mostly to a non-cash charge of $670,000 to compensation expense for the variable accounting treatment of the re-priced stock options.

        Consolidated revenues for the six months ended June 30, 2005 were $1,809,000, a decrease of $210,000, or 10%, on a comparative basis to the six months ended June 30, 2004. The overall decrease in revenue compared to the same time period last year is primarily attributable to a $478,000 reduction in sales to Central America compared to this period last year. Partially offsetting the reduction in sales to Central America was an increase in all other sales of $268,000 for the six month period ended June 30, 2005.

        Gross margins for the six months ended June 30, 2005 were $1,086,000, or 60%, compared to $1,366,000, or 68%, during the same period last year. The decrease in gross margin dollars of $279,000 is primarily attributable to the decrease in revenues of $210,000 and an increase in cost of sales of $69,000 as compared to the same period last year. The decrease in the gross margin percent was primarily due to low production volume at the Montana plant, which created unabsorbed costs of $31,000 for the six month period ended June 30, 2005. Gross margins on RiceX's products vary widely and the gross margins are impacted from period to period depending on which products are sold during the given period and by the utilization of production capacity. RiceX expects gross margins to improve as sales volume increases.

        R&D expenses increased $23,000 for the six months ended June 30, 2005, compared to the same period last year. R&D expenditures increased from $101,000 for the six months ended June 30, 2004 to $124,000 for the six months ended June 30, 2005. The change in R&D expenses is primarily due to an increase in SG&A costs allocated to R&D. RiceX expects to continue R&D expenditures to establish the scientific basis for health claims of existing products and to develop new products and applications.

        SG&A expenses were $1,665,000 for the six months ended June 30, 2005, compared to $1,074,000 for the six months ended June 30, 2004, an increase of $591,000. The increase was due primarily to a non-cash charge to compensation expense of $670,000 relating to the variable accounting treatment of re-pricing the stock options.

        Professional fees increased $243,000 to $498,000 for the six months ended June 30, 2005, compared to $255,000 for the prior year's period. The increase is primarily due to increased legal and due diligence costs related to the Merger with NutraCea.

        Investor relations fees decreased from $47,000 for the six months ended June 30, 2004 to $21,000 for the six months ended June 30, 2005. Investor relation fees decreased as a result of reduced activities. For the six month period ended June 30, 2005, costs include printing, filing, and preparation costs to comply with SEC requirements for the special meeting and proxy statements.

Year Ended December 31, 2004 and December 31, 2003

        Consolidated revenues for the year ended December 31, 2004 were $4,010,000, an increase of $499,000, or 14% on a comparative basis to the year ended December 31, 2003. RiceX experienced an increase of $303,000 in sales to its domestic animal SRB Regular and an increase to its human SRB Fine markets of $97,000, compared to the year ended December 31, 2003. RiceX also had increased sales in domestic SRB Fiber of $71,000. Central American Solubles sales increased $539,000 from zero sales last year internationally. RiceX added the SRB Dextrinized product line in 2004, which produced $82,000 in sales for the year ended December 31, 2004. RiceX experienced decreases in human SRB Regular of $60,000, animal SRB Fine of $64,000, and domestic SRB Solubles of $469,000, compared to the same period last year.

        Gross margins for the year ended December 31, 2004 were $2,354,000, or 59%, compared to $1,646,000, or 47%, during the same period last year. The increase in percentage as well as gross margin dollars of $708,000 was the result of increased sales of $499,000 and decreased cost of sales of $209,000. The decrease in cost of sales was mostly the result of production efficiencies and decreased depreciation costs of production equipment at RiceX's Montana manufacturing facility. Gross margins on RiceX's different products vary widely and the gross margins are impacted from period to period by sales mix and utilization of production capacity.

        R&D expenses decreased $2,000, to $224,000 for the year ended December 31, 2004, compared to the same period in 2003. The change in R&D expenses is mostly due to reduced activity in research and development. R&D expenses were mostly based on allocating SG&A costs dedicated to research personnel and process research.

        SG&A expenses were $2,465,000 for the year ended December 31, 2004, an increase of $284,000. The increase was due primarily to employee costs related to an accrual for severance expenses of two executives that resigned from RiceX. Adding to SG&A expenses was $101,000 of commission expenses related to shipments to Central America and a portion relating to marketing to the equine market. RiceX put back 130,000 shares of Preferred Stock priced at $1 per share in the amount of $130,000 per a Put Agreement to NutraCea and sold 60,000 shares of NutraCea common stock offsetting SG&A expenses by approximately $181,000. Because of NutraCea financial position at the time the Put Agreement was entered into and the common stock was received, RiceX booked an allowance for loss on investment of $190,000.

        Professional fees increased $62,000, to a total of $502,000, for the year ended December 31, 2004 compared to last year. The increase is primarily due to higher legal fees from increased general corporate legal activity in 2004.

        Investor relations' fees decreased $42,000, to a total of $62,000, for the year ended December 31, 2004. The decrease was primarily associated with expenses related to an investor relations firm and webpage design work performed and paid for in 2003. Investor relations' fees included expenses related to printing and distribution of RiceX's annual report, annual meeting costs, and costs related to SEC reporting requirements.

        RiceX had a net loss of $883,000 for the year ended December 31, 2004, or $0.02 per share, compared to $1,292,000 for 2003, or $0.03 per share. The net loss improvement of $410,000 was due to increased total revenues, better utilization of production capacity, and an increase in higher margin SRB Solubles sales internationally through year ended December 31, 2004. This improvement was offset by $250,000 in additional employee expenses related to the severance of two executives, but was increased by related party debt recovery of approximately $181,000. There were positive trends in RiceX's domestic animal SRB Regular product line sold to the equine market, domestic functional food product lines of human SRB Fine, SRB Fiber, and SRB Dextrinized, and sales to Central America of RiceX's SRB Solubles.

        The provision of income taxes for the years ended December 31, 2004 and 2003 consists of the $1,650 minimum state income tax.

        Deferred taxes arise from temporary differences in the recognition of certain expenses for tax and financial statement purposes. At December 31, 2004, RiceX's management determined that realization of these benefits is not assured and has provided a valuation allowance for the entire amount of such benefits. At December 31, 2004, net operating loss carryforwards were approximately $14,510,000 for federal tax purposes that expire at various dates from 2011 through 2025 and $10,782,000 for state tax purposes that expire in 2005 through 2014. Utilization of net operating loss carryforwards may be subject to substantial annual limitations due to the "change in ownership" provisions of the Code and similar state regulations. The annual limitation may result in expiration of net operating loss carryforwards before utilization.

Year Ended December 31, 2003 and December 31, 2002

        Consolidated revenues for the year ended December 31, 2003 were $3,511,000, a decrease of $1,872,000, or 35% on a comparative basis to year ended December 31, 2002. RiceX experienced an increase of $76,000 in sales to its domestic human SRB Regular and Fine markets and an increase of $81,000 to its domestic animal SRB Fine market, while sales from its domestic SRB Regular and Central American Solubles markets, as well as its domestic Fiber market, decreased $2,029,000 in total during the year ended December 31, 2003, to equal a net decrease in revenues of $1,872,000 compared to the same period in 2002.

        Gross margins for the year ended December 31, 2003 were $1,646,000, or 47%, compared to $3,277,000, or 61%, during the same period in 2002. The decrease in percentage as well as gross margin dollars was the result of decreased sales in all but one product category (SRB Fine), product sales mix and unabsorbed costs at RiceX's Montana manufacturing facility. Gross margins on RiceX's different products vary widely and the gross margins are impacted from period to period by sales mix and utilization of production capacity. RiceX experienced a drop in sales of its higher margin product lines. RiceX also experienced unfavorable price pressure in its SRB Regular equine market, attributable to emerging competition in fiscal 2003.

        R&D expenses decreased $41,000, to $226,000 for the year ended December 31, 2003, compared to the same period in 2002. The change in R&D expenses is mostly due to the reduced activity in research and development. R&D expenses were mostly based on allocating SG&A costs dedicated to research personnel and process research.

        SG&A expenses were $2,174,000 for the year ended December 31, 2003, an increase of $145,000. The increase was due primarily to expenses relating to RiceX's expanding sales and marketing functions. Included was $101,000 of commission expense related to a Central American purchase order and a portion related to marketing to the equine market and product launch in July 2003. This increase had been anticipated by management based upon their 2003 business development plan.

        Professional fees decreased $57,000, to $440,000, for the year ended December 31, 2003, compared to 2002. The decrease is primarily due to lower legal fees from reduced general corporate legal activity in 2003, and reduced consulting fees, mainly from discontinuing the retention of a sales consultant after the expiration of a consulting agreement ended in January 2003.

        Investor relations' fees increased $12,000, to $104,000, for the year ended December 31, 2003. The increase was primarily associated with expenses related to an investor relations firm and web page design work performed and paid for in 2003. Investor relations' fees included expenses related to printing and distribution of RiceX's annual report, SEC reporting requirements and expenses related to finalizing the purchase and control of RiceX's website files.

        RiceX had a net loss of $1,292,000 for the year ended December 31, 2003, or $0.03 per share, compared to $374,000 for 2002, or $.01 per share. The net loss is due to decreased total revenues, lower utilization of production capacity, effects of unfavorable price pressure in the equine market, decreases in domestic Solubles sales, and no sales to Central America through the year ended December 31, 2003. There were positive trends in RiceX's domestic functional food product lines as well as its domestic SRB Fine product line distributed to the equine market.

        The provision of income taxes on the statements of income consists of a $1,650 minimum state income tax. The California net operating losses have been suspended for 2002 and 2003, which caused RiceX in 2002 to prepay, but subsequently receive, a refund on actual income versus projected income. RiceX's provision for 2003 is $15,000 for the year ended December 31, 2003, which was booked as prepaid expenses. RiceX expects a refund of this provision, except for a California State corporate income tax minimum of $1,650 in 2004.

        Deferred taxes arise from temporary differences in the recognition of certain expenses for tax and financial statement purposes. At December 31, 2003, RiceX's management determined that realization of these benefits is not assured and has provided a valuation allowance for the entire amount of such benefits. At December 31, 2003, net operating loss carryforwards were approximately $12,500,000 for federal tax purposes that expire at various dates from 2011 through 2024 and $8,800,000 for state tax purposes that expire in 2004 through 2013.

        Utilization of net operating loss carryforwards may be subject to substantial annual limitations due to the "change in ownership" provisions of the Code and similar state regulations. The annual limitation may result in expiration of net operating loss carryforwards before utilization.

Liquidity and Capital Resources

        As of June 30, 2005, RiceX's source of liquidity was cash and cash equivalents in the amount of $484,000. RiceX's cash and cash equivalents were $1,035,000 at December 31, 2004, a decrease of $551,000 for the six months ended June 30, 2005. Approximately $674,000 of the decrease in cash and cash equivalents during the first six months of 2005 is attributable to non-recurring expenses associated with severance payments for two executive officers and increased professional and legal fees as a result of the Merger with NutraCea. Adjusting RiceX's six months ended June 30, 2005 cash flow calculation for these non-recurring items, RiceX would have experienced a $124,000 net increase in cash and cash equivalents rather than the $550,000 net decrease reported. RiceX believes its cash reserve is adequate to meet future short-term operating requirements.

        In January 2005, RiceX entered into separation and mutual release agreements with two executive officers. The agreements provide for the resignations of RiceX's former Chief Executive Officer and the former Vice President of Strategic Global Operations in exchange for mutual releases between RiceX and the officers. These agreements provide for the former officers to receive severance payments totaling $250,000. The agreements also provide for termination of all unvested stock options previously granted to the officers pursuant to certain non-statutory stock option agreements dated June 24, 2005 and July 19, 2005. RiceX accepted the resignations of the officers and terminated their employment agreements. RiceX also accepted the resignation of the Chief Executive Officer from the board of directors. Severance and related costs were approximately $313,000.

        During the six months ended June 30, 2005, RiceX had sales totaling $124,000 to NutraCea. At June 30, 2005, RiceX had accounts receivable from NutraCea of $16,000.

        RiceX continues to develop and expand its proof-of-concept programs internationally, building on its success in Guatemala, including its work with major rescue and relief agencies, congressional supporters and government offices of the U.S. Department of Agriculture and the United States Agency for International Development, to bring multi-year programs to provide nutritional drinks to Central American children from a RiceX facility located in that region. RiceX has received a one-year extension for a commitment from the Overseas Private Investment Corporation to provide a $6 million loan for the build-out of a rice bran stabilization facility in Central America to produce RiceX's products, which have been successfully demonstrated in studies to nourish children and women of child-bearing age in the most rural, poverty-stricken areas of Guatemala and El Salvador. While RiceX was unable to make any sales in this region for the period ended June 30, 2005, RiceX continues to develop new product projects with key strategic allies and customers in its domestic functional food business. RiceX also continues to initiate strategic alliance discussions to identify and formulate potential joint venture opportunities with domestic equine feed manufacturers and distributors.

        These efforts could significantly increase demand for RiceX products beyond its current production capacity. While RiceX believes it can increase its production capacity to meet sales demand, significant additional capital could be required to meet such expansion requirements. RiceX has sufficient cash reserves to meet all anticipated short-term operating requirements. However, the timing and amount of any long-term capital requirements cannot be predicted at this time.

Critical Accounting Policies

        A summary of RiceX's significant accounting policies is included in Note 1 to its Notes to Consolidated Financial Statements for the year ended December 31, 2004. RiceX believes the application of these accounting policies on a consistent basis enables it to provide timely and reliable financial information about its earnings results, financial condition and cash flows.

        The preparation of financial statements in accordance with generally accepted accounting principles requires management to make judgments, estimates and assumptions regarding uncertainties that affect the reported amounts presented and disclosed in the financial statements. RiceX's management reviews these estimates and assumptions based on historical experience, changes in business conditions and other relevant factors that they believe to be reasonable under the circumstances. In any given reporting period, actual results could differ from the estimates and assumptions used in preparing RiceX's financial statements.

        Critical accounting policies are those that may have a material impact on RiceX's financial statements and also require management to exercise significant judgment due to a high degree of uncertainty at the time the estimate is made. RiceX's management has discussed the development and selection of its accounting policies, related accounting estimates and the disclosures set forth below with the Audit Committee of RiceX's board of directors. RiceX believes its critical accounting policies include those addressing revenue recognition, allowance for doubtful accounts, and inventories.

Revenue Recognition

        Revenues from product sales are recognized when products are shipped and when the risk of loss has transferred to the buyer. Deposits are deferred until either the product has shipped or conditions relating to the sale have been substantially performed.

Allowance for Doubtful Accounts

        RiceX continuously monitors collections from its customers and maintains an allowance for doubtful accounts based upon its historical experience and any specific customer collection issues that it has identified. While such credit losses have historically not exceeded RiceX's expectations and the provisions established, there is a risk that credit losses in the future will exceed those that have occurred in the past, in which case RiceX's operating results would be adversely affected.

Inventory Valuation

        Inventories are stated at lower of cost or market determined on a first-in, first-out basis. The costs associated with the milling process are allocated to inventory.

ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO
A VOTE OF NUTRACEA STOCKHOLDERS

PROPOSAL TWO

Amendment of NutraCea's Articles of Incorporation

        NutraCea's board of directors has determined that, in connection with the Merger, it is in the best interests of NutraCea and its stockholders to amend NutraCea's Articles of Incorporation to increase the number of authorized shares of NutraCea's common stock from 100,000,000 to 200,000,000 shares, an increase of 100,000,000 shares.

        The proposed form of amendment to NutraCea's Articles of Incorporation to effect this increase in the authorized number of shares of NutraCea common stock is attached to this Proxy Statement as Annex B.

        It is a condition to RiceX's and NutraCea's obligations to consummate the Merger that the proposed amendment of NutraCea's Articles of Incorporation be approved by NutraCea's stockholders and made effective by the time of the Merger. If NutraCea's stockholders approve the Merger proposal but do not approve the proposal to amend NutraCea's Articles of Incorporation, the Merger will not occur unless this condition is waived by both NutraCea and RiceX. Consequently, if you wish to approve the Merger, please be sure to vote "FOR" Proposal One regarding the Merger Proposal and "FOR" Proposal Two regarding the proposed amendment of NutraCea's Articles of Incorporation.

        Below is a summary of the principal reasons why NutraCea's board of directors is recommending that NutraCea stockholders approve the proposed amendment of NutraCea's Articles of Incorporation.

Increase in Authorized Common Shares

        NutraCea currently has 100,000,000 authorized shares of common stock and is now asking its stockholders to approve the amendment of its Articles of Incorporation to increase the number of its authorized shares of common stock to 200,000,000 shares, an increase of 100,000,000 shares. As of August 22, 2005, 55,713,293 of the 100,000,000 authorized shares of common stock had been issued or reserved for issuance as follows:

  •
  38,214,441 shares were issued and outstanding; and

  •
  17,498,852 shares were reserved for issuance upon exercise of outstanding stock options and warrants and for future grants under NutraCea's 2003 Stock Compensation Plan.

        Therefore, after deducting the outstanding and reserved shares of common stock described above, there were approximately 44.3 million shares of NutraCea common stock remaining unissued and reserved for issuance as of August 22, 2005. Based on RiceX's capital structure as of August 22, 2005, if the Merger occurs and the NutraCea Average Stock Price prior to the Merger is no greater than $0.31, NutraCea would issue approximately 35.5 million shares of its common stock and assume RiceX options and warrants that will be converted in the Merger into options and warrants to purchase up to approximately 15.0 million additional shares of NutraCea common stock. Consequently, based on NutraCea and RiceX's respective capitalizations at August 22, 2005, immediately following the Merger, NutraCea would have no common shares unreserved and available for issuance and would have an approximate 6.2 million share shortfall to cover the exercise of outstanding options and warrants. In addition, NutraCea will need to reserve 10,000,000 shares of common stock for issuance under the 2005 Equity Incentive Plan and an adequate number of shares of its capital stock for issuance in the Financing Transaction. Consequently, if the amendment of NutraCea's Articles of Incorporation is not approved, NutraCea will not be able to consummate the Financing Transaction, and depending on the Exchange Ratio, NutraCea will not have an adequate number of authorized shares of common stock to consummate the Merger.

        If the proposed amendment of NutraCea's Articles of Incorporation is approved, the additional 100,000,000 shares of NutraCea common stock that would be authorized would be available for issuance without further stockholder action, unless such action is otherwise required by California law or any stock exchange on which NutraCea common stock may then be listed or quoted. Such shares could be issued directly by NutraCea, or could be reserved for issuance and then issued pursuant to the exercise of warrants or options, or conversion of preferred stock, that could be granted or issued by NutraCea in the future. The additional authorized shares would be part of the existing class of NutraCea common stock and would not affect the terms of the outstanding NutraCea common stock or the rights of the holders of common stock. Current stockholders will not have automatic rights to purchase any of the additional authorized shares. Any future issuance of additional authorized shares of NutraCea common stock will decrease the existing stockholders' percentage equity ownership in NutraCea.

        NutraCea's board of directors believes that an increase of 100,000,000 authorized common shares will give NutraCea greater flexibility for possible future financings and/or mergers and acquisitions of the businesses or assets of other companies. Without such increase, it is possible that NutraCea would need to obtain stockholder approval in connection with a transaction when it would not otherwise be obligated to, thereby delaying, perhaps substantially, or even causing the loss of, the transaction. Although NutraCea does not have any current plans, proposals or arrangements, written or otherwise, to engage in any such transaction (other than the Merger with RiceX), NutraCea continues to actively explore various business opportunities.

Vote Required; Recommendation of the NutraCea Board of Directors

        The vote required to approve the amendment of NutraCea's Articles of Incorporation is the affirmative approval of the majority in voting power of all of NutraCea's outstanding shares of common stock. Therefore, abstentions and broker non-votes will count as votes against approval and adoption of the amendment of NutraCea's Articles of Incorporation.

        The board of directors recommends a vote "FOR" the proposal to approve the amendment of NutraCea's Articles of Incorporation.

ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO
A VOTE OF NUTRACEA STOCKHOLDERS

PROPOSAL THREE

Amendment of NutraCea's Bylaws

        NutraCea's board of directors has determined that, in connection with the Merger, it is in the best interests of NutraCea and its stockholders to amend NutraCea's Bylaws to increase the authorized number of directors from five to a variable range of between five and nine directors.

        The proposed form of amendment to NutraCea's Bylaws in order to effect this increase in the authorized number of directors is attached to this Proxy Statement as Annex C.

        It is a condition to RiceX's and NutraCea's obligations to consummate the Merger that the proposed amendment of NutraCea's Bylaws be approved by NutraCea's stockholders and made effective by the time of the Merger. If NutraCea's stockholders approve the Merger Proposal but do not approve the proposal to amend NutraCea's Bylaws, the Merger will not occur unless this condition is waived by both NutraCea and RiceX. Consequently, if you wish to approve the Merger, please be sure to vote "FOR" Proposal One regarding the Merger Proposal, and "FOR" Proposal Three regarding the proposed amendment of NutraCea's Bylaws.

        Below is a summary of the principal reasons why NutraCea's board of directors is recommending that NutraCea stockholders approve the proposed amendment of NutraCea's Bylaws.

Increase in Authorized Number of Directors

        As a condition to the Merger, NutraCea must have seven authorized directors. NutraCea's Bylaws currently authorize NutraCea to have five directors. Accordingly, NutraCea must amend its Bylaws to increase the authorized number of directors to seven. NutraCea's board of directors has adopted, subject to stockholder approval, the amendment of NutraCea's Bylaws, which would increase the authorized number of directors from five to a range of five to nine directors. NutraCea anticipates that at the effective time of the Merger, NutraCea's board of directors will consist of Bradley Edson, Patricia McPeak, David Bensol, Steven W. Saunders, James C. Lintzenich and Edward L. McMillan, as well as one individual to be mutually selected by both NutraCea and RiceX.

        If the amendment of NutraCea's Bylaws becomes effective, NutraCea's board would be able to change the number of directors to any number of directors between five and nine without stockholder approval. NutraCea's current Bylaws require that NutraCea's stockholders approve any increase in NutraCea's board size. NutraCea's board of directors believes that amending the Bylaws to allow the directors to change the board size within the range of five to nine will enable the board to take timely advantage of the availability of well-qualified candidates for appointment to NutraCea's board of directors, in particular, candidates from outside NutraCea whose skills and experience will benefit NutraCea.

Vote Required; Recommendation of the NutraCea Board of Directors

        The vote required to approve the amendment of NutraCea's Bylaws is the affirmative approval of the majority in voting power of all of NutraCea's outstanding shares of common stock. Therefore, abstentions and broker non-votes will count as votes against approval and adoption of the amendment of NutraCea's Bylaws.

        The board of directors recommends a vote "FOR" the proposal to approve the amendment of NutraCea's Bylaws.

ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO
A VOTE OF NUTRACEA STOCKHOLDERS

PROPOSAL FOUR

Approval of the NutraCea 2005 Equity Incentive Plan

        On May 26, 2005, NutraCea's board of directors adopted the NutraCea 2005 Equity Incentive Plan, subject to stockholder approval. NutraCea stockholders are requested in this Proposal Four to approve the NutraCea 2005 Equity Incentive Plan.

        NutraCea's board of directors has determined that it is in the best interest of NutraCea and its stockholders to adopt the NutraCea 2005 Equity Incentive Plan. NutraCea's board of directors believes that

  •
  grants of stock options help create long-term equity participation in NutraCea and thereby assist it in attracting, retaining, motivating and rewarding employees, consultants and directors;

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  awards of restricted stock can help achieve these objectives with fewer shares and lower dilution than options;

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  stock options, restricted stock awards, stock bonus awards will be essential to attracting new employees and others who contribute to NutraCea's growth and development;

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  to remain competitive with other technology companies with regard to its long-term incentive plans, NutraCea must continue to provide employees with some level of equity compensation and that an inability to offer equity incentives to new and current employees would put NutraCea at a competitive disadvantage with respect to attracting and retaining qualified personnel.

Summary of the NutraCea 2005 Equity Incentive Plan

        Administration.    The NutraCea 2005 Equity Incentive Plan will be administered by NutraCea's board of directors or a committee thereof to which NutraCea's board of directors has delegated the responsibility of administering the 2005 plan (the "Administrator"). The Administrator acts as the manager of the NutraCea 2005 Equity Incentive Plan, and as such has the power, subject to the terms and restrictions set forth in the NutraCea 2005 Equity Incentive Plan, to select the persons ("Participants") to receive options granted pursuant to the NutraCea 2005 Equity Incentive Plan ("Options") or other awards under the NutraCea 2005 Equity Incentive Plan (collectively, "Awards"), to fix the number of shares that each Participant may acquire, to set the terms and conditions of each Award (including any vesting or exercisability provisions or limitations regarding any Award and/or the shares of common stock relating thereto, and the waiver, amendment, extension or acceleration of any such provisions or limitations), and to determine all other matters relating to the NutraCea 2005 Equity Incentive Plan, subject to applicable law. Determinations made by the Administrator are final and binding on all parties. The Administrator may delegate non-discretionary administrative duties to such employees of NutraCea as it deems proper. The 2005 Equity Incentive Plan at present is administered by NutraCea's board of directors.

        Eligibility.    Every person who at the date on which an Award was granted to the person (the "Grant Date") is an employee of NutraCea or any Affiliate is eligible to receive Awards, including options that are intended to be incentive stock options ("ISOs") within the meaning of the Code. The term "Affiliate" means a "parent corporation" or a "subsidiary corporation" as defined in the applicable provisions of the Code. Every person who at the Grant Date is a consultant to NutraCea or any Affiliate, or any person who is a director of NutraCea but not an employee, is eligible to receive Awards, including non-qualified options ("NQOs"), but is not eligible to receive ISOs.

        Securities Subject to the NutraCea 2005 Equity Incentive Plan.    The total number of shares of common stock that are reserved and available for issuance pursuant to the exercise of Awards under the NutraCea 2005 Equity Incentive Plan is 10,000,000 shares. In addition, no more than 10,000,000 shares may be issued as ISOs. No Awards have been granted under the NutraCea 2005 Equity Incentive Plan. The shares covered by the portion of any grant that expires unexercised under the NutraCea 2005 Equity Incentive Plan will become available again for grants under the NutraCea 2005 Equity Incentive Plan. The number of shares reserved for issuance under the NutraCea 2005 Equity Incentive Plan is subject to adjustment in accordance with the provisions for adjustment in the NutraCea 2005 Equity Incentive Plan.

        Granting of Options.    No Options may be granted under the NutraCea 2005 Equity Incentive Plan after 10 years from the date the NutraCea board of directors initially adopted the NutraCea 2005 Equity Incentive Plan. Options generally expire 10 years from their Grant Date, except that an ISO granted to any ten percent stockholder expires five years from the Grant Date. The exercise price of an ISO or an NQO will be determined by the Administrator, and for ISOs must be at least equal to the fair market value of the stock covered by the ISO at the Grant Date (110% of the fair market value for ISOs granted to a ten percent stockholder).

        Each Award will be evidenced by a written agreement (in the case of Options, referred to as the "Option Agreement," and in the case of other Awards, referred to as the "Award Agreement"), in a form satisfactory to NutraCea, executed by NutraCea and the Participant to whom the Award is granted. Provisions of Award Agreements need not be the same for each Participant. Awards may, in the sole discretion of the Administrator, be exercisable entirely at the Grant Date or at such times and in such amounts as the Administrator may specify.

        Corporate Transactions.    The 2005 Equity Incentive Plan provides that if NutraCea is merged into or consolidated with another corporation under circumstances where NutraCea is not the surviving corporation, is liquidated or dissolved, is the surviving corporation of a merger after which the stockholders of NutraCea cease to own their shares or other equity interests in NutraCea, sells or otherwise disposes of substantially all its assets to another corporation, or completes any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of NutraCea give up all of their equity interest in NutraCea, the successor corporation may assume, convert or replace any outstanding Awards. In the alternative, the successor corporation may substitute any outstanding Awards with substantially equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders, after taking into consideration the existing provisions of the Awards. The successor corporation may also issue, in place of outstanding Awards of NutraCea held by a Participant, substantially similar Awards or other property subject to repurchase restrictions no less favorable to the Participant. If the successor corporation refuses to assume or substitute outstanding options, such options will expire on such transaction on such conditions as the NutraCea board of directors determines.

        Payment of Exercise Price.    Except as described below, payment in full, in cash, generally must be made for all stock purchased at the time a written notice of exercise is given to NutraCea. Proceeds of any such payment will constitute general funds of NutraCea. The exercise price of options granted under the NutraCea 2005 Equity Incentive Plan may be paid as approved by the Administrator at the time of grant: (a) in cash (by check); (b) by cancellation of indebtedness of NutraCea to the Participant; (c) by surrender of shares of NutraCea common stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (d) by waiver of compensation due to or accrued by the Participant for services rendered; (e) by a "same-day sale" commitment from the Participant and a National Association of Securities Dealers, Inc. ("NASD") broker; (f) by a "margin" commitment from the Participant and a NASD broker; or (g) by any combination of the foregoing.

        Termination of Employment.    Any Award or portion thereof that has not vested on or before the date on which a Participant ceases, for any reason, with or without cause, to be an employee or director of, or a consultant to, NutraCea or an Affiliate ("Employment Termination"), expires upon the date of Employment Termination. An Award or portion thereof that has vested as of the date of Employment Termination, to the extent the Award has not then expired or been exercised, is exercisable for a period of 30 days after the date of Employment Termination or such longer time period not exceeding five years as the Administrator may determine. If, however, Employment Termination is due to the disability or death of the Participant, then the Participant or the Participant's representative may, within 12 months after the date of Employment Termination or such shorter or longer time period not exceeding five years as the Administrator may determine, exercise such Award rights to the extent they were exercisable on the date of Employment Termination.

        Restricted Stock and Bonus Stock.    Participants awarded restricted stock must, within certain time periods specified in the NutraCea 2005 Equity Incentive Plan, pay to NutraCea, if required by applicable law, an amount equal to the par value of the Stock subject to the Award. Subject to the provisions of the NutraCea 2005 Equity Incentive Plan and the Award Agreement, during a period set by the Administrator, commencing with, and not exceeding 10 years from, the date of such Award (the "Restriction Period"), the Participant may not sell, assign, transfer, pledge or otherwise encumber shares of restricted stock. Within these limits, the Administrator may in its discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Administrator may determine. Except to the extent otherwise provided in the Award Agreement, upon a Participant's Employment Termination during the Restriction Period, all shares still subject to restriction will be forfeited by the Participant. The 2005 Equity Incentive Plan also allows the Administrator to make Awards of Bonus Stock to a Participant.

        Amendment, Suspension or Termination of the NutraCea 2005 Equity Incentive Plan.    The NutraCea board of directors may at any time amend, alter, suspend or discontinue the NutraCea 2005 Equity Incentive Plan without stockholder approval, except as required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any Award previously granted, without the Participant's consent, except to conform the NutraCea 2005 Equity Incentive Plan and Awards granted under the NutraCea 2005 Equity Incentive Plan to the requirements of federal or other tax laws.

        ERISA, Internal Revenue Code.    The 2005 Equity Incentive Plan is not subject to the ERISA and is not qualified under Section 401(a) of the Code.

Summary of Federal Income Tax Consequences

        The following description of federal income tax consequences associated with participation in the NutraCea 2005 Equity Incentive Plan is based on current provisions of the Code and administrative and judicial interpretations thereof. It does not describe applicable state, local, or foreign tax considerations, nor does it discuss any estate or gift tax considerations. The applicable rules are complex and may vary depending upon a Participant's individual circumstances. The following description is thus necessarily general and does not address all of the potential federal and other income tax consequences to every Participant of the NutraCea 2005 Equity Incentive Plan or in connection with transactions thereunder.

  Incentive Stock Options

        1.    Option, Exercise, Alternative Minimum Tax.    A Participant will not have taxable income upon the grant or exercise of an ISO. However, upon exercise, the difference between the fair market value of the common stock acquired upon exercise of the Option exceeding the exercise price of the shares acquired (the "Option Spread") on the exercise date for the common stock acquired upon exercise of the Option (the "Option Shares") is included on the Participant's "alternative minimum taxable income" in determining the Participant's liability for the "alternative minimum tax." "Alternative minimum tax" is imposed to the extent it exceeds a Participant's regular tax liability. The maximum alternative minimum tax rate applicable to individuals is now 28%. The Option Spread generally is measured for this purpose on the day the Option is exercised; however, if both (i) the Option Shares are subject to a "substantial risk of forfeiture" (including a right of repurchase in favor of NutraCea) and (ii) the Participant does not make an election under Section 83(b) of the Code with respect to such shares within 30 days after the purchase date (a "Section 83(b) Election"), then the Option Spread should be measured, and should be included in alternative minimum taxable income, on the date the risk of forfeiture lapses. NutraCea receives no income tax deduction upon grant or exercise of an ISO but is entitled to a deduction equal to the ordinary income taxable to the Participant upon a Disqualifying Disposition.

        In general, an ISO must be exercised within 90 days of Employment Termination to retain the federal income tax treatment described above. This 90-day period does not apply in the case of a Participant who dies while owning an Option. In the case of a Participant who is permanently and totally disabled, as defined in the Code, this 90-day period is extended to 12 months. The 2005 Equity Incentive Plan allows NutraCea to extend the period during which a Participant may exercise the Option. Any such extension may be treated as the grant of a new Option to the Participant, which must meet the requirements for ISO status on the date of the agreement; in all events, if an Option is exercised more than three months after Employment Termination, it will, except in the cases of a permanently and totally disabled or deceased Participant, not qualify as an ISO.

        2.    Sale of Option Shares; Disqualifying Dispositions.    A Participant generally will be entitled to long-term capital gain treatment upon sale (other than to NutraCea) or other disposition of Option Shares held longer than two years from the grant date and one year from the date the Participant receives the shares. If the Option Shares are sold or disposed of (including by gift, but not including certain tax-free exchanges) before both of these holding periods have expired (a "Disqualifying Disposition"), the Option Spread (but generally not more than the amount of gain if the Disqualifying Disposition is a sale) is taxable as ordinary income. For this purpose, the Option Spread is measured at the Exercise Date unless the Option Shares were subject to a substantial risk of forfeiture upon purchase and the Participant did not file a Section 83(b) Election, in which event the Option Spread is measured at the date the restriction lapsed. If gain on a Disqualifying Disposition exceeds the amount treated as ordinary income, the excess is capital gain, which will be characterized as long term or short term, depending on the holding period. The holding period for Option Shares commences with the Option exercise date unless the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, in which event the holding period commences with the date the risk lapsed. A sale of common stock to NutraCea, including use of common stock to pay withholding or withheld by NutraCea upon exercise of an ISO, will constitute a redemption of such common stock and may be taxable as a dividend unless certain tests in the Code are met.

  Non-Qualified Stock Options

        1.    Option; Exercise; Tax Consequences to NutraCea.    Generally, a Participant does not have taxable income upon the grant of an NQO. Federal income tax consequences upon exercise will depend upon whether the Option Shares thereby acquired are subject to a substantial risk of forfeiture, described above. If the Option Shares are not subject to a substantial risk of forfeiture (or if they are subject to such a risk and the Participant files a Section 83(b) Election with respect to the shares), the Participant will have ordinary income at the time of exercise equal to the Option Spread on the exercise date. The Participant's tax basis in the Option Shares will be their fair market value on the date of exercise, and the holding period for purposes of determining capital gain or loss also will begin with the day after transfer. If the Option Shares are restricted and no Section 83(b) Election is filed, the Participant will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the Option Spread on the date of lapse. In such a case, the Participant's holding period will also begin with the date of lapse.

        If the exercise price of an NQO is less than the fair market value of the Option Shares on the date of grant, the Participant recognizes ordinary income as the option vests in an amount equal to the excess of (i) the fair market value of the Option Shares on the vesting date, over (ii) the exercise price. In addition, Section 409A of the Code also imposes a 20% excise tax and an interest penalty on the amount of such income.

        2.    Sale of Option Shares.    Upon sale other than to NutraCea of Option Shares acquired under an NQO, a Participant generally will recognize capital gain or loss to the extent of the difference between the sale price and the Participant's tax basis in the shares, which will be long term or short term depending on the holding period. A sale of shares to NutraCea will constitute a redemption of such shares, which may be taxable as a dividend.

New Plan Benefits

        The grant of Options or other Awards under the NutraCea 2005 Equity Incentive Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Administrator. As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future Awards under the NutraCea 2005 Equity Incentive Plan. Accordingly, future Awards are not determinable. The table of option grants under "Executive Compensation" provides information with respect to the grant of options to the Named Officers during 2004. The section of this Proxy Statement entitled "Certain NutraCea Compensation Information—Compensation of Directors" set forth above provides information with respect to the grant of stock to NutraCea's directors in 2004.

Vote Required; Recommendation of the NutraCea Board of Directors

        The vote required to approve the 2005 Equity Incentive Plan is a majority of the shares of NutraCea common stock represented at the NutraCea special meeting of stockholders, assuming a quorum is present to conduct business at the NutraCea special meeting of stockholders. NutraCea intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum, but to exclude abstentions and broker non-votes from the calculation of shares entitled to vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        California securities laws may impose restrictions on the number of Awards that may be granted under the NutraCea 2005 Equity Incentive Plan, unless this plan is approved by two-thirds of the outstanding shares of capital stock of NutraCea. Accordingly, if the NutraCea 2005 Equity Incentive Plan is not approved by holders of at least two-thirds of NutraCea's outstanding common stock at the NutraCea special meeting of stockholders, NutraCea's ability to grant Awards under the NutraCea 2005 Equity Incentive Plan other than to certain insiders and sophisticated grantees will be materially limited.

        The NutraCea board of directors recommends that you vote "FOR" the proposal to approve the NutraCea 2005 Equity Incentive Plan.

ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO
A VOTE OF NUTRACEA STOCKHOLDERS

PROPOSAL FIVE

Granting of Authority to Adjourn or
Postpone the NutraCea Special Meeting of Stockholders

        If at the NutraCea special meeting of stockholders on September 28, 2005, the number of shares of NutraCea common stock present or represented and voting in favor of adoption of the Merger Agreement and approval of the Merger, the amendment of NutraCea's Articles of Incorporation and Bylaws and the approval of the NutraCea 2005 Equity Incentive Plan is insufficient to approve these proposals under California law, NutraCea's management intends to adjourn the NutraCea special meeting of stockholders in order to enable the NutraCea board of directors to solicit additional proxies in favor of these proposals. In that event, NutraCea will ask its stockholders to vote only upon the adjournment proposal, and not the other proposals.

        In this proposal, NutraCea is asking its stockholders to authorize the holder of any proxy solicited by the NutraCea board of directors to vote in favor of adjourning the NutraCea special meeting of stockholders, and any later adjournments, to a date or dates not later than October 21, 2005, in order to enable the NutraCea board of directors to solicit additional proxies in favor of the Merger Agreement, the Merger, the amendments of NutraCea's Articles of Incorporation and Bylaws and the 2005 Equity Incentive Plan. If the stockholders approve the adjournment proposal, NutraCea could adjourn the NutraCea special meeting of stockholders, and any adjourned session of the NutraCea special meeting of stockholders, to a date not later than October 21, 2005 and use the additional time to solicit additional proxies in favor of these proposals, including the solicitation of proxies from stockholders that have previously voted against any of the above proposals. Among other things, approval of the adjournment proposal could mean that, even if NutraCea had received proxies representing a sufficient number of votes "AGAINST" the Merger, "AGAINST" the amendment proposals or "AGAINST" the proposal to approve the NutraCea 2005 Equity Incentive Plan to defeat any of these proposals, NutraCea could adjourn the NutraCea special meeting of stockholders without a vote to a date not later than October 21, 2005 and seek during that period to convince the holders of those shares to change their votes to votes in favor of the above proposals.

Vote Required; Recommendation of the NutraCea Board of Directors

        Under NutraCea's Bylaws, the adjournment proposal requires the approval of a majority of the shares of NutraCea common stock represented at the NutraCea special meeting of stockholders, assuming a quorum is present to conduct business at the NutraCea special meeting of stockholders. Broker non-votes and abstentions will have no effect on the outcome of the vote on the adjournment proposal. No proxy that is specifically marked "AGAINST" approval of the Merger Proposal or the amendment proposals will be voted against the adjournment proposal, unless it is specifically marked to "NOT GRANT" the discretionary authority to adjourn the NutraCea special meeting of stockholders to a later date.

        The NutraCea board of directors believes that if the number of shares of NutraCea common stock present or represented at the NutraCea special meeting of stockholders and voting in favor of the Merger Agreement, the Merger, the amendment of NutraCea's Articles of Incorporation and Bylaws and the NutraCea 2005 Equity Incentive Plan is insufficient to approve these proposals, it is in the best interests of the stockholders of NutraCea to enable the NutraCea board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of these proposals.

        The NutraCea board of directors recommends that you vote "FOR" the proposal to grant discretionary authority to the NutraCea board of directors to adjourn the NutraCea special meeting of stockholders to a date not later than October 21, 2005.

ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO
A VOTE OF RICEX STOCKHOLDERS

PROPOSAL TWO

Granting of Authority to Adjourn or
Postpone the RiceX Special Meeting of Stockholders

        If at the RiceX special meeting of stockholders on September 28, 2005, the number of shares of RiceX common stock present or represented and voting in favor of and adoption of the Merger Agreement and approval of the Merger is insufficient to adopt the Merger Agreement and approve the Merger under Delaware law, RiceX's management intends to move to adjourn or postpone the RiceX special meeting of stockholders to a date not later than October 28, 2005 in order to enable the RiceX board of directors to solicit additional proxies. In that event, RiceX will ask its stockholders to vote only upon the adjournment proposal, and not the proposal regarding the adoption of the Merger Agreement.

        In this proposal, RiceX is asking you to authorize the holder of any proxy solicited by the RiceX board of directors to vote in favor of granting discretionary authority to RiceX to adjourn or postpone the RiceX special meeting of stockholders to a future date for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, RiceX could adjourn the special meeting of stockholders, and any adjourned session of the special meeting of stockholders and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if RiceX had received proxies representing a sufficient number of votes against the Merger to defeat the Merger Proposal, RiceX could adjourn or postpone the RiceX special meeting of stockholders without a vote on the Merger Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Merger.

Vote Required; Recommendation of the RiceX Board of Directors

        Under RiceX's Bylaws, the adjournment proposal requires the approval of a majority of the votes cast on the proposal assuming a quorum is present to conduct business at the RiceX special meeting of stockholders. Broker non-votes and abstentions will have no effect on the outcome of the vote on the adjournment proposal. No proxy that is specifically marked "AGAINST" approval of the Merger Agreement and the Merger will be voted in favor of the adjournment proposal, unless it is specifically marked "FOR" granting the discretionary authority to adjourn or postpone the RiceX special meeting of stockholders to a later date.

        The RiceX board of directors believes that if the number of shares of RiceX common stock present or represented at the special meeting and voting in favor of adoption of the Merger Agreement and approval of the Merger is insufficient to adopt the Merger Agreement and approve the Merger, it is in the best interests of the stockholders of RiceX to enable the board to continue to seek to obtain a sufficient number of additional votes in favor of adoption of the Merger Agreement and approval of the Merger to bring about its approval.

        The RiceX board of directors recommends that you vote "FOR" the proposal to grant discretionary authority to adjourn or postpone the RiceX special meeting of stockholders to a date not later than October 28, 2005 for the purpose of soliciting additional proxies.

FUTURE RICEX STOCKHOLDER PROPOSALS

        If the Merger is completed, there will be no public participation in any future meetings of stockholders of RiceX. If the Merger is not completed, however, stockholders will continue to be entitled to attend and participate in meetings of stockholders. If the Merger is not completed, RiceX will inform its stockholders, by press release or other means determined reasonable by RiceX, of the date by which stockholder proposals must be received by RiceX for inclusion in the proxy materials relating to RiceX's 2005 annual meeting of stockholders, which proposals must comply with the rules and regulations of the SEC then in effect. For more information about the procedures for submitting proposals for consideration at a stockholder meeting, you may request a copy of RiceX's Bylaws from RiceX's investor relations department as provided in the section below entitled "Where You Can Find More Information."

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        Stockholders who share a single address will receive only one proxy statement at that address unless NutraCea or RiceX, as applicable, has received instructions to the contrary from any stockholder at that address. This practice, known as "householding," is designed to reduce NutraCea and RiceX's printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate copy of this Proxy Statement or of future proxy statements, as applicable, he or she may contact: (a) NutraCea's Investor Relations department at (916) 933-7000, or write to NutraCea, 1261 Hawk's Flight Court, El Dorado Hills, California 95762, Attention: Investor Relations; or (b) RiceX's Investor Relations department at (916) 933-3000, or write to The RiceX Company, 1241 Hawk's Flight Court, El Dorado Hills, California 95762, Attention: Investor Relations.

        NutraCea or RiceX, as applicable, will deliver separate copies of this Proxy Statement promptly upon written or oral request. If you are a stockholder of record receiving multiple copies of this Proxy Statement, you can request householding by contacting NutraCea or RiceX in the same manner. If you own your shares of NutraCea or RiceX common stock through a bank, broker or other stockholder of record, you can request additional copies of this Proxy Statement or request householding by contacting the stockholder of record.

WHERE YOU CAN FIND MORE INFORMATION

        Each of NutraCea and RiceX file reports, statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. NutraCea and RiceX's SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

        NutraCea and RiceX will provide you with copies of this information, without charge, excluding all exhibits, upon written or oral request. You should make any request for documents by September 15, 2005 to ensure timely delivery of the documents.

Requests for documents relating to NutraCea should be directed to:	Request for documents related to The RiceX Company should be directed to:
NutraCea	The RiceX Company
1261 Hawk's Flight Court	1241 Hawk's Flight Court Suite 103
El Dorado Hills, California 95762	El Dorado Hills, CA 95762
Attention: Investor Relations	Attention: Investor Relations
(916) 933-7000	(916) 933-3000
Web site: http://www.NutraCea.com	Web site: http://www.RiceX.com

        This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make the proxy solicitation in that jurisdiction. Neither the delivery of this Proxy Statement nor any distribution of securities means, under any circumstances, that there has been no change in the information set forth in this Proxy Statement or in the affairs of NutraCea or RiceX since the date of this Proxy Statement. The information contained in this Proxy Statement with respect to NutraCea and its subsidiaries was provided by NutraCea, and the information contained in this Proxy Statement with respect to RiceX and its subsidiaries was provided by RiceX.

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Board of Directors
NutraCea and subsidiaries
El Dorado Hills, California

        We have audited the accompanying consolidated balance sheet of NutraCea as of December 31, 2004, and the related statements of operations, changes in stockholders' deficit, and cash flow for each of the two years then ended. These financial statements are the responsibility of NutraCea's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NutraCea as of December 31, 2004, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONE & BAILEY, PC
MALONE & BAILEY, PC www.malone-bailey.com Houston, Texas
February 14, 2005

NUTRACEA AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2004

ASSETS
Current assets
Cash	$1,928,281
Marketable securities	183,801
Accounts receivable	7,681
Inventory	304,064
Prepaid expenses	30,755

Total current assets	2,454,582
Restricted marketable securities	183,801
Property and equipment, net	119,650
Patents and trademarks, net	329,851
Goodwill	250,001

Total assets	$3,337,885

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Accounts payable	$261,073
Accrued expenses	180,049
Due to related parties	73,978
Notes payable	1,635,174
Convertible, mandatorily redeemable series A preferred stock, no par value, $1 stated value
20,000,000 shares authorized
0 shares issued and outstanding	20,473

Total current liabilities	2,170,747

Commitments and contingencies
Shareholders' equity
Common stock, no par value
100,000,000 shares authorized
36,130,544 shares issued and outstanding	48,123,282
Deferred compensation	(15,954)
Accumulated deficit	(44,927,792)

Accumulated other comprehensive income, unrealized loss on marketable securities	(2,012,398)

Total shareholders' equity	1,167,138

Total liabilities and shareholders' equity	$3,337,885

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES

Consolidated Statements of Operations

	For the years ended December 31
	2004	2003
Revenues
Net product sales	$1,009,729	$1,536,153
Licensing fees	214,500	—

Total revenues	1,224,229	1,536,153
Cost of goods sold	600,129	845,668

Gross profit	624,100	690,485
Operating expenses	24,175,462	8,917,489

Loss from operations	(23,551,362)	(8,227,004)

Other income (expense)
Interest income	4,497	2
Interest expense	(27,602)	(4,310,796)

Total other income (expense)	(23,105)	(4,310,794)

Net loss	(23,574,467)	(12,537,798)
Cumulative preferred dividends	8,373	124,411

Net loss available to common shareholders	$(23,582,840)	$(12,662,209)

Basic and diluted loss available to common shareholders per share	$(1.18)	$(2.07)

Basic and diluted weighted-average shares outstanding	19,905,965	6,106,548

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES

Consolidated Statements of Comprehensive Loss

	For the years ended December 31
	2004	2003
Net loss	$(23,574,467)	$(12,537,798)
Other comprehensive loss
Unrealized loss on marketable securities	(2,012,398)	—

Comprehensive loss	$(25,586,865)	$(12,537,798)

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders' Equity

For the Years Ended December 31, 2004 and 2003

	Convertible, Redeemable Series A Preferred Stock
			Common Stock
					Committed Common Stock	Deferred Compensation	Other Comprehensive Loss	Accumulated Deficit
	Shares	Amount	Shares	Amount					Total
Balance, December 31, 2002	2,144,707	$2,060,931	2,375,807	$5,861,702	$571,674	$(873,273)	$—	$(8,682,746)	$(3,122,643)
Preferred stock issued for accrued interest	200,000	8,351
Preferred stock dividend		124,411						(124,411)	(124,411)
Preferred stock converted to common stock	(1,674,707)	(1,633,453)	254,323	1,651,860					1,651,860
Preferred dividends converted to common stock		(208,450)	278,766	190,043					190,043
Common stock issued
for committed stock			145,917	571,674	(571,674)
for cash			134,048	111,500					111,500
for services rendered			28,688	29,795					29,795
for deferred salaries			475,555	416,899					416,899
for accounts payable			80,114	62,724					62,724
for convertible notes payable			3,431,251	823,119					823,119
for loan collateral			50,000
Issuance costs				(7,000)					(7,000)
Amortization of deferred compensation						140,114			140,114
Reversal of deferred compensation				(243,605)		243,605			—
Stock options exercised for cash			4,519,373	427,575					427,575
Stock options issued
in lieu of deferred salaries				150,465					150,465
for services rendered				1,274,584		(109,000)			1,165,584
for accounts payable				40,527					40,527
for convertible debt				183,855					183,855
Beneficial conversion feature for convertible debt				99,516					99,516
Stock options cancelled				(476,362)		476,362			—
Modification of options and warrants
non-employees				9,507,253					9,507,253
employees				303,750					303,750
Net loss	—	—	—	—		—	—	(12,537,798)	(12,537,798)
Balance, December 31, 2003	670,000	$351,790	11,773,842	$20,979,874	$—	$(122,192)	$—	$(21,344,955)	$(487,273)
Preferred stock dividend		8,373						(8,373)	(8,373)
Preferred stock dividend paid		(48,004)
Preferred stock repurchased	(130,000)
Preferred stock converted to common stock	(540,000)	(348,351)	630,000	348,351					348,351
Preferred dividends converted to common stock		(5,986)	5,759	5,986					5,986
Common stock issued
for marketable securities			7,000,000	2,380,000					2,380,000
for services rendered			4,407,950	3,470,100					3,470,100
for patent incentive plan			180,000	239,100					239,100
for accounts payable			168,626	57,944					57,944
for settlements			5,780,000	8,837,816					8,837,816
Amortization of deferred compensation						57,648			57,648
Reversal of stock options				(48,590)		48,590			—
Common stock cancelled			(50,000)						—
Stock options exercised for cash			6,579,323	2,776,468					2,776,468
Stock options issued
for services rendered				8,582,516					8,582,516
for notes payable				786,370					786,370
Reclass of options to preferred stock		62,651		(62,651)					(62,651)
Common stock repurchased			(344,956)	(230,000)					(230,000)
Other comprehensive loss							(2,012,398)		(2,012,398)
Net loss	—		—	—		—	—	(23,574,467)	(23,574,467)

Balance, December 31, 2004	—	$20,473	36,130,544	$48,123,284	$—	$(15,954)	$(2,012,398)	$(44,927,795)	$1,167,137

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2004	2003
Cash flows from operating activities
Net loss	$(23,574,467)	$(12,537,798)
Adjustments to reconcile net loss to net cash used in operating activities
Accretion of warrants used as a debt discount
Depreciation and amortization	38,057	238,900
Non-cash issuances of preferred stock	(354,337)	—
Non-cash issuances of common stock	15,339,296	29,795
Non-cash issuances of stock options & warrants	9,306,234	1,349,439
Beneficial conversion feature	—	99,516
Modifications of options and warrants, non-employees	62,651	9,507,253
Modifications of options and warrants, employees	(48,590)	303,750
(Increase) decrease in
Accounts receivable	22,772	(23,180)
Inventory	(233,170)	(28,199)
Prepaid expenses	(15,898)	12,323
Increase (decrease) in
Advances from related parties	55,590	(8,206)
Accounts payable	(43,280)	(231,061)
Accrued salaries and benefits	7,287	19,149
Deferred compensation	106,238	289,244
Accrued expenses	(51,058)	(53,107)
Customer deposits	—	57,170

Net cash provided (used) in operating activities	617,325	(975,012)

Cash flows from investing activities
Purchase of marketable securities	(2,380,000)	—
Purchase of property and equipment	(117,421)	(20,075)
Purchase of patents and trademarks	(295,284)	(17,770)

Net cash used in investing activities	(2,792,705)	(37,845)

Cash flows from financing activities
Proceeds from notes payable, net	1,635,174	544,000
Proceeds from notes payable-related parties	—	320,422
Principal payments on notes payable	—	(60,000)
Principal payments on notes payable-related parties	—	(258,335)
Payment of preferred dividends	(48,004)
Repurchase of preferred stock	(130,000)
Repurchase of common stock	(230,000)
Proceeds from the issuance of common stock, net		104,500
Proceeds from exercise of stock options	2,776,468	427,575

Net cash provided by financing activities	4,003,638	1,078,162

Net increase (decrease) in cash	1,828,258	65,305
Cash, beginning of year	100,023	34,718

Cash, end of year	$1,928,281	$100,023

Cash paid for interest	$1,391	$21,631
Cash paid for income taxes	$—	$—
Non-cash disclosure: Purchase of Langley PLC Shares with common stock	$2,380,000	$—

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1—ORGANIZATION AND LINE OF BUSINESS

General

        NutraCea was originally incorporated on February 4, 2000 in California as NutraStar Technologies Incorporated. On December 14, 2001, NutraStar Technologies Incorporated ("NTI") effected a reorganization with the inactive publicly-held company, Alliance Consumer International, Inc., and the name was changed to NutraStar Incorporated. The name was changed again to NutraCea on October 1, 2003.

        NutraCea is a relatively new health science company focused on the development and distribution of products based upon the use of stabilized rice bran and proprietary rice bran formulations. Rice bran is the outer layer of brown rice which until recently was a wasted by-product of the commercial rice industry. These products include food supplements and medical foods which provide health benefits for humans and animals (known as "nutraceuticals") as well as cosmetics and beauty aids based on stabilized rice bran, rice bran derivatives and the rice bran oils.

        On April 27, 2000, NTI formed NutraGlo Incorporated ("NutraGlo"), a Nevada corporation, which was owned 80% by NTI and 20% by NaturalGlo Investors L.P. During 2001, NutraGlo started marketing, manufacturing and distributing one of NutraCea's products to the equine market. In 2002, NutraCea issued 250,001 shares of its common stock to NaturalGlo Investors L.P. in exchange for the remaining 20% of the common stock of NutraGlo. The value of the shares was $250,001. As a result, NutraGlo is now a wholly owned subsidiary of NTI.

        For internal reporting purposes, management segregates NutraCea into two segments: (1) NutraCea, including the transactions of TheraFoods®, ProCeuticals®, and NutraBeauticals®, and (2) NutraGlo.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Principles of Consolidation—The consolidated financial statements include the accounts of NutraCea and its wholly owned subsidiaries, NutraCea Technologies Incorporated and NutraGlo® (collectively, the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

        Revenue Recognition—Revenue is generally recognized upon shipment of product with a provision for estimated returns and allowances recorded at that time, if applicable. Commission revenue is generally recognized when earned and collection is reasonably assured. Licensing revenue is recognized when earned and collection is reasonably assured.

        Accounts Receivable—The Company provides for the possible inability to collect accounts receivable by recording an allowance for doubtful accounts. As of December 31, 2004, there were no uncollectible accounts.

        Marketable Securities—Marketable securities are marked to market at each period end. Any unrealized gains and losses on the marketable securities are excluded from operating results and are recorded as a component of Other comprehensive income (loss). If declines in value are deemed other than temporary, losses are reflected in Net income (loss).

        Inventory—Inventory is stated at the lower of cost (first-in, first-out) or market and consists of nutraceutical products manufactured by an affiliated company, RiceX, which the Company enhances for final distribution to its customers. While the Company has an inventory of these products, which contain ingredients supplied by RiceX, any significant prolonged shortage of these ingredients or of the supplies used to enhance these ingredients could materially adversely affect the Company's results of operations.

        Property and Equipment—Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives as follows:

Furniture and equipment	5-7 years
Automobile	5 years
Software	3 years
Leasehold Improvements	2.4 years

        Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

        Patents and Trademarks—The Company has exclusive licenses for several patents, which were acquired from independent third parties and a related party. All costs associated with the patents are capitalized. Patents acquired from related parties are recorded at the carryover basis of the transferor. The Company paid cash as consideration for all patents and trademarks acquired, except the Via-Bran registered trademark, which was acquired for 21,409 shares of common stock valued at $21,409.

        Amortization is computed on the straight-line method based on estimated useful lives of 17 to 20 years. The Company also has registered trademarks, which are amortized over estimated useful lives of 10 years.

        The Company recorded a loss reserve totaling $75,359 as of December 31, 2002 related to the impairment of certain patents.

        Deferred Compensation—Deferred compensation at December 31, 2004 represents the intrinsic value of options previously issued to employees that have not been vested.

        Fair Value of Financial Instruments—For certain of the Company's financial instruments, including cash, accounts receivable, inventory, prepaid expenses, accounts payable, accrued salaries and benefits, deferred compensation, accrued expenses, customer deposits, due to related party, notes payable—related party, and note payable the carrying amounts approximate fair value due to their short maturities.

        Stock-Based Compensation—Compensation is recorded for stock-based compensation grants based on the excess of the estimated fair value of the common stock on the measurement date over the exercise price. Additionally, for stock-based compensation grants to consultants, NutraCea recognizes as compensation expense the fair value of such grants as calculated pursuant to SFAS No. 123, recognized over the related service period. SFAS No. 148 requires companies to disclose pro forma results of the estimated effect on net income and earnings per share to reflect application of the fair value recognition provision of SFAS No. 123.

	For the years ended December 31,
	2004	2003
Net loss available to common shareholders:
As reported:	$(23,582,840)	$(12,662,209)
Pro forma:	$(25,955,080)	$(12,754,495)
Basic loss per common share:
As reported:	$(1.18)	$(2.07)
Pro forma:	$(1.31)	$(2.09)

        Advertising Expense—The Company expenses all advertising costs, including direct response advertising, as they are incurred. Advertising expense for 2004 and 2003 was $22,074 and $21,959, respectively.

        Income Taxes—The Company accounts for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        Loss Per Share—Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. As such, basic and diluted loss per share is the same.

        Estimates—The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Concentrations of Credit Risk—On May 1, 2001, the Company entered into a three-year, exclusive distribution agreement with a customer, in which the customer is required to purchase a minimum of 90,000 pounds of the Company's product on or before July 1, 2001, 120,000 pounds before September 1, 2002, 275,000 pounds between September 1, 2002 and August 31, 2003, and 350,000 pounds between September 1, 2003 and August 31, 2004. During 2004, sales to this customer totaled $600,976 (59% of total sales). During 2003, sales to this customer totaled $1,247,086 (81% of total sales).

        Recently Issued Accounting Pronouncements—SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003. Having adopted of SFAS No. 150 in 2003, NutraCea has reclassified its preferred dividends as a current liability.

        In December 2004, the FASB issued SFAS No. 123R, "Accounting for Stock-Based Compensation" SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only certain pro forma disclosures of fair value were required. SFAS No. 123R shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The impact of the adoption of this new accounting pronouncement would be similar to the Company's calculation of the pro forma impact on net income of SFAS 123 included above.

NOTE 3—MARKETABLE SECURITIES

        On September 8, 2004 NutraCea purchased 1,272,026 shares of Langley Park Investment Trust, PLC, a United Kingdom closed-end mutual fund that is actively traded on a London exchange. Per the Stock Purchase Agreement, NutraCea paid with 7,000,000 shares of its own common stock.

        Per the Agreement, NutraCea may sell 636,013 shares of Langley at any time, and the remaining 636,013 shares of Langley and the 7,000,000 shares of NutraCea are escrowed for a 2-year period. At the end of the period, Langley's NutraCea shares are measured for any loss in market value and if so, NutraCea must give up that pro-rata portion of its Langley shares up to the escrowed 636,013 shares.

        As of December 31, 2004 the NutraCea shares had not lost any value. However, the Langley shares are marked down to their fair market value of $367,602, with one-half or $183,801 shown as a current asset because they may be sold at any time, and the other one-half shown as long-term because they are held in escrow pending the 2-year review of NutraCea's stock valuation.

NOTE 4—PROPERTY AND EQUIPMENT

        Property and equipment at December 31, 2004 consisted of the following:

Furniture and equipment	$62,007
Automobile	73,096
Software	286,047
Leasehold improvements	13,870

Subtotal	$435,020
Less accumulated depreciation	(315,370)

Total	$119,650

        Depreciation expense was $16,303 and $88,589 for 2004 and 2003, respectively.

NOTE 5—PATENTS AND TRADEMARKS

        Patents and trademarks at December 31, 2004 consisted of the following:

Patents, net of $75,359 of impairment expense from 2002	$317,024
Trademarks	62,328

379,352
Less accumulated amortization	(49,501)

Total	$329,851

        At December 31, 2004, $91,009 of the NutraCea's patents and trademarks had been purchased from RiceX. Amortization expense was $21,754 and $10,198 for 2004 and 2003, respectively.

NOTE 6—NOTES PAYABLE

        In December 2004 NutraCea executed three promissory notes to third party investors totaling $2,400,000. The notes are for a one year term, bear interest at 7% interest compounded quarterly and are secured by all of the assets of NutraCea. The holders were issued warrants to purchase a total of 2,400,000 shares of NutraCea's common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire in seven years from the date of issuance. A discount on the debt of $786,370 was recorded for these warrants and is being amortized over the life of the notes.

NOTE 7—PUT OPTION

        During the year ended December 31, 2001, NutraCea issued 130,000 shares of Series A preferred stock to a related party as payment of accounts payable totaling $130,000. On January 15, 2002, these holders of the Series A preferred stock executed a put/call agreement. The put allowed for the holder to sell to NutraCea all, but not less than all, of the 130,000 shares of NutraCea's Series A preferred stock, or common stock if any of the Series A preferred stock were converted, for $130,000, plus all accumulated, but unpaid dividends, at any time after six months from January 15, 2002. In addition, NutraCea maintained the right to call the option and purchase back the shares of the Series A preferred stock for $130,000, plus any unpaid and accrued dividends at any time, subject to certain provisions. Prior to December 31, 2004 NutraCea purchased back the shares of the Series A preferred stock for $130,000.

NOTE 8—INCOME TAXES

        NutraCea has had losses since inception and, therefore, has not been subject to federal or state income taxes. As of December 31, 2004, NutraCea had accumulated net operating loss ("NOL") carryforwards for income tax purposes of approximately $28.2 million, resulting in a deferred tax asset amount of $9.6 million. All deferred tax asset amounts are fully reserved. These carryforwards expire in 2019 through 2024.

NOTE 9—COMMITMENTS AND CONTINGENCIES

Lease

        NutraCea leases its office space under a non-cancelable operating lease with RiceX that expires in September 2006 and requires monthly payments of $6,366. Future minimum payments under this lease agreement at December 31, 2004 were as follows:

Year Ending December 31,
2005	$76,389
2006	57,292

Total	$133,681

        Rent expense was $64,688 and $63,899 for the years ended December 31, 2004 and 2003, respectively.

Agreements

        For all agreements where stock is awarded as partial or full consideration, the expense is valued at the fair value of the stock. Expense for stock options and warrants issued to consultants is calculated at fair value using the Black-Scholes valuation method.

        Effective January 1, 2004, NutraCea amended two executive employment contracts to reflect quarterly bonuses. Under the contract, compensation shall be $45,000 per calendar quarter, with 250,000 shares of common stock to be granted in the event NutraCea achieves gross revenues of $1 million or more for the quarter. In addition, a one-time stock grant of 550,000 shares of common stock will be awarded for the first quarter gross revenues equal or exceed $5 million. This bonus agreement is effective until April 15, 2006, unless extended by the board. NutraCea also agreed to maintain an annual bonus program for members of the senior management group, including the Chief Executive Officer. The Chief Executive Officer shall be eligible to receive an annual bonus under terms otherwise governing the annual bonus program.

        Effective January 1, 2004, NutraCea amended the stock options section of an executive employment contract dated April 15, 2003. The amendment changed the vesting conditions on 250,000 shares of common stock to "upon the completion of the twelfth month of employment "instead of "upon the Company achieving two successful calendar quarters of net profits from operations of the business of the Company before interest, taxes, depreciation and amortization as conclusively determined by the independent certified public accountant for the Company".

        On January 12, 2004, NutraCea entered into a one-year consulting agreement with a sales and marketing company. Under the terms of the agreement, compensation shall be warrants to purchase 4,000,000 shares of common stock as follows: 300,000 shares at $.50 per share on or before January 12, 2004; 400,000 shares at $.50 per share on or before February 17, 2004; and 3,300,000 shares at $.50 per share on or before April 19, 2004. Non-cash compensation expense of $3,911,886 was recorded relating to this agreement. All of the warrants had been exercised at March 31, 2004.

        On January 28, 2004, NutraCea entered into a one-year consulting agreement with a sales and marketing company. Under the terms of the agreement, compensation shall be warrants to purchase 90,000 shares of common stock at an exercise price of $.01 per share. Non-cash compensation expense of $137,158 was recorded relating to this agreement. As of March 31, 2004, these warrants had been exercised.

        On February 2, 2004, NutraCea entered into a six -month consulting agreement with a communications company. Under the terms of the agreement, compensation shall be $2,500 per month, plus shares of common stock valued at $6,000 issued at signing of contract. Either party may terminate the agreement with sixty days written notice. At March 31, 2004, the shares had been issued in full.

        On February 23, 2004, NutraCea entered into a one-year consulting agreement with a marketing company. Under the terms of the agreement, compensation shall be monthly issuance of shares of common stock valued at $7,500 per month. In addition, the consultant is entitled to a 3% commission on equity or debt financing introduced to NutraCea.

        On March 1, 2004, NutraCea entered into a 90-day consulting agreement with a financial relations company. Compensation shall be the issuance of 100,000 shares of common stock per month. As of March 31, 2004, 100,000 shares valued at $142,000 had been issued to the consultant.

        On March 1, 2004, NutraCea entered into a one-year consulting agreement with a sales and marketing company. Compensation shall be the issuance of 25,000 shares of common stock. At March 31, 2004, these shares had been issued. Non-cash compensation expense of $35,500 was recorded relating to this agreement.

        On March 9, 2004, NutraCea entered into a one-year consulting agreement with a communications company. Under the terms of the agreement, compensation shall be issuance of shares of common stock valued at $36,000. At March 31, 2004, these shares have been issued in full.

        On March 15, 2004, NutraCea entered into a six-month consulting agreement with a sales and marketing company. Under the terms of the agreement, compensation shall be warrants to purchase 400,000 shares of common stock, at an exercise price of $.001 and warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $1.20, to be exercised within three years. At March 31, 2004, the 400,000 warrants exercisable at $.001 had been exercised. Non-cash compensation expense of $2,149,598 was recorded relating to this agreement.

        On March 19, 2004, NutraCea approved granting a one-time cash bonus of 2/3 of normal salary to the CEO and President. The bonus amount for both executives is $180,000, was paid by April 1, 2004.

        On March 25, 2004, NutraCea entered into two, two-year consulting agreements with two medical advisors. Under the terms of the agreement, compensation shall be 100,000 shares of common stock each, payable in advance, and options to purchase 100,000 shares of common stock at a price of $.50 per share for the second year of service. The 200,000 shares of common stock are valued at $286,000, and the options are valued at $107,684. Expense for these amounts was recorded in April 2004 when the shares and options were issued.

        On March 25, 2004, NutraCea entered into a three-year consulting agreement with a development and marketing company. Under the terms of the agreement, compensation shall be $1 per unit (a minimum 30-day supply of NutraCea product) for up to a total accumulated payment of $750,000, and $.50 per unit thereafter, payable quarterly within 45 days after the end of the quarter. In addition, NutraCea will issue 100,000 shares of common stock for each probiotic formulation NutraCea markets, and options to purchase 300,000 shares of common stock at an exercise price of $1 per share with 100,000 options to be vested immediately and 50,000 shares per year thereafter. The vested options are valued at $102,782.

        On April 2, 2004, NutraCea entered into a 180-day consulting agreement with a marketing and investor relations company. The term can be extended another 180 days by mutual agreement. Under the terms of the agreement, compensation shall be 400,000 shares of common stock, and $4,000 cash per month. Compensation shall also include an 8% cash commission on equity or debt financing introduced to NutraCea, as well as a warrant, exercisable within 3 years, for common shares to equal 10% of the gross financing proceeds. The warrant is to be priced at 110% of the closing bid price for the preceding 30 business days of the day of closing, such warrant or shares to be issued at closing.

        On April 15, 2004, NutraCea entered into a one-year consulting agreement with a sales and marketing consultant. Under the terms of the agreement, compensation shall be warrants to purchase 50,000 shares of common stock at $.80 per share upon the completion of certain benchmarks. The warrants are valued at $46,758 and expire in 3 years.

        On April 29, 2004, NutraCea entered into a one-year consulting agreement (with options to extend for four successive terms of one year each) with two retired employees of NutraCea. Under the terms of the agreements, annual compensation of $70,000 and $80,000 each is payable on a monthly basis. In addition, each of the consultants received warrants to purchase 50,000 shares of common stock at $.20 a share. The 100,000 warrants are valued at $91,370 and expire in 5 years. Either party can cancel this agreement with 30-day written notice.

        On April 15, 2004, NutraCea entered into a one-year consulting agreement with a sales and marketing consultant. Under the terms of the agreement, compensation shall be warrants to purchase 50,000 shares of common stock at $.80 per share upon the completion of certain benchmarks. The warrants are valued at $46,758 and expire in 3 years.

        On June 2, 2004, NutraCea entered into two consulting agreements with sales and marketing consultants. Under the terms of the agreements, each consultant was issued 150,000 restricted shares of common stock, valued at $161,500. The agreement called for these shares to be included in the next registration statement filed.

        On July 14, 2004, NutraCea entered into a six-month consulting agreement with a business consultant to provide NutraCea with consulting services and advice pertaining to NutraCea's business affairs. Compensation was $12,000 payable in cash monthly. In addition, should the consultant provide assistance to NutraCea in the raising of capital either in the form of equity or debt, NutraCea agreed to pay an additional future bonus or fee, which the consultant would receive based on the efforts expended and results obtained.

        On August 1, 2004, NutraCea entered in a 90-day Independent Contractor Agreement with a contractor to prepare reports regarding investor relations, prepare advertising and marketing materials, and prepare press releases. Compensation was $12,000 payable in cash monthly.

        On September 2, 2004, NutraCea entered into a 90-day consulting agreement with a securities firm to serve as NutraCea's investment advisor regarding acquisitions or similar corporate transactions and to provide assistance and advice with respect to raising capital required to consummate an acquisition or similar corporate transaction. A non-reimbursable initial fee of $50,000, to be credited again Phase I fees, was paid at execution of the agreement. Services were to be rendered as Phase I and Phase II services and compensated as follows.

    Phase I services: A fee of two percent of the total value of a target acquisition to be paid simultaneously with the closing of the acquisition or similar corporate transaction, to be paid 50% in cash and 50% in newly issued stock by NutraCea based on the closing values of the transaction on that day.

    Phase II services: A cash fee of ten percent of the total amount of capital raised pursuant to sources introduced to NutraCea by the consultant. In the event NutraCea shall issue any equity or convertible securities to raise capital in connection with an acquisition or similar corporate transaction, NutraCea shall issue warrants for ten percent of the total amount of securities issued. The warrants shall have an exercise price equal to one hundred and twenty percent (120%) of the per share equity valuation established in the capital raising transaction, but in no case less than 100% of the market value of the shares on the date of the transaction, and shall be exercisable for a term of five years. A cash fee of six percent will be paid in any capital raising transaction involving unsecured debt securities.

        On November 26, 2004, the Company hired a consultant to help in the facilitation of the Company's business model. As compensation, the consultant was paid with 715,000 shares of common stock. Additionally, the consultant also entered into a non-exclusive, non-transferable, revocable licensing agreement to import and distribute the Company's products in accordance with its marketing plan. The consultant paid the Company $214,500 for these distribution rights.

        On December 10, 2004 the Company entered into an employment agreement that expires December 31, 2007 with its Chief Executive Officer whereby the Company is to pay the officer a base salary of $150,000 in year one; a base salary of $150,000 in year two; and a base salary of $250,000 in year three. The agreement also provides that the officer is entitled to an annual incentive bonus based upon performance and to be provided a car of the employee's choice. The incentive bonus shall be paid annually within 10 days of the completion of the Company's annual independent audit. Such bonuses shall be one percent of NutraCea's "Gross Sales over $25,000,000" on an annualized basis or $6,250,000 per quarter and the Company reports a positive EBITDA for the period. The bonus amount shall be limited to a maximum of $750,000 in any calendar year and shall continue so long as the officer is an employee or consultant for the Company. In addition, the officer was issued warrants to purchase 2,000,000 shares of the Company's common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire in ten years from the date of issuance.

        On December 17, 2004 the Company entered into an employment agreement that expires December 31, 2007 with its President whereby the Company is to pay the officer a base salary of $50,000 in year one; a base salary of $150,000 in year two; and a base salary of $250,000 in year three. The agreement also provides that the officer is entitled to an annual incentive bonus based upon performance and to be provided a car allowance of $600 per month. The incentive bonus shall be paid annually within 10 days of the completion of the Company's annual independent audit. Such bonuses shall be one percent of NutraCea's "Gross Sales over $25,000,000" on an annualized basis or $6,250,000 per quarter and the Company reports a positive EBITDA for the period. The bonus amount shall be limited to a maximum of $750,000 in any calendar year. In addition, the officer was issued warrants to purchase 6,000,000 shares of the Company's common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire in ten years from the date of issuance.

        Minimum future payments under these two agreements at December 31, 2004 were as follows:

Year Ending December 31,
2005	$200,000
2006	300,000
2007	500,000

Total	$1,000,000

        Generally, if the Company terminates these agreements without cause or the employee resigns with good reason, as defined, the Company will pay the employees' salaries, bonuses, and benefits payable for the remainder of the term of the agreements.

Litigation

        On July 16, 2002, the Company was summoned to answer a Complaint filed by Faraday Financial, Inc. ("Faraday") in District Court, County of Salt Lake, Utah (Case No. 020906477). The Complaint alleges that the Company issued convertible promissory notes totaling $450,000 and a promissory note totaling $50,000. On December 13, 2001, Faraday entered into a settlement agreement with the Company, whereby Faraday agreed to cancel the promissory notes in exchange for 735,730 shares of preferred stock. Faraday claims that the settlement agreement required that the Company effect a registration statement covering the preferred stock by June 30, 2002, which the Company failed to do, and demands the Company immediately forfeit to Faraday 735,730 shares of common stock owned by the Chief Executive Officer of the Company. Faraday has filed its fourth claim for relief for a judgment against the Company for $500,000, plus accrued, but unpaid interest, attorneys' fees and costs, and other such costs. A Settlement Agreement was executed on December 10, 2003. In consideration for the mutual releases, Faraday converted 735,730 preferred into 735,730 common shares and $90,127 of accrued preferred dividends into 1,201,692 common shares. Within the next year, if Faraday cannot realize $551,797 and approximately $9800 in legal expenses from the sale of the common shares, NutraCea will make up any deficiency. If stock sale exceeds $561,597, Faraday is entitled to keep any excess. Subsequent to December 31, 2003, the Company issued an additional 250,000 shares to Faraday. Concurrently, with the executed Settlement Agreement, a joint stipulated motion to stay all proceedings was filed with the Court. After all the above conditions are met, if Faraday has not lifted the stay within 18 months of December 10, 2003, NutraCea shall deliver to Faraday an executed stipulation for dismissal with prejudice of the Complaint and Counterclaim.

NOTE 10—PREFERRED AND COMMON STOCK

        Effective November 12, 2003 and pursuant to adoption of the Company's "Certificate of Amendment of Restated Articles of Incorporation" dated October 27, 2003, the Company effected a reverse split of all previously issued common stock on the basis of one-for-ten shares. Additionally, per the "Certificate of Amendment of Restated Articles of Incorporation", the number of authorized shares of common stock was increased from 50,000,000 to 100,000,000, and the number of authorized shares of preferred stock was increased from 10,000,000 to 20,000,000. All share amounts reflected in the following discussion of common stock and elsewhere in this Form 10-KSB have been adjusted to account for the one-for-ten reverse split.

Convertible, Redeemable Series A Preferred Stock

        In December 2001, the Company approved the issuance of 3,000,000 shares of convertible, redeemable Series A preferred stock and executed a certificate of designation of the rights, preferences, and privileges of the Series A preferred stock. Each shareholder of Series A preferred stock is entitled to receive a 7% cumulative dividend, which is only payable in the case of liquidation or redemption. The Series A preferred stock has a $1 per share stated value and will receive certain liquidation preferences after satisfaction of claims of creditors, but before payment or distributions of assets and surplus funds. On November 12, 2003, the number of authorized shares of preferred stock was increased from 10,000,000 shares to 20,000,000 shares.

        Furthermore, the Series A preferred stock is convertible at the option of the holder at $1 per share into the Company's common stock, subject to certain anti-dilution provisions. In addition, the Series A preferred stock will automatically convert into common stock in the event of a qualified public trading benchmark, which is defined as (i) the common stock is listed on a national exchange at twice its conversion price or (ii) the common stock is quoted on the over-the-counter bulletin board at an average bid price of at least $1.25 per share over any 30-day trading period. At December 31, 2004, all the outstanding preferred stock was converted under option (ii) above.

        On July 7, 2003, the Company cancelled 634,121 shares of preferred stock previously issued to a shareholder as collateral and issued 20,000 shares of preferred stock for accrued interest totaling $8,351 on a promissory note dated September 23, 2002.

        During the year ended December 31, 2003, the Company converted 1,674,707 shares of preferred stock to 254,323 shares of common stock valued at $1,651,860.

        During the year ended December 31, 2003, the Company issued 278,766 shares of common stock in payment of preferred stock dividends due in the amount of $190,043.

        During the year ended December 31, 2004 the Company repurchased 130,000 shares of preferred stock for $130,000.

        During the year ended December 31, 2004, the Company converted 540,000 shares of preferred stock to 630,000 shares of common stock valued at $348,351.

        During the year ended December 31, 2004, the Company issued 5,759 shares of common stock in payment of preferred stock dividends due in the amount of $5,986.

        The Company may redeem any and all outstanding shares of Series A preferred stock. Upon the five-year anniversary of the date of issuance, the Company is required to redeem all of its outstanding shares of Series A preferred stock at $1 per share, plus all accrued and unpaid dividends declared. As of December 31, 2004 all outstanding shares of preferred stock had either been repurchased or converted into shares of common stock. As of December 31, 2004 there was a balance of unpaid and accrued dividends of $20,473.

        As of December 31, 2004, cumulative dividends totaled $20,473.

Common Stock

        During 2003, NutraCea issued 134,048 shares of common stock for $104,500, net of $7,000 in related commissions.

        During 2003, NutraCea issued 4,519,373 shares of common stock pursuant to the exercise of stock options and warrants for $427,575.

        During 2003, NutraCea issued 28,688 shares of common stock to various consultants for services rendered with a fair value of $29,795.

        On August 18, 2003, NutraCea agreed to pay a consultant for unpaid fees in the amount of $9,236. NutraCea will pay $4,636 in monthly installments of $1,159, payable on the first of each month beginning October 1, 2003. NutraCea also agreed to issue 2,421 shares of common stock, valued at $4,600, to the consultant as payment in full.

        In September 2003, NutraCea agreed to pay $38,771 of unpaid fees to a consultant, of which $8,771 is payable upon execution of the agreement and the balance, $30,000, is payable in monthly installments of $2000, payable on the first of each month beginning October 1, 2003. NutraCea also agreed to issue 73,519 shares of common stock, valued at $56,037, to the consultant as payment in full.

        On October 31, 2003, the Board of Directors approved the issuance of common stock in lieu of compensation to the Company's Chief Operating Officer and Chief Executive Officer. Chief Operating Officer John Howell received 72,911 shares of common stock in lieu of $94,784 in salary and other compensation accrued for past services; Chief Executive Officer Patricia McPeak received 402,644 shares of common stock in lieu of $322,115 in salary and other accrued compensation for past services. These shares of common stock were issued under the 2003 Stock Compensation Plan.

        Due to the termination of certain employees during 2003, the Company recorded a reversal of deferred compensation totaling $243,605.

        During 2003, the Company issued 3,431,251 shares of common stock, valued at $823,119, to various parties for conversion of convertible notes payable and accrued interest in the amount of $776,887 and $46,232, respectively.

        On March 25, 2004, NutraCea established the NutraCea Patent Incentive Plan, which grants 15,000 shares of common stock to each named inventor on each granted patent, which is assigned to NutraCea. Under the terms of this plan during the year ended December 31, 2004, NutraCea issued 180,000 shares of common stock valued at $239,100.

        During the year ended December 31, 2004, NutraCea issued 280,000 shares of common stock to two consultants in settlement of contractual agreements valued at $477,816.

        During the year ended December 31, 2004, NutraCea issued 5,500,000 shares of common stock to NutraCea's Chief Executive Officer for services and cancellation of indebtedness. Pursuant to the Restricted Stock Agreement between NutraCea and the Chief Executive Officer ("Agreement"), the shares are subject to a repurchase option at a price of $5,000 for any unreleased shares based upon a vesting schedule. The shares vest 50% on January 1, 2006 and the remaining 50% vest on January 1, 2007 contingent on the Chief Executive Officer's continuous employment with NutraCea. Vesting may accelerate under the Agreement and 100% of the shares not already released from the repurchase option will be immediately released upon any of: (i) a Change of Control, as defined in the Agreement; (ii) the Chief Executive Officer's death or disability; (iii) the Chief Executive Officer's retirement after the second anniversary of the effective date of the Agreement; (iv) termination of the Chief Executive Officer's employment by NutraCea other than for Cause, as defined in the Agreement; or (v) at the sole discretion of NutraCea's Board of Directors.

        On April 1, 2004, NutraCea repurchased 344,956 shares of common stock valued at $230,000 from the Chief Executive Officer of NutraCea pursuant to a repurchase agreement of that date.

        During the year ended December 31, 2004, NutraCea converted preferred dividends in the amount of $5,986 into 5,759 shares of common stock.

        On September 8, 2004, NutraCea and Langley Park Investments PLC ("Langley") signed a Stock Purchase Agreement under which NutraCea agreed to sell 7,000,000 shares of its common stock to Langley. The transaction will close at the time that Langley's shares are trading on the London Stock Exchange for anticipated consideration to NutraCea (i) immediately following the closing of approximately $1,190,000 U.S.D. in Langley stock, and (ii) additional consideration of that number of Langley shares which, as of the closing, will have a value of approximately $1,190,000 (the "Langley Shares"). NutraCea has agreed to hold the Langley Shares in escrow for two years from the date of closing. After the two-year holding period, the Langley Shares will be subject to possible reduction in number if NutraCea's common shares are trading at a value of less than $0.34 U.S.D. After such reduction, if any, the remaining Langley Shares may be sold by NutraCea at their then current value.

        Pursuant to the Purchase Agreement, Langley has agreed that it will not sell, transfer or assign any or all of the NutraCea shares for a period of two years following the closing without the prior written consent of NutraCea, which consent may be withheld by NutraCea in its sole discretion.

        During the year ended December 31, 2004, Nutracea issued 3,767,950 shares of common stock to consultants for services rendered valued at $2,542,300.

        During the year ended December 31, 2004, Nutracea issued 640,000 shares of common stock to officers and directors for services rendered valued at 927,800.

        During the year ended December 31, 2004, NutraCea issued 168,626 shares of common stock to vendors in payment of accounts payable totaling $57,944.

        During the year ended December 31, 2004, Nutracea issued 6,579,323 shares of common stock pursuant to the exercise of stock options for cash totaling $2,776,468.

        During the year ended December 31, 2004, NutraCea converted 540,000 shares of preferred stock to 630,000 shares of common stock pursuant to the Mandatory Conversion paragraph of the Private Placement Memorandum dated November 9, 2001.

NOTE 11—STOCK OPTIONS AND WARRANTS

        Expense for stock options and warrants issued to consultants is calculated at fair value using the Black-Scholes valuation method.

        On October 31, 2003, the Board of Directors approved and adopted the 2003 Stock Compensation Plan and authorized the President of the Company to execute a registration statement under the Securities Act of 1933 for 10,000,000 shares of common stock.

        The expense, if any, of stock options issued to employees is recognized over the shorter of the term of service or vesting period. The expense of stock options issued to consultants or other third parties are recognized over the term of service. In the event services are terminated early, the entire amount is recognized. The unamortized portion of the expense to be recognized is recorded as deferred compensation.

        In April 2003, the Company issued warrants to purchase 1,000,000 shares of common stock to its Chief Operating Officer in accordance with an employment agreement dated April 15, 2003. The warrants have an exercise price of $0.001 per share and vest as follows:

    •
    250,000 on April 15, 2003

    •
    250,000 upon the fourth month of employment

    •
    250,000 upon the eighth month of employment

    •
    250,000 upon the twelfth month of employment

        In relation to this transaction, the Company recorded deferred compensation expense totaling $109,000. In addition, because this grant as modified due to the reverse split of November 21, 2003 must be accounted for as a variable award, an additional $303,750 was recorded relating to this award as of December 31, 2003.

        On June 20, 2003, the Company issued warrants to purchase 32,900 shares of common stock to a vendor as payment on accounts payable totaling $27,786. The warrants have an exercise price of $.01 per share and expire June 18, 2008. In addition, the Company entered into a note payable agreement with the consultant totaling $17,000, payable at $3,000 per month beginning September 2003.

        On July 31, 2003, the Company issued warrants to purchase 7,143 shares of common stock to a vendor as payment on accounts payable totaling $5,676. The warrants have an exercise price of $0.01 per share and expire June 12, 2008. In addition, the Company entered into a note payable agreement with the consultant totaling $4,000, payable at $1,000 a month beginning October 1, 2003.

        During September 2003, the Company entered into a compensation agreement with a consultant, whereby the Company will pay a total of $5,356 of unpaid fees due to the consultant in monthly payments of $670, payable on the first of the month beginning October 1, 2003. Per the agreement, the

Company also issued warrants valued at $7,065 to purchase 4,167 shares of common stock at an exercise price of $0.01 per share. The warrants expire on August 5, 2008.

        During the six months ended June 30, 2003, the Company issued warrants to purchase 321,285 shares of common stock at exercise prices ranging from $0.01 to $0.70 per share to employees in lieu of deferred salaries totaling $150,465. The warrants expire five years from date of issue.

        During the year ended December 31, 2003, options and warrants representing 4,519,373 shares of common stock were exercised for a total value of $427,575.

        During the year ended December 31, 2003 the Company issued 3,796,563 options to various consultants for services rendered. The options have exercise prices between $.001 and $5.00 and expire at varying times between six months and five years. Non-cash consulting expense of $1,165,584 was recorded relating to these agreements.

        During the year ended December 31, 2003, the Company issued warrants to purchase 2,545,000 shares of common stock exercisable at $.20 per share and expiring five years from date of issue. The warrants were issued in connection with the conversion of $823,119 of convertible notes payable and accrued interest to common shares of the Company, and non-cash expense of $183,855 was recorded relating to these warrants.

        During the year ended December 31, 2004, NutraCea issued 6,998,493 warrants with exercise prices between $.001 and $5.00 per share to consultants. The warrants expire at varying times between six months and five years. A total of $7,761,515 in non-cash compensation expense was recorded relating to the issue of these warrants.

        On July 9, 2004, NutraCea issued 25,000 stock options with an exercise price of $.20, expiring in five years, to an employee of the Company. Non-cash compensation expense of $21,000 was recorded relating to the issue of these options.

        During the quarter ended December 31, 2004, Nutracea issued 2,400,000 warrants with an exercise price of $0.30, in conjunction with notes payable issued by the Company during the quarter. The warrants are immediately exercisable and expire in seven years from the date of issuance. A total of $786,371 of accrued debt discount expense was recorded relating to the issue of these warrants and is being amortized over the term of the notes payable.

        During the quarter ended December 31, 2004, Nutracea issued 8,000,000 stock options with an exercise price of $0.30, expiring in 10 years to officers of the Company. Non-cash compensation expense of $800,000 was recorded relating to the issue of these options.

Modification of Employee Awards Accounted for Under APB 25

        NutraCea granted 1,000,000 options in 2003 to an employee where the option agreement contained a provision whereby neither the number of options nor the exercise price would be adjusted by reverse splits. Effective November 12, 2003, NutraCea authorized a 1 for 10 reverse split. This triggered variable accounting for this award. As of November 12, 2003, 500,000 options had been exercised and only 500,000 remained. Variable accounting requires any intrinsic value at the modification date in excess of the amount measured at the original measurement date shall be recognized as compensation cost over the remaining future service period if the award is unvested, or immediately if the award is vested, for any employee who could benefit from the modification. The award vested 75% in 2003 and

25% in 2004. The award will be marked to market each balance sheet date with the changes charged to compensation expense and additional paid in capital. As of December 31, 2003, the additional intrinsic value on the vested portion totaled $303,750.

Modification of Non-Employee Awards Accounted for Under FAS 123

        Nutracea granted 5,725,000 warrants to outsiders in 2003 where the warrant agreements contained a provision whereby neither the number of warrants nor the exercise price would be adjusted by reverse splits. Effective November 12, 2003, NutraCea authorized a 1 for 10 reverse split. This triggered a modification for this award. A modification of the terms of an award that makes it more valuable shall be treated as an exchange of the original award for a new award. In substance, the entity repurchases the original instrument by issuing a new instrument of greater value, incurring additional compensation cost for that incremental value. The incremental value shall be measured by the difference between (a) the fair value of the modified option determined in accordance with the provisions of this section and (b) the value of the old option immediately before its terms are modified, determined based on the shorter of (1) its remaining expected life or (2) the expected life of the modified option. As of December 31, 2003, the additional value totaled $9,811,002 which was recorded as non-cash compensation expense.

        The following table summarizes all of the Company's stock option transactions:

	EMPLOYEES
	Year Ended December 31, 2004		Year Ended December 31, 2003
	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares
Options Outstanding, Beginning of Period	$0.56	764,700	$0.41	1,090,564
Options Granted	$0.30	8,025,000	$0.11	1,371,285
Options Expired	$0.00	0	$6.60	(24,361)
Reverse Split	$0.00	0	$4.17	(981,503)
Options Exercised	$0.01	(500,000)	$0.02	(691,285)

Options Outstanding, End of Period	$0.34	8,289,700	$0.56	764,700

Options Exercisable, End of Period	$0.34	8,289,700	$0.56	764,700

	CONSULTANTS
	Year Ended December 31, 2004		Year Ended December 31, 2003
	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares
Options Outstanding, Beginning of Period	$0.98	3,196,819	$0.90	2,096,890
Options Granted	$0.62	9,598,493	$0.29	6,989,105
Options Expired	$4.94	(220,833)	$5.31	(76,182)
Reverse Split	$0.00	0	$8.42	(1,884,951)
Options Exercised	$0.43	(6,479,323)	$0.12	(3,928,043)

Options Outstanding, End of Period	$0.85	6,095,156	$0.98	3,196,819

Options Exercisable, End of Period	$0.85	5,845,156	$0.98	3,196,819

        Other information regarding stock options outstanding at December 31, 2004 is as follows:

		Options Outstanding		Options Exercisable
Range of Exercise Price	Remaining Life (Years)	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$.001-1.20	3-10	13,846,234	$.40	13,596,230	$.38
$2.50-5.00	4-10	493,259	$4.30	493,259	$4.34
$10.00	10	45,363	$10.00	45,363	$10.00

        The weighted average fair value of the stock options granted during 2004 and 2003 was $0.69 and $1.04 respectively. Variables used in the Black Scholes option-pricing model include (1) 2.0% risk-free interest rate, (2) expected option life is the actual remaining life of the options as of each year-end, (3) expected volatility ranged from 77% to 251%, and (4) zero expected dividends.

NOTE 12—RELATED PARTY TRANSACTIONS

        In November 2004 the Board of Directors resolved to purchase a new automobile valued at $73,096 for use by the Chief Executive Officer. The CEO waived a car allowance in exchange for use of the automobile. At December 31, 2004, the Company has booked a payable to related party for $73,096.

        RiceX Company is a publicly owned company. The spouse of our majority stockholder owns approximately 5% of RiceX and is the former CEO and the current Chairman of the Board and a current director of Ricex. RiceX is NutraCea®'s sole supplier for rice bran derivatives, which are integral to NutraCea®'s sales strategy and which account for about 72% of NutraCea®'s total cost of sales.

        On December 12, 2001, NutraCea agreed with RiceX to be their exclusive distributor of rice solubles and rice bran fiber concentrate in the United States of America and to have the exclusive rights to various patents and trademarks owned by RiceX under a 15-year agreement. Under the terms of this agreement, RiceX agreed to cancel certain indebtedness by NutraCea in exchange for 130,000 shares of Series A preferred stock and payment of $41,335 in interest, agreed to new minimum purchase requirements, and agreed to extend the term of the agreement for five years, with two additional renewal periods of five years each. The sales price to NutraCea will be the lower of RiceX's published standard price or the price negotiated by other customers for like quantities and products.

        In January 2002, NutraCea revised this 15-year agreement with RiceX. To maintain rights under this revised agreement, NutraCea was to purchase $250,000 of product from RiceX by April 2002, $500,000 by July 2002, $750,000 by October 2002, $1,250,000 by January 2003, $1,500,000 by July 2003, $2,250,000 by January 2004, $6,000,000 by January 2005, and increasing thereafter by 10% per annum through the remaining term of the agreement. During 2002, NutraCea received notice from RiceX, stating that NutraCea was in default under the terms of this distribution agreement with RiceX. On July 9, 2002, RiceX exercised its right to terminate the exclusive distribution agreement and the related license agreements with NutraCea due to NutraCea's default. However, RiceX has agreed that NutraCea has a license to use the patents in its business pursuits.

NOTE 13—401(K) PROFIT SHARING PLAN

        Effective April 2000, NutraCea adopted a 401(k) profit sharing plan (the "Plan") for the exclusive benefit of eligible employees and their beneficiaries. Substantially all employees are eligible to participate in the Plan. Matching contributions to the Plan are 3% of the employees' gross salary, not to exceed a certain percentage. For 2004 and 2003, NutraCea made matching contributions of $16,064 and $12,616, respectively.

NOTE 14—BUSINESS SEGMENTS

        For internal reporting purposes, management segregates NutraCea into two segments as follows for 2004 and 2003:

		SEGMENT INFORMATION
Twelve months ended December 31, 2004	Net Sales	(Loss) from Operations	Interest Expense	Total Assets	Depreciation/ Amortization
NutraStar Technologies Incorporated	$408,753	$84,431	$27,602	$3,302,018	$38,057
NutraGlo Incorporated	600,976	213,023	—	35,867	—
Unallocated corporate overhead	—	(23,848,816)	—	—	—

Total, NutraCea	$1,009,729	$(23,551,362)	$27,602	$3,337,885	$38,057

Twelve months ended December 31, 2003	Net Sales	(Loss) from Operations	Interest Expense	Total Assets	Depreciation/ Amortization
NutraStar Technologies Incorporated	$251,157	$(1,946,352)	$4,292,109	$482,089	$98,787
NutraGlo Incorporated	1,284,996	541,091	18,687	58,992	—
Unallocated corporate overhead	—	(6,821,743)	—	—	—

Total, NutraCea	$1,536,153	$(8,227,004)	$4,310,796	$541,081	$98,787

NOTE 15—SUBSEQUENT EVENTS (UNAUDITED)

        Effective January 1, 2005, NutraCea entered into a four month consulting agreement with an individual to act as the interim Chief Financial Officer of the Company. Minimum monthly compensation is $6,250 payable in cash monthly.

        On January 25, 2005 the Company entered into a three year employment agreement with its Senior Vice President whereby the Company is to pay the officer a base salary of $150,000 per year. The agreement also provides that the officer is entitled to a one-time initial bonus of $25,000 and will be eligible for future incentive bonuses based solely on the discretion of the Chief Executive Officer or President of the Company and to be approved by the Company's Compensation Committee. Warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.30 per share were issued and will vest 500,000 at signing of the employment agreement and 500,000 on January 25, 2006. Warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.30 per share were also issued and will vest upon the achievement of NutraCea obtaining "Gross Sales over $25,000,000" and the Company reports a positive EBITDA for the period. All warrants expire in ten years from the date of issuance.

        On January 26, 2005 the Company entered into a non-exclusive distribution agreement to distribute the Company's rice based nutraceutical products in the United States. An initial order for $25,000 was made concurrently with the signing of the agreement. The term of the agreement is for three years. Products are sold to the distributor at NutraCea's standard price schedule; purchases above certain annual minimum requirements will then receive a 5% discount. Additionally, failure to meet these minimum purchase requirements is cause for termination of the agreement at the Company's option. NutraCea may also at its option terminate the agreement upon 60 days written notice to the distributor.

        On February 9, 2005, NutraCea issued 200,000 stock options with an exercise price of $0.45 per share, vesting in three years, expiring in ten years, to two employees of the Company with each receiving 100,000 options. Non-cash compensation expense of $2,000 was recorded relating to the issue of these options.

        On February 10, 2005 NutraCea entered into a one year consulting agreement with a financial relations company. Compensation shall be $10,000 per month and the issuance of 700,000 warrants to purchase shares of common stock at a price of $.45 per share; 700,000 warrants to purchase shares of common stock at a price of $.65 per share; and 700,000 warrants to purchase shares of common stock at a price of $.85 per share. In conjunction with this agreement the Company agreed to pay a finder's fee to a consulting company consisting of stock options to purchase 135,000 shares of common stock at a price of $0.45 per share.

        On February 28, 2005 the Company terminated an existing consulting agreement with a retired employee that was entered into on April 19, 2004. At the Company's sole discretion it may retain the services of the consultant on a monthly basis at a rate of $80 per hour, not to exceed 10 hours per month for the first three months following the termination of the agreement. Additionally, for each patent granted to the Company whereby the consultant is listed as inventor, the consultant shall receive 15,000 shares of restricted common stock; however the maximum value of the stock grant shall not exceed $15,000 based on the closing bid price of the Company's common stock on the date the patent is granted, with the total shares granted reduced accordingly.

        On March 1, 2005, NutraCea amended and restated a consulting agreement (with Company options to extend on an annual basis) with a retired employee of NutraCea. Under the terms of the agreement, monthly compensation of $7,500 is payable. In addition, the consultant received warrants to purchase 10,000 shares of common stock at $.43 a share. The 10,000 warrants are valued at $3,131 and expire in three years. Either party can cancel this agreement with 30-day written notice. If the agreement is extended past the first year then monthly compensation will be increased to $8,333 with additional warrants to purchase 15,000 shares of common stock at the market price per share at the date of extension. Additionally, for each patent granted to the Company whereby the consultant is listed as inventor, the consultant shall receive 15,000 shares of restricted common stock; however the maximum value of the stock grant shall not exceed $15,000 based on the closing bid price of the Company's common stock on the date the patent is granted, with the total shares granted reduced accordingly.

        On March 23, 2005, NutraCea agreed to pay $15,000 of unpaid fees to a consultant. NutraCea also agreed to issue 26,786 shares of common stock, valued at $15,000, to the consultant as payment in full

        During the quarter ended March 31, 2005, Nutracea issued 33,067 shares of common stock to consultants for services rendered valued at $15,000.

        During the quarter ended March 31, 2005, Nutracea issued 6,000 shares of common stock pursuant to the exercise of warrants for cash totaling $432.

NUTRACEA AND SUBSIDIARIES

Consolidated Balance Sheet

June 30, 2005

(unaudited)

ASSETS
Current assets
Cash	$875,206
Marketable securities	143,485
Accounts receivable	121,579
Inventory	294,749
Prepaid expenses	235,671

Total current assets	1,670,690
Restricted marketable securities	143,485
Property and equipment, net	114,001
Patents and trademarks, net	351,315
Goodwill	250,001

Total assets	$2,529,491

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Accounts payable	$896,292
Accrued expenses	162,775
Notes payable	2,024,032
Convertible, mandatorily redeemable series A preferred stock, no par value, $1 stated value 20,000,000 shares authorized 0 shares issued and outstanding	20,473

Total current liabilities	3,103,572

Commitments and contingencies
Shareholders' deficit
Common stock, no par value 100,000,000 shares authorized 37,822,774 shares issued and outstanding	49,151,996
Deferred compensation	(40,478)
Accumulated deficit	(47,592,569)
Accumulated other comprehensive income, unrealized loss on marketable securities	(2,093,030)

Total shareholders' deficit	(574,081)

Total liabilities and shareholders' deficit	$2,529,491

NUTRACEA AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	For the six months ended June 30,		For the three months ended June 30,
	2005	2004	2005	2004
Revenues
Net product sales	$758,545	$413,070	$299,237	$291,001
Cost of goods sold	471,856	231,425	190,671	152,760

Gross profit	286,689	181,645	108,560	138,241
Operating expenses	2,576,682	20,397,884	1,766,805	2,551,425

Loss from operations	(2,289,993)	(20,216,239)	(1,658,245)	(2,413,184)

Other income (expense)
Customer deposit forfeiture	100,000	—	100,000	—
Interest income	4,864	3,057	2,053	2,119
Interest expense	(479,648)	(495)	(243,892)	—

Total other income (expense)	(374,784)	2,562	(141,840)	2,119

Net loss	(2,664,777)	(20,213,677)	(1,516,405)	(2,411,065)
Cumulative preferred dividends	—	8,373	—	—

Net loss available to common shareholders	$(2,664,777)	$(20,222,050)	$(1,516,405)	$(2,411,065)

Basic and diluted loss available to common shareholders per share	$(0.07)	$(1.16)	$(0.04)	$(0.10)

Basic and diluted weighted-average shares outstanding	36,355,262	17,465,704	36,793,254	24,616,107

NUTRACEA AND SUBSIDIARIES

Consolidated Statements of Comprehensive Loss

(unaudited)

	For the six months ended June 30,		For the three months ended June 30,
	2005	2004	2005	2004
Net loss available to common shareholders	$(2,664,777)	$(20,213,677)	$(1,516,405)	$(2,411,065)
Other comprehensive loss
Unrealized loss on marketable securities	(80,632)	—	(77,526)	—

Net and comprehensive loss	$(2,745,409)	$(20,213,677)	$(1,593,931)	$(2,411,065)

NUTRACEA AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	For the six months ended June 30,
	2005	2004
Cash flows from operating activities
Net loss	$(2,664,777)	$(20,213,677)
Adjustments to reconcile net loss to net cash used in operating activities
Accretion of warrants used as a debt discount	388,858	—
Depreciation and amortization	72,080	63,612
Non-cash issuances of common stock	731,738	10,726,984
Non-cash issuances of stock options & warrants	231,551	7,761,515
(Increase) decrease in
Accounts receivable	(113,898)	28,782
Inventory	9,315	(108,074)
Prepaid expenses	(204,916)	(684)
Increase (decrease) in
Advances from related parties	(73,978)	(13,030)
Accounts payable	635,219	279,252
Accrued salaries and benefits	(2,923)	(15,642)
Deferred compensation	—	(47,842)
Accrued expenses	85,649	6,459
Customer deposits	(100,000)	5,000

Net cash (used) in operating activities	(1,006,094)	(1,527,345)

Cash flows from investing activities
Purchase of property and equipment	(12,287)	(20,849)
Payment for patents and trademarks	(35,126)	(44,637)

Net cash used in investing activities	(47,413)	(65,486)

Cash flows from financing activities
Proceeds from exercise of stock options	432	2,767,368
Payment of preferred dividends	—	(31,816)
Repurchase of common stock	—	(230,000)

Net cash provided by financing activities	432	2,505,552

Net increase (decrease) in cash	(1,053,075)	912,721
Cash, beginning of period	1,928,281	100,023

Cash, end of period	$875,206	$1,012,744

 NUTRACEA AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

NOTE 1    BASIS OF PRESENTATION:

        The accompanying unaudited interim consolidated financial statements of NutraCea have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in NutraCea's Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for 2004 as reported in the 10-KSB have been omitted.

NOTE 2    STOCK-BASED COMPENSATION:

        Compensation is recorded for stock-based compensation grants based on the excess of the estimated fair value of the common stock on the measurement date over the exercise price. Additionally, for stock-based compensation grants to consultants, NutraCea recognizes as compensation expense the fair value of such grants as calculated pursuant to SFAS No. 123, recognized over the related service period. SFAS No. 148 requires companies to disclose proforma results of the estimated effect on net income and earnings per share to reflect application of the fair value recognition provision of SFAS No. 123.

	For the six months ended June 30,		For the three months ended June 30,
	2005	2004	2005	2004
Net loss available to common shareholders:
As reported:	$(2,664,777)	$(20,222,050)	$(1,516,405)	$(2,411,065)
Less: compensation expensed charged to income:	276,604	7,761,515	211,604	490,455
Plus: proforma compensation expense:	(713,882)	(7,761,515)	(211,604)	(490,455)

Proforma net loss available to common shareholders:	$(3,102,055)	$(20,222,050)	$(1,516,405)	$(2,411,065)

Basic loss per common share:
As reported:	$(0.07)	$(1.16)	$(0.04)	$(0.10)
Proforma:	$(0.09)	$(1.16)	$(0.04)	$(0.10)

NOTE 3    MARKETABLE SECURITIES

        On September 8, 2004, NutraCea purchased 1,272,026 shares of Langley Park Investment Trust, PLC, a United Kingdom closed-end mutual fund that is actively traded on a London exchange. Per the Stock Purchase Agreement, NutraCea paid with 7,000,000 shares of its own common stock.

        Per the Agreement, NutraCea may sell 636,013 shares of Langley at any time, and the remaining 636,013 shares of Langley and the 7,000,000 shares of NutraCea are escrowed together for a 2-year period. At the end of the period, Langley's NutraCea shares are measured for any loss in market value and if so, NutraCea must give up that pro-rata portion of its Langley shares up to the escrowed 636,013 shares.

        As of June 30, 2005, the NutraCea shares have not lost any value. However, the Langley shares are marked down to their fair market value of $286,970, with one-half or $143,485 shown as a current asset because they may be sold at any time, and the other one-half shown as long-term because they are held in escrow pending the 2-year review of NutraCea's stock valuation.

        Any unrealized holding gains and losses on the marketable securities are excluded from operating results and are recognized as other comprehensive income. The fair value of the securities is determined based on prevailing market prices.

NOTE 4    COMMITMENTS AND CONTINGENCIES

Agreements

        For all agreements where stock is awarded as partial or full consideration, the expense is valued at the fair value of the stock. Expense for stock options and warrants issued to consultants is calculated at fair value using the Black-Scholes valuation method.

        On January 25, 2005, NutraCea entered into a three year employment agreement with its Senior Vice President whereby NutraCea is to pay the officer a base salary of $150,000 per year. The agreement also provides that the officer is entitled to a one-time initial bonus of $25,000 and will be eligible for future incentive bonuses based solely on the discretion of the Chief Executive Officer or President of NutraCea and to be approved by NutraCea's Compensation Committee. Warrants to purchase 1,000,000 shares of NutraCea's common stock at an exercise price of $0.30 per share were issued and will vest 500,000 at signing of the employment agreement and 500,000 on January 25, 2006. Warrants to purchase 1,000,000 shares of NutraCea's common stock at an exercise price of $0.30 per share were also issued and will vest upon the achievement of NutraCea obtaining "Gross Sales over $25,000,000" and NutraCea reports a positive EBITDA for the period. All warrants expire in ten years from the date of issuance.

        On January 26, 2005 NutraCea entered into a non-exclusive distribution agreement to distribute NutraCea's rice based nutraceutical products in the United States. An initial order for $25,000 was made concurrently with the signing of the agreement. The term of the agreement is for three years. Products are sold to the distributor at NutraCea's standard price schedule; purchases above certain annual minimum requirements will then receive a 5% discount. Additionally, failure to meet these minimum purchase requirements is cause for termination of the agreement at NutraCea's option. NutraCea may also at its option terminate the agreement upon 60 days written notice to the distributor.

        On February 9, 2005, NutraCea issued 200,000 stock options with an exercise price of $0.45 per share, vesting over three years, with lockup provisions through December 31, 2005 to two employees of NutraCea with each receiving 100,000 options. Non-cash compensation expense of $2,000 was recorded relating to the issue of these options.

        On February 10, 2005, NutraCea entered into a one year consulting agreement with Trilogy, a financial relations company. Payments to Trilogy consisted of $10,000 per month and the issuance of 700,000 warrants to purchase shares of common stock at an exercise price of $.45 per share; 700,000 warrants to purchase shares of common stock at an exercise price of $.65 per share; and 700,000 warrants to purchase shares of common stock at an exercise price of $.85 per share. This agreement was subsequently terminated in April 2005. As a result, NutraCea has no further financial obligations pursuant to this contract and all warrants originally issued under the contract were cancelled. In conjunction with this agreement NutraCea agreed to pay a finder's fee to a consulting company consisting of stock options to purchase 135,000 shares of common stock at a price of $0.45 per share.

        On February 28, 2005, NutraCea terminated an existing consulting agreement with a retired employee that was entered into on April 19, 2004. At NutraCea's sole discretion it may retain the services of the consultant on a monthly basis at a rate of $80 per hour, not to exceed 10 hours per month for the first three months following the termination of the agreement. Additionally, for each patent granted to NutraCea whereby the consultant is listed as inventor, the consultant shall receive 15,000 shares of restricted common stock; however the maximum value of the stock grant shall not exceed $15,000 based on the closing bid price of NutraCea's common stock on the date the patent is granted, with the total shares granted reduced accordingly.

        On March 1, 2005, NutraCea amended and restated a consulting agreement (with Company options to extend on an annual basis) with a retired employee of NutraCea. Under the terms of the agreement, monthly compensation of $7,500 is payable. In addition, the consultant received warrants to purchase 10,000 shares of common stock at $.43 a share. The 10,000 warrants are valued at $3,131 and expire in three years. Either party can cancel this agreement with 30-day written notice. If the agreement is extended past the first year then monthly compensation will be increased to $8,333 with additional warrants to purchase 15,000 shares of common stock at the market price per share at the date of extension. Additionally, for each patent granted to NutraCea whereby the consultant is listed as inventor, the consultant shall receive 15,000 shares of restricted common stock; however the maximum value of the stock grant shall not exceed $15,000 based on the closing bid price of NutraCea's common stock on the date the patent is granted, with the total shares granted reduced accordingly.

        On March 15, 2005, NutraCea entered into a five year consulting agreement with a medical advisor. Under the terms of the agreement, annual compensation shall be 15,000 warrants to purchase shares of common stock at the market price on each anniversary date. The option price for the first year of service is a price of $.50 per share.

        On March 23, 2005, NutraCea agreed to pay $15,000 of unpaid fees to a web design consultant by issuing 26,786 shares of common stock.

        On April 5, 2005, NutraCea hired a financial services firm to assist in evaluating the proposed merger with RiceX and to provide a fairness opinion. A fee of $50,000 for this work was paid.

        On April 5, 2005, NutraCea hired an information technology and marketing firm to assist in the development of sales of NutraCea's products over the Internet. The IT firm purchases from NutraCea products at 50% of the suggested retail price and has the non-exclusive right to sell them on the Intenet. All sales, marketing, shipping, and handling costs are the responsibility of the IT firm. The term of the contract is for three years. Additionally, options to purchase 360,000 shares of common stock of NutraCea at an exercise price of $0.60 per share were issued at the effective date of the contract, with 45,000 options vesting at the signing of the contract and the remainder of the options vesting at 15,000 options per month over the next 21 months. All options that vest are locked up until December 31, 2007.

        On April 12, 2005, NutraCea granted various rights to its principal equine division products customer that specifically include:

  •
  The grant to NutraCea of exclusive worldwide rights to manufacture certain equine products for the customer.

  •
  The transfer and assignment of the customer's technology rights granted to it in a prior Technology Agreement dated September 13, 2003. 1,222,222 shares of NutraCea's common stock were issued to the customer as consideration for the transfer and assignment.

  •
  The transfer and assignment of technology rights of a limited liability corporation formed by the customer and granted to it in a prior Technology Agreement dated September 13, 2003. 166,667 shares of NutraCea's common stock are to be issued to the limited liability corporation as consideration for the transfer and assignment.

  •
  The grant of marketing and distribution rights to the customer covering: 1) the right of first offer to market new products as may be developed by NutraCea or proposed to be developed by the customer for non-human markets; and 2) the right of first refusal in the event that a third party independently contacts NutraCea regarding the marketing and distribution of new, non-human products. Also, the customer agrees to use NutraCea as the exclusive manufacturer for any new, non-human products as defined. Additionally, NutraCea may earn a 5% royalty on new products on revenues exceeding specified annual volume levels.

        On April 18, 2005, a direct response marketing company hired the Chief Executive Officer of NutraCea whereby she will receive a royalty of $1 per unit sold resulting from infomercials that will demonstrate specific products of NutraCea. Royalty payments will be made by the direct response marketing company and are not an obligation of NutraCea.

        On April 19, 2005, NutraCea signed an agreement with a direct response marketing company to market and sell products through infomercials. The agreement is for one year and may be extended for an additional year. The agreement covers pricing of specific products at wholesale prices which will be private labeled for direct sale by the marketing company. During the term of the agreement NutraCea will not sell its products through any other infomercials so long as the marketing company maintains minimum quarterly orders beginning October 1, 2005 of $500,000.

        On May 5, 2005, NutraCea's hired a consulting company to provide patent and license analysis. The agreement is for one year and may be terminated by either party with 30 days written notice. Compensation shall be 448,980 shares of common stock valued at $220,000 granted to the consulting company which was booked entirely in this period. 50% of the shares vest upon the signing of the agreement; a minimum of 134,693 shares vest within three months of certain reporting requirements being made by the consulting company; and the remaining shares vest upon NutraCea taking action on recommendations of the consulting company.

        On May 17, 2005, NutraCea entered into a one year consulting agreement (with Company options to extend on an annual basis) with a retired employee of NutraCea primarily for research and development work. Under the terms of the agreement, monthly compensation of $6,667 is payable. In addition, the consultant received warrants to purchase 10,000 shares of common stock at $0.50 a share. The 10,000 warrants are valued at $3,395 and expire in three years. Either party can cancel this agreement with 30-day written notice. Additionally, for each patent granted to NutraCea whereby the consultant is listed as inventor, the consultant shall receive 15,000 shares of restricted common stock.

        Effective June 1, 2005, NutraCea entered into a one year consulting agreement with an investor relations firm. Either party may terminate the agreement upon four months written notice to the other party. Under the terms of the agreement monthly compensation is $5,000. In addition, the consulting firm received options to purchase 250,000 shares of common stock at $0.65 per share. The 250,000 options are valued at $90,044, expire in five years, and may not be exercised for the first year from the date of grant.

Proposed Merger with The RiceX Company

        On April 4, 2005, NutraCea and The RiceX Company ("RiceX") entered into an Agreement and Plan of Merger and Reorganization, (the "Merger Agreement"). Pursuant to the Merger Agreement, Red Acquisition Corporation, a wholly-owned subsidiary of NutraCea ("Merger Sub") will merge with and into RiceX (the "Merger"). As a result of the Merger, RiceX will become a wholly-owned subsidiary of NutraCea.

        At the effective time of the Merger, the stockholders of RiceX will receive shares of NutraCea common stock in exchange for their shares of RiceX common stock, and NutraCea will assume the outstanding options and warrants to purchase RiceX common stock. NutraCea anticipates that the aggregate number of shares of Nutracea common stock that will be issued to the holders of RiceX common stock upon the Merger will be between approximately 28,000,000 and 36,000,000 shares. In addition, after the Merger, NutraCea anticipates that the RiceX security holders will hold between approximately 42% and 48% of the combined company on a fully diluted basis, which includes shares underlying NutraCea and RiceX options and warrants. The number of shares of NutraCea common stock issuable to RiceX stockholders is subject to adjustment for certain events, including the market price of NutraCea common stock and the number of outstanding RiceX options and warrants on the effective date of the Merger.

        On July 12, 2005, NutraCea obtained a permit from the Commissioner of Corporations of the State of California pursuant to Section 25121 of the California Corporate Securities Law of 1968, allowing the issuance of NutraCea Common Stock in the Merger to be exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

        On July 15, 2005, NutraCea and RiceX filed with the SEC a preliminary joint proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934. This filing is currently under review by the SEC.

NOTE 5    COMMON STOCK

Common and Preferred Stock

        All stock issued is valued at the fair value of the stock.

        During the quarter ended June 30, 2005, NutraCea issued 29,786 shares of common stock to consultants for services rendered valued at $15,000.

        During the quarter ended June 30, 2005, NutraCea issued 1,222,222 shares of common stock to repurchase technology and marketing rights valued at $550,000.

        During the quarter ended June 30, 2005, NutraCea issued 35,000 shares of common stock to officers and directors for compensation valued at $16,100.

        During the quarter ended June 30, 2005, NutraCea issued 30,000 shares of common stock pursuant to the Patent Incentive Plan totaling $12,600.

Stock Options & Warrants

        Expense for stock options and warrants issued to consultants is calculated at fair value using the Black-Scholes valuation method.

        During the quarter ended June 30, 2005, NutraCea issued 335,000 warrants with exercise prices between $0.50 and $0.65 per share to consultants. The warrants expire between three years and five years from the date of issue. A total of $118,188 in non-cash compensation expense was recorded relating to the issue of these warrants.

NOTE 6    BUSINESS SEGMENTS

        For internal reporting purposes, management segregates NutraCea into operating segments as follows for the six and the three months ended June 30, 2005 and 2004:

Six months ended June 30, 2005	Net Sales	(Loss) from Operations	Interest Expense	Total Assets	Depreciation/ Amortization
NutraStar Technologies Incorporated	$213,954	$46,497	$479,648	$2,399,548	$31,599
NutraGlo Incorporated	544,554	227,851	—	129,943	—
Unallocated corporate overhead		(2,564,341)			40,481

Total, NutraCea	$758,508	$(2,289,993)	$479,648	$2,529,491	$72,080

Six months ended 6/30/2004	Net Sales	(Loss) from Operations	Interest Expense	Total Assets	Depreciation/ Amortization
NutraStar Technologies Incorporated	$217,197	$(4,070)	$495	$1,781,789	$13,941
NutraGlo Incorporated	195,873	60,109	—	18,033	—
Unallocated corporate overhead	—	(20,272,278)	—	—	49,671

Total, NutraCea	$413,070	$(20,216,239)	$495	$1,799,822	$63,612

Three months ended June 30, 2005	Net Sales	(Loss) from Operations	Interest Expense	Total Assets	Depreciation/ Amortization
NutraStar Technologies Incorporated	$106,803	$30,200	$243,892	$2,399,548	$16,017
NutraGlo Incorporated	192,434	72,946	—	129,943	—
Unallocated corporate overhead		(1,761,391)			20,239

Total, NutraCea	$299,237	$(1,658,245)	$243,892	$2,529,491	$36,256

Three months ended 6/30/2004	Net Sales	(Loss) from Operations	Interest Expense	Total Assets	Depreciation/ Amortization
NutraStar Technologies Incorporated	$95,234	$92,473	$—	$1,781,789	$8,763
NutraGlo Incorporated	195,767	(25,740)	—	18,033	—
Unallocated corporate overhead	—	(2,479,917)	—	—	13,989

Total, NutraCea	$291,001	$(2,413,184)	$—	$1,799,822	$22,752

NOTE 7    SUBSEQUENT EVENTS

        On July 1, 2005 NutraCea hired a company to provide potential qualified customer introductions. The term of the service agreement is 12 months and may be terminated by either party upon written notice. NutraCea shall grant the company an option to purchase 250,000 shares of restricted common stock at a price of $0.65 per share. The option shall not vest until NutraCea has received purchase orders of at least $2,000,000 from an qualifying agreement during the term of the agreement plus 12 months from the termination of the service agreement from any qualifying agreement. Additionally, upon vesting of the option NutraCea shall pay the company a reasonable royalty fee based on the net profits received from a qualifying agreement.

        On July 13, 2005 NutraCea hired a financial advisory services company to act as the exclusive financial advisor in connection with the issuance of equity securities during the term of the agreement.

The term of the agreement is 12 months but can be terminated by NutraCea after August 19, 2005 if certain milestones are not met.

        On July 14, 2005 NutraCea hired an individual to assist in forming a joint operating agreement with a rice mill in two certain foreign countries. The term of the finder's agreement is for six months and may be terminated by either party for any reason at any time. NutraCea shall pay the finder a fee based on net income. The joint entity transaction must include a purchase commitment arranged by the venture party from the applicable country for a minimum of one hundred thousand servings per day for the first two years while a production plant is being constructed and a subsequent commitment for an additional one million servings per day for at least two additional years after the production plant has been constructed. The venture party must fund the construction of the production plant.

        On July 25, 2005 NutraCea issued 25,000 shares of common stock pursuant to the exercise of stock options and warrants for cash totaling $5,000.

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
 The RiceX Company

        We have audited the accompanying consolidated balance sheet of The RiceX Company and Subsidiary (the Company) as of December 31, 2004 and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The RiceX Company and Subsidiary as of December 31, 2004, and the results of their consolidated operations and their consolidated cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/  PERRY-SMITH LLP

Sacramento, California
March 4, 2005

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
 The RiceX Company

        We have audited the accompanying consolidated balance sheets of The RiceX Company and Subsidiary (the Company) as of December 31, 2003, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The RiceX Company and Subsidiary as of December 31, 2003, and the results of their consolidated operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  MOSS ADAMS LLP

Stockton, California
February 20, 2004

ANNUAL FINANCIAL STATEMENTS

THE RICEX COMPANY

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2004	2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,034,913	$2,219,091
Trade accounts receivable, net of allowance for doubtful accounts, $20,000 in 2004 and 2003	499,413	679,243
Inventories	401,554	340,513
Deposits and other current assets	91,978	76,214

Total current assets	2,027,858	3,315,061
PROPERTY AND EQUIPMENT, net	542,576	694,161
OTHER ASSETS, net	27,186	59,586

	$2,597,620	$4,068,808

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$811,055	$607,742
Deferred revenue	2,959	539,899

Total current liabilities	814,014	1,147,641
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
Preferred stock, par value $.00l per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $.001 per share, 100,000,000 shares authorized, 36,713,274 and 38,060,238 shares issued and outstanding in 2004 and 2003, respectively	36,714	38,060
Additional paid-in capital	28,900,767	29,154,428
Accumulated deficit	(27,153,875)	(26,271,321)

Total shareholders' equity	1,783,606	2,921,167

	$2,597,620	$4,068,808

The accompanying notes are an integral part of these statements.

THE RICEX COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED DECEMBER 31,
	2004	2003
REVENUES:
Sales	$4,010,186	$3,511,295

TOTAL REVENUES	4,010,186	3,511,295
COST OF SALES	1,655,940	1,865,055

GROSS MARGINS	2,354,246	1,646,240
RESEARCH AND DEVELOPMENT EXPENSES	223,685	226,452
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,465,380	2,180,963
STOCK OPTION AND WARRANT EXPENSE	15,000	3,000
INVESTOR RELATIONS	61,948	104,423
PROFESSIONAL FEES	502,207	440,039

Loss from operations	(913,974)	(1,308,637)
OTHER INCOME (EXPENSE):
Interest and other income	33,070	17,864

Loss before income taxes	(880,904)	(1,290,773)
INCOME TAX expense	1,650	1,650

Net loss	$(882,554)	$(1,292,423)

BASIC AND DILUTED EARNINGS PER SHARE,
Net loss per share	$(.02)	$(.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	37,061,240	38,301,484

The accompanying notes are an integral part of these statements.

THE RICEX COMPANY

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2004 AND 2003

					Deferred Expenses Related to Equity Issuance
	Common Stock					Total Share- holders' Equity
			Additional Paid-In Capital	Accumu- lated Deficit
	Shares	Amount
Balance, January 1, 2003	38,680,724	$38,681	$29,315,287	$(24,978,898)	$(57,418)	$4,317,652
Stock repurchase	(620,486)	(621)	(163,859)	—	—	(164,480)
Amortization of warrants issued to former employees	—	—	3,000	—	—	3,000
Amortization of warrants issued for consulting fees	—	—	—	—	57,418	57,418
Net loss for the year	—	—	—	(1,292,423)	—	(1,292,423)

Balance, December 31, 2003	38,060,238	38,060	29,154,428	(26,271,321)	—	2,921,167
Stock repurchase	(1,346,964)	(1,346)	(268,661)	—	—	(270,007)
Amortization of warrants issued to employees	—	—	15,000	—	—	15,000
Net loss for the year	—	—	—	(882,554)	—	(882,554)

Balance, December 31, 2004	36,713,274	$36,714	$28,900,767	$(27,153,875)	$—	$1,783,606

The accompanying notes are an integral part of these statements.

THE RICEX COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,
	2004	2003
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(882,554)	$(1,292,423)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	230,475	380,019
Amortization of shares and warrants issued for services, prepaid interest, and debt issuance cost	15,000	60,419
Net changes in operating assets and liabilities:
Trade accounts receivable	179,830	686,232
Inventories	(61,041)	(33,202)
Deposits and other current assets	(15,764)	24,968
Accounts payable and accrued liabilities	203,313	18,772
Deferred revenue	(536,940)	539,898

Net cash from operating activities	(867,681)	384,683

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, and other assets	(46,490)	75,177
Net cash from investing activities	(46,490)	75,177

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock and warrants	(270,007)	(164,480)
Net cash from financing activities	(270,007)	(164,480)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(1,184,178)	295,380
CASH AND CASH EQUIVALENTS, beginning of year	2,219,091	1,923,711

CASH AND CASH EQUIVALENTS, end of year	$1,034,913	$2,219,091

The accompanying notes are an integral part of these statements.

THE RICEX COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

        The RiceX Company ("RiceX"), formerly Food Extrusion, Inc., was incorporated in California in 1989 and in 1998 was reincorporated in Delaware and changed its name to The RiceX Company. RiceX has a wholly owned subsidiary, RiceX Nutrients, Inc. (formally Food Extrusion Montana, Inc.). The consolidated financial statements include the accounts of RiceX and RiceX Nutrients (collectively "the Company"), after the elimination of all inter-company balances and transactions.

        The Company is an agribusiness food technology company, which has developed a proprietary process to stabilize rice bran. RiceX is headquartered in El Dorado Hills, California and has stabilization equipment located at a rice mill in Northern California. The Company purchases raw rice bran from the mill and mill employees, under Company supervision, operate the Company's equipment to stabilize rice bran. The Company pays a processing fee to the mill for this service. Under an agreement with the mill, the mill may use the Company's equipment to stabilize rice bran for its customers in exchange for the payment of a royalty fee to the Company. The Company intends to enter into additional relationships with rice processors as part of its overall business strategy.

        RiceX Nutrients is engaged in the business of custom manufacturing grain-based products for food ingredient companies at its production facility in Dillon, Montana. The facility has specialized processing equipment and techniques for the treatment of grain products to cook, enzyme treat, convert, isolate, dry and package finished food ingredients. The soluble and fiber concentrate forms of the Company's rice bran products are produced at the Montana facility.

        The processing, formulation, packaging, labeling and advertising of the Company's products are subject to regulation by one or more federal agencies. Congress enacted the Dietary Supplement Health Education Act of 1994 ("DSHEA"), which limits the FDA's jurisdiction in regulating dietary supplements.

        A summary of the significant accounting principles and practices used in the preparation of the consolidated financial statements follows:

        Use of estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Concentration of credit risk—Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable for sales to major customers. The Company performs credit evaluations on its customers' financial condition and generally does not require collateral on accounts receivable. The Company maintains an allowance for doubtful accounts on its receivables based upon expected collectibility of all accounts receivable. Uncollected accounts have not been significant.

        In 2004, three major customers each accounted for 13%, 12%, and 10% of sales, respectively. Accounts receivable includes amounts due from three customers comprising of 17%, 14%, and 12% of the total outstanding.

        In 2003, three major customers each accounted for 22%, 17%, and 7% of sales, respectively. Accounts receivable includes amounts due from two customers comprising 29% and 24% of the total outstanding.

        Cash and cash equivalents—Cash equivalents consist of highly liquid investments with an original or remaining maturity at the time of purchase of three months or less.

        Allowance for doubtful accounts—The Company provides an allowance for accounts receivable it believes it may not collect in full. It evaluates collectibility of its accounts based on a combination of factors. In circumstances where it is aware of a specific customer's inability to meet its financial obligations such as bankruptcy, it records a specific reserve. For all other customers, the Company recognized reserves for bad debts based on current and historical collection experience. Accounts receivable are considered delinquent based on contractual terms. The Company does not charge interest on delinquent accounts.

        Inventories—Inventories are stated at the lower of cost or market determined on a first-in, first-out basis. The costs associated with the milling process are allocated to inventory.

        Property and equipment—Property and equipment are stated at cost. Depreciation or amortization is computed on the straight-line method over the shorter of the estimated life of the asset or the lease term, generally ranging from three to ten years. Upon sales or retirement, the related cost and accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss, if any, is included in results of operations. The cost of additions, improvements, and interest on construction are capitalized, while maintenance and repairs are charged to operations when incurred.

        The estimated lives used in determining depreciation and amortization are:

Buildings	10 years
Equipment	5 - 7 years
Leasehold improvements	7 years
Furniture and fixtures	5 - 7 years

        Deferred expenses related to equity issuance—Costs incurred in connection with equity issuances are deferred and are amortized over the terms of the related service.

        Revenue recognition—Revenues from product sales are recognized as products are shipped and when the risk of loss has transferred to the buyer. Deposits are deferred until either the product has shipped or conditions relating to the sale have been substantially performed.

        Shipping and handling—Shipping and handling expenses totaled $61,000 and $74,000 in 2004 and 2003 respectively and are captured in SG&A.

        Research and development—Research and development costs are expensed when incurred.

        Stock options—At December 31, 2004, the Company has one stock-based employee compensation plan, which is described more fully in Note 6. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board Opinions No. 25, Accounting for Stock Issued to Employees, and related Interpretations. The amount of $15,000 stock-based employee compensation cost is reflected in net income, as some options granted under those plans had an exercise price lower than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Financial Accounting Standards Board ("FASB") Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	DECEMBER 31,
	2004		2003
Net loss, as reported		$(882,554)		$(1,292,423)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards		(73,100)		(45,600)

Pro forma net loss		$(955,654)		$(1,338,023)

Loss per share:
Basic and diluted net loss per share—as reported		$(.02)		$(.03)
Basic and diluted net loss per share—pro forma		$(.03)		$(.04)
Weighted average fair value of options granted to employees during the year	$	..21	$	..15

        Net loss per share—Basic net loss per share is computed based on the weighted average number of shares of common stock outstanding during each period. Diluted loss per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options or warrants. For the years ended December 31, 2004 and 2003 there is no diffeence between basic and diluted loss per share, as there were no dilutive stock options.

        Income taxes—Deferred income tax assets and liabilities result from the future tax consequences associated with temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not, that all, or some portion, of such deferred tax assets will not be realized.

        Accounting for long-lived assets—Long-lived assets are recorded at the lower of amortized cost or fair value. As part of an ongoing review of the valuation of long-lived assets, management assesses the carrying value of such assets if facts and circumstances suggest they may be impaired. If this review indicates that the carrying value of these assets may not be recoverable, as determined by a non-discounted cash flow analysis over the remaining useful life, the carrying value would be reduced to its estimated fair value. There has been no impairment recognized in these consolidated financial statements.

        Reclassifications—Certain reclassifications have been made to the 2003 financial information to conform to the 2004 presentation.

  Recent accounting pronouncements

  Consolidation of Variable Interest Entities (VIE).

        In January 2003, the FASB issued Financial Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities (VIE). It defined a VIE as a corporation, partnership, trust, or any other legal structure used for the business purpose that either a) does not have equity investors with voting rights or b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. This interpretation will require a VIE to be consolidated or deconsolidated by a company if that company is subject to a majority of the risk of loss from the VIE's activities or entitled to receive a majority of the entity's residual return. Most of the provisions of FIN 46 have been delayed until March 31, 2004. The Company does not have any VIE and accordingly the implementation of FIN 46 will not have any impact on the Company's financial position or results of operations.

  Amendment of Statement 133 on Derivative Instruments and Hedging Activities.

        In April 2003, FASB issued Statement No. 149 ("Statement No. 149"), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for

  Derivative Instrumentsand Hedging Activities.

        Statement No. 149 is effective for contracts entered into or modified after June 30, 2003. Adoption of Statement No. 149 did not result in an impact on the Company's statement of financial position or results of operations.

  Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

        In May 2003, FASB issued Statement No. 150 ("Statement No. 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Statement No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. Adoption of Statement No. 150 did not result in an impact on the Company's statement of financial position or results of operations.

  Share-Based Payments

        In December 2004 the FASB issued Statement Number 123 (revised 2004) (FAS 123 (R)), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments, such as stock options, granted to employees. The company is required to apply FAS 123 (R) on a modified prospective method. Under this method, the Company is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, the Company may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the expense on that previously reported in their pro forma disclosures required by FAS 123. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005. Management has not completed its evaluation of the effect that FAS 123 (R) will have, but believes that the effect will be consistent with its previous pro forma disclosures.

  Inventory Costs

        In November 2004, the FASB issued Statement Number 151 (FAS 151), Inventory Costs. FAS 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "... under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...." FAS 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, FAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. FAS 151 is effective for fiscal years beginning after June 15, 2005. Management has not completed its evaluation of the effect that FAS 151 will have on the Company's financial statements.

NOTE 2—INVENTORY

        Inventory consists of the following:

	DECEMBER 31,
	2004	2003
Finished goods	$307,456	$240,708
Packaging	94,098	99,805

	$401,554	$340,513

NOTE 3—PROPERTY AND EQUIPMENT

        Property and equipment consists of the following:

	DECEMBER 31,
	2004	2003
Land and buildings	$380,154	$380,154
Equipment	4,619,726	4,593,237
Leasehold improvements	381,642	381,642
Furniture and fixtures	228,071	208,071

	5,609,593	5,563,104
Less accumulated depreciation and amortization	(5,067,017)	(4,868,943)

	$542,576	$694,161

NOTE 4—ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

        Accounts payable and accrued liabilities consist of the following:

	DECEMBER 31,
	2004	2003
Trade accounts payable	$287,751	$203,591
Other accrued liabilities	523,304	404,151
Deferred revenue	2,959	539,899

	$814,014	$1,147,641

        Included in Other accrued liabilities at December is $250,000 for the severance cost of two executives whose resignations from the Company were finalized in January 2005.

NOTE 5—COMMITMENTS AND CONTINGENCIES

        The Company leases office, laboratory and warehouse space under operating leases which expire in 2006 and 2009. The Company has the unilateral right to terminate the facilities' operating leases with six months' written notice. Rent expense under operating leases was $77,350 and $59,577 for the years ended December 31, 2004 and 2003, respectively.

        The following is a schedule of future minimum lease payments required under the above leases:

Year ending December 31,
2005	126,592
2006	94,944

Total	$221,536

        Lease expenses of $4,000 per month on a month by month basis for a warehouse facility in West Sacramento, California are included in the 2005 and 2006 minimum lease payments.

NOTE 6—SHAREHOLDERS' EQUITY

A.
Common and preferred stock.

        In conjunction with RiceX's re-incorporation in Delaware, the Company increased its authorized number of common shares from 50,000,000 to 100,000,000, authorized 10,000,000 shares of preferred stock which may be issued from time to time, in one or more series, and authorized its Board of Directors to establish the rights, preferences and privileges of each such series, when issued. At December 31, 2004, an aggregate of 18,971,047 shares of the Company's common stock was reserved for future issuance upon the exercise of stock options and warrants.

B.
Stock issued for services.

        None.

C.
Conversion of debt to equity.

        None.

D.
Private placement.

        During 2000, the Company issued 182,137 shares of common stock and warrants to purchase 182,137 shares of common stock for cash proceeds of $116,400 in conjunction with a $6 million dollar private placement. The warrants, which expire three years from issue date, have an exercise price for the first year of $1.00 per share, for the second year of $1.25 per share and for the third year of $1.50 per share. As of December 31, 2003, all warrants issued in conjunction with this private placement had expired.

E.
Repurchase of common stock.

        In 2002, the Board of Directors approved resolutions authorizing the Company to repurchase up to a total of $1,000,000 of its own stock on the open market for a period of one year. The Company repurchased 620,486 shares of its own stock on the open market during the year ended December 31, 2003.

        In April 2004, the Board of Directors approved an agreement authorizing us to purchase 1,346,964 common shares of our own stock and 3,030,669 warrants in a private transaction. This was the only purchase transaction through the period ended December 31, 2004. We paid $270,007 for the shares and warrants at an average cost of $0.20 per share.

F.
Warrants and non-qualified stock options issued.

        At December 31, 2004, warrants and non-qualified stock options outstanding were as follows:

Shares issuable under warrants and non-qualified options	Number of Shares	Exercise Price Per Share	Exercise Period
Balance, January 1, 2003	18,330,923	$0.70 - $1.65	1 - 10 years
Cancelled during the year	(4,091,207)	$0.75 - $1.50	3 - 5 years

Balance, December 31, 2003	14,239,716	$0.70 - $1.65	1 - 10 years
Issued during the year	75,000	$0.18	3 years
Expired during the year	(25,000)	$0.75	5 years
Canceled during the year	(3,030,699)	$0.70	5 years

Balance, December 31, 2004	11,259,047	$0.18 - $1.65	3 - 10 years

        The balances outstanding at December 31, 2004 and 2003 includes incentive warrants to purchase 6,030,582 and 7,714,287 shares, respectively, which are restricted from sale and or transfer until such time when certain sales targets are achieved.

G.
Stock option plan.

        The Company has 10,000,000 shares of common stock reserved for grant to its officers, directors and key employees under its stock option plan (the "Plan"). At December 31, 2004, options to purchase 7,712,000 shares of common stock had been granted under the Plan and 2,288,000 shares were available for future grants. Options granted pursuant to the Plan have lives of 10 years from the date subject to earlier expiration in certain cases, such as termination of the grantees' employment.

Options vest 1/3 on the date of the grant, 1/3 on the first anniversary, and 1/3 on the second anniversary. Stock option information is as follows:

	Weighted-Average Number of Shares	Exercise Price
Shares under option at January 1, 2003	6,849,000		$.66
Granted	330,000.24
Forfeited	(196,000)		.32

Shares under option at December 31, 2003	6,983,000		..65
Granted	750,000.21
Forfeited	(21,000)		.30

Shares under option at December 31, 2004	7,712,000	$	..61

Options exercisable at December 31, 2004	7,220,333	$	..64

        The weighted average fair value of the options granted in 2004 and 2003 were $0.21 and $0.15 respectively.

	Options Outstanding
				Options Exercisable
		Weighted Average Remaining Contractual Life (Years)
Range of Exercise Prices	Number Outstanding		Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.15-0.30	1,350,000	8.40	0.23	858,333	$0.25
0.36-0.40	1,450,000	6.71	0.38	1,450,000	0.38
0.72-0.79	4,772,000	4.68	0.75	4,772,000	0.75
1.81	140,000	3.69	1.81	140,000	1.81

$.15-$1.81	7,712,000	6.91	0.61	7,220,333	$0.64

Pro Forma Information related to Option Grants

        Pro forma information regarding net income and earnings per share is required by SFAS 123 for awards granted after December 31, 1995, as if the Company had accounted for its stock-based awards to employees under the fair value method of SFAS 123. The fair value of the Company's stock-based awards to employees was estimated using a Black-Scholes option pricing model. The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in the opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards to employees. The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. The fair value of the

Company's options grants under the 1997 plan was estimated assuming no expected dividends and the following weighted-average assumptions:

	2004	2003
Expected life (years)	3	3
Expected volatility	104%	103%
Risk-free interest rate	2.06%	1.50%

NOTE 7—EMPLOYEE BENEFIT PLAN

        The Company has a 401(k) plan, The RiceX Company 401(k) Profit Sharing Plan & Trust, which requires an employee to have completed one year of service and attained the age of 21 to participate in the plan. The Company contributes 3% of each employee's salary annually to the plan regardless of employee participation. Additionally, the Company may, at its discretion, make additional employer contributions. In order to participate in the plan, the employee must work 1000 hours in and be employed on the last day of the plan year. Employees are immediately vested in company contributions. Plan contributions amounted to $36,000 in 2004 and 2003.

NOTE 8—RELATED PARTY TRANSACTIONS

        Ms. Patricia McPeak, the spouse of Daniel L. McPeak, Sr., Chairman of the Board of Directors of the Company and its Chief Executive Officer until March 31, 2004, served as a director of the Company from its formation in 1989 until the expiration of her term on June 29, 2001. From February 1989 to March 2000, Ms. McPeak also served as the President of the Company. Ms. McPeak, who resigned that position on March 31, 2000, retained her seat on Board of Directors until June 29, 2001, at which time her term expired.

        Ms. McPeak is an officer and director of NutraCea (formally NutraStar) a California corporation. NutraStar changed its name to NutraCea in November 2003. In late 2001, the Company entered into an Exclusive Distribution Agreement and Licensing Agreement with NutraStar. This agreement was terminated in July 2002 for NutraStar's failure to meet certain performance requirements as specified in the Exclusive Distribution Agreement. Also during December 2001 the Company agreed to cancel $190,000 of NutraStar's indebtedness in exchange for 190,000 shares of NutraStar's Series A preferred stock. Subsequently, in 2004, the Company put 130,000 shares back to NutraCea for $130,000 under a put provision and sold 60,000 shares in the open market for $52,000. The Company has recognized sales to NutraCea of $405,000 and $229,000 during 2004 and 2003, respectively.

        In connection with the conversion of a $2,500,000 note to equity in 2000, the Company issued common stock and warrants to two principle parties, one of which is GBV Intermark Fund, LLC. The manager of this fund was appointed to the Company's Board of Directors in October 2000 until the expiration of his term in June 2003. The shares of RiceX common stock and warrants issued to GBV Intermark Fund, LLC, were acquired by Intermark Group Holdings, LLC, on April 4, 2002 in a private transaction. The principle owner of Intermark Group Holdings, LLC was elected to the Company's Board of Directors in June 2003. Mr. Lintzenich remains on our Board.

NOTE 9—INCOME TAXES

        The provision for income taxes on the statements of income consists of $1,650 for the years ended December 31, 2004 and 2003, respectively.

        Deferred tax assets (liabilities) are comprised of the following:

	DECEMBER 31,
	2004	2003
Net operating loss carryforward	$5,562,000	$4,768,000
Options and warrants	—	—
Accrued reserves	64,000	326,000
Research costs	714,000	770,000
Fixed assets	124,000	228,000
Other	—	—

	6,464,000	6,092,000
Less valuation allowance	(6,464,000)	(6,092,000)

	$—	$—

        Deferred taxes arise from temporary differences in the recognition of certain expenses for tax and financial statement purposes. At December 31, 2004 and 2003, management determined that realization of these benefits is not assured and has provided a valuation allowance for the entire amount of such benefits. At December 31, 2004, net operating loss carryforwards were approximately $14,510,000 for federal tax purposes that expire at various dates from 2011 through 2025 and $10,782,000 for state tax purposes that expire in 2005 through 2014.

        Utilization of net operating loss carryforwards may be subject to substantial annual limitations due to the "change in ownership" provisions of the Internal Revenue Code of 1986, as amended, and similar state regulations. The annual limitation may result in the expiration of substantial net operating loss carryforwards before utilization.

        The provision for income taxes differs from the amount computed by applying the U.S. federal statutory tax rate (34% in 2004 and 2003) to income before taxes as follows:

	DECEMBER 31,
	2004	2003
Computed expected tax	$(300,069)	$(438,863)
Change in valuation allowance	372,000	1,220,000
Change in carryovers and tax attributes	(70,281)	(779,487)

	$1,650	$1,650

NOTE 10—SUPPLEMENTAL CASH FLOW INFORMATION

	YEARS ENDED DECEMBER 31,
	2004	2003
Non cash activities:
Amortization/issuance of common stock and warrants for services	$15,000	$60,419

NOTE 11—FAIR VALUE OF FINANCIAL INSTRUMENTS

        The fair value of the Company's financial instruments approximated carrying value at December 31, 2004 and 2003. The Company's financial instruments include cash and accounts receivable for which the carrying amount approximates fair value due to the short maturity of the instruments.

 INTERIM FINANCIAL STATEMENTS

THE RICEX COMPANY

CONSOLIDATED BALANCE SHEET

JUNE 30, 2005

(UNAUDITED)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$484,449
Trade accounts receivable, net	404,344
Inventories	523,334
Deposits and other current assets	52,855

Total current assets	1,464,982
PROPERTY AND EQUIPMENT, net	504,421
OTHER ASSETS	10,986

$1,980,389

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$726,442
Unrecognized revenue	1,476
Current portion of long-term debt	6,380

Total current liabilities	734,298
LONG-TERM LIABILITIES:
Long-term debt, net of current portion	11,059

Total liabilities	745,357

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.00l per share, 10,000,000 shares authorized, no shares issued and outstanding	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 36,713,274 shares issued and outstanding	36,713
Additional paid-in capital	29,570,267
Accumulated deficit	(28,371,948)

Total shareholders' equity	1,235,032

$1,980,389

The accompanying notes are an integral part of these consolidated financial statements.

 INTERIM FINANCIAL STATEMENTS

THE RICEX COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

JUNE 30, 2005

(UNAUDITED)

	Quarters Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Sales	$872,585	$1,106,953	$1,795,192	$2,018,784
Royalties	13,324	—	13,324	—

Total revenues	885,909	1,106,953	1,808,516	2,018,784
Cost of sales	264,950	416,260	722,094	652,926

Gross profit	620,959	690,693	1,086,422	1,365,858
Research and development expenses	61,599	51,285	123,824	100,738
Selling, general and administrative expenses	1,163,006	497,046	1,664,982	1,073,941
Professional fees	362,144	126,875	498,150	254,935
Investor relations	17,498	39,948	21,492	47,403

Loss from operations	(983,288)	(24,461)	(1,222,026)	(111,159)
Other income (expense):
Interest and other income, net	2,676	14,394	6,178	21,597

Loss before income taxes	(980,612)	(10,067)	(1,215,848)	(89,562)
Provision for income taxes	—	(1,589)	(2,226)	(1,589)

Net loss	$(980,612)	$(11,656)	$(1,218,074)	$(91,151)

Basic loss per share:
Net loss per share	$(0.03)	$(0.00)	$(0.03)	$(0.00)

Weighted average number of shares outstanding	36,713,274	36,758,173	36,713,274	36,758,173

The accompanying notes are an integral part of these consolidated financial statements.

 INTERIM FINANCIAL STATEMENTS

THE RICEX COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

JUNE 30, 2005

(UNAUDITED)

	Six Months Ended
	June 30, 2005	June 30, 2004
Cash flow from operating activities:
Net loss	$(1,218,074)	$(91,151)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and amortization	91,714	105,240
Stock based compensation	669,500	—
Deferred revenue, net	(1,483)	(477,838)
Net changes in operating assets and liabilities:
Trade accounts receivable	95,069	198,165
Inventories	(121,780)	44,180
Deposits and other current assets	39,123	(15,453)
Accounts payable and accrued liabilities	(67,174)	(187,032)

Net cash (used in)/provided by operating activities	(513,105)	(423,889)

Cash from investing activities:
(Purchases), sales of property, and equipment, net	(37,359)	(3,755)

Net cash from investing activities	(37,359)	(3,755)

Cash flows used in financing activities:
Retirement of common stock	—	(270,005)

Net cash from financing activities	—	(270,005)

Net decrease in cash and cash equivalents	(550,464)	(697,649)
Cash and cash equivalents, beginning of period	1,034,913	2,219,091

Cash and cash equivalents, end of period	$484,449	$1,521,442

The accompanying notes are an integral part of these consolidated financial statements.

 THE RICEX COMPANY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.    Description of Business and Significant Accounting Policies

        The RiceX Company ("RiceX"), formerly Food Extrusion, Inc., was incorporated in California in 1989 and in 1998 was reincorporated in Delaware and changed its name to The RiceX Company. RiceX has a wholly-owned subsidiary, RiceX Nutrients, Inc. (formally Food Extrusion Montana, Inc. and referred to hereinafter as "RiceX Nutrients"). The consolidated financial statements include the accounts of RiceX and RiceX Nutrients (collectively, the "Company"), after the elimination of all inter-company balances and transactions.

        RiceX is an agribusiness food technology company and has developed a proprietary process to stabilize rice bran. RiceX is headquartered in El Dorado Hills, California and has stabilization equipment located at a rice mill in Northern California. RiceX purchases raw rice bran from this mill and mill employees, under RiceX's supervision, operate RiceX's equipment to stabilize the rice bran. RiceX pays a processing fee to the mill for this service. Under an agreement with the mill, the mill may use RiceX's equipment to stabilize rice bran for its customers in exchange for the payment of a royalty fee to RiceX under certain conditions. As the need arises, RiceX intends to enter into additional relationships with rice processors as part of its overall business strategy.

        RiceX Nutrients is engaged in the business of custom manufacturing grain-based products for food ingredient companies at its production facility in Dillon, Montana. The facility has specialized processing equipment and techniques for the treatment of grain products to cook, enzyme treat, convert, isolate, dry and package finished food ingredients. The soluble, dextrinized, and fiber concentrate forms of RiceX's rice bran products are produced at the Montana facility.

        RiceX is subject to regulations that govern the processing, formulation, packaging, labeling and advertising of its products. However, RiceX's principal operations are governed by the Dietary Supplement Health Education Act of 1994, which limits the regulatory authority and jurisdiction of most state and federal agencies, including the U.S. Food and Drug Administration.

        In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 123 (revised 2004), Share Based Payments. SFAS No. 123(R) requires RiceX to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. In April 2005, the Securities and Exchange Commission ("SEC") adopted a rule that effectively defers the compliance date of SFAS No. 123(R) to January 1, 2006. RiceX's management has not completed its evaluation of the effect that SFAS No. 123(R) will have on RiceX, but believes that the effect will be consistent with its previous pro-forma disclosure. For additional information regarding the effects of SFAS No. 123(R), please see Section 7 of these Notes to Unaudited Consolidated Financial Statements.

        In November 2004, FASB issued SFAS No. 151, Inventory Costs. SFAS No. 151 requires that abnormal amounts of idle facility expense, freight, handling costs and spoilage be recognized as current-period charges. Further, SFAS No. 151 requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. Unallocated overheads must be recognized as an expense in the period in which they are incurred. SFAS No. 151 is effective for inventory costs incurred beginning in the first quarter of 2006. RiceX is currently evaluating the effect of SFAS No. 151 on its financial statements and related disclosures.

        There have been no changes in RiceX's significant accounting policies as set forth in its audited financial statements for the year ended December 31, 2004, which were included in RiceX's Form 10-KSB for such year. These unaudited financial statements for the three months and six months ended June 30, 2005 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three months and six months ended June 30, 2005 are not necessarily indicative of the results expected for the full year.

2.    Inventory

        At June 30, 2005, inventories are composed of $382,675 of finished goods and $140,659 of packaging supplies.

3.    Property and Equipment

        At June 30, 2005, property and equipment consists of the following:

Land and buildings	$380,154
Equipment	4,657,085
Leasehold improvements	381,642
Furniture and fixtures	228,071

5,646,952
Less accumulated depreciation and amortization	(5,142,531)
504,421

4.    Accounts Payable and Accrued Liabilities

        At June 30, 2005, accounts payable and accrued liabilities consist of the following:

Trade accounts payable	$413,822
Accrued liabilities	312,620

$726,442

5.    Net Income (Loss) Per Share

        Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during all periods presented. Options and warrants are excluded from the basic net income (loss) per share calculation because they are currently anti-dilutive.

6.    Concentration of Credit Risk

        Financial instruments that potentially subject RiceX to significant concentrations of credit risk consist primarily of trade accounts receivable for sales to major customers. RiceX performs credit evaluations on its customers' financial condition and generally does not require collateral on accounts receivable. RiceX maintains an allowance for doubtful accounts on its receivables based upon expected collection of all accounts receivable. Uncollected accounts have not been significant.

        For the six months ended June 30, 2005, one customer accounted for 12% of sales. At June 30, 2005, accounts receivable due from this one customer were 20% of the total aged outstanding accounts receivable.

7.    Other Information

        Stock Options.    At June 30, 2005, RiceX had one stock-based employee compensation plan. RiceX accounts for this plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Options are granted under RiceX's employee compensation plan at an exercise price equal to the market value of the underlying common stock on the respective dates of grant (however, see below for modifications made in March 2005). The following table illustrates the effect on net loss and earnings (loss) per share if RiceX had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation to stock-based employee compensation.

	Quarter Ended June 30, 2005	Quarter Ended June 30, 2004	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
Net loss, as reported	$(980,612)	$(11,656)	$(1,218,074)	$(91,151)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	18,500	48,300	161,500	48,300

Pro forma net income (loss)	$(999,112)	$(59,956)	$(1,379,574)	$(139,451)
Earnings (loss) per share:
Basic and diluted net income (loss) per share—as reported	$(.03)	$(.00)	$(.03)	$(.00)
Basic and diluted net income (loss) per share—pro forma	$(.03)	$(.00)	$(.04)	$(.00)
Weighted average fair value of options granted to employees during the period	$.11	$.19	$.11	$.19

        In March 2005, RiceX's board of directors granted non-statutory stock options to its officers, directors and key employees to acquire an aggregate of 2,917,333 shares of common stock at an exercise price of $0.30 per share. The estimated fair value of $0.11 per share was determined by using the Black-Scholes option pricing model assuming a life of 3 years, volatility of 111% and a risk free rate of 3.79%. Approximately half of the options granted, or 1,334,000 options, were fully vested and exercisable on the date of grant. Another 1,333,333 options vest proportionately on a monthly basis over thirty-six (36) months and 250,000 become fully vested at the end of twelve (12) months. All options expire in June 2015.

        Also in March 2005, RiceX's board of directors approved the modification of 6,695,000 non-statutory stock options, ranging in exercise price from $0.19 to $1.81 per share, by changing the exercise prices to $0.30 per share. These non-statutory options were granted to officers, directors and key employees from 1996 to 2005. RiceX's board of directors also approved the re-pricing of 400,000 non-statutory stock options held by non-employee directors to change the exercise prices thereof, which were below $0.30 per share, to $0.30 per share. An additional 700,000 stock options held by non-employee directors, with exercise prices ranging from $0.30 to $1.66 per share, were not modified. The shares underlying these options may not be sold or otherwise transferred without prior written consent of NutraCea until after the third anniversary of the closing of the Merger. RiceX's management believes the consequence of re-pricing these options is that the awards will be subject to variable accounting treatment from the date of the modification to the date the award is exercised, forfeited or expires unexercised. In a non-cash transaction relating to the variable accounting treatment of modified options, compensation expense was recognized in the quarter ended June 30, 2005 in the amount of $670,000, as the market price of $0.40 per share was above the modified exercise price of $0.30 per share.

        Revenue Recognition.    RiceX derives its revenue primarily from product sales. Product is shipped when an approved purchase order is received. Products shipped by RiceX are generally sold FOB Origin, with the customer taking title to the product once it leaves RiceX's warehouse via common carrier. At this point, the price to the customer is fixed and determinable, and collectibility is reasonably assured. On occasion, RiceX enters into negotiated sales agreements to provide products to governments in underdeveloped countries. In these situations, each contract is individually evaluated to determine appropriate revenue recognition. Each delivery is generally considered to be a separate unit of accounting for the purposes of revenue recognition and, in all instances, persuasive evidence of arrangement, delivery, pricing and collectibility must be determined or accomplished, as applicable, before revenue is recognized. In the case of partial shipments, the specific amounts of revenue recognized upon each partial shipment of the products is determined by allocating a portion of the aggregate purchase price to each such shipment, based upon the proportion that the amount of products contained in each such shipment bears to the total amount of products delivered under the memorandum of understanding. In addition, if the contract includes customer acceptance provisions, no revenue is recognized until customer acceptance occurs. RiceX is not obligated, under the terms of its contracts, to refund payments for which shipments have been made and, if applicable, accepted, even under circumstances in which RiceX would be unable to fulfill the remaining balance of product ordered under the contract.

        Regarding sales from underdeveloped countries in which third party financing is involved, all such revenue derived under these arrangements are historically prepaid prior to any shipments of RiceX's product. Revenue is accounted for at the point of shipment FOB Origin, unless accompanied by a memorandum of understanding detailing the requirement of customer acceptance in order to transfer title, in which case revenue is recognized at the time of such acceptance.

        RiceX's royalty fees are generally recognized when it is probable that an economic benefit will flow to it, the amount of the benefit can be reliably measured, and collectibility is reasonably assured.

        Income Taxes.    Future tax benefits are subject to a valuation allowance when management is unable to conclude that its deferred tax assets will more likely than not be realized from the results of operations. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based on historical taxable income and projections for future taxable income over the periods in which the deferred tax assets become deductible, management believes it more likely than not that RiceX will not realize benefits of these deductible differences as of June 30, 2005. Management has, therefore, established a full valuation allowance against its net deferred tax assets as of June 30, 2005.

Annex A

AGREEMENT AND PLAN OF
MERGER AND REORGANIZATION

        By and Among

NUTRACEA,

RED ACQUISITION CORPORATION

and

THE RICEX COMPANY

Dated as of April 4, 2005

A-i

4.4	Subsidiaries	A-25
4.5	Authority	A-25
4.6	Conflicts	A-25
4.7	Consents	A-25
4.8	SEC Filings; Financial Statements; Undisclosed Liabilities	A-26
4.9	Disclosure Controls and Procedures	A-27
4.10	Absence of Certain Changes or Events	A-27
4.11	Taxes	A-28
4.12	Intellectual Property	A-29
4.13	Compliance; Permits; Restrictions	A-30
4.14	Litigation	A-30
4.15	Brokers' and Finders' Fees	A-30
4.16	Employee Benefit Plans	A-31
4.17	Absence of Liens	A-32
4.18	Labor Matters	A-32
4.19	Agreements, Contracts and Commitments	A-33
4.20	Parent Proxy Statement; Other Filings	A-34
4.21	Board Approval	A-34
ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME		A-34
5.1	Conduct of Business	A-34
5.2	Restricted Conduct	A-35
ARTICLE VI ADDITIONAL AGREEMENTS		A-37
6.1	Fairness Hearing	A-37
6.2	Proxy Statements; Other Filings	A-37
6.3	Meetings of Stockholders	A-38
6.4	Access to Information; Confidentiality	A-38
6.5	No Solicitation	A-39
6.6	Public Disclosure	A-41
6.7	Legal Requirements	A-41
6.8	Third Party Consents	A-41
6.9	Notification of Certain Matters	A-41
6.10	Commercially Reasonable Efforts and Further Assurances	A-41
6.11	Target Options and Warrants	A-42
6.12	Form S-8	A-42
6.13	Indemnification	A-42
6.14	Target Affiliate Agreement	A-43
6.15	Regulatory Filings; Reasonable Efforts	A-44
6.16	Noncompetition Agreements	A-44
6.17	Employee Matters	A-44
6.18	Board of Directors and Executive Officers	A-45
6.19	Fairness Opinions	A-45
ARTICLE VII CONDITIONS TO THE MERGER		A-46
7.1	Conditions to Obligations of Each Party to Effect the Merger	A-46
7.2	Additional Conditions to Obligations of Target	A-46
7.3	Additional Conditions to the Obligations of Parent and Merger Sub	A-47

A-ii

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		A-49
8.1	Termination	A-49
8.2	Notice of Termination; Effect of Termination	A-50
8.3	Fees and Expenses	A-51
ARTICLE IX GENERAL PROVISIONS		A-52
9.1	Non-Survival of Representations and Warranties	A-52
9.2	Notices	A-52
9.3	Interpretation	A-53
9.4	Counterparts	A-53
9.5	Entire Agreement	A-53
9.6	Severability	A-54
9.7	Other Remedies; Specific Performance	A-54
9.8	Governing Law	A-54
9.9	Rules of Construction	A-54
9.10	Assignment	A-54
9.11	Amendment	A-54
9.12	Extension; Waiver	A-54
9.13	WAIVER OF JURY TRIAL	A-54

INDEX OF EXHIBITS

Exhibit A	Parent Voting Agreement
Exhibit B	Target Voting Agreement
Exhibit C	Target Affiliate Agreement

A-iii

AGREEMENT AND PLAN OF
MERGER AND REORGANIZATION

        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into as of April 4, 2005, by and among NutraCea, a California corporation ("Parent"), Red Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and The RiceX Company, a Delaware corporation ("Target").

RECITALS

        A.    Upon the terms and subject to the conditions set forth in this Agreement and in accordance with Delaware Law (as defined herein), Parent and Target are entering into a business combination transaction pursuant to which Merger Sub will merge with and into Target (the "Merger"), with Target continuing after the Merger as the surviving corporation and a wholly owned subsidiary of Parent.

        B.    The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, advisable and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Parent vote to approve the issuance of shares of Parent Common Stock (as defined herein) to the stockholders of Target pursuant to the terms of the Merger.

        C.    The Board of Directors of Target (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Target and fair to, advisable and in the best interests of, Target and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend the approval of this Agreement and the Merger by the stockholders of Target.

        D.    Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Target to enter into this Agreement, certain affiliates of Parent are entering into Voting Agreements, each in substantially the form attached hereto as Exhibit A (collectively, the "Parent Voting Agreements"), and certain affiliates of Target are entering into Voting Agreements, each in substantially the form attached hereto as Exhibit B (collectively, the "Target Voting Agreements" and, together with the Parent Voting Agreements, the "Voting Agreements").

        E.    Parent, Target and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

        F.     The parties hereto intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code (as defined herein).

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Certain Defined Terms.    For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (a)   "Action" or "Actions" means any claim, suit, proceeding, arbitration, inquiry or investigation pending or brought by any Governmental Authority.

          (b)   "Affiliate" or "Affiliates" means, with respect to any person, an affiliate of such person within the meaning of Rule 145 promulgated under the Securities Act.

          (c)   "California Law" means the General Corporation law of the State of California.

          (d)   "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any successor statute thereto.

          (e)   "Code" means the United States Internal Revenue Code of 1986, as amended, or any successor statute thereto.

          (f)    "Code Affiliate" or "Code Affiliates" means, with respect to any person, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with such person within the meaning of Section 414 of the Code.

          (g)   "Delaware Law" means the General Corporation law of the State of Delaware.

          (h)   "DOJ" means the United States Department of Justice, or any successor department thereto.

          (i)    "DOL" means the United States Department of Labor, or any successor department thereto.

          (j)    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

          (k)   "Exchange Act" means the Securities and Exchange Act of 1934, as amended, or any successor statute thereto.

          (l)    "Exchange Ratio" means an amount equal to the quotient of (A) the Merger Shares divided by (B) the Fully Diluted Target Share Amount.

          (m)  "FTC" means the United States Federal Trade Commission, or any successor agency thereto.

          (n)   "Fully Diluted Target Share Amount" shall mean the sum of (i) the number of outstanding shares of Target Common Stock immediately prior to the Effective Time, (ii) the number of shares of Target Common Stock issuable upon exercise of all Target Options and Target Warrants that are outstanding immediately prior to the Effective Time and which do not terminate at or prior to the Effective Time, and (iii) the number of shares of Target Common Stock that are issuable upon conversion or exercise of any Target securities other than Target Options and Target Warrants that are outstanding immediately prior to the Effective Time and which do not terminate at or prior to the Effective Time.

          (o)   "GAAP" means United States generally accepted accounting principles.

          (p)   "Governmental Authority" means any governmental body, court, administrative agency or commission or other governmental authority or instrumentality.

          (q)   "HSR Act" means the Hart-Scott-Antitrust Improvements Act of 1976, as amended, or any successor statute thereto.

          (r)   "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

          (s)   "IRS" means the United States Internal Revenue Service, or any successor agency thereto.

          (t)    "Law" or "Laws" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, judgment, decree or other requirement of law.

          (u)   "Liability" or "Liabilities" means any and all debts, liabilities and obligations of any type or nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, including, without limitation, those arising under any, Action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          (v)   "Lien" or "Liens" means any lien, security interest, adverse claim, charge, mortgage or other encumbrance.

          (w)  "Material Adverse Effect" when used with reference to an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its Subsidiaries taken as a whole; provided, however, that in no event shall (i) a decrease in such entity's stock price by itself constitute a Material Adverse Effect, or (ii) any change, event, violation, inaccuracy, circumstance or effect that results solely from (A) the public announcement or pendency of the Merger and the other transactions contemplated hereby, (B) changes generally affecting the industry in which such entity currently operates or conducts business, or (C) changes generally affecting the United States economy as a whole in any location where such entity has material operations or sales (which changes, in the case of (B) and (C), do not materially disproportionately affect such entity), constitute a Material Adverse Effect.

          (x)   "Merger Shares" shall mean Forty Million Eighty-Three Thousand (40,083,000) shares of Parent Common Stock; provided, however, (i) in the event that the Parent Common Stock Price is less than $0.39 but greater than or equal to $0.31, then "Merger Shares" shall mean the product of (A) Forty Million Eighty-Three Thousand (40,083,000) shares of Parent Common Stock and (B) the quotient obtained by dividing (a) $0.39 by (b) the Parent Common Stock Price, and (ii) in the event that the Parent Common Stock Price is less than $0.31, then "Merger Shares" shall mean the product of (A) Forty Million Eighty-Three Thousand (40,083,000) shares of Parent Common Stock and (B) the quotient obtained by dividing (a) $0.39 by (b) $0.31.

          (y)   "Parent Capital Stock" means Parent Preferred Stock and Parent Common Stock.

          (z)   "Parent Common Stock" means the Common Stock, no par value, of Parent.

         (aa)  "Parent Common Stock Price" shall be the average of the last reported sales price of Parent Common Stock on the OTC Bulletin Board for each of the thirty (30) trading days up to and including the second (2nd) trading day preceding the Closing Date.

         (bb)  "Parent Options" shall mean all options to purchase, acquire or otherwise receive shares of Parent Common Stock (whether or not vested) held by current or former employees or directors of or consultants to Target and excluding all Target Warrants and excluding all Parent Warrants and Parent Preferred Stock.

         (cc)  "Parent Post-Signing Term Employment Agreements" shall mean employment agreements entered into by Parent from the date of this Agreement through the Closing Date other than at-will employment agreements that are terminable with no contractual severance payments.

         (dd)  "Parent Secured Debt Financing" shall mean Parent's December 22, 2004 secured debt financing in which Parent issued secured promissory notes in the aggregate principal amount of Two Million Four Hundred Thousand ($2,400,000) Dollars.

         (ee)  "Parent Stock Plan" means Parent's 2003 Stock Compensation Plan.

          (ff)  "Parent Warrants" means all warrants to purchase, acquire or otherwise receive shares of Parent Capital Stock (whether or not vested) other than Parent Options.

         (gg)  "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority.

         (hh)  "Rule 14(a)-12" means Rule 14(a)-12 promulgated under the Exchange Act.

           (ii)  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto.

           (jj)  "SEC" means the United States Securities and Exchange Commission, or any successor agency thereto.

         (kk)  "Subsidiary" or "Subsidiaries" means any corporation, limited liability company, general or limited partnership, joint venture, business trust, unincorporated association or other business enterprise or entity controlled by a person, directly or indirectly through one (1) or more intermediaries.

           (ll)  "Tax" or "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

      (mm)  "Target Common Stock" means the Common Stock, par value $0.001 per share, of Target.

         (nn)  "Target Employee Options" means all options to purchase Target Common Stock granted pursuant to Target's Stock Option Plan and held by current employees and directors of Target.

         (oo)  "Target Non-Employee Options" means all Target Options other than Target Employee Options.

         (pp)  "Target Options" shall mean all options to purchase, acquire or otherwise receive shares of Target Common Stock (whether or not vested) held by current or former employees or directors of or consultants to Target and excluding all Target Warrants.

         (qq)  "Target Non-Plan Options" shall mean Target Options other than Target Plan Options.

          (rr)  "Target Plan Options" shall mean Target Options granted pursuant to the Target Stock Option Plan.

          (ss)  "Target Post-Signing Term Employment Agreements" shall mean any employment agreement entered into by Target from the date of this Agreement through the Closing Date other than at-will employment agreements that are terminable with no contractual severance payments.

          (tt)  "Target Stock Option Plan" means Target's 1997 Stock Option Plan.

         (uu)  "Target Warrants" shall mean all warrants to purchase, acquire or otherwise receive shares of Target Common Stock (whether or not vested) other than Target Options.

        1.2    Certain Additional Defined Terms.    For all purposes of and under this Agreement, the following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below:

Term	Section
Agreement	Preamble
California Permit	6.1
Certificates	2.9(c)
Certificate of Merger	2.2
Chapter 13	2.8(a)
Closing	2.2
Closing Date	2.2
Confidentiality Agreement	6.4(b)
Designated Board Composition	6.18(b)
Dissenting Shares	2.8(a)
Effective Time	2.2
Employment Agreement Amendments	6.17(d)
Exchange Agent	2.9(a)
Exchange Fund	2.9(b)
Fairness Hearing	6.1
Indemnified Parties	6.13(a)
Merger	Recitals
Merger Consideration	2.7(a)(i)
Merger Sub	Preamble
Merger Sub Common Stock	2.7(c)
Mutual Designee	6.18(b)
Noncompetition Agreements	6.16
Non-Qualified Target Options	6.11(b)
Non-Qualified Target Warrants	6.11(c)
Other Filings	6.2
Parent	Preamble
Parent Balance Sheet	4.8(b)
Parent Contract	4.19(b)
Parent Designees	6.18(b)
Parent Dissenting Shares	2.8(a)
Parent Employee	4.16(a)
Parent Financial Statements	4.8(b)
Parent Intellectual Property	4.12(a)(i)
Parent Permits	4.13(b)
Parent Plans	4.16(a)
Parent Preferred Stock	4.3(a)
Parent Proxy Statement	6.2
Parent Returns	4.11(a)

Parent Registered Intellectual Property	4.12(a)(ii)
Parent Related Agreements	4.5
Parent Schedules	Article IV
Parent SEC Reports	4.8(a)
Parent Stockholders' Meeting	6.2
Parent Termination Fee	8.3(c)(i)
Parent Triggering Event	8.1(h)
Parent Voting Agreements	Recitals
Parent's Rule 14a-12 Filings	4.7
Proxy Statements	6.2
Qualified Target Options	6.11(b)
Qualified Target Warrants	6.11(c)
Resale Restriction Agreements	6.17(d)
Sarbanes-Oxley Act	3.8(e)
Section 262	2.8(a)
Surviving Corporation	2.1
Target	Preamble
Target Acquisition	8.3(b)(v)
Target Acquisition Proposal	6.5(b)
Target Acquisition Transaction	6.5(b)
Target Affiliate	6.14
Target Affiliate Agreements	6.14
Target Balance Sheet	3.8(b)
Target Contract	3.19(b)
Target Designees	6.18(b)
Target Dissenting Shares	2.8(a)
Target Employee	3.16(a)
Target Financial Statements	3.8(b)
Target Intellectual Property	3.12(a)(i)
Target Permits	3.13(b)
Target Plans	3.16(a)
Target Preferred Stock	3.3(a)
Target Proxy Statement	6.2
Target Related Agreements	3.5
Target Registered Intellectual Property	3.12(a)(ii)
Target Returns	3.11(a)
Target Schedules	Article III
Target SEC Reports	3.8(a)
Target Stockholders' Meeting	6.2
Target Superior Offer	6.5(b)
Target Termination Fee	8.3(b)(i)
Target Triggering Event	8.1(g)
Target Voting Agreements	Recitals
Target's Rule 14a-12 Filings	3.7
Voting Agreements	Recitals

ARTICLE II
THE MERGER

        2.1    The Merger.    At the Effective Time (as defined in Section 2.2 hereof) and upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation of the Merger. As the surviving corporation after the Merger, Target is hereinafter sometimes referred to as the "Surviving Corporation."

        2.2    Effective Time; Closing.    Upon the terms and subject to the conditions set forth in this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed upon in writing by the parties hereto and specified in the Certificate of Merger) being referred to herein as the "Effective Time") as soon as practicable on or after the Closing Date (as defined below). The closing of the Merger (the "Closing") shall take place at the offices of Weintraub Genshlea Chediak Sproul, Professional Corporation, 400 Capitol Mall, Eleventh Floor, Sacramento, California 95814, at a time and date to be specified by the parties hereto, which time and date shall be no later than the second (2nd) business day after the satisfaction or waiver of the conditions set forth in Article VII hereof, or at such other location, time and date as the parties hereto shall mutually agree in writing (the date upon which the Closing actually occurs being referred to herein as the "Closing Date").

        2.3    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        2.4    Certificate of Incorporation and Bylaws of Surviving Corporation.

          (a)    Certificate of Incorporation.    The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended in accordance with Delaware Law and the terms of such Certificate of Incorporation; provided, however, that the name of the Surviving Corporation shall be changed to "The RiceX Company".

          (b)    Bylaws.    The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

        2.5    Directors and Officers.    The initial directors of the Surviving Corporation shall consist of (i) one (1) director designated by Parent, (ii) one (1) director designated by Target and (iii) one director mutually designated by Parent and Target. Parent and Target hereby agree that David Bensol may serve as the mutually designated director. The officers of Parent immediately following the Effective Time shall serve in the same capacities as the initial officers of the Surviving Corporation, until their respective successors are duly appointed.

        2.6    Intentionally Deleted.

        2.7    Effect on Capital Stock.    On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Target, Merger Sub, or the holders of any of the following securities, the following shall occur:

          (a)    Target Common Stock.

              (i)  Each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Target Common Stock to be canceled pursuant to Section 2.7(a)(ii) hereof and any shares of Target Common Stock that are "Target Dissenting Shares" as defined in Section 2.8(a) below) shall be canceled and extinguished and automatically converted (subject to Sections 2.7(a)(iii) and Section 2.7(a)(iv) hereof) into the right to receive a fraction of a share of Parent Common Stock equal to the Exchange Ratio (such shares of Parent Common Stock, and any cash paid in lieu of fractional shares pursuant to Section 2.7(a)(iv), being collectively referred to herein as the "Merger Consideration"), upon the surrender of the certificate representing such share of Target Common Stock in the manner provided in Section 2.9 hereof (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.11 hereof).

             (ii)  Each share of Target Common Stock held in the treasury of Target, or owned by Parent, Merger Sub or any direct or indirect Subsidiary of Target or Parent immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof or any consideration therefor.

            (iii)  The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend of securities convertible into Parent Common Stock or Target Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Target Common Stock occurring on or after the date hereof and prior to the Effective Time.

            (iv)  No fraction of a share of Parent Common Stock shall be issued by virtue of the Merger, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock in connection with the Merger (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded down to the nearest whole cent), without interest, equal to the product obtained by multiplying (x) such fraction, by (y) the Parent Common Stock Price.

             (v)  Each of the Exchange Agent (as defined in Section 2.9(a) hereof) and Parent shall be entitled to deduct and withhold from the consideration other wise deliverable in connection with the Merger to any holder or former holder of shares of Target Common Stock such amounts as may be required to be deducted and withheld therefrom under the Code or any other applicable provision of Law. To the extent that such amounts are so deducted and withheld, such amounts shall be treated for all purposes under this Agreement as having been delivered or otherwise paid to the person to whom such amounts would otherwise have been delivered or paid in connection with the Merger pursuant to this Agreement.

          (b)    Target Options and Target Warrants.    Each Target Option and each Target Warrant shall be assumed by Parent in accordance with Section 6.11 hereof.

          (c)    Capital Stock of Merger Sub.    Each share of Common Stock, par value $0.001 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one (1) duly authorized and validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

  Each stock certificate of Merger Sub evidencing ownership of any such shares shall thereafter evidence ownership of shares of capital stock of the Surviving Corporation.

        2.8    Dissenting Shares.

          (a)    Dissenting Shares Defined.    As used herein, the term "Dissenting Shares" means (i) with respect to shares of the capital stock of Target, any such shares of Target capital stock with respect to which the holder thereof is, at the time in question, potentially entitled to exercise statutory appraisal rights pursuant to the provisions of Section 262 of Delaware Law ("Section 262"), or, pursuant to Chapter 13 of California Law ("Chapter 13"), if applicable, because such holder has not voted such shares in favor of this Agreement or the Merger or consented thereto in writing and has complied in all respects with the provisions of Section 262, or, Chapter 13, if applicable, and has not effectively withdrawn or lost the right to demand relief as a dissenting stockholder under Delaware Law, or, California Law, if applicable, as of the Effective Time ("Target Dissenting Shares"); and (ii) with respect to shares of the capital stock of Parent, any such shares of Parent capital stock with respect to which the holder thereof is, at the time in question, potentially entitled to exercise statutory appraisal rights pursuant to the provisions of Chapter 13 ("Parent Dissenting Shares"). Except as otherwise provided in Section 2.8(b), Target Dissenting Shares shall not be converted into, or represent, the right to receive shares of Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock as provided in Section 2.7 and the holder of such Target Dissenting Shares shall only be entitled to such appraisal rights as are granted to such holder with respect to such holder's Target Dissenting Shares under Delaware Law and/or California Law, if applicable. Without limiting the provisions of Section 262 or Chapter 13, from and after the Effective Time Dissenting Shares shall not be entitled to vote or to be paid dividends or distributions declared after the Effective Time.

          (b)    Change of Status of Target Dissenting Shares.    Notwithstanding the provisions of Section 2.8(a), if any holder of Target Dissenting Shares shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, or Chapter 13, if applicable, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's Target Dissenting Shares shall automatically be converted into and represent only the right to receive Parent Common Stock and cash in lieu of fractional shares as provided in Section 2.7(a), without interest thereon, upon surrender to Target of the certificate(s) representing such shares in accordance with Section 2.9.

          (c)    Target Appraisal Payments.    Target shall give Parent (i) prompt written notice of its receipt of any written demand for appraisal in respect of any shares of Target capital stock, withdrawals of such demands and any other instruments relating to the Merger served pursuant to applicable law and received by Target, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Target shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offers to settle or settle any such demands.

          (d)    Parent Appraisal Payments.    Parent shall give Target (i) prompt written notice of its receipt of any written demand for appraisal in respect of any shares of Parent capital stock, withdrawals of such demands and any other instruments relating to the Merger served pursuant to applicable law and received by Parent, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Parent shall not, except with the prior written consent of Target, make any payment with respect to any such demands or offers to settle or settle any such demands.

        2.9    Surrender of Certificates.

          (a)    Exchange Agent.    Prior to the Effective Time, Parent shall select Fidelity Transfer Co., Inc. or any other institution reasonably satisfactory to Target to act as the exchange agent (the "Exchange Agent") for the Merger.

          (b)    Parent to Provide Common Stock.    Promptly following the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article II, (i) the shares of Parent Common Stock issuable pursuant to Section 2.7(a)(i) hereof in exchange for all outstanding shares of Target Common Stock, (ii) cash in an amount sufficient to make all cash payments required to be made pursuant to Section 2.7(a)(iv) hereof in lieu of issuing fractional shares of Parent Common Stock in connection with the Merger, and (iii) any dividends or other distributions to which holders of shares of Target Common Stock may be entitled pursuant to Section 2.9(d) hereof (such cash, shares of Parent Common Stock, cash in lieu of fractional shares and dividends and such other distributions being referred to herein as the "Exchange Fund").

          (c)    Exchange Procedures.    Promptly following the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.7(a)(i), the right to receive cash in lieu of any fractional shares pursuant to Section 2.7(a)(iv) hereof and any dividends or other distributions pursuant to Section 2.9(d) hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and Target may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of such Certificates and any dividends or other distributions pursuant to Section 2.9(d) hereof. Upon the surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of such Certificates and any dividends or other distributions payable pursuant to Section 2.9(d) hereof, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time, for all corporate purposes, subject to the terms of Section 2.9(d) hereof as to the payment of dividends, to evidence only the right to receive Merger Consideration payable in respect of the shares of Target Common Stock formerly represented thereby pursuant to the terms of this Article II, and any dividends or distributions payable pursuant to Section 2.9(d) hereof.

          (d)    Distributions With Respect to Unexchanged Shares.    No dividends or other distributions declared or made after the date hereof with respect to Parent Common Stock with a record date after the Effective Time shall be paid to any holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates in accordance with Section 2.9(d) hereof. Subject to applicable law, following the surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

          (e)    Transfers of Ownership.    If certificates for shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition to the issuance thereof that (i) the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer, (ii) the persons requesting such exchange will have paid to Parent or any agent designated by Parent any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in any name other than that of the registered holders of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable, and (iii) Parent shall have received, as reasonably requested by Parent, (a) written assurances regarding federal and state securities law compliance and (b) written agreements requiring any transferee of such shares to be bound by any agreements with Target to which the transferor of such shares is bound.

          (f)    No Liability.    Notwithstanding anything to the contrary set forth in this Section 2.9, neither the Exchange Agent, Parent, the Surviving Corporation nor any other party hereto shall be liable to a holder of shares of Parent Common Stock or Target Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g)    Distribution of Exchange Fund to Parent.    Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates on the date that is six (6) months after the Effective Time shall be delivered to Parent upon demand, and any holders of shares of Target Common Stock prior to the Merger who have not theretofore surrendered their Certificates evidencing such shares of Target Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Merger Consideration payable in respect of the shares of Target Common Stock evidenced by such Certificates solely to Parent, as general creditors thereof, for any claim to the applicable Merger Consideration to which such holders may be entitled pursuant to this Article II.

        2.10    No Further Ownership Rights in Target Common Stock.    The Merger Consideration issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

        2.11    Lost, Stolen or Destroyed Certificates.    In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 2.7(a)(iv) hereof and any dividends or distributions payable pursuant to Section 2.9(d) hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        2.12    Tax Consequences.    It is intended by the parties hereto that the Merger constitute a "reorganization" within the meaning of Section 368 of the Code. In accordance therewith, the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. None of Parent, Merger Sub or Target shall take any action that is inconsistent with such treatment.

        2.13    Taking of Necessary Action; Further Action.    If, at any time after the Effective Time, any further action is necessary or desirable in order to carry out the purposes and intent of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Parent and the Surviving Corporation (on behalf of the Merger Sub, Target, the Surviving Corporation and otherwise) will take all such lawful and necessary action.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF TARGET

        Target hereby represents and warrants to Parent and Merger Sub, subject to (i) the exceptions disclosed in writing in the disclosure letter, dated as of the date hereof, delivered by Target to Parent and Merger Sub concurrently with the execution and delivery hereof (the "Target Schedules"), and (ii) the information set forth in any Target SEC Reports (as defined in Section 3.8(a) hereof) filed by Target with the SEC prior to the date hereof, as follows:

        3.1    Organization and Good Standing.    Target and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to conduct business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect on Target.

        3.2    Charter Documents.    Target has delivered or made available to Parent, or Parent has obtained from Target's filings with the SEC, a true and complete copy of the Certificate of Incorporation and Bylaws of Target and similar governing charter instruments of each of its material Subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Target nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing charter instruments.

        3.3    Capital Structure.

          (a)   As of the date hereof, the authorized capital stock of Target consists of 100,000,000 shares of Target Common Stock and 10,000,000 shares of Preferred Stock, $0.001 par value per share (the "Target Preferred Stock"). As of the date hereof, (i) 36,713,274 shares of Target Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Target Common Stock were held in treasury by Target or its Subsidiaries, (iii) 10,000,000 shares of Target Common Stock were reserved for issuance under the Target Stock Option Plan, (iv) 10,000,000 shares of Target Common Stock were reserved for issuance and issuable upon the exercise of outstanding Target Plan Options, (v) no shares of Target Common Stock were available for future grant under the Target Option Plan, (vi) 579,000 shares of Target Common Stock were reserved for issuance and issuable upon the exercise of outstanding Target Non-Plan Options, and (vii) 10,930,047 shares of Target Common Stock were reserved for issuance and issuable upon the exercise of outstanding Target Warrants. Except as set forth in the preceding sentence, as of the date hereof, Target has no shares of capital stock outstanding or securities exercisable or convertible into shares of capital stock of Target outstanding. As of the date hereof, no shares of Target Preferred Stock were issued or outstanding. There are not any notes or other indebtedness or securities of Target having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Target stockholders may vote. Section 3.3(a) of the Target Schedules sets forth the following information with respect to each Target Option and Target Warrant outstanding as of the close of business on April 4, 2005: (i) the name and address of the optionee or warrant holder, as applicable; (ii) whether such security is a Target Plan Option, a Target Non-Plan Option or a Target Warrant; (iii) the number of shares of Target Common Stock subject to such securities; (iv) the exercise price of such securities; (v) the dates on which such securities were was granted; (vi) the applicable vesting schedule; (vii) the dates on which such securities expire, and (viii) whether the holders of such securities are current employees of Target. Target has made available to Parent accurate and complete copies of (i) the Target Option Plan and the form of all stock option agreements evidencing such Target Plan Options and (ii) forms of each Target Non-Plan Option and Target

  Warrant. All shares of Target Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which Target is bound obligating Target to accelerate the vesting of any Target Option or Target Warrant as a result of the Merger. All outstanding shares of Target Common Stock, all outstanding Target Options, all outstanding Target Warrants and all outstanding shares of capital stock of each Subsidiary of Target have been issued and granted in compliance in all material respects with all applicable securities laws and other applicable Laws.

          (b)   Except for securities Target owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one (1) or more Subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of Target, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.3(a) of the Target Schedules, as of the date hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Target or any of its Subsidiaries is a party or by which it is bound obligating Target or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Target or any of its Subsidiaries or obligating Target or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Section 3.3(b) of the Target Schedules, as of the date of this Agreement, there are no registration rights and there is, except for the Target Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Target or any of its Subsidiaries is a party or by which they are bound with respect to any equity security of any class of Target or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

        3.4    Subsidiaries.    Section 3.4 of the Target Schedules contains a complete and accurate list of each Subsidiary of Target, indicating the jurisdiction of incorporation of each such Subsidiary and Target's equity interest therein.

        3.5    Authority.    Target has all requisite corporate power and authority to enter into this Agreement and the Parent Voting Agreement (collectively, the "Target Related Agreements"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Target of this Agreement and the Target Related Agreements, the performance by Target of its obligations hereunder and thereunder, and the consummation by Target of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval and adoption of this Agreement and the approval of the Merger by the stockholders of Target pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the Target Common Stock is required for the stockholders of Target to approve and adopt this Agreement and approve the Merger. This Agreement and the Target Related Agreements have been duly executed and delivered by Target and, assuming the due authorization, execution and delivery thereof by Parent and, if applicable, Merger Sub, constitute the valid and binding obligations of Target, enforceable in accordance with their respective terms, subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting creditors' rights and the relief of debtors generally, and (ii) the effect of rules of law and general principles of equity, including, without limitation, rules of law and general principal of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.6    Conflicts.    The execution and delivery of this Agreement and the Target Related Agreements by Target do not, and the performance by Target of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Target or the equivalent organizational documents of any of its Subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the stockholders of Target as contemplated by Section 6.3 hereof and obtaining the consents, approvals, orders and authorizations, and making the registrations, declarations and filings, described in Section 3.7 hereof, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to Target or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair rights of Target or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Target or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target or any of its Subsidiaries is a party or by which Target or any of its Subsidiaries or any of their respective properties and assets are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clauses (ii) or (iii) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target.

        3.7    Consents.    No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Target in connection with the execution and delivery by Target of this Agreement and the Target Related Agreements, the performance by Target of its obligations hereunder and thereunder, or the consummation by Target of the transactions contemplated hereby or thereby, except for (i) the filing by Target with the SEC, in accordance with Rule 14a-12, of any communications ("Target's Rule 14a-12 Filings") made by Target to its stockholders in connection with obtaining the California Permit (as defined in Section 6.1 hereof), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Target Proxy Statement (as defined in Section 6.2 hereof) with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, including obtaining the California Permit, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act and the laws of any foreign country, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Target or Parent or have a material adverse effect on the ability of the parties to consummate the Merger and the other transactions contemplated by this Agreement in a timely manner.

        3.8    SEC Filings; Financial Statements; Undisclosed Liabilities.

          (a)   Target has filed all forms, reports and documents required to be filed with the SEC since January 1, 2004. All such required forms, reports and documents, and all exhibits and schedules thereto and documents incorporated by reference therein, (including those filed by Target after the date hereof) are referred to herein as the "Target SEC Reports." Except as set forth on Section 3.8(a) of the Target Schedules, as of their respective dates, the Target SEC Reports

  (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, and (ii) did not at the time each such Target SEC Report was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries of Target is required to file any forms, reports or other documents with the SEC.

          (b)   Except as set forth on Section 3.8(b) of the Target Schedules, each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Target SEC Reports (including any Target SEC Reports filed by Target after the date hereof until the Closing) (collectively, the "Target Financial Statements"), (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented the consolidated financial position of Target and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Target and its consolidated Subsidiaries for the periods indicated therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Target contained in the Target SEC Reports as of September 30, 2004, is hereinafter referred to as the "Target Balance Sheet."

          (c)   Except as set forth in Section 3.8(c) of the Target Schedules, neither Target nor any of its Subsidiaries has any Liabilities of a nature required to be disclosed on a balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Target and its Subsidiaries taken as a whole, except Liabilities (i) reflected or reserved against in the Target Balance Sheet, or (ii) incurred since the date of the Target Balance Sheet in the ordinary course of business consistent with past practices.

          (d)   Target has heretofore furnished to Parent a true and complete copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to forms, reports and documents which previously had been filed by Target with the SEC pursuant to the Securities Act or the Exchange Act.

          (e)   The chief executive officer and chief financial officer of Target have made all certifications required by, and would be able to make such certifications as of the date hereof and as of the Closing Date as if required to be made as of such dates pursuant to, Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct, and Target is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act.

        3.9    Disclosure Controls and Procedures.    Since December 31, 2003, Target and each of its Subsidiaries has had in place "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Target in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to Target's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Target required under the Exchange Act with respect to such reports. Target maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        3.10    Absence of Certain Changes or Events.    Except as required by this Agreement, since the date of the Target Balance Sheet, there has not been:

          (a)   any event, occurrence or condition that has had, or would reasonably be expected to have, a Material Adverse Effect on Target;

          (b)   any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the capital stock of Target or any of its subsidiaries, or any purchase, redemption or other acquisition by Target of any capital stock of Target or any other securities of Target or any of its subsidiaries, except for repurchases from Target employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements with Target, or any granting of any options, warrants, calls or rights to acquire any shares of capital stock of Target or any other securities of Target;

          (c)   any split, combination or reclassification of any of the capital stock of Target or any of its subsidiaries;

          (d)   any granting by Target or any of its subsidiaries of any increase in compensation or fringe benefits to any Target employees, or any payment by Target or any of its subsidiaries of any bonus to any Target employees, or any granting by Target or any of its subsidiaries of any increase in severance or termination pay to any Target employees, or any entry by Target or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement with any Target employees (or former Target employees) the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Target of the nature contemplated by this Agreement;

          (e)   the entry by Target or any of its subsidiaries into any material licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business, or any amendment or consent with respect to any licensing agreement filed or required to be filed by Target with the SEC;

          (f)    any material change by Target in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or

          (g)   any material revaluation by Target of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Target other than in the ordinary course of business.

        3.11    Taxes.

          (a)   Target and each of its Subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Target Returns") relating to Taxes required to be filed by Target and each of its Subsidiaries with any Tax authority, except such Returns which are not material to Target. Target and each of its Subsidiaries have paid all Taxes shown to be due on such Returns.

          (b)   As of the Effective Time, Target and each of its Subsidiaries will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Target.

          (c)   Neither Target nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Target or any of its Subsidiaries, nor has Target or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on, or extending the period for, the assessment or collection of any Tax.

          (d)   No audit or other examination of any Return of Target or any of its Subsidiaries by any Tax authority is presently in progress, nor has Target or any of its Subsidiaries been notified of any request for such an audit or other examination.

          (e)   No adjustment relating to any Returns filed by Target or any of its Subsidiaries has been proposed in writing formally or informally by any Tax authority to Target or any of its Subsidiaries or any representative thereof.

          (f)    Neither Target nor any of its Subsidiaries has any Liability for any material unpaid Taxes which have not been accrued for or reserved on the Target Balance Sheet in accordance with GAAP, which is material to Target, other than any Liability for unpaid Taxes that may have accrued since the date of the Target Balance Sheet in connection with the operation of the business of Target and its Subsidiaries in the ordinary course.

          (g)   There is no contract, agreement, plan or arrangement to which Target or any of its Subsidiaries is a party as of the date of this Agreement (including, without limitation, this Agreement), covering any employee or former employee of Target or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Target or any of its Subsidiaries is a party or by which Target or any of its Subsidiaries is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (h)   Neither Target nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Target or any of its Subsidiaries.

          (i)    Neither Target nor any of its Subsidiaries is party to or has any obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement.

          (j)    None of the assets of Target or any of its Subsidiaries are tax exempt use property within the meaning of Section 168(h) of the Code.

        3.12    Intellectual Property.

          (a)   For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

              (i)  "Target Intellectual Property" means any Intellectual Property that is owned by, or licensed to, Target or any of its Subsidiaries other than Intellectual Property widely available through regular commercial distribution channels at a cost not exceeding Two Thousand Dollars ($2,000) on standard terms and conditions.

             (ii)  "Target Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Target or any of its Subsidiaries.

          (b)   Section 3.12(b)(i) of the Target Schedules contains a complete and accurate list of all Target Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Target Registered Intellectual Property has been issued or registered. Section 3.12(b)(ii) of the Target Schedules contains a list of the Target Intellectual Property.

          (c)   No Target Intellectual Property or product or service of Target or any of its Subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Target or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Target Intellectual Property.

          (d)   Target owns and has good and exclusive title to, or has a valid license to (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of Target Intellectual Property or other Intellectual Property used by Target free and clear of any Lien (excluding licenses and related restrictions granted in the ordinary course), and Target is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Target and its Subsidiaries, including the sale of any products or the provision of any services by Target and its Subsidiaries.

          (e)   Target owns exclusively, and has good title to, all copyrighted works that are Target products or which Target or any of its Subsidiaries otherwise expressly purports to own.

          (f)    To the extent that any material Intellectual Property has been developed or created by a third party for Target or any of its Subsidiaries, Target has a written agreement with such third party with respect thereto and Target thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (g)   Neither Target nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Target Intellectual Property, to any third party.

          (h)   To the knowledge of Target, the operation of the business of Target and its Subsidiaries as such business is currently conducted, including Target's and its Subsidiaries' design, development, manufacture, marketing and sale of the products or services of Target and its Subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to the knowledge of Target, constitute unfair competition or trade practices under the laws of any jurisdiction.

          (i)    Neither Target nor any of its Subsidiaries has received notice from any third party that the operation of the business of Target or any of its Subsidiaries or any act, product or service of Target or any of its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (j)    To the knowledge of Target, no person has or is infringing or misappropriating any Target Intellectual Property.

          (k)   Target and each of its Subsidiaries has taken reasonable steps to protect the rights of Target and its Subsidiaries in their confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Target or any of its Subsidiaries, and, without limiting the foregoing, each of Target and its Subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement in a form substantially similar to Parent's form of proprietary information/confidentiality agreement, which Parent has provided Target, and all current and former employees and contractors of Target and any of its Subsidiaries have executed such an agreement.

        3.13    Compliance; Permits; Restrictions.

          (a)   Neither Target nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any Law, rule, regulation, order, judgment or decree applicable to Target or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target or any of its Subsidiaries is a party or by which Target or any of its Subsidiaries or any of their respective properties and assets are bound or affected. To the knowledge of Target, no investigation or review by any Governmental Authority is pending or threatened against Target or its Subsidiaries, nor has any Governmental Authority indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon Target or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Target or any of its Subsidiaries, any acquisition of material property by Target or any of its Subsidiaries or the conduct of business by Target and any of its Subsidiaries as currently conducted.

          (b)   Target and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Authorities which are material to the operation of the business of Target (collectively, the "Target Permits"). Target and its Subsidiaries are in compliance in all material respects with the terms of the Target Permits.

        3.14    Litigation.    As of the date hereof, there are no Actions pending, or as to which Target or any of its Subsidiaries has received any notice of assertion nor, to the knowledge of Target, is there a threatened Action against Target or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect on Target, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated by this Agreement.

        3.15    Brokers' and Finders' Fees.    Target has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any other transactions contemplated by this Agreement.

        3.16    Employee Benefit Plans.

          (a)   Section 3.16(a) of the Target Schedules contain a complete and accurate list of all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active or former employee, director or consultant of Target ("Target Employee" which shall for this purpose mean an employee of Target or a Code Affiliate of Target), any Subsidiary of Target, or with respect to which Target has or, to its knowledge, may in the future have Liability (collectively, the "Target Plans"). Target has provided or will make available to Parent prior to the Closing: (i) true and complete copies of all documents embodying each Target Plan including, without limitation, all amendments thereto, all trust documents related thereto, and all material written agreements and contracts relating to each such Target Plan; (ii) the most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Target Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Target Plan; (iv) all IRS determination, opinion, notification and advisory letters relating to each Target Plan; (v) all material correspondence to or from any Governmental Authority relating to each Target Plan; (vi) all forms and related notices required under the COBRA; (vii) the most recent discrimination tests for each Target Plan; (viii) the most recent actuarial valuations, if any, prepared for each Target Plan; (ix) if the Target Plan is funded, the most recent annual and periodic accounting of the Target Plan assets; and (x) all communication to Target Employees relating to any Target Plan and any proposed Target Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to Target or any Code Affiliate.

          (b)   Each Target Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all Laws, including, without limitation, ERISA and the Code, which are applicable to such Target Plans. No Action (excluding claims for benefits incurred in the ordinary course of Target Plan activities) has been brought, or to the knowledge of Target, is threatened, against or with respect to any Target Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Target, threatened by the IRS or the DOL with respect to any Target Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Target Plans have been timely made or accrued. Any Target Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. To the knowledge of Target, no condition or circumstance exists giving rise to a material likelihood that any such Target Plan would not be treated as qualified by the IRS. Target does not have any plan or commitment to establish any new Target Plan, to modify any Target Plan (except to the extent required by applicable Law or to conform any such Target Plan to the requirements of any applicable Law, in each case as previously disclosed to Parent in writing, or as required by the terms of any Target Plan or this Agreement), or to enter into any new Target Plan. Each Target Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Target or any of its Code Affiliates (other than ordinary administration expenses).

          (c)   Neither Target, any of its Subsidiaries, nor any of their Code Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Target contributed to or been requested to contribute to any "multiemployer plan," as such term is defined under ERISA. Neither Target, any of its Subsidiaries, nor any officer or director of Target or any of its Subsidiaries is subject to any material Liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and Section 408 of ERISA, has occurred with respect to any Target Plan which could subject Target or its Affiliates to material Liability.

          (d)   None of the Target Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable Law, and neither Target nor any of its Subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any Target Employee, former employee, director, consultant or other person, except to the extent required by applicable Law.

          (e)   Neither Target nor any of its Subsidiaries is bound by or subject to (and none of its respective properties or assets is bound by or subject to) any arrangement with any labor union.

  No employee of Target or any of its Subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Target, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Target, threatened labor dispute involving Target or any of its Subsidiaries and any group of its employees nor has Target or any of its Subsidiaries experienced any labor interruptions over the past three (3) years, and Target and its Subsidiaries consider their relationships with their employees to be good. Target is in compliance in all material respects with all applicable material Laws respecting employment, employment practices, terms and conditions of employment and wages and hours.

          (f)    Neither the execution and delivery by Target of this Agreement, the performance by Target of its obligations hereunder, nor the consummation by Target of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or Target Employee or any of its Subsidiaries under any Target Plan or otherwise, (ii) increase any benefits otherwise payable under any Target Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Section 3.16(f) of the Target Schedules contains a list of all current Target employees and their respective compensation. Target has provided Parent with true, accurate and complete copies of all (i) employment and consulting agreements with respect to Target's current employees and consultants and (ii) outstanding employment offer letters.

        3.17    Absence of Liens.    Target and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets (real, personal and mixed) used in its business, free and clear of any Liens, except (i) Liens reflected in the Target Financial Statements, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which are not material to Target.

        3.18    Labor Matters.    There are no controversies pending or, to the knowledge of Target, threatened, between Target or any of its Subsidiaries and any of their respective employees. As of the date of this Agreement, neither Target nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Target or its Subsidiaries nor does Target know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, Target has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Target or any of its Subsidiaries.

        3.19    Agreements, Contracts and Commitments.

          (a)   Neither Target nor any of its Subsidiaries is a party to or is bound by:

              (i)  any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of the Board of Directors of Target, other than those that are terminable by Target or any of its Subsidiaries on no more than thirty (30) days' notice without Liability or financial obligation to Target;

             (ii)  any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (iii)  any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of products or services in the ordinary course of business;

            (iv)  any agreement, contract or commitment containing any covenant limiting in any respect the right of Target or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

             (v)  any agreement, contract or commitment currently in force relating to the disposition or acquisition by Target or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Target has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than its Subsidiaries;

            (vi)  any dealer, distributor, joint marketing or development agreement currently in force under which Target or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which Target or any of its Subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Target or any of its Subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

           (vii)  any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Target product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Target products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

          (viii)  any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit; or

            (ix)  any other agreement, contract or commitment that (i) involves the receipt of, or Liabilities to make, payments in excess of Twenty-Five Thousand Dollars ($25,000) or (ii) has a term of greater than one (1) year.

          (b)   Neither Target nor any of its Subsidiaries, nor to the knowledge of Target, any other party to a Target Contract (as defined below), is in breach, violation or default under, and neither Target nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Target or any of its Subsidiaries is a party or by which Target or any of its Subsidiaries is bound that are required to be disclosed in the Target Schedules pursuant to this Agreement (any such agreement, contract or commitment, a "Target Contract") in such a manner as would permit any other party to cancel or terminate any such Target Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

        3.20    Target Proxy Statement; Other Filings.    None of the information supplied or to be supplied by Target for inclusion or incorporation by reference in the Target Proxy Statement shall, on the date the Target Proxy Statement is first mailed to the stockholders of Target, at the time of the Target Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders' Meeting which has become false or misleading. The Target Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Target makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

        3.21    Board Approval.    The Board of Directors of Target has, as of the date of this Agreement, (i) determined that the Merger is fair to, advisable and in the best interests of Target and its stockholders, (ii) duly approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) determined to recommend that the stockholders of Target approve and adopt this Agreement and approve the Merger.

        3.22    State Takeover Statutes.    The Board of Directors of Target has approved the Merger, this Agreement, the Target Related Agreements and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Target Related Agreements and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law to the extent, if any, such section is applicable to the Merger, this Agreement, the Target Related Agreements and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Target Related Agreements or the transactions contemplated hereby and thereby.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby represent and warrant to Target, subject to (i) the exceptions disclosed in writing in the disclosure letter, dated as of the date hereof, delivered by Parent and Merger Sub to Target concurrently with the execution and delivery hereof (the "Parent Schedules"), and (ii) the information set forth in any Parent SEC Reports (as defined in Section 4.8(a) hereof) filed by Parent with the SEC prior to the date hereof, as follows:

        4.1    Organization and Good Standing.    Parent and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to conduct business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect on Parent.

        4.2    Charter Documents.    Parent has delivered or made available to Target, or Target has obtained from Parent's filings with the SEC, a true and complete copy of the Articles of Incorporation and Bylaws of Parent and similar governing charter instruments of each of its material Subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor any of its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing charter instruments.

        4.3    Capital Structure.

          (a)   As of the date hereof, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 20,000,000 shares of Preferred Stock, no par value per share (the "Parent Preferred Stock"), of which 3,000,000 shares are designated "Series A Preferred Stock". As of the date hereof, (i) 36,249,611 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) no shares of Parent Capital Stock were held in treasury by Parent or its Subsidiaries, (iv) 10,000,000 shares of Parent Common Stock were reserved for issuance under the Parent Stock Plan, (v) no shares of Parent Common Stock were reserved for issuance or issuable upon the exercise of outstanding Parent Options and Parent Warrants that were granted under the Parent Stock Plan, (vi) 94,673 shares of Parent Common

  Stock were available for future grant under the Parent Stock Plan, (vii) 19,026,514 shares of Parent Common Stock were reserved for issuance and issuable upon the exercise of outstanding Parent Options and Parent Warrants, and (viii) no Parent Warrants were exercisable for Parent Preferred Stock. Except as set forth in the preceding sentence, as of the date hereof, Parent has no shares of Parent Capital Stock outstanding or securities exercisable or convertible into shares of Parent Capital Stock outstanding. There are not any notes or other indebtedness or securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Parent stockholders may vote. Section 4.3(a) of the Parent Schedules sets forth the following information with respect to each Parent Option and Parent Warrant outstanding as of the close of business on April 4, 2005: (i) the name and address of the optionee or warrant holder, as applicable; (ii) whether such security is a Parent Option or a Parent Warrant; (iii) the number of shares of Parent Common Stock subject to such securities; (iv) the exercise price of such securities; (v) the dates on which such securities were was granted; (vi) the applicable vesting schedule; (vii) the dates on which such securities expire, and (viii) whether the holders of such securities are current employees of Parent. Parent has made available to Parent accurate and complete copies of (i) the Parent Stock Plan and the form of all stock option agreements and warrant agreements evidencing options and warrants granted under the Parent Stock Plan and (ii) each form of Parent Option and Parent Warrant other than Parent Options and Parent Warrants granted under the Parent Stock Plan. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which Parent is bound obligating Parent to accelerate the vesting of any Parent Option or Parent Warrant as a result of the Merger. All outstanding shares of Parent Capital Stock, all outstanding Parent Options, all outstanding Parent Warrants and all outstanding shares of capital stock of each Subsidiary of Parent have been issued and granted in compliance in all material respects with all applicable securities laws and other applicable Laws.

          (b)   Except for securities Parent owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one (1) or more Subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 4.3(a) of the Parent Schedules, as of the date hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its Subsidiaries is a party or by which it is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Section 4.3(b) of the Parent Schedules, as of the date of this Agreement, there are no registration rights and there is, except for the Parent Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Parent or any of its Subsidiaries is a party or by which they are bound with respect to any equity security of any class of Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

        4.4    Subsidiaries.    Section 4.4 of the Parent Schedules contains a complete and accurate list of each Subsidiary of Parent, indicating the jurisdiction of incorporation of each such Subsidiary and Parent's equity interest therein.

        4.5    Authority.    Parent has all requisite corporate power and authority to enter into this Agreement and the Target Voting Agreement (collectively, the "Parent Related Agreements"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent of this Agreement and the Parent Related Agreements, the performance by Parent of its obligations hereunder and thereunder, and the consummation by Parent of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Parent, subject only to the approval and adoption of this Agreement and the approval of the Merger by the stockholders of Parent pursuant to California Law. A vote of the holders of at least a majority of the outstanding shares of the Parent Common Stock is required for the stockholders of Parent to approve and adopt this Agreement and approve the Merger. This Agreement and the Parent Related Agreements have been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery thereof by Target and, if applicable, Merger Sub, constitute the valid and binding obligations of Parent, enforceable in accordance with their respective terms, subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting creditors' rights and the relief of debtors generally, and (ii) the effect of rules of law and general principles of equity, including, without limitation, rules of law and general principal of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        4.6    Conflicts.    The execution and delivery of this Agreement and the Parent Related Agreements by Parent do not, and the performance by Parent of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Parent or the equivalent organizational documents of any of its Subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the stockholders of Parent as contemplated by Section 6.3 hereof and obtaining the consents, approvals, orders and authorizations, and making the registrations, declarations and filings, described in Section 4.7 hereof, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to Parent or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair rights of Parent or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective properties and assets are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clauses (ii) or (iii) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

        4.7    Consents.    No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent in connection with the execution and delivery by Parent of this Agreement and the Parent Related Agreements, the performance by Parent of its obligations hereunder and thereunder, or the consummation by Parent of the transactions contemplated hereby or thereby, except for (i) the filing by Parent with the SEC, in accordance with Rule 14a-12, of any communications ("Parent's Rule 14a-12 Filings") made by Parent to its stockholders in connection with obtaining the California Permit (as defined in Section 6.1 hereof), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Parent Proxy Statement (as defined in Section 6.2 hereof) with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, including obtaining the California Permit, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act and the laws of any foreign country, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Parent or Target or have a material adverse effect on the ability of the parties to consummate the Merger and the other transactions contemplated by this Agreement in a timely manner.

        4.8    SEC Filings; Financial Statements; Undisclosed Liabilities.

          (a)   Parent has filed all forms, reports and documents required to be filed with the SEC since January 1, 2004. All such required forms, reports and documents, and all exhibits and schedules thereto and documents incorporated by reference therein, (including those filed by Parent after the date hereof) are referred to herein as the "Parent SEC Reports." Except as set forth on Section 4.8(a) of the Parent Schedules, as of their respective dates, the Parent SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, and (ii) did not at the time each such Parent SEC Report was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries of Parent is required to file any forms, reports or other documents with the SEC.

          (b)   Except as set forth on Section 4.8(b) of the Parent Schedules, each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (including any Parent SEC Reports filed by Parent after the date hereof until the Closing) (collectively, the "Parent Financial Statements"), (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods indicated therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Parent contained in the Parent SEC Reports as of September 30, 2004, is hereinafter referred to as the "Parent Balance Sheet."

          (c)   Except as set forth in Section 4.8(c) of the Parent Schedules, neither Parent nor any of its Subsidiaries has any Liabilities of a nature required to be disclosed on a balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole, except Liabilities (i) reflected in or reserved against the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices.

          (d)   Parent has heretofore furnished to Target a true and complete copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to forms, reports and documents which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

          (e)   The chief executive officer and chief financial officer of Parent have made all certifications required by, and would be able to make such certifications as of the date hereof and as of the Closing Date as if required to be made as of such dates pursuant to, Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct, and Parent is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act.

        4.9    Disclosure Controls and Procedures.    Since December 31, 2003, Parent and each of its Subsidiaries has had in place "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports. Parent maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        4.10    Absence of Certain Changes or Events.    Except as required by this Agreement, since the date of the Parent Balance Sheet, there has not been:

          (a)   any event, occurrence or condition that has had, or would reasonably be expected to have, a Material Adverse Effect on Parent;

          (b)   any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the capital stock of Parent or any of its subsidiaries, or any purchase, redemption or other acquisition by Parent of any capital stock of Parent or any other securities of Parent or any of its subsidiaries, except for repurchases from Parent employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements with Parent, or any granting of any options, warrants, calls or rights to acquire any shares of capital stock of Parent or any other securities of Parent;

          (c)   any split, combination or reclassification of any of the capital stock of Parent or any of its subsidiaries;

          (d)   any granting by Parent or any of its subsidiaries of any increase in compensation or fringe benefits to any Parent employees, or any payment by Parent or any of its subsidiaries of any bonus to any Parent employees, or any granting by Parent or any of its subsidiaries of any increase in severance or termination pay to any Parent employees, or any entry by Parent or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement with any Parent employees (or former Parent employees) the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated by this Agreement;

          (e)   the entry by Parent or any of its subsidiaries into any material licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business, or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with the SEC;

          (f)    any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or

          (g)   any material revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent other than in the ordinary course of business.

        4.11    Taxes.

          (a)   Parent and each of its Subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Parent Returns") relating to Taxes required to be filed by Parent and each of its Subsidiaries with any Tax authority, except such Returns which are not material to Parent. Parent and each of its Subsidiaries have paid all Taxes shown to be due on such Returns.

          (b)   As of the Effective Time, Parent and each of its Subsidiaries will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Parent.

          (c)   Neither Parent nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its Subsidiaries, nor has Parent or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on, or extending the period for, the assessment or collection of any Tax.

          (d)   No audit or other examination of any Return of Parent or any of its Subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its Subsidiaries been notified of any request for such an audit or other examination.

          (e)   No adjustment relating to any Returns filed by Parent or any of its Subsidiaries has been proposed in writing formally or informally by any Tax authority to Parent or any of its Subsidiaries or any representative thereof.

          (f)    Neither Parent nor any of its Subsidiaries has any Liability for any material unpaid Taxes which have not been accrued for or reserved on the Parent Balance Sheet in accordance with GAAP, which is material to Parent, other than any Liability for unpaid Taxes that may have accrued since the date of the Parent Balance Sheet in connection with the operation of the business of Parent and its Subsidiaries in the ordinary course.

          (g)   There is no contract, agreement, plan or arrangement to which Parent or any of its Subsidiaries is a party as of the date of this Agreement (including, without limitation, this Agreement), covering any employee or former employee of Parent or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (h)   Neither Parent nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

          (i)    Neither Parent nor any of its Subsidiaries is party to or has any obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement.

          (j)    None of the assets of Parent or any of its Subsidiaries are tax exempt use property within the meaning of Section 168(h) of the Code.

        4.12    Intellectual Property.

          (a)   For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

              (i)  "Parent Intellectual Property" means any Intellectual Property that is owned by, or exclusively licensed to, Parent or any of its Subsidiaries other than Intellectual Property widely available through regular commercial distribution channels at a cost not exceeding Two Thousand Dollars ($2,000) on standard terms and conditions.

             (ii)  "Parent Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Parent or any of its Subsidiaries.

          (b)   Section 4.12(b)(i) of the Parent Schedules contains a complete and accurate list of all Parent Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Parent Registered Intellectual Property has been issued or registered. Section 4.12(b)(ii) of the Parent Schedules contains a list of the Parent Intellectual Property.

          (c)   No Parent Intellectual Property or product or service of Parent or any of its Subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Parent or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Parent Intellectual Property.

          (d)   Parent owns and has good and exclusive title to, or has a valid license to (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of Parent Intellectual Property or other Intellectual Property used by Parent free and clear of any Lien (excluding licenses and related restrictions granted in the ordinary course), and Parent is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Parent and its Subsidiaries, including the sale of any products or the provision of any services by Parent and its Subsidiaries.

          (e)   Parent owns exclusively, and has good title to, all copyrighted works that are Parent products or which Parent or any of its Subsidiaries otherwise expressly purports to own.

          (f)    To the extent that any material Intellectual Property has been developed or created by a third party for Parent or any of its Subsidiaries, Parent has a written agreement with such third party with respect thereto and Parent thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (g)   Neither Parent nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Parent Intellectual Property, to any third party.

          (h)   To the knowledge of Parent, the operation of the business of Parent and its Subsidiaries as such business is currently conducted, including Parent's and its Subsidiaries' design, development, manufacture, marketing and sale of the products or services of Parent and its Subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to the knowledge of Parent, constitute unfair competition or trade practices under the laws of any jurisdiction.

          (i)    Neither Parent nor any of its Subsidiaries has received notice from any third party that the operation of the business of Parent or any of its Subsidiaries or any act, product or service of Parent or any of its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (j)    To the knowledge of Parent, no person has or is infringing or misappropriating any Parent Intellectual Property.

          (k)   Parent and each of its Subsidiaries has taken reasonable steps to protect the rights of Parent and its Subsidiaries in their confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Parent or any of its Subsidiaries, and, without limiting the foregoing, each of Parent and its Subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Target and all current and former employees and contractors of Parent and any of its Subsidiaries have executed such an agreement.

        4.13    Compliance; Permits; Restrictions.

          (a)   Neither Parent nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any Law, rule, regulation, order, judgment or decree applicable to Parent or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective properties and assets are bound or affected. To the knowledge of Parent, no investigation or review by any Governmental Authority is pending or threatened against Parent or its Subsidiaries, nor has any Governmental Authority indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its Subsidiaries, any acquisition of material property by Parent or any of its Subsidiaries or the conduct of business by Parent and any of its Subsidiaries as currently conducted.

          (b)   Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Authorities which are material to the operation of the business of Parent (collectively, the "Parent Permits"). Parent and its Subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

        4.14    Litigation.    As of the date hereof, there are no Actions pending, or as to which Parent or any of its Subsidiaries has received any notice of assertion nor, to the knowledge of Parent, is there a threatened Action against Parent or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect on Parent, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated by this Agreement.

        4.15    Brokers' and Finders' Fees.    Parent has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any other transactions contemplated by this Agreement.

        4.16    Employee Benefit Plans.

          (a)   Section 4.15(a) of the Parent Schedules contain a complete and accurate list of all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active or former employee, director or consultant of Parent ("Parent Employee" which shall for this purpose mean an employee of Parent or a Code Affiliate of Parent), any Subsidiary of Parent, or with respect to which Parent has or, to its knowledge, may in the future have Liability (collectively, the "Parent Plans"). Parent has provided or will make available to Target prior to the Closing: (i) true and complete copies of all documents embodying each Parent Plan including, without limitation, all amendments thereto, all trust documents related thereto, and all material written agreements and contracts relating to each such Parent Plan; (ii) the most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Parent Plan; (iv) all IRS determination, opinion, notification and advisory letters relating to each Parent Plan; (v) all material correspondence to or from any Governmental Authority relating to each Parent Plan; (vi) all forms and related notices required under the COBRA; (vii) the most recent discrimination tests for each Parent Plan; (viii) the most recent actuarial valuations, if any, prepared for each Parent Plan; (ix) if the Parent Plan is funded, the most recent annual and periodic accounting of the Parent Plan assets; and (x) all communication to Parent Employees relating to any Parent Plan and any proposed Parent Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to Parent or any Code Affiliate.

          (b)   Each Parent Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all Laws, including, without limitation, ERISA and the Code, which are applicable to such Parent Plans. No Action (excluding claims for benefits incurred in the ordinary course of Parent Plan activities) has been brought, or to the knowledge of Parent, is threatened, against or with respect to any Parent Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Parent, threatened by the IRS or the DOL with respect to any Parent Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Parent Plans have been timely made or accrued. Any Parent Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. To the knowledge of Parent, no condition or circumstance exists giving rise to a material likelihood that any such Parent Plan would not be treated as qualified by the IRS. Parent does not have any plan or commitment to establish any new Parent Plan, to modify any Parent Plan (except to the extent required by applicable Law or to conform any such Parent Plan to the requirements of any applicable Law, in each case as previously disclosed to Target in writing, or as required by the terms of any Parent Plan or this Agreement), or to enter into any new Parent Plan. Each Parent Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Target, Parent or any of its Code Affiliates (other than ordinary administration expenses).

          (c)   Neither Parent, any of its Subsidiaries, nor any of their Code Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Parent contributed to or been requested to contribute to any "multiemployer plan," as such term is defined under ERISA. Neither Parent, any of its Subsidiaries, nor any officer or director of Parent or any of its Subsidiaries is subject to any material Liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and Section 408 of ERISA, has occurred with respect to any Parent Plan which could subject Parent or its Affiliates to material Liability.

          (d)   None of the Parent Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable Law, and neither Parent nor any of its Subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any Parent Employee, former employee, director, consultant or other person, except to the extent required by applicable Law.

          (e)   Neither Parent nor any of its Subsidiaries is bound by or subject to (and none of its respective properties or assets is bound by or subject to) any arrangement with any labor union. No employee of Parent or any of its Subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Parent, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Parent, threatened labor dispute involving Parent or any of its Subsidiaries and any group of its employees nor has Parent or any of its Subsidiaries experienced any labor interruptions over the past three (3) years, and Parent and its Subsidiaries consider their relationships with their employees to be good. Parent is in compliance in all material respects with all applicable material Laws respecting employment, employment practices, terms and conditions of employment and wages and hours.

          (f)    Neither the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder, nor the consummation by Parent of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or Parent Employee or any of its Subsidiaries under any Parent Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Section 4.16(f) of the Parent Schedules contains a list of all current Parent employees and their respective compensation. Parent has provided Target with true, accurate and complete copies of all (i) employment and consulting agreements with respect to Parent's current employees and consultants and (ii) outstanding employment offer letters.

        4.17    Absence of Liens.    Parent and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets (real, personal and mixed) used in its business, free and clear of any Liens, except (i) Liens reflected in the Parent Financial Statements, (ii) Liens created pursuant to that certain Security Agreement dated December 22, 2004, entered into in connection with the Parent Secured Debt Financing, (iii) Liens for Taxes not yet due and payable, and (iv) such imperfections of title and encumbrances, if any, which are not material to Parent.

        4.18    Labor Matters.    There are no controversies pending or, to the knowledge of Parent, threatened, between Parent or any of its Subsidiaries and any of their respective employees. As of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its Subsidiaries nor does Parent know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, Parent has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Parent or any of its Subsidiaries.

        4.19    Agreements, Contracts and Commitments.

          (a)   Neither Parent nor any of its Subsidiaries is a party to or is bound by:

      (i)
      any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of the Board of Directors of Parent, other than those that are terminable by Parent or any of its Subsidiaries on no more than thirty (30) days' notice without Liability or financial obligation to Parent;

      (ii)
      any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

      (iii)
      any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of products or services in the ordinary course of business;

      (iv)
      any agreement, contract or commitment containing any covenant limiting in any respect the right of Parent or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

      (v)
      any agreement, contract or commitment currently in force relating to the disposition or acquisition by Parent or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Parent has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than its Subsidiaries;

      (vi)
      any dealer, distributor, joint marketing or development agreement currently in force under which Parent or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which Parent or any of its Subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Parent or any of its Subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

      (vii)
      any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Parent product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Parent products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Target;

      (viii)
      any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit; or

      (ix)
      any other agreement, contract or commitment that (i) involves the receipt of, or Liabilities to make, payments in excess of Twenty-Five Thousand Dollars ($25,000) or (ii) has a term of greater than one (1) year.

          (b)   Neither Parent nor any of its Subsidiaries, nor to the knowledge of Parent, any other party to a Parent Contract (as defined below), is in breach, violation or default under, and neither Parent nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound that are required to be disclosed in the Parent Schedules pursuant to this Agreement (any such agreement, contract or commitment, a "Parent Contract") in such a manner as would permit any other party to cancel or terminate any such Parent Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

        4.20    Parent Proxy Statement; Other Filings.    None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Parent Proxy Statement shall, on the date the Parent Proxy Statement is first mailed to the stockholders of Parent, at the time of the Parent Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting which has become false or misleading. The Parent Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Target which is contained in any of the foregoing documents.

        4.21    Board Approval.    The Board of Directors of Parent has, as of the date of this Agreement, (i) determined that the Merger and the issuance of shares of Parent Common Stock in connection therewith is fair to, advisable and in the best interests of Parent and its stockholders, (ii) duly approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and the issuance of shares of Parent Common Stock in connection with the Merger, and (iii) determined to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock in connection with the Merger.

ARTICLE V
CONDUCT PRIOR TO THE EFFECTIVE TIME

        5.1    Conduct of Business.    During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to its terms or the Effective Time, except (i) in the case of Target as provided in Section 5.1(a) of the Target Schedules and in the case of Parent as provided in Section 5.1(a) of the Parent Schedules, or (ii) to the extent that the other party shall otherwise consent in writing, Target (which for the purposes of this Article V shall include Target and each of its Subsidiaries) and Parent (which for the purposes of this Article V shall include Parent and each of its Subsidiaries) shall (a) carry on its business diligently and in accordance with good commercial practice and in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable Laws, (b) pay its debts and Taxes when due (unless being contested or disputed in good faith), (c) pay or perform other material obligations when due, and (d) use its commercially reasonable best efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In furtherance of the foregoing and subject to applicable Law, Target and Parent shall confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of its business during the foregoing period. During the period commencing on December 14, 2004, and continuing until the date of this Agreement, except (i) in the case of Target as provided in Section 5.1(b) of the Target Schedules and in the case of Parent as provided in Section 5.1(b) of the Parent Schedules, Target (which for the purposes of this Article V shall include Target and each of its Subsidiaries) and Parent (which for the purposes of this Article V shall include Parent and each of its Subsidiaries) have complied with the foregoing covenants contained in this Section 5.1.

        5.2    Restricted Conduct.    Except (i) in the case of Target, as provided in Section 5.2(a) of the Target Schedules, and (ii) in the case of Parent, as provided in Section 5.2(a) of the Parent Schedules, neither Target nor Parent shall do any of the following, and neither Target nor Parent shall permit its Subsidiaries to do any of the following, without the prior written consent of the other party hereto:

          (a)   except as required by applicable Law or pursuant to the terms of a Target Plan or a Parent Plan, as the case may be, in effect as of the date hereof, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options, granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b)   enter into any material partnership arrangements, joint development agreements or strategic alliances;

          (c)   grant any severance or termination pay to any director, officer or employee, except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other party hereto, or adopt any new severance plan or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

          (d)   transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Target Intellectual Property or the Parent Intellectual Property, as the case may be, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

          (e)   declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (f)    purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Target or its Subsidiaries, or Parent or its Subsidiaries, as the case may be, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (g)   issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any kind or character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of Target Common Stock or Parent Common Stock, as the case may be, pursuant to the exercise of stock options or warrants therefor outstanding on the date hereof;

          (h)   cause, permit or propose any amendments to its charter document or bylaws (or similar governing instruments of any of its Subsidiaries);

          (i)    acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Target or Parent, as the case may be, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

          (j)    adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

          (k)   sell, lease, license, encumber or otherwise dispose of any properties or assets, except for (i) sales of inventory in the ordinary course of business consistent with past practice, and (ii) the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Target or Parent, as the case may be;

          (l)    incur any indebtedness or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Target or Parent, as the case may be, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, or (ii) pursuant to existing credit facilities in the ordinary course of business;

          (m)  adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee other than in the ordinary course of business consistent with past practice, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

          (n)   except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Target or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

          (o)   revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (p)   engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the terms of this Article V;

          (q)   make any Tax election or settle or compromise any material Tax Liability;

          (r)   hire any employee that would cause the aggregate monthly compensation level of all employees at any time to exceed the aggregate monthly compensation level of all employees on December 14, 2004;

          (s)   enter into any Target Post-Signing Term Employment Agreement or Parent Post-Signing Term Employment Agreement;

          (t)    make any grant of exclusive rights to any third party;

          (u)   enter into any material contract or agreement; or

          (v)   agree in writing or otherwise to take any of the actions described in Section 5.1(a) through Section 5.2(u), inclusive.

        Except as provided in Section 5.2(b) of the Target Schedules, neither Target nor its Subsidiaries have taken any of the actions described in this Section 5.2 from December 14, 2004, to the date of this Agreement. Except as provided in Section 5.2(b) of the Parent Schedules, neither Parent nor its Subsidiaries have taken any of the actions described in this Section 5.2 from December 14, 2004, to the date of this Agreement.

ARTICLE VI
ADDITIONAL AGREEMENTS

        6.1    Fairness Hearing.    As soon as reasonably practicable following the execution of this Agreement, Parent and Target shall prepare the necessary documents and Parent shall apply to obtain a permit (a "California Permit") from the Commissioner of Corporations of the State of California (after a hearing before such Department (the "Fairness Hearing")) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of Parent Common Stock in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act. Parent and Target will respond to any comments from the California Department of Corporations and use their commercially reasonable efforts to have the California Permit granted as soon as practical after such filing. As promptly as practical after the date of this Agreement, Parent and Target shall prepare and make such filings as are required under applicable blue sky laws of all jurisdictions which relate to the transactions contemplated by this Agreement.

        6.2    Proxy Statements; Other Filings.    As promptly as practicable after the receipt of a California Permit, (i) Target shall prepare and file with the SEC a proxy statement (the "Target Proxy Statement") to be sent to the stockholders of Target in connection with the meeting of the stockholders of Target to consider the approval and adoption of this Agreement and the approval of the Merger (the "Target Stockholders' Meeting") and (ii) Parent shall prepare and file with the SEC, a proxy statement (the "Parent Proxy Statement") to be sent to the shareholders of Parent in connection with the meeting of the shareholders of Parent to consider the approval and adoption of this Agreement and the approval of the Merger (the "Parent Stockholders' Meeting"). Each of Target and Parent, as applicable, shall respond to any comments of the SEC and cause the Target Proxy Statement and Parent Proxy Statement (such proxy statements collectively, the "Proxy Statements") to be mailed to its respective stockholders at the earliest practicable time. As promptly as practicable after the date hereof, Target and Parent shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other Laws relating to the Merger and the other transactions contemplated by this Agreement (the "Other Filings"). Each party hereto shall notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other Governmental Authority for amendments or supplements to the Proxy Statements or any Other Filings or for additional information, and shall supply the other party or parties hereto with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other Governmental Authority, on the other hand, with respect to the Proxy Statements, the Merger or any Other Filings. The Proxy Statements and the Other Fillings shall comply in all material respects with all applicable requirements of Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statements or any Other Filings, Target or Parent, as the case may be, shall promptly inform the other party hereto of such occurrence and cooperate in filing with the SEC or its staff or any other Governmental Authority, and/or mailing to stockholders of Target or shareholders of Parent, as applicable, such amendment or supplement.

        6.3    Meetings of Stockholders.

          (a)   Target shall take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Target Stockholders' Meeting to be held as promptly as practicable after receipt of a California Permit, for the purpose of voting upon this Agreement and the Merger. Target shall consult with Parent and use its commercially reasonable best efforts to convene and hold the Target Stockholders' Meeting on the same day and at the same time as the Parent Stockholders' Meeting. Parent shall take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene the Parent Stockholders' Meeting to be held as promptly as practicable after receipt of a California Permit for the purpose of voting upon this Agreement and the Merger. Parent shall consult with Target and use its commercially reasonable best efforts to hold the Parent Stockholders' Meeting on the same day and at the same time as the Target Stockholders' Meeting. Subject to Section 6.3(c) hereof, Parent and Target shall each use its commercially reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of California Law or Delaware Law and all other applicable legal requirements to obtain such approvals.

          (b)   Subject to Section 6.3(c): (i) the Board of Directors of Target shall recommend that the stockholders of Target vote in favor of the adoption and approval of this Agreement and approval of the Merger at the Target Stockholders' Meeting; (ii) the Target Proxy Statement shall include a statement to the effect that the Board of Directors of Target has recommended that the stockholders of Target vote in favor of approval and adoption of this Agreement and approval of the Merger at the Target Stockholders' Meeting; and (iii) neither the Board of Directors of Target nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Target that the stockholders of Target vote in favor of the adoption and approval of this Agreement and the approval of the Merger.

          (c)   Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall prevent the Board of Directors of Target from withholding, withdrawing, amending or modifying its recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger by the stockholders of Target if (i) neither Target nor any of its representatives shall have violated any of the restrictions set forth in Section 6.5 hereof, and (ii) the Board of Directors of Target concludes in good faith, after consultation with its outside counsel, that the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Target to comply with its fiduciary obligations to the stockholders of Target under applicable Law; provided, however, that prior to publicly withholding, withdrawing, amending or modifying such recommendation, Target shall have given Parent at least forty-eight (48) hours written notice (or such lesser prior notice as provided to the members of Target's Board of Directors) and the opportunity to meet with Target and its counsel. Nothing contained in this Section 6.3(c) shall limit Target's obligation to convene and hold the Target Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Target shall have been withdrawn, amended or modified).

        6.4    Access to Information; Confidentiality.

          (a)   Each party hereto shall afford the other party hereto and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party hereto during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party hereto may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger or the other transactions contemplated hereby.

          (b)   The parties acknowledge that Target and Parent have previously executed a Confidentiality Agreement, dated December 10, 2004 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

        6.5    No Solicitation.

          (a)   During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to its terms or the Effective Time, Target and its Subsidiaries shall not, nor shall they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (A) solicit, initiate, encourage or induce the making, submission or announcement of any Target Acquisition Proposal (as defined in Section 6.5(b) hereof), (B) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action that may reasonably be expected to lead to, any Target Acquisition Proposal, (C) approve, endorse or recommend any Target Acquisition Proposal without complying with Section 6.3(c), or (D) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Target Acquisition Transaction (as defined in Section 6.5(b) hereof); provided, however, that this Section 6.5 shall not prohibit Target from (A) until the date on which this Agreement is approved and adopted by the required vote of the Target stockholders, furnishing information regarding Target and its Subsidiaries to, entering into a confidentiality agreement or discussions or negotiations with, any person or group in response to (i) a Target Superior Offer or (ii) a Target Acquisition Proposal that Target's Board of Directors determines in good faith (after consultation with its financial advisors and outside legal counsel) could reasonably be expected to lead to a Target Superior Offer, submitted by such person or group (and not withdrawn) if (w) neither Target nor any representative of Target and its Subsidiaries shall have violated any of the restrictions set forth in this Section 6.5 prior to and in connection with such Target Acquisition Proposal, (x) the Board of Directors of Target concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Target to comply with its fiduciary obligations to the stockholders of Target under applicable Law, (y) (1) at least two (2) business days prior to furnishing any such information to, entering into a confidentiality agreement with or entering into discussions or negotiations with, such person or group, Target gives Parent written notice of Target's intention to take such action and (2) Target receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Target and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement, and (z) contemporaneously with furnishing any such information to such person or group, Target furnishes such information to Parent (to the extent such information has not been previously furnished by Target to Parent) or (B) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act. Target and its Subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Target Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.5, any officer or director of Target or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of Target or any of its Subsidiaries shall be deemed to be a breach of this Section 6.5 by Target. In addition to the foregoing, Target shall (i) provide Parent with at least seventy-two (72) hours prior notice of any meeting of the Board of Directors of Target at which the Board of Directors of Target is reasonably expected to consider a Target Superior Offer, and (ii) provide Parent with at least three (3) business days prior written notice of a meeting of the Board of Directors of Target at which the Board of Directors of Target is reasonably expected to recommend a Target Superior Offer to its stockholders and together with such notice a summary of all the material terms of such Target Superior Offer, including the identity of the person or group that proposed the Target Superior Offer.

          (b)   For purposes of this Agreement, "Target Superior Offer" shall mean an unsolicited, bona fide written offer made by a person to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of Target or in excess of fifty percent (50%) of the outstanding voting securities of Target and as a result of which the stockholders of Target immediately preceding such transaction would cease to hold at least fifty (50%) of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that the Board of Directors of Target concludes in good faith, after consultation with its outside financial advisors, to be more favorable to Target's stockholders from a financial point of view than the terms of the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by either party to amend the terms of this Agreement); provided, however, that any such offer shall not be deemed to be a Target Superior Offer if any financing required to consummate the transaction contemplated by such offer is not committed or if there is a due diligence condition to the parties' obligations to consummate the transaction that is the subject of the Target Superior Offer. For all purposes of and under this Agreement, "Target Acquisition Proposal" means any offer or proposal (other than an offer or proposal by Parent) relating to any Target Acquisition Transaction. For all the purposes of and under this Agreement, "Target Acquisition Transaction" means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (A) any acquisition or purchase from Target by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of fifteen percent (15%) or more in interest of the total outstanding voting securities of Target or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) beneficially owning fifteen percent (15%) or more in interest of the total outstanding voting securities of Target or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Target pursuant to which the stockholders of Target immediately preceding such transaction hold less than eighty-five percent (85%) of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of fifteen percent (15%) or more of the assets of Target (other than in the ordinary course of business); or (C) any liquidation or dissolution of Target.

          (c)   In addition to the obligations of Target set forth in Section 6.5 hereof, as promptly as practicable, and in any event within twenty-four (24) hours, Target shall advise Parent orally and in writing of any request received by Target for information which Target reasonably believes could lead to a Target Acquisition Proposal or of any Target Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to lead to any Target Acquisition Proposal, the material terms and conditions of such request, Target Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Target Acquisition Proposal or inquiry and copies of all written materials sent or provided to Target by or on behalf of any person or group or provided to such person or group by or on behalf of Target.

        6.6    Public Disclosure.    Parent and Target shall consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or a Target Acquisition Proposal and shall not issue any such press release or make any such public statement prior to such agreement, except as may be required by applicable Law in which case reasonable efforts to consult with the other party hereto shall be made prior to such release or public statement; provided, however, that no such consultation or agreement shall be required if, prior to the date of such release or public statement, either party hereto shall have withheld, withdrawn, amended or modified its recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger by their stockholders.

        6.7    Legal Requirements.    Each of Parent, Merger Sub and Target shall take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the Merger or any other transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Authority, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective Subsidiaries in connection with the consummation of the Merger or any other transactions contemplated by this Agreement. Parent shall use its best efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock in connection with the Merger. Target shall use its commercially reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger.

        6.8    Third Party Consents.    As soon as practicable following the date hereof, Parent and Target shall each use its commercially reasonable best efforts to obtain all material consents, waivers and approvals under any of its or its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the Merger and any other transactions contemplated by this Agreement.

        6.9    Notification of Certain Matters.    Parent and Merger Sub shall give prompt notice to Target, and Target shall give prompt notice to Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Effective Time, such that the conditions set forth in Section 7.2(a) or Section 7.3(a) hereof, as the case may be, would not be satisfied as a result thereof, or (ii) any material failure of Parent and Merger Sub or Target, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect the remedies available hereunder to the party hereto receiving such notice.

        6.10    Commercially Reasonable Efforts and Further Assurances.    Subject to the respective rights and obligations of Parent, Merger Sub and Target under this Agreement, each of the parties hereto shall use its commercially reasonable best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the other transactions contemplated hereby.

        6.11    Target Options and Warrants.

          (a)   At the Effective Time, each outstanding Target Option and Target Warrant, whether or not vested, shall by virtue of the Merger be assumed by Parent so long as the terms of such Target Options and Target Warrants comply with the provisions of this Section 6.11. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for issuance upon exercise of all Target Options and Target Warrants assumed in accordance with this Section 6.11. Each Target Option and Target Warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Target Option and Target Warrant shall be exercisable (or shall become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product obtained by multiplying (x) the number of shares of Target Common Stock that were issuable upon exercise of such Target Option or Target Warrant immediately prior to the Effective Time, by (y) the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Target Option or Target Warrant shall equal the price provided for under the terms of such Target Option or Target Warrant.

          (b)   Notwithstanding Section 6.11(a), each Target Option assumed by Parent (i) shall, except as provided in Section 6.11(b)(i) of the Target Schedules, have a per share exercise price of no less than thirty cents ($0.30) immediately following the Effective Time after such option has been assumed by Parent, (ii) shall, except as provided in Section 6.11(b)(ii) of the Target Schedules, contain terms that provide that the shares of stock that are issuable upon exercise of such Target Option shall not, directly or indirectly, be sold, assigned, pledged or otherwise transferred by the holder of such Target Option without the prior written consent of Parent until after the third (3rd) anniversary of the Closing Date, and (iii) shall by its terms have Parent Common Stock as the underlying security immediately following the Effective Time ("Qualified Target Options"). Target Options that are not Qualified Target Options shall be referred to herein as "Non-Qualified Target Options". All Non-Qualified Target Options shall terminate at or prior to the Effective Time.

          (c)   Notwithstanding Section 6.11(a), each Target Warrant assumed by Parent shall by its terms provide that (i) the consideration payable to Parent upon exercise of the Target Warrant be in the form of cash only, (ii) it will terminate on the third anniversary of the Closing Date, and (iii) Parent Common Stock will be the underlying security of such Target Warrant immediately following the Effective Time ("Qualified Target Warrants"). Target Warrants that are not Qualified Target Warrants shall be referred to herein as "Non-Qualified Target Warrants". All Non-Qualified Target Warrants shall terminate at or prior to the Effective Time.

        6.12    Form S-8.    Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Target Employee Options (that are held by those persons who are employees or directors of Target immediately prior to the Effective Time) as soon as is reasonably practicable following the Effective Time, but in no event later than twenty (20) business days following the Effective Time or later, as applicable, in order to comply with securities laws. Notwithstanding the foregoing, Parent's obligation under this Section 6.12 shall apply only with respect to shares of Parent Common Stock that are eligible to be included on a Form S-8.

        6.13    Indemnification.

          (a)   From and after the Effective Time, Parent and the Surviving Corporation shall fulfill and honor in all respects the obligations of Target pursuant to any indemnification provisions under Target's Certificate of Incorporation and Bylaws as in effect on the date hereof to the maximum extent permitted by applicable Law. The Certificate of Incorporation and Bylaws of the Surviving

  Corporation shall contain the provisions with respect to indemnification, exculpation, expense advancement and elimination of liability for monetary damages that are at least as favorable to the directors and officers of Target ("Indemnified Parties") as those contained in the Certificate of Incorporation and Bylaws of Target, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Target, unless such modification is required by applicable Law.

          (b)   For a period of four (4) years after the Effective Time, Parent shall cause to be maintained in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Target's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of Target; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend an annual premium for such coverage in excess of one hundred percent (100%) of the annual premium currently paid by Target under its directors' and officer's liability insurance policy in effect as of the date hereof, and if the cost for such coverage is in excess of such amount, the Surviving Corporation shall only be required to maintain such coverage as is available for such amount; and provided further, however, that notwithstanding the foregoing, Parent may fulfill its obligations under this Section 6.13(b) by purchasing a policy of directors' and officers' insurance approved in advance by Target, or a "tail" policy under Target's existing directors' and officers' insurance policy, in either case which (i) has an effective term of four (4) years from the Effective Time, (ii) covers only those persons who are currently covered by Target's directors' and officers' insurance policy in effect as of the date hereof and only for actions and omissions occurring on or prior to the Effective Time, and (iii) contains terms and conditions (including, without limitation, coverage amounts) that are no less advantageous, when taken as a whole, to those applicable to the current directors and officers of Target.

          (c)   In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets and properties to any person in a single transaction or a series of related transactions, then, and in each such case, Parent or the Surviving Corporation, as the case may be, shall either guaranty the indemnification obligations of Parent and the Surviving Corporation under this Section 6.13, or shall make, or cause to be made, proper provision so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the indemnification obligations of Parent and the Surviving Corporation under this Section 6.13 for the benefit of the parties entitled to the benefits of this Section 6.13. The terms and provisions of this Section 6.13 are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any of the Indemnified Parties may have by contract or otherwise.

          (d)   This Section 6.13 shall survive the consummation of the Merger at the Effective Time, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

        6.14    Target Affiliate Agreement.    Section 6.14(a) of the Target Schedules contains a complete and accurate list of those persons who may be deemed to be, in Target's reasonable judgment, Affiliates of Target (a "Target Affiliate"). Target shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing and verifying the foregoing list. Target shall use its commercially reasonable best efforts to deliver or cause to be delivered to Parent as promptly as practicable on or following the date hereof from each Target Affiliate listed in Section 6.14(b) of the Target Schedules an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "Target Affiliate Agreements"), each of which shall be in full force and effect as of the Effective Time. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent

Common Stock to be received by a Target Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to its transfer agent for the Parent Common Stock, consistent with the terms of the Target Affiliate Agreement.

        6.15    Regulatory Filings; Reasonable Efforts.    As soon as reasonably practicable, Target and Parent each shall file with the FTC and the Antitrust Division of the DOJ Notification and Report Forms relating to the Merger and any other transactions contemplated by this Agreement if required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties hereto. Target and Parent each shall promptly (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

        6.16    Noncompetition Agreements.    Target shall deliver or cause to be delivered to Parent from each of the individuals listed in Section 6.16(i) of the Parent Schedules, and Parent shall deliver or cause to be delivered to Target from each of the individuals listed in Section 6.16(ii) of the Parent Schedules, an executed noncompetition agreement with Parent in a form reasonably acceptable to Parent (the "Noncompetition Agreements"), prior to Closing. Each Noncompetition Agreement shall terminate on the first anniversary of the Closing Date. Parent agrees that it will not amend the Noncompetition Agreements without the prior written consent of Target.

        6.17    Employee Matters.

          (a)   Target shall terminate, effective as of the day immediately preceding the date Target becomes a member of the same Controlled Group of Corporations (as defined in Section 414(b) of the Code) as Parent (the "401(k) Termination Date"), any and all 401(k) plans maintained by Target or any of its subsidiaries unless Parent shall provide notice to Target that any such 401(k) plan(s) shall not be terminated pursuant to this Section 6.17. Target shall provide Parent evidence that the 401(k) plan(s) of Target and its subsidiaries have been terminated pursuant to resolutions of Target Board or the board of directors of its subsidiaries, as applicable (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the 401(k) Termination Date. All employees of Target shall continue on their existing benefit plans until such time as, in Parent's sole discretion, an orderly transition can be accomplished to employee benefit plans and programs maintained by Parent for its and its affiliates' employees. Pending such action, Parent shall maintain the effectiveness of Target's benefit plans.

          (b)   To the extent permitted under applicable law, each employee of Target or its subsidiaries who shall become an employee of Parent in connection with the Merger shall be given credit for all service with Target or its subsidiaries (or service credited by Target or its subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by Parent or the Surviving Corporation in which they participate or in which they become participants for purposes of eligibility and vesting; provided, however, that no such credit shall be provided in any circumstance that would result in duplicative benefits, and provided, further, however, that such insurance carriers, outside providers or the like agree to honor such commitments on terms that are reasonably acceptable to Parent.

          (c)   Target shall terminate any and all group severance, separation or salary continuation plans, programs or arrangements maintained by Target or any of its subsidiaries, effective in each case as of the day immediately preceding the Effective Time. Target shall provide Parent evidence that such plans have been terminated pursuant to resolutions of Target Board or the board of directors of its subsidiaries, as applicable (the form and substance of which resolutions shall be subject to review and approval of Parent.

          (d)   Target shall use its best efforts to amend the terms of the employment and consulting agreements for the employees and consultants listed in Section 6.17(d)(i) of the Target Schedules (collectively, "Employment Agreement Amendments") within thirty (30) days after the date of this Agreement. The Employment Agreement Amendments shall contain the terms described in Section 6.17(d)(i) of the Target Schedules as well as other terms that are reasonably acceptable to Parent. Target shall use its best efforts to cause the individuals listed in Section 6.17(d)(ii) of the Target Schedules to execute agreements ("Resale Restriction Agreements") that provide that effective at the Effective Time, such individuals will not sell, transfer, pledge or hypothecate any shares of Parent Common Stock until the third anniversary of the Closing Date without Parent's prior written consent. The Resale Restriction Agreements shall contain terms that are reasonably acceptable to Parent.

        6.18    Board of Directors and Executive Officers.

          (a)    Number of Directors.    Parent currently has five (5) directors. Parent shall amend its bylaws, effective no later than the Effective Time, to authorize seven (7) directors.

          (b)    Board of Directors.    Parent shall appoint individuals to serve on Parent's Board of Directors such that Parent's Board of Directors will consist of, immediately following the Effective Time: (i) three (3) individuals ("Parent Designees") designated by Parent, (ii) three (3) individuals ("Target Designees") designated by Target and (iii) one (1) individual ("Mutual Designee") mutually designated by Parent and Target (such composition of Parent's Board of Directors, the "Designated Board Composition"). The Board of Directors of Parent shall use its best efforts to preserve the Designated Board Composition from the Effective Time until June 1, 2006; provided, however, Parent's Board of Directors shall have no obligation to maintain the Designated Board Composition if Parent's Common Stock is approved for listing on NASDAQ or a national securities exchange. Parent and Target agree that the following individuals shall be appointed to serve on Parent's Board of Directors, effective immediately following the Effective Time: (i) David Bensol as the Mutual Designee, (ii) Patricia McPeak and Bradley Edson as two (2) of the Parent Designees, and (iii) Steven Saunders, Jim Lintzenich and Ed McMillan as the Target Designees. If any of the individuals listed above in this Section 6.18(b) are unavailable or unwilling to serve as directors of Parent, Parent or the remaining Target Designees, as the case may be, shall appoint other individuals to serve on Parent's Board of Directors such that Parent's Board of Directors will consist of, immediately following the Effective Time, the Designated Board Composition.

          (c)    Executive Officers.    Parent will negotiate in good faith to provide that, effective immediately following the Effective Time, the following persons will hold the following positions with Parent: (i) Bradley Edson, President and Chief Executive Officer; (ii) Ike E. Lynch, Chief Operating Officer; (iii) Todd C. Crow, Chief Financial Officer; (iv) Daniel McPeak, Jr., Vice-President, Sales; and (v) Margie Adelman, Secretary.

        6.19    Fairness Opinions.    Target will receive prior to the Fairness Hearing, a written opinion from Sanli Pastore & Hill, Inc., dated effective as of a date on or before the Fairness Hearing, to the effect that as of the date hereof, the Merger Consideration is fair to the stockholders of Target from a financial point of view. Target will deliver a copy of such opinion to Parent within two (2) business days after Target's receipt of such opinion. Parent will receive prior to the Fairness Hearing, a written opinion from Sandgrain Securities, Inc., or an affiliated thereof, dated effective as of a date on or before the Fairness Hearing, to the effect that as of the date hereof, the Exchange Ratio is fair to the stockholders of Parent from a financial point of view. Parent will deliver a copy of such opinion to Target within two (2) business days after Parent's receipt of such opinion.

ARTICLE VII
CONDITIONS TO THE MERGER

        7.1    Conditions to Obligations of Each Party to Effect the Merger.    The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Effective Time, of the following conditions:

          (a)    Stockholder Approval.    This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the stockholders of Target and Parent.

          (b)    No Order; HSR Act.    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby shall have expired or terminated early.

          (c)    California Permit.    The Commissioner of Corporations for the State of California shall have approved the terms and conditions of the transactions contemplated by this Agreement, and the fairness of such terms and conditions pursuant to Section 25142 of California Law following a hearing for such purpose, and shall have issued a California Permit under Section 25121 of California Law.

          (d)    State Securities Law.    Parent shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state in connection with the issuance of Parent's securities in the Merger, unless the failure to obtain such permits and qualifications or to secure such exemptions could not reasonably be expected to have a Material Adverse Effect on Parent.

          (e)    Directors.    Parent's Bylaws shall authorize Parent's Board of Directors to consist of seven (7) directors.

          (f)    Amendment to Articles.    A certificate of amendment to Parent's Articles of Incorporation in proper form shall have been duly approved by Parent's Board of Directors and shareholders and been filed with and accepted for filing by the Office of the California Secretary of State, which certificate of amendment shall increase the authorized number of shares of Parent Common Stock to 150,000,000 shares;

        7.2    Additional Conditions to Obligations of Target.    The obligation of Target to consummate and effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Effective Time, of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

          (a)    Representations and Warranties.    (i) The representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall have been true and correct as of the date of this Agreement, except where the failure to be so true and correct would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, (ii) the representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 4.2 and Section 4.3 hereof) where the failure to be so true and correct would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, and (iii) Target shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

          (b)    Agreements and Covenants.    Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Target shall have received a certificate to such effect signed for and on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

          (c)    No Parent Material Adverse Effect.    No Material Adverse Effect on Parent shall have occurred from the date of this Agreement. Target shall have received a certificate with respect to the foregoing signed on behalf of Parent by each of the Chief Executive Officer and Chief Financial Officer of Parent.

          (d)    Third Party Consents.    Target shall have been furnished with evidence satisfactory to it that Parent has obtained the consents, approvals and waivers set forth in Section 7.2(d) of the Parent Schedules.

          (e)    Parent's Available Cash.    Parent shall have cash in an amount exceeding Two Million Five Hundred Thousand Dollars ($2,500,000).

          (f)    Satisfaction of Secured Debt.    Parent's debt obligation incurred in connection with the Parent Secured Debt Financing shall have been satisfied by the issuance of Parent equity, and Parent shall have no other debt outstanding other than (i) trade payables incurred in the ordinary course of business and (ii) legal and investment banking fees incurred by Parent in connection with this Agreement and the transactions contemplated hereby, including legal and banking fees incurred in connection with satisfying the conditions set forth in this Section 7.2; provided, however, that any amount of cash held by Parent on the Closing Date in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) shall be deemed to offset any outstanding debt of Parent otherwise disallowed under this Section 7.2(f) .

          (g)    Limitation on Dissent.    Holders of no more than seventeen percent (17%) of the outstanding shares of Parent capital stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (h)    Termination of Certain Agreements.    Each of the Agreements set forth in Section 7.2(h) of the Parent Schedules shall have been terminated, effective prior to or as of the day immediately preceding the Closing Date, and Target shall have received evidence of such terminations in form and substance reasonably satisfactory to Target.

          (i)    Noncompetition Agreements.    Each of the individuals listed in Section 6.16(ii) of the Parent Schedules shall have entered into a Noncompetition Agreement with Parent, and each such Noncompetition Agreement shall be in full force and effect at the Effective Time.

          (j)    Termination of Certain Target Warrants.    Each of the Target Warrants set forth in Section 7.2(j) of the Target Schedules shall have been terminated, effective prior to or as of the day immediately preceding the Closing Date.

          (k)    President of Parent.    Bradley Edson shall be serving as President and Chief Executive Officer of Parent.

        7.3    Additional Conditions to the Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Effective Time, of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)    Representations and Warranties.    (i) The representations and warranties of Target contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall have been true and correct as of the date of this Agreement, except where the failure to be so true and correct would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Target, (ii) the representations and warranties of Target contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Section 3.2 and Section 3.3 hereof) where the failure to be so true and correct would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Target, and (iii) Parent shall have received a certificate with respect to the foregoing signed on behalf of Target by the Chief Executive Officer and the Chief Financial Officer of Target.

          (b)    Agreements and Covenants.    Target shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate to such effect signed for and on behalf of Target by the President and the Chief Financial Officer of Target.

          (c)    No Target Material Adverse Effect.    No Material Adverse Effect on Target shall have occurred from the date of this Agreement. Parent shall have received a certificate with respect to the foregoing signed on behalf of Target by each of the Chief Executive Officer and Chief Financial Officer of Target.

          (d)    Noncompetition Agreements.    Each of the individuals listed in Section 6.16(i) of the Parent Schedules shall have entered into a Noncompetition Agreement with Parent, and each such Noncompetition Agreement shall be in full force and effect at the Effective Time.

          (e)    Limitation on Dissent.    Holders of no more than five percent (5%) of the outstanding shares of Target capital stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (f)    Affiliate Agreements.    The Target Affiliates set forth in Section 6.14(b) of the Target Schedules shall have executed and delivered to Parent Target Affiliate Agreements in the form attached as Exhibit C.

          (g)    Third Party Consents.    Parent shall have been furnished with evidence satisfactory to it that Target has obtained the consents, approvals and waivers set forth in Section 7.3(g) of the Target Schedules.

          (h)    Non-Qualified Target Options and Warrants.    All Non-Qualified Target Options and Non-Qualified Target Warrants shall terminate by their terms on or prior to the Effective Time.

          (i)    Employment Agreements.    Each of the persons listed in Section 7.3(i) of the Parent Schedules shall have entered into employment agreements with Parent on terms reasonably satisfactory to Parent.

          (j)    Termination of Certain Agreements.    Each of the Agreements set forth in Section 7.3(j) of the Target Schedules shall have been terminated, effective prior to or as of the day immediately preceding the Closing Date, and Parent shall have received evidence of such terminations in form and substance reasonably satisfactory to Parent.

          (k)    Employment Agreement Amendments.    Target and the individuals listed in Section 6.17(d)(i) of the Target Schedules shall have entered into the Employment Agreement Amendments and, so long as the employment agreements to which they relate have not earlier terminated, the Employment Agreement Amendments shall be in full force and effect.

          (l)    Resale Restriction Agreements.    Target and the individuals listed in Section 6.17(d)(ii) of the Target Schedules shall have entered into the Resale Restriction Agreements and the Resale Restriction Agreements shall be in full force and effect.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

        8.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after adoption and approval of this Agreement and approval of the Merger by the stockholders of Target or the approval of the issuance of shares of Parent Common Stock in connection with the Merger by the stockholders of Parent:

          (a)   by mutual written consent duly authorized by the Boards of Directors of Parent and Target;

          (b)   by either Target or Parent if the Merger shall not have been consummated by December 31, 2005; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

          (c)   by either Target or Parent if a Governmental Authority shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d)   by either Target or Parent if the required approvals of the stockholders of Target or the stockholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a material breach of this Agreement;

          (e)   by Target, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such inaccuracy in the representations and warranties of Parent and Merger Sub or breach by Parent or Merger Sub is curable by Parent or Merger Sub through the exercise of their respective commercially reasonable best efforts, then Target may not terminate this Agreement pursuant to this Section 8.1(e) for thirty (30) calendar days after delivery of written notice from Target to Parent and Merger Sub of such breach, provided Parent and Merger Sub continue to exercise their respective commercially reasonable best efforts to cure such breach (it being understood that

  Target may not terminate this Agreement pursuant to this Section 8.1(e) if such breach by Parent or Merger Sub is cured during such thirty (30) calendar day period);

          (f)    by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Target set forth in this Agreement, or if any representation or warranty of Target shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such inaccuracy in Target's representations and warranties or breach by Target is curable by Target through the exercise of its commercially reasonable best efforts, then Parent may not terminate this Agreement pursuant to this Section 8.1(f) for thirty (30) days after delivery of written notice from Parent to Target of such breach, provided Target continues to exercise commercially reasonable best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(f) if such breach by Target is cured during such thirty (30) calendar day period);

          (g)   by Target if a Target Triggering Event (as defined below) shall have occurred. For all purposes of and under this Agreement, a "Target Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Parent or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Target its recommendation in favor of the approval of the issuance of shares of Parent Common Stock in connection with the Merger; or (ii) Parent shall have failed to include in the Parent Proxy Statement the recommendation of the Board of Directors of Parent in favor of the adoption and approval of this Agreement or the approval of the Merger; or

          (h)   by Parent if a Parent Triggering Event (as defined below) shall have occurred. For all purposes of and under this Agreement, a "Parent Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Target or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of the adoption and approval of this Agreement or the approval of the Merger; (ii) Target shall have failed to include in the Target Proxy Statement the recommendation of the Board of Directors of Target in favor of the adoption and approval of this Agreement or the approval of the Merger; (iii) the Board of Directors of Target shall have approved or recommended any Target Acquisition Proposal (or a committee of Target's Board of Directors shall have done the same, so long as such committee may, without the prior approval of Target's Board of Directors, (a) authorize Target to enter into an agreement with respect to a Target Acquisition Proposal or (b) publicly disclose its recommendation of a Target Acquisition Proposal); (iv) Target shall have entered into any binding letter of intent or similar document or any agreement, contract or commitment accepting any Target Acquisition Proposal; (v) a tender or exchange offer relating to securities of Target shall have been commenced by a person unaffiliated with Parent, and Target shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement that Target recommends rejection of such tender or exchange offer; or (vi) Target shall have breached the terms of Section 6.5 hereof.

        8.2    Notice of Termination; Effect of Termination.    Any termination of this Agreement pursuant to Section 8.1 hereof shall be effective immediately upon the delivery of written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement shall be of no further force or effect, except (i) as set forth in Section 6.4(b), this Section 8.2, Section 8.3 and Article IX hereof, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party hereto from Liability for any intentional breach of this Agreement.

        8.3    Fees and Expenses.

          (a)    General.    Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and Target shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in connection with the filing of the pre-merger notification and report forms under the HSR Act, if such filing is required.

        (b)    Target Payments.

              (i)  Target shall pay to Parent in immediately available funds, within one (1) business day after notice of termination is delivered, an amount equal to Five Hundred Thousand Dollars ($500,000) (the "Target Termination Fee") if this Agreement is terminated by Parent pursuant to Section 8.1(h) hereof.

             (ii)  Target shall pay to Parent in immediately available funds, within two (2) business days after demand by Parent, an amount equal to Two Hundred Thousand Dollars ($200,000) if this Agreement is terminated by Parent pursuant to Section 8.1(d) hereof on the basis of the failure of the stockholders of Target to adopt and approve this Agreement and approve the Merger; provided, however, that Target shall not be required to make the foregoing payment in the event that Target has paid the Target Termination Fee to Parent pursuant to Section 8.3(b)(iii) hereof.

            (iii)  Target shall pay Parent in immediately available funds, within two (2) business days after demand by Parent, an amount equal to Two Hundred Thousand Dollars ($200,000) (less any amounts previously paid or payable by Target pursuant to Section 8.3(b)(ii) hereof), if this Agreement is terminated by Parent or Target, as applicable, pursuant to Section 8.1(b) or Section 8.1(d) hereof as a result of Target's failure to obtain the required approvals of the stockholders of Target and any of the following shall occur:

              (1)   if following the date hereof and prior to the termination of this Agreement, a third party has publicly announced a Target Acquisition Proposal and within twelve (12) months following the termination of this Agreement a Target Acquisition (as defined below) is consummated; or

              (2)   if following the date hereof and prior to the termination of this Agreement, a third party has publicly announced a Target Acquisition Proposal and within twelve (12) months following the termination of this Agreement Target enters into an agreement or letter of intent providing for a Target Acquisition.

            (iv)  Target acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would have not entered into this Agreement. Accordingly, if Target fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against Target for the amounts set forth in this Section 8.3(b), Target shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

             (v)  For the purposes of this Section 8.3, "Target Acquisition" means any of the following transactions (other than the transactions contemplated by this Agreement): (A) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Target pursuant to which the stockholders of Target immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction, (B) a sale or other disposition by Target of assets representing in excess of fifty percent (50%) of the aggregate fair market value of Target's assets immediately prior to such sale, or (C) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Target), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of Target.

          (c)    Parent Payments.

              (i)  Parent shall pay to Target in immediately available funds, within one (1) business day after notice of termination is delivered, an amount equal to Five Hundred Thousand Dollars ($500,000) (the "Parent Termination Fee") if this Agreement is terminated by Target pursuant to Section 8.1(g) hereof.

             (ii)  Parent shall pay to Target in immediately available funds, within two (2) business days after demand by Parent, an amount equal to Two Hundred Thousand Dollars ($200,000) if this Agreement is terminated by Target pursuant to Section 8.1(d) hereof on the basis of the failure of the stockholders of Parent to approve the issuance of shares of Parent Common Stock in connection with the Merger.

            (iii)  Parent acknowledges that the agreements contained in this Section 8.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Target would not have entered into this Agreement. Accordingly, if Parent fails to pay in a timely manner the amounts due pursuant to this Section 8.3(c) and, in order to obtain such payment, Target makes a claim that results in a judgment against Parent for the amounts set forth in this Section 8.3(c), Parent shall pay to Target its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(c) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

ARTICLE IX
GENERAL PROVISIONS

        9.1    Non-Survival of Representations and Warranties.    The representations and warranties of Target, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

        9.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

          (a)   if to Parent or Merger Sub, to:

      NutraCea
      1261 Hawk's Flight Court
      El Dorado Hills, CA 95762
      Attention: Chief Executive Officer
      Telephone No.: (916) 933-7000
      Facsimile No.: (916) 933-7001

      with copies to:

      Weintraub Genshlea Chediak Sproul
      400 Capitol Mall, 11th Floor
      Sacramento, California 95814
      Attention: Christopher Chediak, Esq.
      Telephone No.: (916) 558-6000
      Facsimile No.: (916) 446-1611

          (b)   if to Target (prior to the Effective Time), to:

      The RiceX Company
      1241 Hawk's Flight Court
      El Dorado Hills, CA 95762
      Attention: Chief Executive Officer
      Telephone No.: (916) 933-3000
      Facsimile No.: (916) 933-3232

      with a copy to:

      Downey Brand LLP
      555 Capitol Mall, 10th Floor
      Sacramento, California 95814
      Attention: Jeffrey Koewler, Esq.
      Telephone No.: (916) 444-1000
      Facsimile No.: (916) 444-2100

        9.3    Interpretation.    For the purposes hereof, when any fact is stated to be to the "knowledge of Target" or words of similar impact, this shall mean the actual knowledge, as of the date hereof, of the existence or non-existence of such fact by Mr. Todd Crow or Mr. Ike Lynch. For purposes hereof, when any fact is stated to be to the "knowledge of Parent" or words of similar impact, this shall mean the actual knowledge, as of the date hereof, of the existence or non-existence of such fact by Mr. Bradley Edson or Ms. Patricia McPeak. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity.

        9.4    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one (1) or more counterparts have been signed by each of the parties and delivered to the other party or parties hereto, it being understood that all parties hereto need not sign the same counterpart.

        9.5    Entire Agreement.    This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Target Schedules and the Parent Schedules (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement, and (ii) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

        9.6    Severability.    In the event that any term of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such term to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable term of this Agreement with a valid and enforceable term that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable term.

        9.7    Other Remedies; Specific Performance.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the terms of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.8    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

        9.9    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        9.10    Assignment.    No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        9.11    Amendment.    Subject to applicable Law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        9.12    Extension; Waiver.    At any time prior to the Effective Time, any party hereto may, to the extent legally permitted, (i) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

        9.13    WAIVER OF JURY TRIAL.    EACH OF PARENT, TARGET AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, TARGET OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Parent, Merger Sub and Target have caused this Agreement to be executed by their respective officers thereunto duly authorized, each as of the date first written above.

NUTRACEA
By:	/s/ PATRICIA MCPEAK Patricia McPeak, Chief Executive Officer
By:	/s/ BRADLEY EDSON Bradley Edson, President
RED ACQUISITION CORPORATION
By:	/s/ BRADLEY EDSON Bradley Edson, President
THE RICEX COMPANY
By:	/s/ IKE E. LYNCH Ike E. Lynch, Chief Executive Officer
By:	/s/ TODD C. CROW Todd C. Crow, Chief Financial Officer
:

Annex B

Form of Amendment to NutraCea's Articles of Incorporation

        Article Three of the Restated Articles of Incorporation is amended to read in full as follows:

  "The Corporation is hereafter authorized to issue two (2) classes of shares of stock designated respectively "Common Stock" and "Preferred Stock." The total number of shares of Common Stock that this Corporation is authorized to issue is two hundred million (200,000,000) and the total number of shares of Preferred Stock that this Corporation is authorized to issue is twenty million (20,000,000).

  The Preferred Stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series."

B-1

Annex C

Form of Amendment to NutraCea's Bylaws

        Article III Section 2 of the Company's Bylaws is amended in its entirety to read as follows:

  "SECTION 2. Number of Directors. The number of directors of the Corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this section 2 duly adopted by two-thirds of the directors then in office or by the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the authorized number of directors is five (5) or more, an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

  No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires."

C-1

Annex D

VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Voting Agreement") is made and entered into as of April 4, 2005, between The RiceX Company, a Delaware corporation ("Target"), and the undersigned stockholder (the "Stockholder") of NutraCea, a California corporation ("Company").

RECITALS

        A.    Company, Red Acquisition Corporation, a wholly-owned subsidiary of Company ("Merger Sub"), and Target have entered an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Target. Pursuant to the Merger, all outstanding capital stock of Target shall be converted into common stock of Company, as set forth in the Merger Agreement;

        B.    Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of Company and shares subject to outstanding options and warrants as are indicated on the signature page of this Voting Agreement; and

        C.    In consideration of the execution of the Merger Agreement by Target, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

        1.    Certain Definitions.    Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Voting Agreement:

          (a)   "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

          (b)   "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

          (c)   "Shares" shall mean: (i) all securities of Company (including all shares of Company Common Stock, and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Voting Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

          (d)   "Transfer". A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

        2.    Transfer of Shares.

          (a)    Transfer Restrictions.    Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected; provided that, notwithstanding the foregoing, Stockholder shall not be restricted from effecting a Transfer of any Shares to any member of Stockholder's immediate family or to a trust for the benefit of Stockholder and/or any member of Stockholder's immediate family provided that (A) each such transferee shall have (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Target may reasonably request) and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement, and (B) the aggregate number of shares (whether outstanding or underlying outstanding options and warrants) that may be so Transferred by Stockholder may not exceed one percent (1%) of the Company's outstanding Common Stock as of the date hereof.. For purposes of this Agreement, "immediate family" means Stockholder's spouse, parents, siblings, children or grandchildren..

          (b)    Transfer of Voting Rights.    Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Voting Agreement with respect to any of the Shares.

        3.    Agreement to Vote Shares.    At every meeting of the stockholders of Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Company, Stockholder (in his or her capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

          (a)   in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

          (b)   in favor of any matter that could reasonably be expected to facilitate the Merger;

          (c)   against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or the transactions contemplated by the Merger Agreement; and

          (d)   in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

Stockholder further agrees that if a meeting is held Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum. Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

        4.    Agreement Not to Exercise Appraisal Rights.    Stockholder agrees not to exercise any rights (including, without limitation, under Chapter 13 of the California Corporations Code) to demand appraisal of any Shares which may arise with respect to the Merger.

        5.    Directors and Officers.    Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of Company (it being understood that this Voting

Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Company) or voting in Stockholder's sole discretion on any matter other than those matters referred to in Section 3.

        6.    Irrevocable Proxy.    Concurrently with the execution of this Voting Agreement, Stockholder agrees to deliver to Target a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

        7.    No Ownership Interest.    Nothing contained in this Voting Agreement shall be deemed to vest in Target any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and Target shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

        8.    Representations and Warranties of the Stockholder.

          (a)    Power; Binding Agreement.    Stockholder has full power and authority to execute and deliver this Voting Agreement and the Proxy, to perform Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. If Stockholder is a corporation or other entity, the execution, delivery and performance by Stockholder of this Voting Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by Stockholder and no other actions or proceedings on the part of Stockholder are necessary to authorize the execution and delivery by it of this Voting Agreement and the consummation by it of the transactions contemplated hereby. This Voting Agreement has been duly executed and delivered by Stockholder, and, assuming this Voting Agreement constitutes a valid and binding obligation of Target, constitutes a valid and binding obligation of Stockholder, enforceable against it in accordance with its terms.

          (b)    No Conflicts.    Except for filings under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Voting Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated by this Voting Agreement. None of the execution and delivery of this Voting Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated by this Voting Agreement or compliance by Stockholder with any of the provisions of this Voting Agreement shall (i) if Stockholder is a corporation or other entity, conflict with or result in any breach of any organizational documents applicable to Stockholder, or (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Stockholder or any of Stockholder's properties or assets.

          (c)    Ownership of Shares.    Stockholder (i) is the beneficial owner of the shares of Company Common Stock and the options and warrants to purchase shares of Company Common Stock indicated on the signature page of this Voting Agreement, which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever ("Encumbrances") (except any Encumbrances arising under securities laws or arising hereunder); and (ii) does not beneficially own any securities of Company other than the shares of Company Common Stock and options and warrants to purchase shares of Company Common Stock indicated on the signature page of this Voting Agreement.

          (d)    Voting Power.    Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of Stockholder's Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Voting Agreement.

          (e)    No Finder's Fees.    No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Voting Agreement based upon arrangements made by or on behalf of Stockholder.

          (f)    Reliance by Target.    Stockholder understands and acknowledges that Target is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Voting Agreement.

        9.    Certain Restrictions.    Prior to the termination of this Voting Agreement, Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

        10.    Disclosure.    Stockholder agrees to permit Target to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission or the California Department of Corporations, and any press release or other disclosure document that Target, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, Stockholder's identity and ownership of Shares and the nature of Stockholder's commitments, arrangements and understandings under this Voting Agreement.

        11.    Consents and Waivers.    Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

        12.    Additional Documents.    Stockholder (in his or her capacity as such) and Target hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Target, to carry out the intent of this Voting Agreement.

        13.    Legending of Shares.    If so requested by Target, Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Voting Agreement and to an irrevocable proxy.

        14.    Termination.    This Voting Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date. Nothing in this Section 14 shall relieve or otherwise limit any party of liability for breach of this Voting Agreement.

        15.    Miscellaneous.

          (a)    Validity.    The invalidity or unenforceability of any provision of this Voting Agreement will not affect the validity or enforceability of the other provisions of this Voting Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Voting Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Voting Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

          (b)    Binding Effect and Assignment.    This Voting Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, neither this Voting Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          (c)    Amendments; Waiver.    This Voting Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

          (d)    Specific Performance; Injunctive Relief.    The parties hereto acknowledge that Target shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Target upon any such violation, Target shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Target at law or in equity.

          (e)    Notices.    All notices and other communications pursuant to this Voting Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Target:	1241 Hawk's Flight Court El Dorado Hills, CA 95762
Attention:	Chief Executive Officer
Telecopy No.:	(916) 933-3232
with a copy to:	Downey Brand LLP 555 Capitol Mall, 10th Floor Sacramento, CA 95814 Attention: Jeffrey Koewler, Esq. Telecopy No.: (916) 444-2100
If to Stockholder:	To the address for notice set forth on the signature page hereof.

          (f)    No Waiver.    The failure of any party to exercise any right, power or remedy provided under this Voting Agreement or otherwise available in respect of this Voting Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Voting Agreement, and any custom or practice of the parties at variance with the terms of this Voting Agreement, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (g)    No Third Party Beneficiaries.    This Voting Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (h)    Governing Law.    This Voting Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

          (i)    Submission to Jurisdiction.    All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any California state or federal court sitting in Sacramento. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Sacramento County for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

          (j)    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (k)    Entire Agreement.    This Voting Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

          (l)    Severability.    If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

          (m)    Interpretation.

            (i)    Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

            (ii)   The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

          (n)    Expenses.    All costs and expenses incurred in connection with this Voting Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

          (o)    Further Assurances.    From time to time, at any other party's request and without further consideration, each party shall execute and deliver any additional documents and take any further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

          (p)    Counterparts.    This Voting Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          (j)    No Obligation to Exercise Options.    Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire shares of Company Common Stock.

[The remainder of this page has been intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

THE RICEX COMPANY		STOCKHOLDER

By:		By:
	Signature of Authorized Signatory	Signature
Name:		Name:
Title:		Title:

Print Address
Telephone
Facsimile No.
Share beneficially owned:
shares of Company Common Stock
shares of Company Common Stock issuable upon exercise of outstanding options shares of Company Common Stock issuable upon exercise of outstanding warrants

[Signature Page to Voting Agreement]

IRREVOCABLE PROXY

        The undersigned stockholder ("Stockholder") of NutraCea, a California corporation ("Company"), hereby irrevocably (to the fullest extent permitted by law) appoints Ike E. Lynch and Todd C. Crow of The RiceX Company, a California corporation ("Target"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

        This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Target and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Target entering into that certain Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), among Company, Red Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Company ("Merger Sub"), and Target. The Merger Agreement provides for the merger of Merger Sub with and into Target in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

        The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Company and in every written consent in lieu of such meeting (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof; (ii) in favor of any matter that could reasonably be expected to facilitate the Merger; (iii) against approval of any proposal made in opposition to, or in competition with, the consummation of the Merger or the transactions contemplated by the Merger Agreement; and (iv) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person..

        The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

[Signature Page to Follow]

        This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: , 2005

Signature of Stockholder:

Print Name of Stockholder:

[Signature Page to Irrevocable Proxy]

Annex E

VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Voting Agreement") is made and entered into as of April 4, 2005, between NutraCea, a California corporation ("Parent"), and the undersigned stockholder (the "Stockholder") of The RiceX Company, a Delaware corporation ("Company").

RECITALS

        A.    Company, Red Acquisition Corporation, a wholly-owned subsidiary of Parent ("Merger Sub"), and Parent have entered an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Company. Pursuant to the Merger, all outstanding capital stock of Company shall be converted into common stock of Parent, as set forth in the Merger Agreement;

        B.    Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of Company and shares subject to outstanding options and warrants as are indicated on the signature page of this Voting Agreement; and

        C.    In consideration of the execution of the Merger Agreement by Parent, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

        1.    Certain Definitions.    Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Voting Agreement:

          (a)   "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

          (b)   "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

          (c)   "Shares" shall mean: (i) all securities of Company (including all shares of Company Common Stock, and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Voting Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

          (d)   "Transfer". A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

        2.    Transfer of Shares.

          (a)    Transfer Restrictions.    Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected; provided that, notwithstanding the foregoing, Stockholder shall not be restricted from effecting a Transfer of any Shares to any member of Stockholder's immediate family or to a trust for the benefit of Stockholder and/or any member of Stockholder's immediate family provided that (A) each such transferee shall have (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request) and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement, and (B) the aggregate number of shares (whether outstanding or underlying outstanding options and warrants) that may be so Transferred by Stockholder may not exceed one percent (1%) of the Company's outstanding Common Stock as of the date hereof. For purposes of this Agreement, "immediate family" means Stockholder's spouse, parents, siblings, children or grandchildren.

          (b)    Transfer of Voting Rights.    Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Voting Agreement with respect to any of the Shares.

        3.    Agreement to Vote Shares.    At every meeting of the stockholders of Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Company, Stockholder (in his or her capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

          (a)   in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

          (b)   in favor of any matter that could reasonably be expected to facilitate the Merger;

          (c)   against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or the transactions contemplated by the Merger Agreement;

          (d)   against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

          (e)   in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

Stockholder further agrees that if a meeting is held Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum. Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

        4.    Agreement Not to Exercise Appraisal Rights.    Stockholder agrees not to exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Shares which may arise with respect to the Merger.

        5.    Directors and Officers.    Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of Company (it being understood that this Voting Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Company) or voting in Stockholder's sole discretion on any matter other than those matters referred to in Section 3.

        6.    Irrevocable Proxy.    Concurrently with the execution of this Voting Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

        7.    No Ownership Interest.    Nothing contained in this Voting Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

        8.    Representations and Warranties of the Stockholder.

          (a)    Power; Binding Agreement.    Stockholder has full power and authority to execute and deliver this Voting Agreement and the Proxy, to perform Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. If Stockholder is a corporation or other entity, the execution, delivery and performance by Stockholder of this Voting Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by Stockholder and no other actions or proceedings on the part of Stockholder are necessary to authorize the execution and delivery by it of this Voting Agreement and the consummation by it of the transactions contemplated hereby. This Voting Agreement has been duly executed and delivered by Stockholder, and, assuming this Voting Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of Stockholder, enforceable against it in accordance with its terms.

          (b)    No Conflicts.    Except for filings under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Voting Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated by this Voting Agreement. None of the execution and delivery of this Voting Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated by this Voting Agreement or compliance by Stockholder with any of the provisions of this Voting Agreement shall (i) if Stockholder is a corporation or other entity, conflict with or result in any breach of any organizational documents applicable to Stockholder, or (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which

  Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Stockholder or any of Stockholder's properties or assets .

          (c)    Ownership of Shares.    Stockholder (i) is the beneficial owner of the shares of Company Common Stock and the options and warrants to purchase shares of Company Common Stock indicated on the signature page of this Voting Agreement, which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever ("Encumbrances") (except any Encumbrances arising under securities laws or arising hereunder); and (ii) does not beneficially own any securities of Company other than the shares of Company Common Stock and options and warrants to purchase shares of Company Common Stock indicated on the signature page of this Voting Agreement.

          (d)    Voting Power.    Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of Stockholder's Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Voting Agreement.

          (e)    No Finder's Fees.    No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Voting Agreement based upon arrangements made by or on behalf of Stockholder.

          (f)    Reliance by Parent.    Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Voting Agreement.

        9.    Certain Restrictions.

          (a)    No Solicitation.    Stockholder covenants and agrees not to, prior to the Expiration Date, directly or indirectly, take any action that if taken by or on behalf of the Company would constitute a violation of Section 6.5 of the Merger Agreement if such Stockholder were a party to the Merger Agreement.

          (b)    Certain Actions.    Prior to the termination of this Voting Agreement, Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

        10.    Disclosure.    Stockholder agrees to permit Parent to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission or the California Department of Corporations, and any press release or other disclosure document that Parent, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, Stockholder's identity and ownership of Shares and the nature of Stockholder's commitments, arrangements and understandings under this Voting Agreement.

        11.    Consents and Waivers.    Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

        12.    Additional Documents.    Stockholder (in his or her capacity as such) and Parent hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Voting Agreement.

        13.    Legending of Shares.    If so requested by Parent, Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Voting Agreement and to an irrevocable proxy.

        14.    Termination.    This Voting Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date. Nothing in this Section 14 shall relieve or otherwise limit any party of liability for breach of this Voting Agreement.

        15.    Miscellaneous.

          (a)    Validity.    The invalidity or unenforceability of any provision of this Voting Agreement will not affect the validity or enforceability of the other provisions of this Voting Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Voting Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Voting Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

          (b)    Binding Effect and Assignment.    This Voting Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, neither this Voting Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          (c)    Amendments; Waiver.    This Voting Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

          (d)    Specific Performance; Injunctive Relief.    The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

          (e)    Notices.    All notices and other communications pursuant to this Voting Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Parent:	1261 Hawk's Flight Court El Dorado Hills, CA 95762
Attention:	Chief Executive Officer
Telecopy No.:	(916) 933-7001
with a copy to:	Weintraub Genshlea Chediak Sproul 400 Capitol Mall, Suite 1100 Sacramento, CA 95814 Attention: Christopher Chediak, Esq. Telecopy No.: (916) 446-1611
If to Stockholder:	To the address for notice set forth on the signature page hereof.

          (f)    No Waiver.    The failure of any party to exercise any right, power or remedy provided under this Voting Agreement or otherwise available in respect of this Voting Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Voting Agreement, and any custom or practice of the parties at variance with the terms of this Voting Agreement, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (g)    No Third Party Beneficiaries.    This Voting Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (h)    Governing Law.    This Voting Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

          (i)    Submission to Jurisdiction.    All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any California state or federal court sitting in Sacramento. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Sacramento County for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

          (j)    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (k)    Entire Agreement.    This Voting Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

          (l)    Severability.    If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

          (m)    Interpretation.

              (i)  Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

             (ii)  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

          (n)    Expenses.    All costs and expenses incurred in connection with this Voting Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

          (o)    Further Assurances.    From time to time, at any other party's request and without further consideration, each party shall execute and deliver any additional documents and take any further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

          (p)    Counterparts.    This Voting Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          (j)    No Obligation to Exercise Options.    Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire shares of Company Common Stock.

[The remainder of this page has been intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

NUTRACEA		STOCKHOLDER
By:	Signature of Authorized Signatory	By:	Signature
Name:		Name:
Title:		Title:
Print Address
Telephone
Facsimile No.
Share beneficially owned:
shares of Company Common Stock
shares of Company Common Stock issuable upon exercise of outstanding options shares of Company Common Stock issuable upon exercise of outstanding warrants

[Signature Page to Voting Agreement]

IRREVOCABLE PROXY

        The undersigned stockholder ("Stockholder") of The RiceX Company, a Delaware corporation ("Company"), hereby irrevocably (to the fullest extent permitted by law) appoints                        and                         of NutraCea, a California corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

        This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement", among Parent, Red Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Company. The Merger Agreement provides for the merger of Merger Sub with and into Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

        The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Company and in every written consent in lieu of such meeting (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof; (ii) in favor of any matter that could reasonably be expected to facilitate the Merger; (iii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or the transactions contemplated by the Merger Agreement; (iv) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and (v) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

        The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

[The remainder of this page has been intentionally left blank]

        This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: , 2005
Signature of Stockholder:
Print Name of Stockholder:

[Signature Page to Irrevocable Proxy]

Annex F

[Sandgrain Letterhead]

May 12, 2005

Board of Directors
NutraCea, Inc.
1261 Hawk's Flight Court
El Dorado Hills, CA 95762

Attention: Bradley Edson, President

Members of the Board:

        We understand that NutraCea Inc. ("NutraCea") and The RiceX Company ("RiceX") have executed an Agreement and Plan of Merger and Reorganization dated April 4, 2005 ("Merger Agreement"), by and among NutraCea, Red Acquisition Corporation, a wholly owned subsidiary of NutraCea ("Merger Sub"), and RiceX, pursuant to which, Merger Sub will merge with and into RiceX ("Merger"). As a result of the Merger, RiceX will become a wholly-owned subsidiary of NutraCea. All defined terms in this opinion shall have the same meaning as in the Merger Agreement.

        At the effective time of the Merger, the stockholders of RiceX will receive shares of NutraCea common stock in exchange for their shares of RiceX common stock, and NutraCea will assume the outstanding options and warrants to purchase RiceX common stock. NutraCea anticipates that the aggregate number of shares of NutraCea common stock that will be issued to the holders of RiceX common stock upon the Merger will be between approximately 28,000,000 and 36,000,000 shares. Each outstanding share of RiceX common stock will convert into a right to receive a number of shares of NutraCea common stock equal to the Exchange Ratio. The Exchange Ratio determines (i) the number of shares of NutraCea common stock to be issued in exchange for each share of RiceX common stock and (ii) the number of shares of NutraCea common stock that will underly each RiceX option and warrant after the Merger. Based on the final Exchange Ratio at Closing, the percentage of NutraCea stock that will be held by RiceX security holders on a fully diluted basis after the Merger will be as follows:

  •
  RiceX security holders control approximately 42.5% of NutraCea stock if its stock price is greater than $0.39;

  •
  RiceX security holders control approximately 48% of NutraCea stock if its stock price is less than $0.31;

  •
  RiceX security holders will control between approximately 42.5% and 48% of NutraCea stock if its stock price is between $0.31 and $0.39.

        NutraCea will assume all RiceX options and warrants outstanding at the Closing of the Merger. A majority of the RiceX options shall have the following terms ("Qualified Options"): (i) exercise price per share of no less than $0.30 per share after the Merger and (ii) no sale of NutraCea stock underlying the options without the prior written consent of NutraCea until the third (3) anniversary of the Closing Date. All RiceX warrants have the following terms ("Qualified Warrants"): (i) exercisable for cash only and (ii) must terminate at the latest on the third anniversary of the Closing Date.

        Merger Agreement also stipulates that NutraCea have a closing balance sheet that is free of long-term debt.

F-1

        As of the date of Merger Agreement signing on April 4, 2005, Sandgrain's analysis indicates that the exchange ratio is one (1) RiceX share to 0.59 NutraCea share for a total of 28,205,128 RiceX shares priced at $0.39 per share totaling a merger value of $11,000,000.

        You have asked our opinion as to whether, as of the date hereof, the merger value is fair from a financial point of view to NutraCea and its shareholders.

        In arriving at the opinion set forth below, we have, among other things:

  •
  Reviewed certain publicly available financial statements and other information of RiceX and NutraCea;

  •
  Reviewed and discussed certain internal financial statements and other financial and operating data concerning RiceX and NutraCea prepared by the respective managements of such companies;

  •
  Analyzed financial projections of RiceX and NutraCea that were either prepared by management or contained in certain securities analysis research reports that were recommended for review by the respective managements of such companies;

  •
  Discussed the past and current operations and financial condition and the prospects for RiceX and NutraCea including relating to certain strategic, financial and operational benefits anticipated from the merger, with the respective managements of such companies;

  •
  Analyzed the estimated pro forma impact of the merger on the combined companies capitalization, income statement, balance sheet, and cash flows;

  •
  Reviewed the reported prices and trading activity of RiceX and NutraCea's common stock;

  •
  Reviewed and discussed with senior executives of each of RiceX and NutraCea the strategic rationale for the merger;

  •
  Compared the financial performance, common stock prices, and trading activity of RiceX and NutraCea with that of certain other comparable publicly traded companies and their common stock;

  •
  Reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

  •
  Performed a discounted cash flow analysis to asses the standalone total intrinsic value of RiceX and the derived intrinsic value from merging RiceX and NutraCea;

  •
  Reviewed the Merger Agreement and certain other related transaction documents; and

  •
  Performed such other analyses and considered such other factors as we deemed appropriate.

        In preparing our opinion, we have relied, without independent verification, upon the accuracy and completeness of all financial and other information that is available from public sources and all projections and other information provided to us by NutraCea or otherwise reviewed by us. With respect to internal financial statements and other projections (including cash flow projections) and other financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the merger, we have assumed that such financial statements and other financial and operating data have been reasonably prepared on bases reflecting the best available estimates and good faith judgments of the future competitive, operating and regulatory environments of RiceX and NutraCea. We have not made any independent valuation or appraisal of the assets or liabilities of RiceX or NutraCea, nor have we been furnished with any appraisals. We were not requested to, and we did not participate in the negotiation or structuring of the Merger and/or the Merger Agreement. Our opinion is necessarily based upon information available to us, and the

F-2

economic, financial, stock market and other conditions and circumstances existing and disclosed or otherwise available to us as of the date hereof.

        We have further assumed, with your consent, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement (without waiver of any condition contained herein) and the Merger will be treated as a tax-free reorganization, each pursuant to the Internal Revenue Code. In addition, we have assumed that obtaining all necessary regulatory approvals for the Merger will not have a material adverse effect on RiceX, NutraCea or the contemplated benefits expected to be derived from the Merger.

        We have been engaged by NutraCea for the purposes of rendering an opinion in connection with the Merger with RiceX and will receive a fee upon delivery of this opinion. We and certain affiliates in the past have provided services to NutraCea for which services we and such affiliates have received compensation.

        It is understood that this letter is for the reliance of the Board of Directors only and, may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by NutraCea with the Securities and Exchange Commission concerning the Merger. In addition, we express no opinion or recommendation as to how the holders of RiceX's common stock should vote at any stockholders' meetings held in connection with this merger.

        Based on foregoing and subject to the qualifications set forth herein, we are of the opinion that, as of the date hereof, the terms of the merger are fair to NutraCea and its shareholders from a financial point of view.

Very truly yours,

/s/ SANDGRAIN SECURITIES, INC.

Sandgrain Securities, Inc.

F-3

Annex G

[SANLI PASTORE & HILL LETTERHEAD]

May 12, 2005

Board of Directors
The RiceX Company
1241 Hawk's Flight Court
El Dorado Hills, California 95762

  RE:
  Fairness Opinion for the Transaction Between NutraCea and The RiceX Company

To the Board of Directors:

        Per your request, SANLI PASTORE & HILL, INC. ("SP&H") has performed research and diligence procedures for the purpose of rendering a fairness opinion, from a financial point of view, of the merger transaction (the "Transaction") between NutraCea ("NutraCea") and The RiceX Company ("RiceX"). The merged companies shall be referred to as the "Merged Entity."

BACKGROUND AND DESCRIPTION OF THE TRANSACTION

        As of the date of this letter, NutraCea's common stock is publicly traded on the Over The Counter Bulletin Board (Ticker: NTRZ). NutraCea's operations focus on the science of whole food nutrition and sale of proprietary health care products based on stabilized rice bran. In addition to its whole-foods products, NutraCea develops health-promoting "nutraceuticals" and all-natural "cosmeceutical" beauty aids. RiceX's common stock is also publicly traded on the Over The Counter Bulletin Board (Ticker: RICX). RiceX is a leading manufacturer of stabilized rice bran, utilizing proprietary processing technologies. NutraCea and RiceX have historical relationships. For example, Ms. Patricia McPeak, a RiceX founder, left RiceX to establish NutraCea to focus more on marketing products for human consumption. Also, as of the date of this letter, RiceX is the sole supplier of stabilized rice bran to NutraCea. Moreover, NutraCea is a sublessee to RiceX from RiceX's headquarters in El Dorado Hills, California.

        On April 4, 2005, NutraCea and RiceX entered into an Agreement and Plan of Merger and Reorganization. NutraCea will acquire all outstanding shares of common stock of RiceX and assume all outstanding options and warrants to purchase common stock of RiceX. In exchange, RiceX shareholders will receive up to approximately 35,471,902 shares of NutraCea's common stock and the assumption of options and warrants to purchase up to a total of 14,995,098 shares of NutraCea's common stock, depending upon NutraCea's price per share for a 30-day period prior to the close of the Transaction(1).

        At the effective time of the merger, each share of RiceX common stock issued and outstanding prior to the effective time shall be converted automatically into a fraction of a share of NutraCea common stock equal to the "exchange ratio". The exchange ratio is equal to the number of merger shares (40,083,000 shares of NutraCea stock, unless NutraCea's 30-day average price per share prior to the close of the Transaction is less than $0.39 per share) divided by a "fully diluted target share amount"(2). The fully diluted target share amount is equal to the number of shares of RiceX common stock, plus the number of issueable shares of RiceX common stock from options and warrants (less any terminated warrants), which is 52,191,739 as of the date of this letter(3). The exchange ratio based on the above will be 0.767995.

        RiceX's percentage ownership of the merged entity after the transaction on a fully diluted basis will be equal to the merger shares of 40,083,000 divided by the grand total shares of NutraCea and RiceX combined (including all outstanding common shares, warrants and options). Dividing the merger shares by SP&H's estimate of the grand total shares that will be outstanding subsequent to the Transaction results in 42%(4).

PURPOSE OF THE FAIRNESS OPINION

        SP&H has been retained to render an independent, third-party opinion as to whether the Transaction is fair to RiceX shareholders from a financial point of view.

FUNCTION OF THE FAIRNESS OPINION

        The function of the fairness opinion is to provide RiceX's Board of Directors an independent opinion regarding the Transaction for due diligence purposes.

(1)
Department of Corporations State of California Application for Qualification.
(2)
As of the date of this letter NutraCea's 30-day average trading price exceeds $0.39 per share.
(3)
All share amounts per Merger Agreement (including Target Schedules prepared by RiceX).
(4)
The Merger Agreement and RiceX form 8-K dated April 4, 2005, stated that NutraCea anticipated RiceX owning between 42% and 48% after the Transaction.

DUE DILIGENCE

        SP&H was retained and began working on this assignment on April 4, 2005. SP&H engaged in extensive diligence in reaching the opinion herein. Data supporting our opinion are maintained in our files and are available upon request. A summary of SP&H's diligence procedures is as follows:

  1.
  Reviewed NutraCea's April 2004 Confidential Business Plan.

  2.
  Reviewed written responses by RiceX and NutraCea to SP&H's The RiceX Company/NutraCea Initial Request for Information for Fairness Opinion.

  3.
  Reviewed NutraCea's Promissory Note and Warrant Purchase Agreement.

  4.
  Reviewed NutraGlo's Aged Payables and Receivables, as of March 31, 2005.

  5.
  Reviewed NutraCea's Aged Receivables, as of March 31, 2005.

  6.
  Reviewed and analyzed the following securities analyst reports by Dutton Associates (Gerald F. LaKarnafeaux, CFA):

  a.
  Initial Research Report, dated January 28, 2005, for initiating coverage on NutraCea by Dutton Associates.

  b.
  Research Note, dated February 9, 2005.

  c.
  Research Note, dated February 16, 2005.

  d.
  Research Report, dated April 28, 2005.

  7.
  Reviewed press releases on developments related to NutraCea from Business Wire, Gale Group, Market Pulse, Yahoo Finance and the Sacramento Business Journal.

  8.
  Reviewed cost savings assumptions and financial benefits pertaining to The RiceX Company/NutraCea merger, prepared by Brad Edson, President of NutraCea.

  9.
  Reviewed Confidential Term Sheet of Proposed Strategic Alliance between UTEK Corporation and NutraCea.

  10.
  Reviewed Distribution and Supply agreements between NutraCea and the following: UTEK Corporation, Wellness Watchers Systems, ITV Global, and W.F. Young.

  11.
  Reviewed Assignment of Interests agreement between NutraCea and NutraGlo.

  12.
  Reviewed Manufacturing Agreement between NutraCea and W.F. Young.

  13.
  Reviewed NutraCea's Forms 8-K, from 2001 to 2005.

  14.
  Reviewed NutraCea's Forms 10-KSB from 2001 to 2004.

  15.
  Reviewed NutraCea's Form 10-Q for the quarter ended March 31, 2005.

  16.
  Reviewed rates of return data from Ibbotson Associates' Stocks, Bonds, Bills and Inflation, Valuation Edition 2004.

  17.
  Reviewed Federal Reserve Board Statistical Release on interest rates, dated May 2, 2005.

  18.
  Reviewed NutraCea's historical stock prices from 2001 to 2005.

  19.
  Reviewed Depreciation Expense Report for NutraCea, as of March 31, 2005.

  20.
  Reviewed NutraCea's Annual Income Tax NOL Carryovers from 2000 to 2004.

  21.
  Reviewed Notes to Consolidated Financial Statements of NutraCea and subsidiaries.

  22.
  Reviewed NutraCea's stockholders list, dated March 31, 2005.

  23.
  Reviewed NutraCea's detailed income statements from 2001 to 2004.

  24.
  Reviewed Forms 10-K for Pure World Inc., Nutraceutical International Corp., Usana Health Sciences, Inc., Natrol, Inc., Cyanotech Corp., and Mannatech, Inc. from 2002 to 2004.

  25.
  Reviewed press releases written about NutraCea in various publications.

  26.
  Reviewed employee agreements of NutraCea's management.

  27.
  Reviewed The RiceX Company's Forms 10KSB for 2001 to 2004.

  28.
  Reviewed The RiceX Company's detailed income statements from 2001 to 2004.

  29.
  Reviewed financial and company overview information on Producers' Rice Mill.

  30.
  Reviewed four-year financial performance plan for The RiceX Company, prepared by The RiceX Company, which forecasts performance from 2005 to 2008.

  31.
  Reviewed Ranking Report of The RiceX Company's top customers for each month of 2004.

  32.
  Reviewed NutraCea's contracts requiring termination, dated April 19, 2005.

  33.
  Reviewed Certificate of Incorporation and Bylaws for The RiceX Company, dated August 24, 1998.

  34.
  Reviewed The RiceX Company's Annual Reports from 1998 to 2004.

  35.
  Reviewed Distribution Agreement between The RiceX Company and Manna Pro, Inc., dated June 3, 2003.

  36.
  Reviewed The RiceX Company's aged receivables and payables.

  37.
  Reviewed Stabilized Rice Bran Processing, Sales and Marketing Agreement between The RiceX Company and Farmers' Rice and Cooperative, dated April 15, 2005.

  38.
  Reviewed consulting agreement between The RiceX Company and Pruductos Establilizados Soliciedad Anonima, dated January 1, 2005.

  39.
  Reviewed stock transfer agreement between The RiceX Company and GBV Tri-Power Fund, dated April 2, 2004.

  40.
  Engaged in conference calls with Mr. Brad Edson, President of NutraCea, to discuss operations, historical financial statements, and future prospects.

  41.
  Interviewed Ms. Margie Adelman, Senior Vice President of NutraCea, to discuss operations and future prospects.

  42.
  Correspondence and communications with Ms. Jennifer Bahner, Controller of NutraCea, regarding information requests and financial data.

  43.
  Interviewed Mr. Todd Crow, Chief Financial Officer of The RiceX Company, to discuss operations, historical financial statements, and future prospects.

  44.
  Interviewed Mr. Terry Miller, Corporate Controller of The RiceX Company, to discuss operations, historical financial statements, and future prospects.

  45.
  Interviewed Mr. Daniel McPeak, Jr., Vice President-General Manager of The RiceX Company, to discuss operations and future prospects.

  46.
  Interviewed Mr. Ike Lynch, Chief Executive Officer of The RiceX Company, to discuss operations and future prospects.

  47.
  Conducted physical site visits to RiceX and NutraCea headquarters in El Dorado Hills, California, as well as to the Farmers Rice Cooperative warehouse in West Sacramento, California.

  48.
  Reviewed lease and rental agreements of The RiceX Company.

  49.
  Reviewed stock option plan for The RiceX Company from 1997.

  50.
  Reviewed employee options summary for The RiceX Company.

  51.
  Reviewed Definitive Agreement for Issuance and Sale of Stock and Warrants by and among The RiceX Company, dated September 29, 2000.

  52.
  Reviewed severance agreements of The RiceX Company.

  53.
  Reviewed RiceX Company's Supplement No. 1 to Confidential Term Sheet dated May 27, 1999.

  54.
  Researched, analyzed and reviewed the rice bran industry, stabilization process, and potential competitors to RiceX and NutraCea.

  55.
  Reviewed industry data on premium natural and organic food products.

  56.
  Researched, analyzed and reviewed the whole food nutrition industry and the supplements industry.

  57.
  Researched and analyzed Datamonitor's Nutraceuticals in the United States Industry Profile.

  58.
  Researched and analyzed Nutrition Business Journal's Annual Industry Overview 2004.

  59.
  Reviewed Agreement and Plan of Merger and Reorganization.

  60.
  Reviewed Target Schedules to Agreement and Plan of Merger and Reorganization.

  61.
  Reviewed Parent Disclosure Schedules to Agreement and Plan of Merger and Reorganization.

  62.
  Conducted competitive analyses, industry analyses, economic and market analyses.

  63.
  Conducted other studies, analyses, inquiries, and investigations, as we deemed appropriate for the purpose of this opinion.

LIMITING CONDITIONS

        In rendering our opinion, SP&H has relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was available to us from both public and private sources, including all the financial and other information provided to us by the following sources and their representatives:

  (1)
  The RiceX Company

  (2)
  NutraCea

  (3)
  Weintraub Genshlea Chediak Sproul, PC

  (4)
  Downey Brand LLP

        We have further relied upon management and representatives of the above that the information provided to SP&H is not incomplete or misleading. With respect to the projected financial information provided to SP&H, we have assumed that the projected results have been reasonably prepared on bases reflecting the best currently available estimates and judgment of NutraCea and RiceX management or their respective representatives. SP&H does not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions.

        Our opinion is necessarily based on economic, market, financial, and other conditions, as they exist on, and on the information made available to us, as of the date of this letter.

FAIRNESS OPINION CONCLUSION

        The opinion expressed herein is provided for the information and assistance of the Board of Directors of The RiceX Company concerning the Transaction.

        Based upon the analyses and assumptions above, and in light of the information we have obtained and the diligence procedures we have performed, it is our opinion that the Transaction is fair to The RiceX Company shareholders from a financial point of view.

        Our opinion is subject to review and modification upon the discovery or disclosure of material information that was not available or made available to SP&H as of the writing of this opinion.

Respectfully submitted,

SANLI PASTORE & HILL, INC.
a California corporation

FV/TP/sy

Annex H

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the

Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)

Annex I

CORPORATIONS CODE SECTION 1300-1313

        1300.    (a)    If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

          (b)   As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

            (1)   Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

            (2)   Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

            (3)   Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

            (4)   Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

          (c)   As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

        1301.    (a)    If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

          (b)   Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (c)   The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

        1302.    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

        1303.    (a)    If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

          (b)   Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

        1304.    (a)    If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

          (b)   Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

          (c)   On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

        1305.    (a)    If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

          (b)   If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

          (c)   Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

          (d)   Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

          (e)   The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

        1306.    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

        1307.    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

        1308.    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

        1309.    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a)   The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b)   The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c)   The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d)   The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

        1310.    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

        1311.    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

        1312.    (a)    No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

          (b)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

          (c)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

        1313.    A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

THE RICEX COMPANY
1241 HAWK'S FLIGHT COURT
EL DORADO HILLS, CALIFORNIA 95762

THIS PROXY IS SOLICITED ON BEHALF OF
THE COMPANY'S BOARD OF DIRECTORS

        The undersigned holder of common stock of The RiceX Company, a Delaware corporation (the "Company"), hereby appoints Daniel L. McPeak, Sr. and Todd C. Crow, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of the Company that the undersigned may be entitled to vote at the 2005 Special Meeting of Stockholders of the Company, to be held at 1261 Hawk's Flight Court, El Dorado Hills, California on September 28, 2005, from 8:00 a.m. to 10:00 a.m. (Pacific Time) and at any adjournments or postponements thereof, upon the matters described in the proxy statement furnished with this proxy card, subject to the directions indicated on this card. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote "FOR" the approval of the merger agreement described herein and, if necessary, "FOR" the meeting adjournment proposal.

        WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

(change of address/comments)

(If you have written in the above spaces, please mark the
corresponding box on the reverse side of this card.)

(continued and to be signed on reverse side)

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!

SPECIAL MEETING OF STOCKHOLDERS OF
THE RICEX COMPANY

September 28, 2005

Please Detach and Mail in the Envelope Provided

This proxy is being solicited on behalf of the Company's board of directors.

        The Company's board of directors recommends a vote "FOR" each of the proposals described below. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the proposals described below.

        Please mark your votes as in this example: [x]

1. To approve (i) the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of April 4, 2005, among The RiceX Company, NutraCea, and Red Acquisition Corp., and (ii) the merger of Red Acquisition Corp. with and into The RiceX Company to be accomplished pursuant to the terms of the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To grant discretionary authority to adjourn the special meeting to a date not later than October 28, 2005 in order to enable The RiceX Company to solicit additional proxies in favor of the merger described in Item 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please check this box if you plan to attend The RiceX Company Special Meeting of Stockholders (even if you plan to attend, please mark, date and sign this proxy card and promptly return it in the envelope provided).    ☐

Change of Address / Comments    ☐

Signature	Date

Signature	Date

NOTE:	Please sign exactly as your name appears above. Joint owners should each sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

DETACH & RETURN PROXY CARD, RETAIN ADMISSION CARD

ADMISSION CARD

SPECIAL MEETING OF STOCKHOLDERS OF

THE RICEX COMPANY

September 28, 2005
8:00 A.M. (Pacific Time)
1261 Hawk's Flight Court
El Dorado Hills, California

Presentation of this card is required for admission to
The RiceX Company Special Meeting of Stockholders.

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
AT THE ENTRANCE TO THE SPECIAL MEETING.

THE RICEX COMPANY

Name:

Address:

Non-Transferable

QuickLinks

SPECIAL MEETING OF STOCKHOLDERS MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER, THE PROPOSED AMENDMENTS OF NUTRACEA'S ARTICLES OF INCORPORATION AND BYLAWS AND THE SPECIAL MEETINGS OF STOCKHOLDERS
SUMMARY
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
RISK FACTORS
THE SPECIAL MEETING OF NUTRACEA STOCKHOLDERS
THE SPECIAL MEETING OF RICEX STOCKHOLDERS
THE MERGER
THE MERGER AGREEMENT
OTHER AGREEMENTS
DESCRIPTION OF NUTRACEA CAPITAL STOCK
COMPARISON OF RIGHTS OF HOLDERS OF RICEX COMMON STOCK AND NUTRACEA COMMON STOCK
INFORMATION REGARDING NUTRACEA
SHARE OWNERSHIP BY NUTRACEA'S PRINCIPAL STOCKHOLDERS, MANAGEMENT AND DIRECTORS
NUTRACEA'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
CHANGE IN NUTRACEA'S CERTIFYING ACCOUNTANT
CERTAIN NUTRACEA COMPENSATION INFORMATION
Summary Compensation Table for Years Ended December 31, 2004, 2003 and 2002
Common Stock Grants to Directors in the Year Ended December 31, 2004
NUTRACEA'S UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
NUTRACEA Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet December 31, 2004
NUTRACEA Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations Year Ended December 31, 2004
NUTRACEA Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet June 30, 2005
NUTRACEA Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations Six Months Ended June 30, 2005
Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements For the Year Ended December 31, 2004 and the Six Months Ended June 30, 2005
INFORMATION REGARDING RICEX
SHARE OWNERSHIP BY RICEX'S PRINCIPAL STOCKHOLDERS, MANAGEMENT AND DIRECTORS
RICEX'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO A VOTE OF NUTRACEA STOCKHOLDERS PROPOSAL TWO Amendment of NutraCea's Articles of Incorporation
ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO A VOTE OF NUTRACEA STOCKHOLDERS PROPOSAL THREE Amendment of NutraCea's Bylaws
ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO A VOTE OF NUTRACEA STOCKHOLDERS PROPOSAL FOUR Approval of the NutraCea 2005 Equity Incentive Plan
ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO A VOTE OF NUTRACEA STOCKHOLDERS PROPOSAL FIVE Granting of Authority to Adjourn or Postpone the NutraCea Special Meeting of Stockholders
ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO A VOTE OF RICEX STOCKHOLDERS PROPOSAL TWO Granting of Authority to Adjourn or Postpone the RiceX Special Meeting of Stockholders
FUTURE RICEX STOCKHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
WHERE YOU CAN FIND MORE INFORMATION
Index to NutraCea Consolidated Financial Statements
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
NUTRACEA AND SUBSIDIARIES Consolidated Balance Sheet December 31, 2004
NUTRACEA AND SUBSIDIARIES Consolidated Statements of Operations
NUTRACEA AND SUBSIDIARIES Consolidated Statements of Comprehensive Loss
NUTRACEA AND SUBSIDIARIES Consolidated Statements of Cash Flows
NUTRACEA AND SUBSIDIARIES Notes to Consolidated Financial Statements
NUTRACEA AND SUBSIDIARIES Consolidated Balance Sheet June 30, 2005 (unaudited)
NUTRACEA AND SUBSIDIARIES Consolidated Statements of Operations (unaudited)
NUTRACEA AND SUBSIDIARIES Consolidated Statements of Comprehensive Loss (unaudited)
NUTRACEA AND SUBSIDIARIES Consolidated Statements of Cash Flows (unaudited)
NUTRACEA AND SUBSIDIARIES Notes to Unaudited Consolidated Financial Statements
Index to The RiceX Company's Consolidated Financial Statements
REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM
ANNUAL FINANCIAL STATEMENTS
THE RICEX COMPANY CONSOLIDATED BALANCE SHEETS
THE RICEX COMPANY CONSOLIDATED STATEMENTS OF OPERATIONS
THE RICEX COMPANY CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY YEARS ENDED DECEMBER 31, 2004 AND 2003
THE RICEX COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS
THE RICEX COMPANY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INTERIM FINANCIAL STATEMENTS THE RICEX COMPANY CONSOLIDATED BALANCE SHEET JUNE 30, 2005 (UNAUDITED)
INTERIM FINANCIAL STATEMENTS THE RICEX COMPANY CONSOLIDATED STATEMENTS OF OPERATIONS JUNE 30, 2005 (UNAUDITED)
INTERIM FINANCIAL STATEMENTS THE RICEX COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS JUNE 30, 2005 (UNAUDITED)
THE RICEX COMPANY NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
  Annex A

INDEX OF EXHIBITS
  Annex B
  Annex C
  Annex D
RECITALS
IRREVOCABLE PROXY
  Annex E
  Annex F
  Annex G
  Annex H
  Annex I
CORPORATIONS CODE SECTION 1300-1313